  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 27, 1998
                                                     REGISTRATION NO. 333-52785

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             -------------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             -------------------

                            WASHINGTON MUTUAL, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      WASHINGTON                     6035                  91-1653725
    (STATE OR OTHER      (PRIMARY STANDARD INDUSTRIAL     (IRS EMPLOYER
    JURISDICTION OF       CLASSIFICATION CODE NUMBER)  IDENTIFICATION NO.)
   INCORPORATION OR
     ORGANIZATION)

                               1201 THIRD AVENUE
                           SEATTLE, WASHINGTON 98101
                                (206) 461-2000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             -------------------

                                MARC R. KITTNER
                            DEPUTY GENERAL COUNSEL
                            WASHINGTON MUTUAL, INC.
                               1201 THIRD AVENUE
                           SEATTLE, WASHINGTON 98101
                                (206) 461-2000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                             -------------------

                                  COPIES TO:

      DAVID R. WILSON             MADELEINE A. KLEINER              ALISON S. RESSLER
      FOSTER PEPPER &        SENIOR EXECUTIVE VICE PRESIDENT       SULLIVAN & CROMWELL
      SHEFELMAN PLLC               AND GENERAL COUNSEL           444 SOUTH FLOWER STREET
     1111 THIRD AVENUE          H. F. AHMANSON & COMPANY      LOS ANGELES, CALIFORNIA 90071
 SEATTLE, WASHINGTON 98101        4900 RIVERGRADE ROAD              (213) 955-8000
     (206) 447-4400            IRWINDALE, CALIFORNIA 91706
                                     (626) 814-7662

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all other conditions to the Merger described in the Joint Proxy Statement/Prospectus.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                             -------------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                 [LOGO OF WASHINGTON MUTUAL INC APPEARS HERE]

                         1201 THIRD AVENUE, SUITE 1500
                           SEATTLE, WASHINGTON 98101

                              JULY 28, 1998

Dear Shareholder:

  You are cordially invited to attend the Special meeting of Shareholders of Washington Mutual, Inc. ("Washington Mutual"), which will be held at the Sheraton Seattle Hotel and Towers, 1400 Sixth Avenue, Seattle, Washington, on August 28, 1998 at 10:00 a.m.

  At the special meeting, holders of Washington Mutual common stock will be asked to consider and vote upon a proposal to approve the issuance of shares of Washington Mutual common stock in connection with a proposed merger (the "Merger") pursuant to which H. F. Ahmanson & Company ("Ahmanson") will merge with and into Washington Mutual.

  In addition, at the special meeting, holders of Washington Mutual common stock and holders of the outstanding series of Washington Mutual preferred stock will be asked to vote on a proposal to approve an amendment to Washington Mutual's Restated Articles of Incorporation (the "Articles") to increase the number of authorized shares of common stock from 800,000,000 shares to 1,600,000,000 shares. Approval of the amendment to the Articles is not necessary to consummate the Merger.

  The Washington Mutual Board of Directors is seeking an increase in the number of authorized shares of common stock so that, once the shares necessary to complete the merger with Ahmanson have been issued, there will be additional shares available for use in future transactions. Your Board of Directors believes that having this reserve of additional unissued shares is in the best interest of Washington Mutual and its shareholders because it will give the board greater flexibility in considering future actions such as stock dividends or splits. The Washington Mutual Board would also have greater freedom to pursue future acquisitions that involve the issuance of stock and that the board believes provide the potential for growth and profit.

  The vote requirement to approve the Merger is the affirmative vote of a majority of the shares voting on the proposal. Approval of the amendment to the Articles requires the affirmative vote of 1) at least two-thirds of the shares of common and preferred stock entitled to vote at the meeting voting as a single class, and 2) at least two-thirds of the outstanding common stock voting as a class. This means that a failure to vote is the same as voting against the amendment to the Articles. It is therefore very important that your shares be represented at the meeting no matter how many or how few shares you may own.

  More complete information about the Merger and the amendment to the Articles is included in the accompanying Notice of Special Meeting of Shareholders and the Joint Proxy Statement/Prospectus. YOUR BOARD OF DIRECTORS BELIEVES THE PROPOSALS ARE IN THE BEST INTERESTS OF WASHINGTON MUTUAL AND ITS SHAREHOLDERS AND, ACCORDINGLY, RECOMMENDS THAT YOU VOTE "FOR" EACH OF THEM.

  Whether or not you attend the special meeting, it is important that your shares be represented and voted at the special meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the special meeting and vote in person, you will, of course, have that opportunity. Thank you for your continued support.

                                       Yours truly,

                                       /s/ Kerry K. Killinger

                                       Kerry K. Killinger
                                       Chairman, President and Chief
                                        Executive Officer

                       [LOGO OF WASHINGTON MUTUAL, INC.]

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                AUGUST 28, 1998

                             ---------------------

  A Special Meeting of Shareholders of Washington Mutual, Inc. ("Washington Mutual") will be held at the Sheraton Seattle Hotel and Towers, 1400 Sixth Avenue, Seattle, Washington, on August 28, 1998 at 10:00 a.m. for the following purposes:

  1. To approve the issuance of shares of common stock pursuant to the Agreement and Plan of Merger, dated as of March 16, 1998, by and between Washington Mutual and H. F. Ahmanson & Company; and

  2. To approve an amendment to Washington Mutual's Restated Articles of Incorporation (the "Articles") to increase the number of authorized shares of common stock from 800,000,000 shares to 1,600,000,000 shares.

  Both of these proposals are more fully described in the Joint Proxy Statement/Prospectus, which follows. Only holders of shares of Washington Mutual common stock and holders of outstanding shares of Washington Mutual preferred stock of record at the close of business on July 14, 1998 are entitled to notice of, and to vote at, this special meeting, and any and all postponements and adjournments thereof.

  Holders of Washington Mutual common stock will be asked to vote on both proposals. Holders of the outstanding series of Washington Mutual preferred stock will be asked to vote with the holders of Washington Mutual common stock only on the proposal to amend the Articles to increase the number of authorized shares of common stock.

                                          By Order of the Board of Directors,

                                          /s/ William L. Lynch

                                          William L. Lynch
                                          Secretary
Seattle, Washington

July 28, 1998


                                   IMPORTANT

   Whether or not you expect to attend in person, we urge you to vote on the proposals by signing, dating and returning the enclosed proxy at your earliest convenience. This will ensure the presence of a quorum at the Special Meeting. PROMPTLY VOTING, SIGNING, DATING AND RETURNING THE PROXY WILL SAVE WASHINGTON MUTUAL THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your proxy will not prevent you from voting your stock at the Special Meeting if you desire to do so, as your proxy is revocable at your option in the manner described in the Joint Proxy Statement/Prospectus.

                [LOGO OF H. F. AHMANSON & COMPANY APPEARS HERE]

                              JULY 28, 1998

Dear Stockholder:

  It is my pleasure to invite you to attend a Special Meeting of stockholders of H. F. Ahmanson & Company ("Ahmanson") to be held at The Ritz-Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California, at 10:00 a.m., on August 28, 1998.

  At this very important meeting, Ahmanson stockholders will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 16, 1998, by and between Ahmanson and Washington Mutual, Inc., a Washington corporation ("Washington Mutual"), providing for the merger (the "Merger") of Ahmanson with and into Washington Mutual, and to approve the transactions contemplated by the Merger Agreement. If the Merger is approved and consummated, each share of Ahmanson Common Stock, par value $.01 per share, will be converted into the right to receive
1.68 shares (the "Exchange Ratio") of Washington Mutual common stock, no par value per share.

  THE BOARD OF DIRECTORS OF AHMANSON (THE "AHMANSON BOARD") HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF AHMANSON AND ITS STOCKHOLDERS. THE AHMANSON BOARD RECOMMENDS THAT ALL STOCKHOLDERS VOTE "FOR" THE MERGER PROPOSAL DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. Ahmanson's financial advisor, Credit Suisse First Boston Corporation, has issued its written opinion March 16, 1998 to the Ahmanson Board, which opinion has been confirmed by the delivery of an opinion dated the date of the accompanying Joint Proxy Statement/Prospectus, that the Exchange Ratio is fair to the stockholders of Ahmanson from a financial point of view. A copy of the opinion of Credit Suisse First Boston Corporation is attached as Appendix C to the Joint Proxy Statement/Prospectus enclosed herewith and should be read in its entirety.

  AHMANSON STOCKHOLDERS ARE URGED TO READ CAREFULLY THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND JOINT PROXY STATEMENT/PROSPECTUS, WHICH CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

  Regardless of the number of shares you own, or whether you plan to attend the meeting, it is very important that your shares be represented and voted at the meeting. Because the affirmative vote of a majority of the outstanding shares is required for adoption of the Merger Agreement and approval of the transactions contemplated thereby, a failure to vote is the same as a vote against such proposal. Please read the enclosed material carefully and complete, sign and return the enclosed proxy in the envelope provided as soon as possible.

  On behalf of the Ahmanson Board, I thank you for your support and again urge you to vote FOR adoption of the Merger Agreement and approval of the transactions contemplated thereby.

                                          Sincerely,

                                          /s/ Charles R. Rinehart

                                          Charles R. Rinehart
                                          Chairman and
                                          Chief Executive Officer

                      [LOGO OF H. F. AHMANSON & COMPANY]

                              --------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON AUGUST 28, 1998

                              --------------------

  Notice is hereby given that a Special Meeting of stockholders (the "Special Meeting") of H. F. Ahmanson & Company ("Ahmanson") will be held at The Ritz-Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California, at 10:00 a.m., on August 28, 1998, for the following purposes, as more fully described in the accompanying Joint Proxy Statement/Prospectus:

  1. To consider and vote upon a proposal (the "Merger Proposal") to adopt an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 16, 1998, between Ahmanson and Washington Mutual, Inc., a Washington corporation, and to approve the transactions contemplated by the Merger Agreement. The Merger Agreement is in the form of Appendix A to the accompanying Joint Proxy Statement/Prospectus.

  2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

  Only holders of record of Ahmanson Common Stock, par value $.01 per share, at the close of business on July 16, 1998 are entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

  THE BOARD OF DIRECTORS OF AHMANSON UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF AHMANSON VOTE "FOR" APPROVAL OF THE MERGER PROPOSAL.

                                        By order of the Board of Directors,

                                        /s/ Madeleine A. Kleiner

                                        Madeleine A. Kleiner
                                        Secretary

July 28, 1998

 THE APPROVAL OF THE MERGER PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF AHMANSON COMMON STOCK. THEREFORE, A FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER PROPOSAL. WHETHER OR NOT YOU PLAN TO ATTEND THE AHMANSON SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE AHMANSON SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

                           JOINT PROXY STATEMENT OF
                          WASHINGTON MUTUAL, INC. AND
                           H. F. AHMANSON & COMPANY

                                 PROSPECTUS OF
                            WASHINGTON MUTUAL, INC.

  This Joint Proxy Statement/Prospectus is being furnished to shareholders of Washington Mutual, Inc., a Washington corporation ("Washington Mutual"), and to stockholders of H. F. Ahmanson & Company, a Delaware corporation ("Ahmanson"), in connection with the solicitation of proxies by the respective Boards of Directors of such corporations for use at the special meeting of shareholders of Washington Mutual (including any adjournments, postponements or reschedulings thereof, the "Washington Mutual Meeting") and the special meeting of stockholders of Ahmanson (including any adjournments, postponements or reschedulings thereof, the "Ahmanson Meeting," and, together with the Washington Mutual Meeting, the "Special Meetings"), each to be held on August 28, 1998. At the Ahmanson Meeting, holders ("Ahmanson Stockholders") of Ahmanson common stock, par value $.01 per share ("Ahmanson Common Stock"), will be asked to consider and vote upon a proposal (the "Merger Proposal") to adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 16, 1998, by and between Washington Mutual and Ahmanson, which provides for the merger of Ahmanson with and into Washington Mutual (the "Merger"), and to approve the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached hereto as Appendix A and is incorporated in its entirety herein by reference.

  At the Washington Mutual Meeting, holders of Washington Mutual common stock, no par value ("Washington Mutual Common Stock"), will be asked to consider and vote upon a proposal to approve the issuance of shares of Washington Mutual Common Stock to the Ahmanson Stockholders in the Merger, pursuant to the Merger Agreement. In addition, at the Washington Mutual Meeting, holders of Washington Mutual Common Stock and holders of the outstanding Washington Mutual 7.60% Noncumulative Perpetual Preferred Stock, Series E (the "Washington Mutual Preferred Stock") will be asked to vote on a proposal to amend Washington Mutual's Restated Articles of Incorporation (the "Washington Mutual Articles") to increase the number of authorized shares of Washington Mutual Common Stock from 800,000,000 shares to 1,600,000,000 shares. Approval of the amendment to the Washington Mutual Articles is not a condition to the consummation of the Merger.

  This Joint Proxy Statement/Prospectus also constitutes a prospectus of Washington Mutual with respect to up to 209,014,406 shares of Washington Mutual Common Stock issuable upon consummation of the Merger to holders of Ahmanson Common Stock, or persons who become holders of Ahmanson Common Stock prior to the effective time of the Merger (the "Effective Time") as a result of the exercise of options to acquire Ahmanson Common Stock, or upon any conversion prior to September 1, 1998 of Ahmanson 6% Cumulative Convertible Preferred Stock, Series D (the "Ahmanson Preferred Stock"). Prior to the Ahmanson Meeting, Ahmanson intends to call the Ahmanson Preferred Stock for redemption on September 1, 1998. Therefore, holders of Ahmanson Preferred Stock will have only the contractual right to receive the redemption price in cash on the redemption date or to convert their shares of Ahmanson Preferred Stock to shares of Ahmanson Common Stock prior to the redemption date. This Joint Proxy Statement/Prospectus is also being furnished to the holders of the Ahmanson Depositary Shares (as defined herein) and the Ahmanson Preferred Stock for informational purposes, but proxies are not being solicited from such holders and such holders are not entitled, and are not being asked, to vote at the Ahmanson Meeting.

                                                       (continued on next page)

  This Joint Proxy Statement/Prospectus and forms of proxies are first being mailed to the shareholders of Washington Mutual and the Ahmanson Stockholders on or about July 31, 1998.

                             ---------------------

       The date of this Joint Proxy Statement/Prospectus is      , 1998.

(continued from previous page)


  At the Effective Time, each outstanding share of Ahmanson Common Stock (together with the associated Ahmanson Rights (as defined herein)) will be converted into the right to receive 1.68 shares of Washington Mutual Common Stock (the "Exchange Ratio") (together with the appropriate number of Washington Mutual Rights (as defined herein)), with cash being paid in lieu of fractional shares. Upon consummation of the Merger, former Ahmanson Stockholders will own in the aggregate approximately 35% of the outstanding Washington Mutual Common Stock.

  Based on the closing sales price of Washington Mutual Common Stock on the National Market tier of the NASDAQ Stock Market ("NASDAQ") on July 23, 1998, if the Merger had occurred at such time, the Exchange Ratio would have resulted in an indicated per share value for the Ahmanson Common Stock of $75.28. See "Summary--Comparative Market Prices." Because the Exchange Ratio is fixed, any change in the market price of the Washington Mutual Common Stock before the Effective Time will affect the implied market value of the consideration to be received by Ahmanson Stockholders in the Merger. THERE CAN BE NO ASSURANCE AS TO THE MARKET PRICE PER SHARE OF WASHINGTON MUTUAL COMMON STOCK AT ANY TIME PRIOR TO, AT OR AFTER THE EFFECTIVE TIME OF THE MERGER. Stockholders are urged to obtain current market quotations. Washington Mutual Common Stock is designated for quotation on NASDAQ under the symbol "WAMU." Ahmanson Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE") and the Pacific Exchange, Inc. (the "Pacific Exchange") under the symbol "AHM."

  SEE "RISK FACTORS" BEGINNING ON PAGE 22 FOR CERTAIN FACTORS TO BE CONSIDERED WITH RESPECT TO THE MERGER.

                             ---------------------

  THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      NOR HAS  THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY STATE
        SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
          THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION
                 TO  THE  CONTRARY  IS  A  CRIMINAL  OFFENSE.

 THE SECURITIES OFFERED  HEREBY ARE  NOT SAVINGS ACCOUNTS,  DEPOSITS OR OTHER
  OBLIGATIONS OF ANY BANK OR SAVINGS  ASSOCIATION AND ARE NOT INSURED BY THE
   FEDERAL  DEPOSIT INSURANCE  CORPORATION,  THE BANK  INSURANCE FUND,  THE
     SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
AVAILABLE INFORMATION.....................................................   1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................   1
SUMMARY...................................................................   2
  The Special Meetings....................................................   2
  The Parties to the Merger...............................................   4
  The Merger..............................................................   6
  Management and Operations of Washington Mutual Following the Merger.....  10
  Description of Washington Mutual Capital Stock..........................  11
  SUMMARY FINANCIAL DATA OF WASHINGTON MUTUAL.............................  12
  SUMMARY FINANCIAL DATA OF AHMANSON......................................  14
  SUMMARY HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA................  16
  COMPARATIVE PER SHARE DATA..............................................  20
  COMPARATIVE MARKET PRICES...............................................  21
RISK FACTORS..............................................................  22
THE SPECIAL MEETINGS......................................................  25
  General.................................................................  25
  Matters to be Considered at the Special Meetings........................  25
  Record Date and Voting..................................................  25
  Proxies and Voting Instructions.........................................  26
  Quorum; Votes Required..................................................  26
  Solicitation of Proxies.................................................  27
THE MERGER................................................................  29
  General.................................................................  29
  Background of the Merger................................................  29
  Reasons for the Merger; Recommendations of the Boards of Directors......  31
  Opinions of Financial Advisors..........................................  35
  Conversion of Ahmanson Capital Stock....................................  43
  Effective Time..........................................................  43
  Representations and Warranties..........................................  43
  Conduct of Business Pending the Merger and Other Agreements.............  44
  Conditions to the Consummation of the Merger............................  46
  Regulatory Approvals Required...........................................  47
  Termination of the Merger Agreement.....................................  48
  Termination Fees........................................................  48
  Option Agreement........................................................  49
  Extension, Waiver and Amendment of the Merger Agreement.................  50
  Interests of Certain Persons in the Merger..............................  50
  Employee Matters........................................................  53
  Accounting Treatment....................................................  54
  No Appraisal or Dissenters' Rights......................................  55
  Exchange of Certificates; Fractional Shares.............................  55
  Federal Income Tax Consequences.........................................  56
  Dividend Policy.........................................................  58
  Resale of Washington Mutual Common Stock Received by Ahmanson Common
   Stockholders...........................................................  58
WASHINGTON MUTUAL.........................................................  59
  General.................................................................  59
  Principal Holders of Washington Mutual Common Stock.....................  59
  Principal Holders of Washington Mutual Preferred Stock..................  61
  Security Ownership of Washington Mutual by Directors and Executive
   Officers...............................................................  61

                                                                           PAGE
                                                                           ----
AHMANSON..................................................................  63
  General.................................................................  63
  Principal Holders of Ahmanson Common Stock..............................  64
  Security Ownership of Ahmanson by Directors and Executive Officers......  64
MANAGEMENT AND OPERATIONS OF WASHINGTON MUTUAL FOLLOWING THE MERGER.......  66
  General.................................................................  66
  Board of Directors......................................................  66
  Operations After the Merger.............................................  66
PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)......................  68
COMPARISON OF RIGHTS OF WASHINGTON MUTUAL SHAREHOLDERS AND AHMANSON
 STOCKHOLDERS.............................................................  80
  Capital Stock...........................................................  80
  Board of Directors......................................................  80
  Monetary Liability of Directors.........................................  80
  Voting Rights...........................................................  80
  Interested Shareholders.................................................  81
  Removal of Directors and Filling Vacancies on the Board of Directors....  81
  Washington Mutual Rights Plan...........................................  82
  Ahmanson Rights Plan....................................................  82
CERTAIN DIFFERENCES BETWEEN WASHINGTON AND DELAWARE CORPORATE LAWS........  83
  Amendment of Articles/Certificates of Incorporation.....................  83
  Right to Call Special Meeting of Shareholders...........................  83
  Indemnification of Officers, Directors and Employees....................  84
  Provisions Affecting Control Share Acquisitions and Business
   Combinations...........................................................  84
  Mergers, Sales of Assets and Other Transactions.........................  85
  Action Without a Meeting................................................  86
  Class Voting............................................................  86
  Transactions With Officers or Directors.................................  86
  Dissenters' Rights......................................................  87
  Dividends...............................................................  87
DESCRIPTION OF WASHINGTON MUTUAL CAPITAL STOCK............................  88
  Washington Mutual Common Stock..........................................  88
  Washington Mutual Preferred Stock.......................................  88
DESCRIPTION OF AHMANSON COMMON STOCK......................................  89
PROPOSED AMENDMENT TO WASHINGTON MUTUAL ARTICLES OF INCORPORATION--
 INCREASE IN AUTHORIZED SHARES............................................  90
  Current Capitalization..................................................  90
  Certain Effects of the Proposed Amendment...............................  91
LEGAL MATTERS.............................................................  92
EXPERTS...................................................................  92
STOCKHOLDER PROPOSALS.....................................................  92

 Appendix A Agreement and Plan of Merger
 Appendix B Opinion of Lehman Brothers Inc.
 Appendix C Opinion of Credit Suisse First Boston Corporation
 Appendix D Stock Option Agreement

                             AVAILABLE INFORMATION

  Washington Mutual and Ahmanson are both subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Washington Mutual and Ahmanson with the Commission may be inspected and copied at the Commission's public reference room located at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, and at the public reference facilities in the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material may be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Certain of such reports, proxy statements and other information are also available from the Commission over the Internet at http://www.sec.gov. The periodic reports, proxy statements and other information filed by Ahmanson with the Commission may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Exchange, 301 Pine Street, San Francisco, California 94104.

  This Joint Proxy Statement/Prospectus is included as part of a registration statement on Form S-4 (together with all amendments and exhibits thereto, including documents and information incorporated by reference, the "Registration Statement") filed with the Commission by Washington Mutual, relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 209,014,406 shares of Washington Mutual Common Stock. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission, to which Registration Statement reference is hereby made for further information with respect to Washington Mutual and Ahmanson and the Washington Mutual Common Stock offered hereby. Statements contained herein concerning any documents are not necessarily complete and, in each instance, reference is made to the copies of such documents filed as exhibits to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by Washington Mutual (File No. 0-25188) are incorporated herein by reference: (a) Annual Report on Form 10-K for the year ended December 31, 1997, including the Form 10-K/A filed March 31, 1998 and the Form 10-K/A filed on June 30, 1998 (the "1997 Washington Mutual 10-K"); (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; (c) Current Reports on Form 8-K dated March 17, 1998, as amended on March 18, 1998; June 1, 1998; June 4, 1998, as amended on June 18, 1998; June 10, 1998; June 12, 1998; and July 23, 1998; and (d) the description of Washington Mutual capital stock contained in Item 5 of Current Report on Form 8-K dated November 29, 1994, and any amendment or report filed for the purpose of updating such description.

  The following documents filed with the Commission by Ahmanson (File No. 1-08930) are incorporated herein by reference: (a) Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 Ahmanson 10-K"); (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; (c) Ahmanson's Current Reports on Form 8-K dated January 15, 1998; January 27, 1998; February 13, 1998; February 20, 1998; March 16, 1998; April 23, 1998; and April 24,
1998; (d) the description of Ahmanson Common Stock set forth in Ahmanson's registration statement on Form 8-A filed on June 24, 1985, and any amendment or report filed for the purpose of updating such description; and (e) the description of the Ahmanson Rights Plan (as defined herein) contained in Item 1 of Ahmanson's registration statement on Form 8-A dated November 26, 1997 and any amendment or report filed for the purpose of updating such description.

  All documents filed by either Washington Mutual or Ahmanson pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Special Meetings shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

  THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE, WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED THEREIN BY REFERENCE) RELATING TO WASHINGTON MUTUAL ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO: WASHINGTON MUTUAL, INC., 1201 THIRD AVENUE, SEATTLE, WASHINGTON 98101, ATTENTION: INVESTOR RELATIONS OR BY CALLING (206) 461-3187, AND SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED THEREIN BY REFERENCE) RELATING TO AHMANSON ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO: H.F. AHMANSON & COMPANY, 4900 RIVERGRADE ROAD, IRWINDALE, CALIFORNIA 91706, ATTENTION:
INVESTOR RELATIONS OR BY CALLING (626) 814-7986. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, REQUESTS SHOULD BE MADE BY AUGUST 14, 1998.

                                    SUMMARY

  The information below is qualified in its entirety by the more detailed information appearing elsewhere in this Joint Proxy Statement/Prospectus, including the documents incorporated by reference in this Joint Proxy Statement/Prospectus. As used in this Joint Proxy Statement/Prospectus, the term "Washington Mutual" refers to Washington Mutual and, unless the context otherwise requires, its subsidiaries, and the term "Ahmanson" refers to Ahmanson and, unless the context otherwise requires, its subsidiaries. The term "Combined Company" is sometimes used herein to refer to Washington Mutual following consummation of the Merger. All references to Ahmanson Common Stock in this Joint Proxy Statement/Prospectus include the associated Ahmanson Rights issued pursuant to the Ahmanson Rights Plan (as defined herein) and all references to Washington Mutual Common Stock include the associated Washington Mutual Rights issued pursuant to the Washington Mutual Rights Plan (as defined herein). Except as otherwise set forth herein, all information in this Joint Proxy Statement/Prospectus reflects the 3-for-2 stock split with respect to Washington Mutual Common Stock effective June 1, 1998.

  Forward-looking statements are contained in this Joint Proxy Statement/Prospectus and in documents incorporated by reference herein regarding Washington Mutual, Ahmanson and the Combined Company. Actual results may vary materially from the forward-looking statements contained in such documents for reasons which include the factors set forth herein under "Risk Factors" and in Washington Mutual's Current Report on Form 8-K dated March 17, 1998, as amended, which is incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

THE SPECIAL MEETINGS

 The Washington Mutual Meeting

  Time, Date and Place. The Washington Mutual Meeting will be held at 10:00 a.m., local time, on August 28, 1998, at the Sheraton Seattle Hotel and Towers, 1400 Sixth Avenue, Seattle, Washington. See "The Special Meetings-- General."

  Matters to be Considered. Holders of Washington Mutual Common Stock will be asked to consider and vote upon proposals to (i) approve the issuance of shares of Washington Mutual Common Stock to Ahmanson Stockholders pursuant to the Merger Agreement (the "Share Issuance/Merger Proposal") and (ii) amend the Washington Mutual Articles to increase the number of authorized shares of Washington Mutual Common Stock from 800,000,000 shares to 1,600,000,000 shares (the "Articles Amendment Proposal"). Holders of Washington Mutual Preferred Stock will be asked to vote on the Articles Amendment Proposal. The approval of the Articles Amendment Proposal is not a condition to the consummation of the Merger. See "The Special Meetings--Matters To Be Considered at the Special Meetings."

  Record Date; Shares Entitled to Vote; Quorum. The Board of Directors of Washington Mutual (the "Washington Mutual Board") has fixed the close of business on July 14, 1998 as the record date (the "Washington Mutual Record Date") for the determination of the holders of Washington Mutual Common Stock and holders of Washington Mutual Preferred Stock entitled to receive notice of and to vote at the Washington Mutual Meeting.

  As of the Washington Mutual Record Date, there were 387,302,429 shares of Washington Mutual Common Stock and 1,970,000 shares of Washington Mutual Preferred Stock entitled to vote at the Washington Mutual Meeting. Each share of Washington Mutual Common Stock is entitled to one vote on each of the matters properly presented at the Washington Mutual Meeting. Each share of Washington Mutual Preferred Stock is entitled to one vote only on the Articles Amendment Proposal. For the vote on the Share Issuance/Merger Proposal, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Washington Mutual Common Stock will constitute a quorum. For the vote on the Articles Amendment Proposal, the presence, in person or by proxy, of the holders of a majority of (i) the outstanding shares of Washington Mutual Common Stock (for the separate vote of holders of Washington Mutual Common Stock as a class) and (ii) the aggregate of the outstanding shares of Washington Mutual Common Stock and Washington Mutual Preferred Stock (for the vote of holders of Washington Mutual Common Stock and Washington Mutual Preferred Stock as a single class) will constitute a quorum, respectively. See "The Special Meetings--Record Date and Voting" and "--Quorum; Votes Required."

  Votes Required. Under NASDAQ rules, the Share Issuance/Merger Proposal will require the affirmative vote of a majority of the shares of Washington Mutual Common Stock voting on such proposal. Under Washington law, approval of the Articles Amendment Proposal will require the affirmative votes of the holders of (i) two-thirds of the shares of Washington Mutual Common Stock and Washington Mutual Preferred Stock entitled to vote at the Washington Mutual Meeting voting together as a single class and (ii) two-thirds of the shares of Washington Mutual Common Stock entitled to vote at the Washington Mutual Meeting voting as a single class. Accordingly, assuming a quorum is present, a failure to submit a proxy (or to vote in person at the Washington Mutual Meeting), an abstention by a Washington Mutual shareholder or a broker non-vote, which is an indication by a broker that it does not have discretionary authority to vote on a particular matter, will have no effect on the Share Issuance/Merger Proposal, but will have the same effect as a "NO" vote with respect to the vote on the Articles Amendment Proposal. For shares of Washington Mutual Common Stock or Washington Mutual Preferred Stock held in street name by a broker, the failure of a Washington Mutual shareholder to give such broker voting instructions with regard to any proposal on which such shareholder is entitled to vote will result in a broker non-vote and will have the effects described in the preceding sentence. See "The Special Meetings-- Record Date and Voting" and "--Quorum; Votes Required."

  THE WASHINGTON MUTUAL BOARD HAS DETERMINED, BY A UNANIMOUS VOTE OF ALL DIRECTORS PRESENT, THAT THE TERMS OF THE MERGER ARE FAIR AND IN THE BEST INTERESTS OF WASHINGTON MUTUAL AND ITS SHAREHOLDERS AND, ACCORDINGLY, RECOMMENDS THAT HOLDERS OF WASHINGTON MUTUAL COMMON STOCK VOTE "FOR" THE SHARE ISSUANCE/MERGER PROPOSAL. IN ADDITION, THE WASHINGTON MUTUAL BOARD HAS APPROVED, BY A UNANIMOUS VOTE OF ALL DIRECTORS PRESENT, THE ARTICLES AMENDMENT PROPOSAL AND, ACCORDINGLY, RECOMMENDS THAT THE SHAREHOLDERS OF WASHINGTON MUTUAL VOTE "FOR" THE ARTICLES AMENDMENT PROPOSAL.

  For a discussion of the factors considered by the Washington Mutual Board in reaching its decision to approve and adopt the Merger Agreement and approve the Share Issuance/Merger Proposal, see "The Merger--Background of the Merger" and "--Reasons for the Merger; Recommendations of the Boards of Directors."

  Proxies and Voting Instructions. Proxies received for shares of Washington Mutual Common Stock and Washington Mutual Preferred Stock that are properly completed, executed and dated will be voted at the Washington Mutual Meeting in accordance with the instructions given thereon. If a properly executed proxy is received without voting instructions, all shares of Washington Mutual represented by that proxy will be voted "FOR" approval of all matters on which such shares are entitled to vote at the Washington Mutual Meeting. However, the persons named as proxies by a shareholder do not have discretionary authority to propose and vote for one or more adjournments of the Washington Mutual Meeting to permit further solicitation of proxies in favor of the Share Issuance/Merger Proposal if such shareholder marks the proxy to vote against the Share Issuance/Merger Proposal. A Washington Mutual shareholder may revoke a proxy by giving written notice to the Secretary of Washington Mutual prior to the close of business on the day preceding the Washington Mutual Meeting, by submitting a duly executed proxy bearing a later date, by written notice delivered at the Washington Mutual Meeting or by voting in person at the Washington Mutual Meeting. See "The Special Meetings--Proxies and Voting Instructions."

 The Ahmanson Meeting

  Time, Date and Place. The Ahmanson Meeting will be held at 10:00 a.m., local time, on Friday, August 28, 1998, at The Ritz-Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California. See "The Special Meetings-- General."

  Matters to be Considered. Ahmanson Stockholders will be asked to consider and vote upon a proposal to adopt the Merger Agreement and to approve the transactions contemplated thereby, including the Merger. See "The Special Meetings--Matters to be Considered at the Special Meetings."

  Record Date; Shares Entitled to Vote; Quorum. The Board of Directors of Ahmanson (the "Ahmanson Board") has fixed the close of business on July 16, 1998 as the record date (the "Ahmanson Record Date") for the determination of the Ahmanson Stockholders entitled to receive notice of and to vote at the Ahmanson Meeting. Holders of Ahmanson Depositary Shares and Ahmanson Preferred Stock are not entitled, and are not being asked, to vote at the Ahmanson Meeting.

  As of the Ahmanson Record Date, there were 112,759,099 issued and outstanding shares of Ahmanson Common Stock. Each share of Ahmanson Common Stock is entitled to one vote on the Merger Proposal and any other matters properly presented at the Ahmanson Meeting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Ahmanson Common Stock will constitute a quorum. See "The Special Meetings-- Record Date and Voting" and "--Quorum; Votes Required."

  Votes Required. Pursuant to Delaware law, the affirmative vote of the holders of a majority of the shares of Ahmanson Common Stock entitled to vote at the Ahmanson Meeting is required to approve the Merger Proposal. Accordingly, a failure to submit a proxy (or to vote in person at the Ahmanson Meeting), an abstention by an Ahmanson Stockholder or a broker non-vote, which is an indication by a broker that it does not have discretionary authority to vote on a particular matter, will have the same effect as a "NO" vote with respect to the vote on the Merger Proposal. For shares of Ahmanson Common Stock held in street name by a broker, the failure of an Ahmanson Stockholder to give such broker voting instructions with regard to the Merger Proposal will result in a broker non-vote and will have the same effect as a "NO" vote with respect to such proposal. Holders of Ahmanson Preferred Stock are not entitled to and are not being asked to vote on approval of the Merger Proposal or any other matters that may be considered at the Ahmanson Meeting. See "The Special Meetings--Record Date and Voting" and "--Quorum; Votes Required."

  THE AHMANSON BOARD HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR AND IN THE BEST INTERESTS OF AHMANSON AND THE STOCKHOLDERS OF AHMANSON AND, ACCORDINGLY, RECOMMENDS THAT THE AHMANSON STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER PROPOSAL.

  Proxies and Voting Instructions. Proxies received for shares of Ahmanson Common Stock that are properly completed, executed and dated will be voted at the Ahmanson Meeting in accordance with the instructions given thereon. If a properly executed proxy is received without voting instructions, all shares of Ahmanson Common Stock represented by that proxy will be voted "FOR" approval of all matters on which such shares are entitled to vote at the Ahmanson Meeting. However, the persons named as proxies by a stockholder do not have discretionary authority to propose and vote for one or more adjournments of the Ahmanson Meeting to permit further solicitation of proxies in favor of the Merger Proposal if such shareholder marks the proxy to vote against the Merger Proposal. An Ahmanson Stockholder giving a proxy has the power to revoke it at any time before it is voted. The proxy may be revoked by written notice to the Secretary of Ahmanson received at Ahmanson's offices at 4900 Rivergrade Road, Irwindale, California 91706, before the date of the Ahmanson Meeting, by submitting a duly executed proxy bearing a later date or by written notice delivered in person at the Ahmanson Meeting to the Secretary of Ahmanson prior to the commencement of the Ahmanson Meeting. Attendance at the Ahmanson Meeting will not, in and of itself, constitute revocation of a previously granted proxy. See "The Special Meetings--Proxies and Voting Instruction."

THE PARTIES TO THE MERGER

 Washington Mutual

  Washington Mutual is a financial services company committed to serving consumers and small to mid-sized businesses throughout the Western United States. Through its subsidiaries, Washington Mutual engages in the following activities:

  . MORTGAGE LENDING AND CONSUMER BANKING ACTIVITIES. Through its principal subsidiaries, Washington Mutual Bank, FA ("WMBFA"), Washington Mutual Bank ("WMB") and Washington Mutual Bank fsb ("WMBfsb"), at December 31, 1997, Washington Mutual operated approximately 1,100 consumer financial centers and home loan centers offering a full complement of mortgage lending and consumer banking products and services. In 1997, Washington Mutual's banking subsidiaries were the leading originators of one-to-four family residential loans in California, Washington and Oregon. These activities accounted for approximately 83% of Washington Mutual's 1997 consolidated revenues.

  . CONSUMER FINANCE ACTIVITIES. Through Aristar, Inc. and its subsidiaries ("Aristar"), Washington Mutual makes direct consumer installment loans and purchases retail installment contracts from local retail establishments through a network of approximately 500 branch offices located in 22 states, primarily in the southeastern United States. It also accepts deposits through its industrial banks in Colorado and Utah. Aristar's business is generally conducted under the names Blazer, City Finance and First Community. These activities accounted for approximately 9% of Washington Mutual's 1997 consolidated revenues.

  . COMMERCIAL BANKING ACTIVITIES. Through the commercial banking division of WMB, at December 31, 1997, Washington Mutual operated 47 financial centers under the name of "Western Bank" and 23 business banking centers offering a range of commercial banking products and services to small and mid-sized businesses. These activities accounted for approximately 3% of Washington Mutual's 1997 consolidated revenues.

  . SECURITIES AND INSURANCE ACTIVITIES. Washington Mutual offers a broad range of securities brokerage services, including the distribution of mutual funds, and acts as the investment advisor to and the distributor of mutual funds. It also sells various insurance products, including property and casualty, mortgage life and annuities. These activities accounted for approximately 5% of Washington Mutual's 1997 consolidated revenues.

  Washington Mutual operates principally in California, Washington, Oregon, Florida and Utah, but has operations in a total of 36 states. At December 31, 1997, Washington Mutual had consolidated assets of $96.98 billion, deposits of $50.99 billion and stockholders' equity of $5.31 billion. Based on assets, Washington Mutual was at that date the third largest banking organization in California.

  Washington Mutual has its principal executive offices at 1201 Third Avenue, Seattle, Washington 98101, telephone number (206) 461-2000.

 Ahmanson

  H. F. Ahmanson & Company is one of the largest residential real estate and consumer and business financial services companies in the United States, owning subsidiaries principally engaged in consumer and small business banking and related financial services activities. Ahmanson was originally organized in 1928 in California and changed its state of incorporation from California to Delaware in 1985. Approximately 98% of Ahmanson's consolidated revenues in 1997 were derived from the operations of Home Savings of America, FSB, a federally chartered savings bank ("Home Savings"), which is wholly-owned by Ahmanson. Home Savings represented over 99% of Ahmanson's consolidated assets at December 31, 1997. Home Savings is one of the largest savings institutions in the United States and conducts the majority of its business in California. At December 31, 1997, Ahmanson had total assets of $46.68 billion and total deposits of $32.27 billion, substantially all of which were retail deposits. At December 31, 1997, Ahmanson had 370 retail branches located in three states and 126 loan offices in nine other states.

  Over the past several years, Ahmanson has focused on enlarging its presence and enhancing its market share in its key market of California and has recognized that there are markets where Ahmanson cannot economically achieve sufficient market share to be an effective competitor. Such focus resulted in, among other things, the sale of Ahmanson's retail deposit branch system in New York in 1995, the sale of three retail branches in Texas in 1996 and, in 1997, the sale of four retail branches in Arizona and 12 retail branches in western Florida. On December 4, 1997, Ahmanson announced a definitive agreement to sell its remaining 27 retail branches in Florida with deposits at December 31, 1997 totaling approximately $3.28 billion. Such focus on California has also resulted in the acquisition by Ahmanson of additional branches in California and, on February 13, 1998, the consummation of a merger (the "Ahmanson-Coast Merger") with Coast Savings Financial, Inc. ("Coast"). At December 31, 1997, Coast had total assets of $8.84 billion and deposits of $6.42 billion and operated 90 retail banking offices, all in the State of California. On a pro forma basis at December 31, 1997, giving effect to the merger with Coast, Ahmanson had assets of $55.99 billion and deposits of $38.69 billion.

  Ahmanson has its principal executive offices at 4900 Rivergrade Road, Irwindale, California 91706, telephone number (626) 960-6311.

THE MERGER

 Exchange Ratio

  At the Effective Time, each outstanding share of Ahmanson Common Stock (other than treasury stock) will be converted into the right to receive 1.68 shares of Washington Mutual Common Stock, with cash being paid in lieu of fractional shares. In accordance with Section 3.05 of the Merger Agreement, the Exchange Ratio of 1.12 has been adjusted to 1.68 to account for the effect of the Washington Mutual 3-for-2 stock split effective June 1, 1998.

  On July 23, 1998, the closing sales price of Washington Mutual Common Stock on NASDAQ was $44.81 per share. If the Merger had occurred at such time, the Exchange Ratio would have resulted in an indicated per share value for the Ahmanson Common Stock of $75.28. Because the Exchange Ratio is fixed, any change in the market price of Washington Mutual Common Stock before the Effective Time will affect the implied market value of the consideration to be received by Ahmanson Stockholders in the Merger. See "Risk Factors--Effect of Stock Price Changes on the Value of the Merger Consideration." Neither party has the right to terminate the Merger Agreement due to changes in the price of Washington Mutual Common Stock prior to the Effective Time. There can be no assurance as to the market price of Washington Mutual Common Stock at any time before, at or after the Effective Time. Stockholders are urged to obtain current market quotations. See "Risk Factors" and "The Merger--Conversion of Ahmanson Capital Stock."

  At the Effective Time, each option to purchase shares of Ahmanson Common Stock (each an "Ahmanson Common Stock Option") that is outstanding and unexercised immediately prior to the Effective Time (whether or not vested) will be converted automatically into an option to purchase shares of Washington Mutual Common Stock (each a "Replacement Option"). The number of shares of Washington Mutual Common Stock subject to each Replacement Option will be equal to the product of the number of shares of Ahmanson Common Stock underlying the Ahmanson Common Stock Option multiplied by the Exchange Ratio and rounded down to the nearest share, and the exercise price per share of Washington Mutual Common Stock subject to such Replacement Option will be equal to (i) the aggregate exercise price for the shares of Ahmanson Common Stock which were purchasable pursuant to such Ahmanson Common Stock Option divided by (ii) the number of full shares of Washington Mutual Common Stock subject to such Replacement Option (rounded up to the nearest whole cent). See "The Merger--Conversion of Ahmanson Capital Stock."

 Reasons for the Merger; Recommendations of the Boards of Directors

  The Boards of Directors of Washington Mutual and Ahmanson believe that the Merger represents a unique opportunity to create one of the premier consumer banking franchises on the West Coast. As a result of the Merger, the Combined Company would rank as one of the ten largest banking organizations in the United States based on total assets as of December 31, 1997, with over 2,000 retail and business banking, consumer lending and mortgage lending offices located in 36 states serving an estimated 5.8 million households. The Combined Company would have a strong deposit market share in California, Washington, Oregon and Utah, as well as a market presence in parts of Florida and Texas. The Combined Company also would rank as one of the largest originators and servicers of residential mortgage loans in the United States, giving it the economies of scale and efficiencies that the respective Boards of Directors believe are necessary to compete effectively in the rapidly consolidating financial services industry.

  In addition, management of Washington Mutual has identified potential cost savings resulting from consolidation of back office operations, elimination of redundant corporate overhead and staff positions, consolidation of retail branches and loan offices, reduction of aggregate marketing expenses and implementation of integrated technology platforms. Such cost savings are expected to produce annual savings of operating costs currently estimated by management of Washington Mutual at $199 million in 1999 and $330 million in 2000 and each year thereafter (in each case pre-tax). See "Management and Operations of Washington Mutual Following the Merger--Operations After the Merger."

  EACH OF THE WASHINGTON MUTUAL BOARD AND THE AHMANSON BOARD BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THEIR RESPECTIVE SHAREHOLDERS. THE WASHINGTON MUTUAL BOARD AND THE AHMANSON BOARD HAVE EACH, BY UNANIMOUS VOTE OF ALL DIRECTORS PRESENT, APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE WASHINGTON MUTUAL BOARD RECOMMENDS THAT HOLDERS OF WASHINGTON MUTUAL COMMON STOCK APPROVE AND ADOPT THE SHARE ISSUANCE/MERGER PROPOSAL. THE AHMANSON BOARD RECOMMENDS THAT THE AHMANSON STOCKHOLDERS APPROVE THE MERGER PROPOSAL.

  IN ADDITION, THE WASHINGTON MUTUAL BOARD HAS, BY UNANIMOUS VOTE OF ALL DIRECTORS PRESENT, APPROVED THE ARTICLES AMENDMENT PROPOSAL AND RECOMMENDS THAT THE SHAREHOLDERS OF WASHINGTON MUTUAL VOTE TO APPROVE THE ARTICLES AMENDMENT PROPOSAL.

  For a discussion of the factors considered by each of the Washington Mutual Board and the Ahmanson Board in reaching its decision to approve and adopt the Merger Agreement, see "The Merger--Background of the Merger" and "--Reasons for the Merger; Recommendations of the Boards of Directors."

 Opinions of Financial Advisors

  Lehman Brothers Inc. ("Lehman Brothers"), which is serving as financial advisor to the Washington Mutual Board, has delivered its written opinion, dated March 16, 1998 (the "Lehman Brothers Opinion"), to the Washington Mutual Board, to the effect that, as of such date, and based upon and subject to various qualifications and assumptions described therein, the Exchange Ratio was fair, from a financial point of view, to Washington Mutual. The Lehman Brothers Opinion will not be updated to the date of this Joint Proxy Statement/Prospectus. THE FULL TEXT OF THE LEHMAN BROTHERS OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON ITS REVIEW, IS ATTACHED HERETO AS APPENDIX B AND IS INCORPORATED IN ITS ENTIRETY BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

  Washington Mutual has agreed to pay fees to Lehman Brothers for its services in connection with the Merger, which fees were payable, in part, upon execution of the Merger Agreement and a substantial portion of which is contingent upon consummation of the Merger. See "The Merger--Opinions of Financial Advisors."

  Credit Suisse First Boston Corporation ("CSFB"), which is serving as financial advisor to the Ahmanson Board, has delivered its written opinion, dated March 16, 1998, to the Ahmanson Board to the effect that, as of such date, and based upon and subject to various qualifications and assumptions described therein, the Exchange Ratio was fair to Ahmanson Stockholders from a financial point of view. CSFB has confirmed its earlier opinion by delivery of a written opinion dated the date of this Joint Proxy Statement/Prospectus (the "CSFB Opinion"). THE FULL TEXT OF THE CSFB OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON ITS REVIEW, IS ATTACHED HERETO AS APPENDIX C, AND IS INCORPORATED IN ITS ENTIRETY BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. AHMANSON STOCKHOLDERS ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY.

  Ahmanson has agreed to pay fees to CSFB for its services in connection with the Merger, which fees were payable, in part, upon execution of the Merger Agreement and a substantial portion of which is contingent upon consummation of the Merger. See "The Merger--Opinions of Financial Advisors."

 Conditions to the Merger; Regulatory Approvals

  The obligations of Washington Mutual and Ahmanson to consummate the Merger are subject to various conditions, including, among others, obtaining the requisite shareholder approvals; obtaining requisite regulatory approvals, as described below (the "Requisite Regulatory Approvals"); the effectiveness of the Registration Statement of which this Joint Proxy Statement/Prospectus is a part; approval for listing on NASDAQ of the shares of Washington Mutual Common Stock to be issued in the Merger, subject to official notice of issuance; receipt of opinions of counsel at the Effective Time in respect of certain federal income tax consequences of the Merger; and receipt of accountants' letters to the effect that the Merger qualifies for "pooling-of-interests" accounting treatment.

  The principal Requisite Regulatory Approval is approval of the Office of Thrift Supervision (the "OTS") under the Home Owners' Loan Act and the Federal Deposit Insurance Act. As described under "The Merger--Regulatory Approvals Required," Washington Mutual has filed an application seeking OTS approval of the Merger.

 Termination of the Merger Agreement

  The Merger Agreement may be terminated by mutual consent of the Washington Mutual Board and the Ahmanson Board. The Merger Agreement may also be terminated by either the Washington Mutual Board or the Ahmanson Board (i) if the approval of any governmental authority required for the consummation of the Merger and the other transactions contemplated by the Merger Agreement is denied by final nonappealable action, (ii) if the Merger does not occur on or before March 31, 1999, (iii) in certain events involving a material breach by the other party of any of its representations, warranties, covenants or agreements in the Merger Agreement, (iv) if the requisite approval by the holders of Washington Mutual Common Stock of the Share Issuance/Merger Proposal or the Ahmanson Stockholders of the Merger Proposal is not obtained at their respective Special Meetings, or (v) prior to the Ahmanson Special Meeting, if the Ahmanson Board fails to recommend that the Ahmanson Stockholders vote to approve the Merger Proposal or withdraws, modifies or changes its recommendation of the Merger Proposal in a manner adverse in any respect to the interests of Washington Mutual. The Merger Agreement may also be terminated by the Washington Mutual Board if (i) a Subsequent Triggering Event (as defined below) has occurred or (ii) a tender offer or exchange offer for 25% or more of the Ahmanson Common Stock is commenced and the Ahmanson Board recommends that the Ahmanson Stockholders tender their shares in such offer or otherwise fails to recommend that the Ahmanson Stockholders reject such offer. Generally, the term "Subsequent Triggering Event" means (i) the acquisition by any person of 25% or more of Ahmanson Common Stock, or (ii) Ahmanson or any of its significant subsidiaries entering into an agreement to engage in a merger transaction, a transaction involving the sale, lease or other disposition of all or substantially all of the assets or deposits of Ahmanson or a significant subsidiary of Ahmanson or the sale or other disposition of securities representing 25% or more of the outstanding voting power of all classes of Ahmanson stock. See "The Merger--Termination of the Merger Agreement."

 Termination Fees and Option Agreement

  The Merger Agreement requires Ahmanson to pay to Washington Mutual under certain circumstances a termination fee of $85 million if the Merger Agreement is terminated and an additional $190 million if Ahmanson is acquired or agrees to be acquired by a person other than Washington Mutual within 18 months after termination of the Merger Agreement. In the event the Merger Agreement is terminated, depending on the circumstances, each party may be liable to the other party for up to $15 million in out-of-pocket expenses. See "The Merger-- Termination Fees."

  Ahmanson and Washington Mutual have entered into a Stock Option Agreement, dated as of March 16, 1998 (the "Option Agreement"), which under certain specified circumstances permits Washington Mutual (the "Option") to purchase up to 21,796,426 shares of Ahmanson Common Stock at a price of $79.86 per share. The number of shares subject to the Option (the "Option Shares") was equal to approximately 19.9% of the shares of Ahmanson Common Stock issued and outstanding on the date of the Option Agreement. A copy of the Option Agreement is attached hereto as Appendix D and is incorporated in its entirety herein by reference. Generally, the total profit that Washington Mutual can make pursuant to the Option Agreement is $275 million (pre-tax). In addition, Washington Mutual is not entitled to exercise the Option if it has made a request for and received payment of termination fees under the Merger Agreement and is not entitled to receive any such termination fees if it has exercised all or any part of the Option. See "The Merger--Option Agreement."

  The termination fees and the Option, which Washington Mutual and Ahmanson believe are customary and typical for transactions such as the Merger, are intended, among other things, to increase the likelihood that the Merger will be consummated on the terms set forth in the Merger Agreement and, if the Merger is not consummated under certain circumstances involving an acquisition or potential acquisition of Ahmanson by a third party, to compensate Washington Mutual for its efforts undertaken, expenses incurred and business opportunities lost in connection with the proposed Merger. These agreements may have the effect of discouraging offers by third parties to acquire Ahmanson prior to the Merger, even if such persons were prepared to offer to pay consideration to Ahmanson Stockholders that has a higher current market price than the shares of Washington Mutual Common Stock to be received by the Ahmanson Stockholders pursuant to the Merger Agreement.

 Federal Income Tax Consequences

  The Merger is intended to qualify as a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, no gain or loss will be recognized by Ahmanson Stockholders upon the receipt of Washington Mutual Common Stock in exchange for Ahmanson Common Stock, except with respect to any cash received in lieu of a fractional share interest in Washington Mutual Common Stock.

  There will be no federal income tax consequences to the shareholders of Washington Mutual as a result of either voting on the proposals described herein or consummation of the Merger.

  Consummation of the Merger is conditioned upon, among other things, the receipt by Washington Mutual and Ahmanson of opinions from their respective legal counsel that the Merger will qualify as a reorganization within the meaning of Section 368 of the Code.

  All shareholders should carefully read the discussion of the material federal income tax consequences of the Merger under "The Merger--Material Federal Income Tax Consequences" and are urged to consult with their own tax advisors as to the federal, state, local and foreign tax consequences of the Merger in their particular circumstances.

 Accounting Treatment

  The Merger is expected to be treated as a pooling-of-interests for accounting and financial reporting purposes. Accordingly, under generally accepted accounting principles, the assets and liabilities of Ahmanson will be recorded on the books of Washington Mutual at their values on the books of Ahmanson at the Effective Time. If completed as proposed, no goodwill will be created as a result of the Merger. See "The Merger--Accounting Treatment."

 Interests of Certain Persons in the Merger

  Certain members of Ahmanson management and the Ahmanson Board have interests in the Merger in addition to their interests as stockholders of Ahmanson generally. These include, among other things, provisions in the Merger Agreement relating to indemnification, the appointment of three members to the Washington Mutual Board following the Merger and benefits to be received under certain employment agreements and certain employee benefit plans.

  Pursuant to the Merger Agreement, Washington Mutual has agreed to indemnify the present directors and officers of Ahmanson and its subsidiaries against certain liabilities arising prior to the Effective Time to the fullest extent that Ahmanson and its subsidiaries are permitted to indemnify its directors and officers by law, under their respective charters and by-laws and under any agreements entered into by Ahmanson or any of its subsidiaries and such directors and officers. Washington Mutual has also agreed to use its reasonable best efforts for six years after the Effective Time to provide directors' and officers' liability insurance to former officers and directors of Ahmanson or any of its subsidiaries with respect to claims against such directors and officers arising prior to the Effective Time.

  The Merger Agreement provides that Washington Mutual will cause three directors of Ahmanson to be elected or appointed as directors of Washington Mutual at the Effective Time. Such directors are to be selected mutually by Washington Mutual and Ahmanson.

  In addition, the Merger Agreement provides that all Ahmanson Common Stock Options outstanding at the Effective Time, including those held by management and members of the Ahmanson Board, will be assumed by Washington Mutual and will thereafter constitute options to acquire shares of Washington Mutual Common Stock.

  Certain Ahmanson directors and executive officers will also receive benefits under various employment agreements and benefit plans as a result of the Merger constituting a change of control under such agreements and plans. Assuming termination on September 30, 1998 of the employment agreements between Ahmanson and each of Charles R. Rinehart, Bruce G. Willison, Kevin M. Twomey, Madeleine A. Kleiner and Anne-Drue M. Anderson and Ahmanson's other executive officers, the severance payments required to be made to such executive officers would be approximately $9,185,903, $5,283,631, $5,283,631, $2,969,333 and $2,385,655, respectively, and an aggregate of approximately $12 million for Ahmanson's other six executive officers, in each case as a result of the Merger being deemed a change of control under such employment agreements, plus a gross-up payment due to golden parachute penalties, if necessary. In addition, assuming termination of the employment of Ahmanson's executive officers, lump sum payments will be made to certain executive officers under Ahmanson's supplemental executive retirement plan as a result of the Merger being deemed a change in control under such plan. Assuming termination of the employment of Ahmanson's executive officers, such executive officers would also receive lump sum payments of amounts previously deferred under Ahmanson's deferred compensation plan and Ahmanson's contingent deferred compensation plan as a result of the Merger being deemed a change in control under such plans. In the case of Ahmanson directors who are not employees of Ahmanson, lump sum payments will be made to them under Ahmanson's outside director retirement plan after their retirement from the Ahmanson Board following consummation of the Merger. In addition, as a result of the Merger being deemed a change in control, the 15,197, 25,000, 8,773, 4,468 and 5,389 shares of restricted Ahmanson Common Stock currently held by executive officers Rinehart, Willison, Twomey, Kleiner and Anderson, respectively, and an aggregate of approximately 22,000 shares of restricted Ahmanson Common Stock currently held by Ahmanson's other six executive officers will become unrestricted. Finally, all unvested Ahmanson Common Stock Options will vest automatically upon, in the case of directors, approval of the Merger or, in the case of Ahmanson executive officers, consummation of the Merger pursuant to stock option agreements evidencing such options. Currently, three Ahmanson executive officers hold an aggregate of 60,000 unvested Ahmanson Common Stock Options which will vest as a result of the Merger, but it is not anticipated that any of the other executive officers of Ahmanson will hold any unvested options at the Effective Time.

  In consideration for continuing as officers of Ahmanson through the Effective Time, certain executive officers of Ahmanson will receive bonuses in an amount equal to a percentage of such officer's 1998 salary, except for one executive officer who will receive a flat amount. Mr. Rinehart will receive a bonus equal to 100% of his 1998 salary. Executive officers Willison, Twomey, Kleiner and Anderson will each receive a bonus of 55% of their respective 1998 salaries. Finally, three other Ahmanson executive officers will receive a bonus of 50% of their respective 1998 salaries, one executive officer will receive a bonus of 30% of his 1998 salary and one executive officer will receive a bonus of $12,500.

  In addition, pursuant to a contract to be entered into between Mr. Rinehart and Washington Mutual, Mr. Rinehart will serve as an officer of the Combined Company for one year following the closing of the Merger, in exchange for which he will receive $4,000 per month for services rendered to the Combined Company.

  The Ahmanson Board was aware of these interests and considered them, among other matters, in unanimously approving the Merger Agreement and transactions contemplated thereby. For additional information, including amounts payable to such executives, see "The Merger--Interests of Certain Persons in the Merger" and "--Employee Matters."

 No Appraisal or Dissenters' Rights

  Under Delaware law, holders of Ahmanson Common Stock will have no appraisal rights in connection with the Merger. Under Washington law, holders of Washington Mutual Common Stock and Washington Mutual Preferred Stock will have no dissenters' rights with respect to the Share Issuance/Merger Proposal or the Articles Amendment Proposal. See "The Merger--No Appraisal or Dissenters' Rights."

MANAGEMENT AND OPERATIONS OF WASHINGTON MUTUAL FOLLOWING THE MERGER

  At the Effective Time, Ahmanson will merge with and into Washington Mutual, with Washington Mutual as the surviving corporation. It is intended that, after consummation of the Merger, Home Savings will merge into

WMBFA (the "Bank Merger") and the name of the surviving corporation will be "Washington Mutual Bank, FA."

  At the Effective Time, three representatives of the Ahmanson Board mutually agreeable to Washington Mutual and Ahmanson will be added to the existing Washington Mutual Board to form the Board of Directors of the Combined Company.

  Washington Mutual intends to consolidate the branch systems and loan offices of WMBFA and Home Savings in California. It is anticipated that approximately 160-170 branches will be consolidated. Washington Mutual also intends to consolidate certain administrative functions of the Combined Company. Initial branch and loan office consolidations are expected to occur in 1999. These consolidations, together with cost reductions which result from the introduction of Washington Mutual's loan origination system and an integrated data/communications system throughout the Home Savings branches and other steps, are expected to achieve annual operating cost savings of approximately $199 million in 1999 and $330 million in 2000 and each year thereafter (in each case pre-tax).

  Washington Mutual expects to accrue, at the Effective Time, incremental transaction-related expenses of $373 million (pre-tax). These expenses represent: (1) $165 million related to anticipated severance and benefit expense for employee terminations identified as of the Effective Time for which specific severance plans are in place; (2) $141 million related to anticipated impairment of premises and equipment as the result of planned branch consolidations and the elimination of other duplicate facilities; (3) $16 million related to contract termination fees associated with contracts for duplicate services which will be terminated; and (4) $51 million in other expenses, primarily investment banking and professional fees.

  Washington Mutual expects to incur other transaction-related expenses after the Effective Time in order to combine operations and systems, train employees and provide severance for employees, which expenses are not accruable at the Effective Time. Washington Mutual cannot presently estimate the amount of these other expenses.

  The estimates of cost savings and transaction-related and other expenses described above are forward-looking statements that, while prepared on the basis of Washington Mutual's best judgments and currently available information regarding Ahmanson's business and the future operating performance of the two companies, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of either company, and upon assumptions with respect to future business decisions that are subject to change. Accordingly, there can be no assurance that such cost-savings will be realized at all or realized in the amounts or within the time periods currently estimated or that such charges for transaction-related expenses will be sufficient. See "Risk Factors" and "Management and Operations of Washington Mutual Following the Merger."

DESCRIPTION OF WASHINGTON MUTUAL CAPITAL STOCK

  Upon consummation of the Merger, holders of Ahmanson Common Stock will become holders of Washington Mutual Common Stock. Holders of shares of Washington Mutual Common Stock are entitled to one vote per share for each share held. Subject to the rights of holders of shares of Washington Mutual Preferred Stock, holders of shares of Washington Mutual Common Stock have equal rights to participate in dividends when declared and, in the event of liquidation, in the net assets of Washington Mutual available for distribution to shareholders. Washington Mutual may not declare any dividends on Washington Mutual Common Stock unless full preferential amounts to which holders of Washington Mutual Preferred Stock are entitled have been paid or declared and set apart for payment. Washington Mutual is also subject to certain regulatory restrictions on the payment of dividends.

  Each share of Washington Mutual Common Stock currently has attached thereto a stock purchase right (a "Washington Mutual Right") issued under the Washington Mutual Rights Plan.

  For additional information concerning the capital stock of Washington Mutual and certain differences between Washington and Delaware corporate laws, see "Description of Washington Mutual Capital Stock" and "Certain Differences Between Washington and Delaware Corporate Laws."

                  SUMMARY FINANCIAL DATA OF WASHINGTON MUTUAL

  The following table presents summary financial data for Washington Mutual as of and for the three month periods ended March 31, 1998 and 1997 and as of and for each of the years in the five year period ended December 31, 1997. This data is derived from and should be read in conjunction with the financial information incorporated herein by reference. See "Incorporation of Certain Documents by Reference." The data as of and for the three months ended March 31, 1998 and 1997 is based on unaudited financial statements which include all adjustments that, in the opinion of management of Washington Mutual, are necessary for a fair presentation of the results of the respective interim periods. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results expected for 1998 or any other interim period. The financial information presented herein has been restated for the mergers of Washington Mutual with Great Western Financial Corporation in 1997 and Keystone Holdings, Inc. (the prior parent of American Savings
Bank) in 1996, as if the respective companies had been combined for all prior periods presented.

                          QUARTER ENDED MARCH 31,                   YEAR ENDED DECEMBER 31,
                          ----------------------- ------------------------------------------------------------
                             1998        1997        1997        1996        1995        1994         1993
                          ----------- ----------- ----------- ----------- ----------- -----------  -----------
                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Interest income.........  $ 1,826,652 $ 1,615,416 $ 6,810,964 $ 6,387,090 $ 6,158,371 $ 4,928,851  $ 4,883,407
Interest expense........    1,113,779     955,874   4,154,491   3,814,143   3,860,018   2,642,806    2,509,827
                          ----------- ----------- ----------- ----------- ----------- -----------  -----------
Net interest income.....      712,873     659,542   2,656,473   2,572,947   2,298,353   2,286,045    2,373,580
Provision for loan
 losses.................       45,343      53,810     207,139     392,435     251,424     327,068      620,808
Other income............      193,829     188,251     713,400     658,164     603,567     694,228      648,925
Other expense...........      442,218     495,096   2,261,608   2,428,599   1,802,886   1,883,348    1,922,639
                          ----------- ----------- ----------- ----------- ----------- -----------  -----------
Income before income
 taxes, extraordinary
 items, cumulative
 effect of accounting
 changes, and minority
 interest...............      419,141     298,887     901,126     410,077     847,610     769,857      479,058
Income taxes............      158,469     114,803     402,116     141,220     273,006     265,180      126,034
Provision for payments
 in lieu of taxes.......        4,201       4,309      17,232      25,187       7,887        (824)      14,075
Extraordinary items, net
 of federal income tax
 effect(/1/) ...........          --          --          --          --          --          --        (8,953)
Cumulative effect of
 change in tax
 accounting method......          --          --          --          --          --          --        13,365
Minority interest in
 earnings of
 consolidated
 subsidiaries...........          --          --          --       13,570      15,793      13,992       13,991
                          ----------- ----------- ----------- ----------- ----------- -----------  -----------
Net income..............  $   256,471 $   179,775 $   481,778 $   230,100 $   550,924 $   491,509  $   329,370
                          =========== =========== =========== =========== =========== ===========  ===========
Net income attributable
 to common stock........  $   254,733 $   173,847 $   460,346 $   191,386 $   507,325 $   447,910  $   298,796
                          =========== =========== =========== =========== =========== ===========  ===========
Net income per common
 share:(/2/)
 Basic..................        $0.68       $0.48       $1.25       $0.54       $1.46       $1.32        $0.87
 Diluted................         0.68        0.47        1.24        0.54        1.44        1.31         0.87
Average number of shares
 used to calculate net
 income per common
 share:(/2/)
 Basic..................  374,562,468 362,814,533 369,179,469 352,673,475 348,157,265 339,330,128  346,618,181
 Diluted................  376,088,015 367,776,258 370,568,009 356,525,121 366,832,998 348,950,313  336,494,286

                                                              DECEMBER 31,
                           MARCH 31,   -----------------------------------------------------------
                              1998        1997        1996        1995        1994        1993
                          ------------ ----------- ----------- ----------- ----------- -----------
                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Assets..................  $103,123,908 $96,981,099 $87,426,497 $86,613,386 $79,699,553 $71,961,681
Investment and mortgage-
 backed securities......    28,739,806  24,153,536  20,574,399  25,833,956  18,571,595  11,187,429
Loans...................    68,801,958  67,140,157  61,153,968  54,080,189  53,850,887  51,725,601
Deposits................    51,313,052  50,986,017  52,666,914  53,697,888  52,044,953  54,876,165
Annuities...............           --          --      878,057     855,503     799,178     713,383
Borrowings..............    42,996,439  38,998,647  27,407,744  25,169,766  21,078,049  10,416,757
Stockholders' equity....     5,436,999   5,309,071   4,993,088   5,364,180   4,338,622   4,188,961

                            QUARTER ENDED
                              MARCH 31,        YEAR ENDED DECEMBER 31,
                            --------------  ----------------------------------
                             1998    1997   1997    1996   1995   1994   1993
                            ------  ------  -----  ------  -----  -----  -----
OTHER FINANCIAL DATA
Net interest margin/(3)/..    2.96%   3.08%  3.03%   3.13%  2.91%  3.30%  n.a.
Efficiency ratio/(4)/.....   48.77   58.40  67.11   75.16  62.13  63.19  63.61
Return on average assets..    1.04    0.83   0.52    0.27   0.66   0.67   0.36
Return on average
 stockholders' equity.....   19.28   14.73   9.21    4.40  11.58  11.36   6.14
Cash dividend declared per
 common share:
  Pre-business
   combination/(2)//(5)/..   $0.19   $0.17  $0.71   $0.60  $0.51  $0.47  $0.33
  Post-business
   combination/(2)//(6)/..    0.19    0.18   0.74    0.73   0.50   0.55   0.50
  Dividend payout ratio
   per common share.......   29.15%  36.61% 56.83% 112.13% 33.16% 38.73% 62.81%
Ratios of combined
 earnings to fixed
 charges:
  Including interest on
   deposits...............    1.38x   1.31x  1.22x   1.11x  1.22x  1.29x  1.19x
  Excluding interest on
   deposits...............    1.70x   1.71x  1.45x   1.26x  1.56x  1.92x  1.68x

                                                         DECEMBER 31,
                                         MARCH 31, ----------------------------
                                           1998    1997  1996  1995  1994  1993
                                         --------- ----  ----  ----  ----  ----
Total stockholders' equity as a
 percentage of total assets............    5.27%   5.47% 5.71% 6.19% 5.44% 5.82%
Nonperforming assets as a percentage of
 total assets..........................    0.78    0.83  0.92  1.14  1.46  1.99
Reserve for loan losses as a percentage
 of:
  Nonaccrual loans.....................     111     112   118    85    81    78
  Nonperforming assets.................      84      83    84    60    59    52

---------------------
/(1)/Includes losses in 1993 of $2.3 million on the redemption of subordinated capital notes and $10.8 million from the penalty for prepayment of FHLB advances and the related income tax benefits of $4.1 million.
/(2)/Net income per common share, average number of common shares and cash dividends declared per common share for the periods presented have been adjusted for the June 1, 1998 3-for-2 stock split.
/(3)/Net interest income as a percentage of average earning assets.
/(4)/Other expense (including the amortization of goodwill) as a percentage of the sum of net interest income and other income.
/(5)/Amounts paid by acquired companies prior to their combination with
     Washington Mutual are not included.
/(6)/Based on dividends paid and earnings of Washington Mutual after restatement of financial statements for significant transactions accounted for as poolings-of-interests.

                      SUMMARY FINANCIAL DATA OF AHMANSON

  The following table presents summary financial data for Ahmanson as of and for the three month periods ended March 31, 1998 and 1997 and as of and for each of the years in the five year period ended December 31, 1997. This data is derived from and should be read in conjunction with the financial information incorporated herein by reference. See "Incorporation of Certain Documents by Reference." The data as of and for the three months ended March 31, 1998 and 1997 is based on unaudited financial statements which include all adjustments that, in the opinion of management of Ahmanson, are necessary for a fair presentation of the results of the respective interim periods. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results expected for 1998 or any other interim period. Certain information has been restated to conform to Washington Mutual's presentation.

                          QUARTER ENDED MARCH 31,                     YEAR ENDED DECEMBER 31,
                          ----------------------- -----------------------------------------------------------------
                             1998        1997         1997         1996         1995          1994         1993
                          ----------- ----------- ------------ ------------ ------------  ------------ ------------
                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Interest income.........  $   903,217 $   862,103 $  3,403,372 $  3,514,795 $  3,699,091  $  3,095,375 $  3,003,422
Interest expense........      562,367     544,484    2,168,487    2,262,281    2,472,336     1,798,454    1,666,350
                          ----------- ----------- ------------ ------------ ------------  ------------ ------------
Net interest income.....      340,850     317,619    1,234,885    1,252,514    1,226,755     1,296,921    1,337,072
Provision for loan
 losses.................        8,066      24,223       67,091      144,924      119,111       176,557      574,970
Other income............       81,294      88,869      329,570      251,798      698,409       260,356      317,828
Other expense...........      233,275     217,130      842,582    1,178,830      981,407       970,050    1,299,996
                          ----------- ----------- ------------ ------------ ------------  ------------ ------------
Income (loss) before
 income taxes,
 extraordinary item, and
 cumulative effect of
 change in accounting
 method.................      180,803     165,135      654,782      180,558      824,646       410,670     (220,066)
Income taxes (benefits).       66,500      62,042      241,000       35,300      373,700       173,312      (82,034)
                          ----------- ----------- ------------ ------------ ------------  ------------ ------------
Income (loss) before
 extraordinary item and
 cumulative effect of
 change in accounting
 method.................      114,303     103,093      413,782      145,258      450,946       237,358     (138,032)
Extraordinary item, net
 of federal income tax
 effect(/1/)............          --          --           --           --           --            --       (21,607)
Cumulative effect of
 change in accounting
 for goodwill...........          --          --           --           --      (234,742)          --           --
                          ----------- ----------- ------------ ------------ ------------  ------------ ------------
Net income (loss).......  $   114,303 $   103,093 $    413,782 $    145,258 $    216,204  $    237,358 $   (159,639)
                          =========== =========== ============ ============ ============  ============ ============
Net income (loss)
 attributable to common
 stock..................  $   107,317 $    94,685 $    380,183 $    100,337 $    165,774  $    186,928 $   (197,770)
                          =========== =========== ============ ============ ============  ============ ============
Net income (loss) per
 common share:
  Basic.................        $1.06       $0.94        $3.91        $0.92        $1.41         $1.60       $(1.70)
  Diluted...............         0.97        0.87         3.59         0.92         1.41          1.58        (1.70)
Weighted average number
 of shares outstanding:
  Basic.................  101,512,046 100,605,693   97,162,327  108,650,585  117,204,021   116,826,952  116,501,261
  Diluted...............  115,015,982 114,123,176  110,827,985  108,650,585  129,888,329   129,183,669  116,501,261

                                                             DECEMBER 31,
                           MARCH 31,  -----------------------------------------------------------
                             1998        1997        1996        1995        1994        1993
                          ----------- ----------- ----------- ----------- ----------- -----------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Assets..................  $54,519,346 $46,678,752 $49,902,044 $50,529,586 $53,726,793 $50,871,245
Investment and mortgage-
 backed securities......   14,365,052  12,801,060  14,308,109  16,164,498  13,076,482   6,931,521
Loans...................   35,988,079  30,484,191  31,789,158  31,255,379  36,001,745  37,704,368
Deposits................   38,363,249  32,268,375  34,773,945  34,244,481  40,655,016  38,018,653
Borrowings..............   11,403,768  10,977,730  11,728,934  12,236,428   9,176,085   8,879,345
Stockholders' equity....    3,254,533   2,395,445   2,433,049   3,056,922   2,964,601   2,949,031

                         QUARTER ENDED
                           MARCH 31,           YEAR ENDED DECEMBER 31,
                         --------------  ---------------------------------------
                          1998    1997    1997    1996    1995    1994    1993
                         ------  ------  ------  ------  ------  ------  -------
OTHER FINANCIAL DATA
Net interest
 margin(/2/)............   2.77%   2.64%   2.68%   2.63%   2.39%   2.64%    2.90%
Efficiency ratio(/3/)...  55.26   53.42   53.86   78.36   50.98   62.29    78.55
Return on average
 assets.................   0.91    0.84    0.87    0.29    0.41    0.46    (0.32)
Return on average
 stockholders' equity...  15.93   17.21   17.27    5.26    7.47    8.00    (5.58)
Cash dividend declared
 per common share.......  $0.22   $0.22   $0.88   $0.88   $0.88   $0.88    $0.88
Dividend payout ratio
 per common share.......  17.90%  21.43%  28.83%  97.48%  71.04%  64.62%  (86.53)%
Ratios of combined
 earnings to fixed
 charges:
  Including interest on
   deposits.............   1.32x   1.30x   1.30x   1.08x   1.33x   1.23x    0.87x
  Excluding interest on
   deposits.............   2.04x   1.98x   1.95x   1.24x   2.30x   1.81x    0.40x

                                                         DECEMBER 31,
                                         MARCH 31, ----------------------------
                                           1998    1997  1996  1995  1994  1993
                                         --------- ----  ----  ----  ----  ----
Total stockholders' equity as a
 percentage of total assets............    5.97%   5.13% 4.88% 6.05% 5.52% 5.80%
Nonperforming assets as a percentage of
 total assets..........................    1.29    1.28  1.70  1.88  1.57  1.89
Reserve for loan losses as a percentage
 of:
  Nonaccrual loans.....................      92      87    65    53    59    56
  Nonperforming assets.................      68      63    46    40    47    46

---------------------
/(1)/ Represents loss on the early extinguishment of debt.
/(2)/ Net interest income as a percentage of average earning assets.
/(3)/ Other expense (including amortization of goodwill) as a percentage of the sum of net interest income and other income.

           SUMMARY HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

  The following table sets forth certain selected historical financial data for Washington Mutual, Ahmanson and Coast and selected pro forma combined financial data. The pro forma amounts included in the table below give effect to the Merger as if it had been consummated on January 1, 1995 for income statement information and March 31, 1998 for balance sheet information. Pro forma adjustments made to arrive at the pro forma combined amounts are based on the pooling-of-interests method of accounting.

  This information should be read in conjunction with and is qualified in its entirety by reference to the financial statements and information included in the documents described under "Incorporation of Certain Documents by Reference," and the pro forma combined financial statements and accompanying discussion and notes set forth under "Pro Forma Combined Financial Information." The pro forma amounts in the table below are presented for informational purposes and are not necessarily indicative of the financial position or the results of operations of the Combined Company that actually would have occurred had the Merger been consummated as of the dates or for the periods presented. The pro forma amounts are also not necessarily indicative of the future financial position or future results of operations of the Combined Company. See "Management and Operations of Washington Mutual Following the Merger--Operations After the Merger."

                            QUARTER ENDED
                              MARCH 31,              YEAR ENDED DECEMBER 31,
                         --------------------  -------------------------------------
                           1998       1997        1997         1996         1995
                         ---------  ---------  -----------  -----------  -----------
                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
WASHINGTON MUTUAL
Net interest income..... $ 712,873  $ 659,542  $ 2,656,473  $ 2,572,947  $ 2,298,353
Provision for loan
 losses.................    45,343     53,810      207,139      392,435      251,424
Other income (expense),
 net....................  (248,389)  (306,845)  (1,548,208)  (1,770,435)  (1,199,319)
Income taxes............   162,670    119,112      419,348      166,407      280,893
Minority interest in
 earnings of
 consolidated
 subsidiaries...........       --         --           --        13,570       15,793
                         ---------  ---------  -----------  -----------  -----------
Net income.............. $ 256,471  $ 179,775  $   481,778  $   230,100  $   550,924
                         =========  =========  ===========  ===========  ===========
Net income attributable
 to common stock........ $ 254,733  $ 173,847  $   460,346  $   191,386  $   507,325
                         =========  =========  ===========  ===========  ===========
Net income per common
 share:(/1/)
  Basic.................     $0.68      $0.48        $1.25        $0.54        $1.46
  Diluted...............      0.68       0.47         1.24         0.54         1.44
                            QUARTER ENDED
                              MARCH 31,              YEAR ENDED DECEMBER 31,
                         --------------------  -------------------------------------
                           1998       1997        1997         1996         1995
                         ---------  ---------  -----------  -----------  -----------
                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
AHMANSON
Net interest income..... $ 340,850  $ 317,619  $ 1,234,885  $ 1,252,514  $ 1,226,755
Provision for loan
 losses.................     8,066     24,223       67,091      144,924      119,111
Other income (expense),
 net....................  (151,981)  (128,261)    (513,012)    (927,032)    (282,998)
                         ---------  ---------  -----------  -----------  -----------
Income before income
 taxes and accounting
 change.................   180,803    165,135      654,782      180,558      824,646
Income taxes............    66,500     62,042      241,000       35,300      373,700
Cumulative effect of
 change in accounting
 for goodwill...........       --         --           --           --      (234,742)
                         ---------  ---------  -----------  -----------  -----------
Net income.............. $ 114,303  $ 103,093  $   413,782  $   145,258  $   216,204
                         =========  =========  ===========  ===========  ===========
Net income attributable
 to common stock........ $ 107,317  $  94,685  $   380,183  $   100,337  $   165,774
                         =========  =========  ===========  ===========  ===========
Net income per common
 share:
  Basic.................     $1.06      $0.94        $3.91        $0.92        $1.41
  Diluted...............      0.97       0.87         3.59         0.92         1.41

                                                      QUARTER ENDED  YEAR ENDED
                                                        MARCH 31,   DECEMBER 31,
                                                        1998/(1)/       1997
                                                      ------------- ------------
                                                        (DOLLARS IN THOUSANDS,
                                                      EXCEPT PER SHARE AMOUNTS)
COAST
Net interest income..................................   $ 24,927     $ 222,441
Provision for loan losses............................      2,000        25,000
Other income (expense), net..........................    (42,712)     (114,291)
Income taxes.........................................     (4,670)       25,923
                                                        --------     ---------
Net income...........................................   $(15,115)    $  57,227
                                                        ========     =========
Net income attributable to common stock..............   $(15,115)    $  57,227
                                                        ========     =========
Net income per common share:
  Basic..............................................     $(0.81)        $3.06
  Diluted............................................      (0.81)         2.97

                          QUARTER ENDED MARCH 31,         YEAR ENDED DECEMBER 31,
                          ------------------------  -------------------------------------
                             1998         1997         1997         1996         1995
                          -----------  -----------  -----------  -----------  -----------
                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
PRO FORMA INCLUDING
 AHMANSON
Net interest income.....  $ 1,053,723  $   977,161  $ 3,891,358  $ 3,825,461  $ 3,525,108
Provision for loan
 losses.................       53,409       78,033      274,230      537,359      370,535
Other income (expense),
 net....................     (400,370)    (435,106)  (2,061,220)  (2,697,467)  (1,482,317)
Income taxes............      229,170      181,154      660,348      201,707      654,593
Cumulative effect of
 change in accounting
 for goodwill...........          --           --           --           --      (234,742)
Minority interest in
 earnings of
 consolidated
 subsidiaries...........          --           --           --        13,570       15,793
                          -----------  -----------  -----------  -----------  -----------
Net income..............  $   370,774  $   282,868  $   895,560  $   375,358  $   767,128
                          ===========  ===========  ===========  ===========  ===========
Net income attributable
 to common stock........  $   362,050  $   268,532  $   840,529  $   291,723  $   673,099
                          ===========  ===========  ===========  ===========  ===========
Net income per common
 share:/(2)/
  Basic.................        $0.66        $0.50        $1.58        $0.55        $1.23
  Diluted...............         0.64         0.49         1.54         0.54         1.21
Average number of shares
 used to calculate net
 income per common
 share:/(2)/
  Basic.................  545,102,705  531,832,097  532,412,178  535,206,458  545,060,020
  Diluted...............  569,314,864  559,503,194  556,759,023  539,058,104  585,045,391

---------------------
/(1)/Coast results are representative of the period January 1, 1998 through February 13, 1998. Coast was acquired by Ahmanson on February 14, 1998.

                                                          MARCH 31, 1998
                          ------------------------------------------------------------------------
                                                     PRO FORMA ADJUSTMENTS
                                                     ---------------------             PRO FORMA
                           WASHINGTON                                                  INCLUDING
                             MUTUAL      AHMANSON      DEBIT           CREDIT           AHMANSON
                          ------------  -----------  ----------      -----------      ------------
                                             (DOLLARS IN THOUSANDS)
Assets..................  $103,123,908  $54,519,346  $       --      $   232,000(/3/) $157,270,254
                                                             --          141,000(/3/)
Loans...................    68,801,958   35,988,079          --               --       104,790,037
Deposits/(4)/...........    51,313,052   38,363,249          --               --        89,676,301
Borrowings..............    23,573,221   11,403,768          --               --        34,976,989
Stockholders' equity....     5,436,999    3,254,533     257,000/(3)/          --         8,434,532
Loans originated during
 the quarter ended March
 31, 1998...............     8,625,039    2,216,933          --               --        10,841,972
Nonperforming assets....       802,631      703,175          --               --         1,505,806
Reserve for loan losses.       673,172      480,749          --               --         1,153,921
Stockholders' equity as
 a percentage of total
 assets.................          5.27%        5.97%         --               --              5.36%
Nonperforming assets as
 a percentage of total
 assets.................          0.78         1.29          --               --              0.96
Reserve for loan losses
 as a percentage of:
  Nonaccrual loans......           111           92          --               --               110
  Nonperforming assets..            84           68          --               --                77

---------------------
/(2)/ Net income per common share and average number of common shares for the periods presented have been adjusted for the June 1, 1998 3-for-2 stock split.
/(3)/ Transaction-related)expenses anticipated to be recorded by Washington
      Mutual are included in the pro forma including Ahmanson statement of financial position as of March 31, 1998. Such transaction-related expenses are summarized in the following table (dollars in thousands):

     Investment banking and professional fees........................ $  51,000
     Severance and benefits..........................................   165,000
     Premises and equipment..........................................   141,000
     Contract termination fees.......................................    16,000
                                                                      ---------
      Total expenses.................................................   373,000
     Tax benefit.....................................................  (116,000)
                                                                      ---------
      Net expenses................................................... $ 257,000
                                                                      =========

/(4)/ On December 31, 1997 Ahmanson announced a definitive agreement to sell its remaining 27 retail branches in Florida with deposits at December 31, 1997 totaling approximately $3.28 billion. This transaction has not been included in the preceding pro forma adjustments.

  On February 13, 1998, the Ahmanson-Coast Merger was consummated. The Ahmanson-Coast Merger was accounted for using the purchase method. The table below sets forth pro forma combined financial statements for the quarter ended March 31, 1998 and the year ended December 31, 1997 to give effect to the Merger and to the Ahmanson-Coast Merger and to give effect to the purchase accounting adjustments and other assumptions described in the accompanying notes. The pro forma amounts in the table below are presented for informational purposes and are not necessarily indicative of the financial position or the results of operations of the Combined Company that actually would have occurred had the Merger and the Ahmanson-Coast Merger been consummated as of the dates or for the periods presented. The pro forma amounts are also not necessarily indicative of the future financial position or future results of operations of the Combined Company. See "Management and Operations of Washington Mutual Following the Merger--Operations After the Merger" and see notes 2(a) through 2(d) to pro forma including Ahmanson and Coast statement of income on page 79.

                                                  QUARTER
                                                ENDED MARCH      YEAR ENDED
                                                  31, 1998    DECEMBER 31, 1997
                                                ------------  -----------------
                                                    (DOLLARS IN THOUSANDS,
                                                  EXCEPT PER SHARE AMOUNTS)
   PRO FORMA INCLUDING AHMANSON AND COAST
   Net interest income.........................   $1,079,633     $ 4,121,658
   Provision for loan losses...................       55,409         299,230
   Other income (expense), net.................     (446,831)     (2,205,452)
   Income taxes (including provision for pay-
    ments in lieu of taxes)....................      224,222         684,046
                                                ------------    ------------
   Net income..................................   $  353,171     $   932,930
                                                ============    ============
   Net income attributable to common stock.....   $  344,447     $   877,899
                                                ============    ============
   Net income per common share:(1)
     Basic.....................................        $0.60           $1.57
     Diluted...................................         0.59            1.53
   Average number of shares used to calculate
    net income
    per common share:(1)
     Basic.....................................  570,336,588     557,764,572
     Diluted...................................  595,308,731     582,920,652

---------------------
(1) Net income per common share and average number of common shares for the periods presented have been adjusted for the June 1, 1998 3-for-2 stock split.

                          COMPARATIVE PER SHARE DATA

  The following table shows certain per share data for Washington Mutual Common Stock and Ahmanson Common Stock on an historical basis and a pro forma and pro forma equivalent basis reflecting the Merger. The table should be read in conjunction with the financial information appearing in this Joint Proxy Statement/Prospectus and the documents incorporated by reference herein. The per share pro forma and pro forma equivalent data in the following table are presented for comparative purposes only and are not necessarily indicative of the combined financial position or results of operations in the future or what the combined financial position or results of operations would have been had the Merger been consummated during the periods or as of the dates for which this pro forma table is presented.

                                                   QUARTER
                                                 ENDED MARCH     YEAR ENDED
                                                     31,        DECEMBER 31,
                                                 ------------ -----------------
                                                  1998  1997  1997  1996  1995
                                                 ------ ----- ----- ----- -----
WASHINGTON MUTUAL COMMON STOCK
Net income per basic share:/(5)/
  Historical.................................... $ 0.68 $0.48 $1.25 $0.54 $1.46
  Pro forma (with Ahmanson) combined............   0.66  0.50  1.58  0.55  1.23
  Pro forma (with Ahmanson and Coast) com-
   bined/(1)/...................................   0.60   --   1.57   --    --
Net income per diluted share:/(5)/
  Historical/(2)/...............................   0.68  0.47  1.24  0.54  1.44
  Pro forma (with Ahmanson) combined............   0.64  0.49  1.54  0.54  1.21
  Pro forma (with Ahmanson and Coast) com-
   bined/(1)/...................................   0.59   --   1.53   --    --
Cash dividends paid per share:/(5)/
  Historical/(2)/...............................   0.19  0.17  0.71  0.60  0.51
  Pro forma (with Ahmanson) combined............   0.19  0.17  0.71  0.60  0.51
Book value per share at period end:/(5)/
  Historical....................................  14.37   --    --    --    --
  Pro forma (with Ahmanson) combined............  14.49   --    --    --    --
AHMANSON COMMON STOCK
Net income per basic share:
  Historical....................................   1.06  0.94  3.91  0.92  1.41
  Pro forma (with Washington Mutual) equiva-
   lent/(3)/....................................   1.11  0.84  2.65  0.92  2.07
  Pro forma (with Washington Mutual and Coast)
   equivalent/(4)//(1)/.........................   1.01   --   2.64   --    --
Net income per diluted share:
  Historical....................................   0.97  0.87  3.59  0.92  1.41
  Pro forma (with Washington Mutual) equiva-
   lent/(3)/....................................   1.08  0.82  2.59  0.91  2.03
  Pro forma (with Washington Mutual and Coast)
   equivalent/(4)//(1)/.........................   0.99   --   2.57   --    --
Cash dividends paid per share:
  Historical....................................   0.22  0.22  0.88  0.88  0.88
  Pro forma (with Washington Mutual and Coast)
   equivalent/(4)//(1)/.........................   0.32  0.29  1.19  1.01  0.86
Book value per share at period end:
  Historical....................................  27.07   --    --    --    --
  Pro forma (with Washington Mutual) equiva-
   lent/(3)/....................................  24.34   --    --    --    --

---------------------
/(1)/Financial information including Coast is presented for the quarter ended
     March 31, 1998 and the year ended December 31, 1997 only. The Ahmanson-Coast Merger was accounted for as a purchase.
/(2)/Cash dividends paid on a pre-business combination basis.
/(3)/The Ahmanson pro forma (with Washington Mutual) equivalent per share amounts are calculated by multiplying the Washington Mutual (with Ahmanson) pro forma combined per share amounts by the Exchange Ratio of 1.68.
/(4)/The Ahmanson pro forma (with Washington Mutual and Coast) equivalent per share amounts are calculated by multiplying the Washington Mutual (with Ahmanson and Coast) pro forma combined per share amounts by the Exchange Ratio of 1.68. Embedded within the calculation is the issuance of Ahmanson Common Stock in the Ahmanson-Coast Merger at an exchange ratio of 0.8082.
/(5)/Net income, cash dividends paid and book value per common share for the periods presented have been adjusted for the June 1, 1998 3-for-2 stock split.

                           COMPARATIVE MARKET PRICES

  The table below sets forth, for the periods indicated, historical high and low closing sales price information for Washington Mutual Common Stock and Ahmanson Common Stock. Washington Mutual Common Stock is designated for quotation on NASDAQ under the symbol "WAMU." Ahmanson Common Stock trades on the NYSE and the Pacific Exchange under the symbol "AHM."

                                                     WASHINGTON
                                                       MUTUAL       AHMANSON
                                                    COMMON STOCK  COMMON STOCK
                                                    ------------- -------------
                                                     HIGH   LOW    HIGH   LOW
                                                    ------ ------ ------ ------
   1996
   First Quarter................................... $21.33 $18.50 $26.75 $21.25
   Second Quarter..................................  20.08  17.67  27.63  22.25
   Third Quarter...................................  25.42  19.17  28.38  23.38
   Fourth Quarter..................................  30.33  24.67  34.50  27.88
   1997
   First Quarter................................... $39.42 $28.17 $45.25 $32.00
   Second Quarter..................................  41.52  30.25  47.38  34.75
   Third Quarter...................................  46.83  39.25  58.06  43.63
   Fourth Quarter..................................  48.25  40.21  68.00  54.19
   1998
   First Quarter................................... $50.29 $35.08 $81.38 $51.56
   Second Quarter (through July 23, 1998).......... $50.92 $40.94 $82.81 $67.25

  The following table sets forth the closing sales price per share of Washington Mutual Common Stock on NASDAQ, the closing sales price per share of Ahmanson Common Stock as reported on the NYSE Composite Transactions Reporting System, and the equivalent per share price for the Ahmanson Common Stock (which is the closing sales price of Washington Mutual Common Stock multiplied by the Exchange Ratio) as of (i) March 16, 1998 (the last full trading day before the public announcement of the Merger Agreement) and (ii) July 23, 1998 (the last full trading day for which it was practicable to obtain such information prior to the mailing of this Joint Proxy Statement/Prospectus):

                                             WASHINGTON               EQUIVALENT
                                               MUTUAL      AHMANSON   PER SHARE
                                            COMMON STOCK COMMON STOCK   PRICE
                                            ------------ ------------ ----------
   March 16, 1998..........................    $47.83       $65.50      $80.36
   July 23, 1998...........................    $44.81       $73.81      $75.28

  Stockholders are urged to obtain current market quotations for Washington Mutual Common Stock and Ahmanson Common Stock. Because the Exchange Ratio is fixed, any change in the market price of Washington Mutual Common Stock before the Merger will affect the market value of the consideration to be received by Ahmanson Stockholders in the Merger. There can be no assurance as to the market price of the Washington Mutual Common Stock at any time before, at or after the Effective Time. See "The Merger--Conversion of Ahmanson Capital Stock."

                                 RISK FACTORS

  This Joint Proxy Statement/Prospectus contains forward-looking statements and information regarding the operation of the Combined Company following the Merger. Such forward-looking information includes statements concerning operational benefits, cost savings and transaction-related expenses, among others. The paragraphs below discuss some of the more significant factors that may cause such forward-looking statements to differ from actual results and that may cause the operating results of the Combined Company to differ materially from the past results of Washington Mutual and Ahmanson as individual companies. In addition to the other information set forth in this Joint Proxy Statement/Prospectus, holders of Washington Mutual Common Stock and Ahmanson Stockholders should consider the following before voting on the Share Issuance/Merger Proposal and Merger Proposal, respectively.

  Forward-Looking Statements May Not Prove Accurate. When used or incorporated by reference in this Joint Proxy Statement/Prospectus, the words "anticipate," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions, including those set forth below. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, expected or projected. Several key factors that have a direct bearing on Washington Mutual's ability to attain its goals for the Combined Company are discussed below.

  Expected Benefits of Combined Business May Not Be Achieved. Whether the anticipated benefits of the Merger described under "The Merger--Reasons for the Merger; Recommendations of the Boards of Directors" and "Management and Operations of Washington Mutual Following the Merger" are ultimately achieved will depend on a number of factors, including the ability of the Combined Company to achieve operational and administrative cost savings at projected levels within projected time frames and generate economies of scale and, generally, the ability of the Combined Company to capitalize on its asset base and strategic position. There can be no assurance that the expected benefits of the Merger relative to the combined business will be achieved or that such benefits will be achieved within the time periods anticipated. In addition, when retail branches are consolidated or closed, financial institutions often lose customers and deposits as a result. To the extent that the Combined Company loses customers or deposits significantly in excess of anticipated levels, the operations of the Combined Company could be materially adversely affected, particularly in the short term. The forward-looking statements assume, based on Washington Mutual's historical experience following acquisitions, that the deposit base of both Washington Mutual and Home Savings will remain substantially intact during the period presented in the forward-looking statements. To the extent that the change in ownership of Ahmanson, the consolidation of branches of Home Savings and WMBFA or other factors result in a significant temporary or long-term loss of customers, the Combined Company's actual results of operations may vary materially from the forward-looking information presented.

  Integration Risks. In December 1996, through a merger with Keystone Holdings, Washington Mutual acquired American Savings Bank ("ASB"), and, on July 1, 1997, Washington Mutual consummated a business combination with Great Western Financial Corporation ("Great Western"), each of which transactions effectively doubled the size of Washington Mutual. As a result of those two mergers, Washington Mutual became the third largest depository institution in California, a state in which Washington Mutual had not previously had any operations. The integration of ASB's operations is complete. The integration of Great Western into Washington Mutual will continue until its anticipated completion in October, 1998. In addition, upon consummation of the Merger, Washington Mutual intends to merge Home Savings into WMBFA and to integrate the operations of Home Savings into WMBFA. If the integration of Great Western and of Home Savings into WMBFA does not proceed as anticipated, such integrations could be more expensive than anticipated and could cause the loss of customers. In each such instance, the results of operations of the Combined Company could be adversely affected.

  Year 2000 Compliance. Washington Mutual is implementing a program to test and document the readiness of its electronic systems, programs and processes to recognize properly the year 2000. While Washington Mutual does not believe that the process of making its systems, programs and processes ready for year 2000 will result in a material cost, it is expected that a substantial amount of management and staff time will be required on the year 2000 project. In addition, the Federal Financial Institutions Examinations Council (the "FFIEC") issues periodic guidelines that clarify federal regulatory requirements for the testing and documentation of the readiness of an insured depository institution's electronic systems, programs and processes to recognize properly the year 2000. The FFIEC has recently published guidelines that require additional date testing of Washington Mutual's systems, programs and processes. These and other recent regulatory guidelines will cause Washington Mutual to perform additional work and incur additional expense in order to be in complete compliance with regulatory requirements. There can be no assurance that such regulatory guidelines will not require additional work or cause Washington Mutual to incur additional expenses beyond those that are currently contemplated by Washington Mutual or delay the completion of Washington Mutual's Year 2000 preparations. In addition, there can be no assurance that the FFIEC or other federal regulators will not issue new regulatory requirements that require additional work by Washington Mutual and, if issued, that new regulatory requirements will not increase the cost or delay the completion of Washington Mutual's Year 2000 preparations. No assurance can be given that the completion of Washington Mutual's Year 2000 program will proceed as anticipated or that the results of operations of Washington Mutual or the Combined Company will not be adversely affected by difficulties or delays in these projects. Following the Merger and related data processing conversions, the Combined Company will rely on third party vendors for significant services such as electricity, voice and data transmission, desktop and communications management and item and loan processing, as well as on the systems of governmental third parties such as the Federal Reserve and Federal Home Loan Bank. Washington Mutual has been communicating with its service providers to understand and monitor their Year 2000 readiness preparations, and has undertaken a contingency planning process to be ready in case any of its significant service providers fails in its own readiness efforts. No assurance can be given, however, that the Combined Company's third party service providers' Year 2000 readiness efforts will proceed as anticipated, that the plans developed in Washington Mutual's contingency planning process will function as anticipated or that the results of operations of the Combined Company will not be adversely affected by difficulties or delays in third parties' Year 2000 readiness efforts.

  Return on Incremental Cash and Capital. The forward-looking statements estimate that the Combined Company will generate incremental cash and capital from operations in excess of that which can be utilized in the Combined Company's core lending business. The forward-looking statements assume that such incremental cash will be invested at a 4% after-tax return and that incremental capital will be leveraged and deployed in a manner which will result in a 60 basis point after-tax spread. Washington Mutual believes that these returns can be generated by purchasing loans, mortgage-backed securities or other assets. To the extent that the Combined Company is unable to realize the forecasted returns, the forecasts of net income contained in the forward-looking statements may vary materially from actual results.

  Concentration of Operations in California. Following the Merger, a substantial portion of the Combined Company's loan portfolio, deposits and operations will be in California. As a result, the financial condition and results of operations of the Combined Company will be subject to general economic conditions, and particularly the conditions in the single-family and multi-family residential markets, in California. If economic conditions in California worsen or if the market for residential real estate in California declines, the Combined Company may suffer decreased net income or even losses associated with higher default rates and decreased collateral values on its existing portfolio, and may not be able to originate the volume or type of loans or achieve the level of deposits currently anticipated.

  The forward-looking statements regarding the Combined Company's results of operations assume that the economy and real estate markets in the western U.S. in general, and California in particular, will remain healthy. A worsening of current economic conditions or a significant decline in real estate values in the western U.S. as a whole or California alone could cause actual results to vary materially from the forward-looking statements.

  Entry Into New Markets. Ahmanson has more than 40 branches in Texas, a state in which Washington Mutual does not currently conduct a banking business. No assurance can be given that Washington Mutual's lack of experience with the Texas markets will not adversely affect the Combined Company's business activities following the Merger.

  Risk of Loss of Key Personnel. The ability of the Combined Company to operate efficiently, at least in the short term, will depend in part on its ability to retain key management and operating personnel. If the Combined Company is not able to retain a substantial number of such personnel, the consolidation of the two companies may be more time-consuming, difficult and expensive, which in turn may negatively affect the predicted cost savings.

  Effect of Stock Price Changes on the Value of the Merger Consideration. The Exchange Ratio is fixed at 1.68 shares of Washington Mutual Common Stock for each share of Ahmanson Common Stock. Any change in the market price of Washington Mutual Common Stock prior to the Effective Time will affect the implied value of the consideration Ahmanson Stockholders will receive in the Merger. There can be no assurance as to the market price of Washington Mutual Common Stock at any time prior to, at or after the Effective Time.

  Interest Rate Risk. Each of Washington Mutual and Ahmanson realizes its income principally from the differential between the interest earned on loans, investments and other interest-earning assets, and the interest paid on deposits, borrowings and other interest-bearing liabilities. Washington Mutual generally retains in its portfolio adjustable-rate mortgages ("ARMs") that it originates and sells in the secondary market fixed-rate mortgages that it originates. Ahmanson has largely followed the same policy. During 1997, long-term interest rates declined dramatically and the yield curve became and has remained much flatter. In this type of interest rate environment, borrowers tend to prefer fixed-rate loans to ARMs. Thus, the Combined Company's ability to grow its assets by retaining ARMs in its portfolio could be adversely affected if the current interest rate environment persists.

  Competition. Washington Mutual and Ahmanson both face significant competition in attracting and retaining deposits and in making loans in all of their respective markets. The most direct competition has historically come from other thrift institutions, credit unions and commercial banks doing business in their primary markets in California, Washington, Oregon, Texas and Florida. As with all banking organizations, however, both Washington Mutual and Ahmanson have experienced increasing competition for customers' funds from nonbanking sources, including mutual funds, corporate and government debt securities and other investment alternatives. Additional competition for loans comes principally from mortgage banking companies, consumer finance companies, insurance companies and other institutional lenders. There can be no assurance that competition from such sources will not increase in the future and adversely affect the Combined Company's ability to achieve its financial goals following the Merger.

                             THE SPECIAL MEETINGS

GENERAL

  This Joint Proxy Statement/Prospectus is being furnished to holders of Washington Mutual Common Stock and Washington Mutual Preferred Stock in connection with the solicitation of proxies by the Washington Mutual Board for use at the Washington Mutual Meeting to be held at 10:00 a.m., local time on August 28, 1998, at the Sheraton Seattle Hotel and Towers, 1400 Sixth Avenue, Seattle, Washington for the purposes set forth herein. This Joint Proxy Statement/Prospectus is also being furnished to Ahmanson Stockholders in connection with the solicitation of proxies by the Ahmanson Board for use at the Ahmanson Meeting to be held at 10:00 a.m., local time on August 28, 1998, at The Ritz-Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California, for the purposes set forth herein.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS

  At the Washington Mutual Meeting, holders of Washington Mutual Common Stock will be asked to vote upon (i) the Share Issuance/Merger Proposal and (ii) the Articles Amendment Proposal and holders of Washington Mutual Preferred Stock will be asked to vote on the Articles Amendment Proposal. The approval of the Articles Amendment Proposal is not a condition to consummation of the Merger. See "The Merger" and "Proposed Amendment to Washington Mutual Articles of Incorporation--Increase in Authorized Shares."

  THE WASHINGTON MUTUAL BOARD HAS, BY UNANIMOUS VOTE OF ALL DIRECTORS PRESENT, APPROVED EACH OF THESE PROPOSALS AND HAS DETERMINED THAT THEY ARE IN THE BEST INTERESTS OF WASHINGTON MUTUAL AND ITS SHAREHOLDERS AND, ACCORDINGLY, RECOMMENDS THAT THE HOLDERS OF WASHINGTON MUTUAL COMMON STOCK VOTE "FOR" EACH OF THEM AND THAT THE HOLDERS OF WASHINGTON MUTUAL PREFERRED STOCK VOTE "FOR" THE ARTICLES AMENDMENT PROPOSAL.

  At the Ahmanson Meeting, Ahmanson Stockholders will be asked to consider and vote upon the Merger Proposal, pursuant to which Ahmanson will be merged with and into Washington Mutual with Washington Mutual as the surviving corporation. Upon consummation of the Merger, each outstanding share of Ahmanson Common Stock will be converted into the right to receive 1.68 shares of Washington Mutual Common Stock, with cash being paid in lieu of fractional shares. Holders of Ahmanson Preferred Stock and Ahmanson Depositary Shares are not entitled, and are not being asked, to vote on the Merger Proposal at the Ahmanson Meeting. For additional information concerning the Ahmanson Board's consideration of the Merger Proposal, see "The Merger--Background of the Merger."

  THE AHMANSON BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR AND IN THE BEST INTERESTS OF AHMANSON AND ITS STOCKHOLDERS AND, ACCORDINGLY, RECOMMENDS THAT AHMANSON STOCKHOLDERS VOTE "FOR" THE MERGER PROPOSAL.

RECORD DATE AND VOTING

  At the close of business on the Washington Mutual Record Date, there were approximately 43,934 holders of record of the 387,302,429 shares of Washington Mutual Common Stock outstanding. Each share of Washington Mutual Common Stock is entitled to one vote on each of the matters properly presented at the Washington Mutual Meeting. At the close of business on the Washington Mutual
Record Date, there were approximately     holders of record of the 1,970,000
shares of Washington Mutual Preferred Stock outstanding. Each outstanding share of Washington Mutual Preferred Stock is entitled to one vote on the Articles Amendment Proposal. Only shareholders of record at the close of business on the Washington Mutual Record Date will be entitled to notice of and to vote at the Washington Mutual Meeting.

  At the close of business on the Ahmanson Record Date, there were approximately 6,783 holders of record of the 112,759,099 shares of Ahmanson Common Stock outstanding. Each share of Ahmanson Common Stock is entitled to one vote on the Merger Proposal and on any other matters properly presented at the Ahmanson Meeting. Only Ahmanson Stockholders of record at the close of business on the Ahmanson Record Date will be entitled to vote at the Ahmanson Meeting.

PROXIES AND VOTING INSTRUCTIONS

  Washington Mutual. Shares of Washington Mutual Common Stock and Washington Mutual Preferred Stock represented by each proxy that is properly completed, dated and executed will be voted at the Washington Mutual Meeting in accordance with the instructions given thereon. If a properly executed proxy is received without voting instructions, the shares of Washington Mutual Common Stock and Washington Mutual Preferred Stock represented by such proxy will be voted "FOR" approval of all matters on which such shares are entitled to vote at the Washington Mutual Meeting. However, brokers do not have discretionary authority to vote shares held in street name on either of the two proposals. Therefore, the failure of beneficial owners of such shares to give voting instructions to such broker will result in a broker non-vote which will have the same effect as a "NO" vote on the Articles Amendment Proposal, but will be disregarded and will have no effect on the outcome of the vote on the Share Issuance/Merger Proposal. The persons named as proxies by a shareholder will not have discretionary authority to propose and vote for one or more adjournments of the Washington Mutual Meeting to permit further solicitation of proxies in favor of the Share Issuance/Merger Proposal if such shareholder marks the proxy to vote against the Share Issuance/Merger Proposal.

  As of the date of this Joint Proxy Statement/Prospectus, the Washington Mutual Board is not aware of any business to be acted upon at the Washington Mutual Meeting other than as described herein. If, however, any other matters properly come before the Washington Mutual Meeting, the proxy also confers discretionary authority on the persons named as proxies to vote upon such matters. A Washington Mutual shareholder giving a proxy has the power to revoke it at any time before it is voted. The proxy may be revoked by written notice to the Secretary of Washington Mutual received at Washington Mutual's offices at 1201 Third Avenue, Suite 1500, Seattle, Washington 98101, before August 28, 1998, by submitting a duly executed proxy bearing a later date, by written notice delivered at the Washington Mutual Meeting to the Secretary of Washington Mutual prior to the commencement of the Washington Mutual Meeting or by appearing at the Washington Mutual Meeting and voting in person at such meeting. Attendance at the Washington Mutual Meeting will not, in and of itself, constitute revocation of a previously granted proxy.

  Ahmanson. Shares of Ahmanson Common Stock represented by each proxy that is properly completed, dated and executed will be voted at the Ahmanson Meeting in accordance with the instructions given thereon by the applicable Ahmanson Stockholder. If a properly executed proxy is received without voting instructions, the shares of Ahmanson Common Stock represented by such proxy will be voted "FOR" approval of all matters on which such shares are entitled to vote at the Ahmanson Meeting. However, brokers do not have discretionary authority to vote shares held in street name on the Merger Proposal. Therefore, the failure of beneficial owners of such shares to give voting instructions to such broker will result in a broker non-vote, and will have the same effect as a "NO" vote on the Merger Proposal. The persons named as proxies by a stockholder will not have discretionary authority to propose and vote for one or more adjournments of the Ahmanson Meeting to permit further solicitation of proxies in favor of the Merger Proposal if such stockholder marks the proxy to vote against the Merger Proposal.

  As of the date of this Joint Proxy Statement/Prospectus, the Ahmanson Board is not aware of any business to be acted upon at the Ahmanson Meeting other than the Merger Proposal. If, however, any other matters properly come before the Ahmanson Meeting, the proxy also confers discretionary authority on the persons named as proxies to vote upon such matters. An Ahmanson Stockholder giving a proxy has the power to revoke it at any time before it is voted. The proxy may be revoked by written notice to the Secretary of Ahmanson received at Ahmanson's offices at 4900 Rivergrade Road, Irwindale, California 91706, before the date of the Ahmanson Meeting, by submitting a duly executed proxy bearing a later date or by written notice delivered in person at the Ahmanson Meeting to the Secretary of Ahmanson prior to the commencement of the Ahmanson Meeting. Attendance at the Ahmanson Meeting will not, in and of itself, constitute revocation of a previously granted proxy.

QUORUM; VOTES REQUIRED

  Washington Mutual. For the vote on the Share Issuance/Merger Proposal, the presence, in person or represented by proxy, of the holders of a majority of the shares of Washington Mutual Common Stock issued and outstanding and entitled to vote at the Washington Mutual Meeting will constitute a quorum. For the vote on the Articles Amendment Proposal, the presence, in person or represented by proxy, of the holders of a majority of
(i) the shares of Washington Mutual Common Stock issued and outstanding and entitled to vote at the Washington Mutual Meeting (for the separate class vote of the holders of Washington Mutual Common Stock) and (ii) the aggregate shares of Washington Mutual Common Stock and Washington Mutual Preferred Stock issued and outstanding and entitled to vote at the Washington Mutual Meeting (for the vote of the holders of Washington Mutual Common Stock and Washington Mutual Preferred Stock as a class) will constitute a quorum, respectively. For these purposes, shares of Washington Mutual Common Stock and Washington Mutual Preferred Stock that are present in person or represented by proxy will be counted for quorum purposes regardless of whether the holder of such shares fails to or abstains from voting on such proposals or whether a broker with discretionary authority is unable to exercise such discretionary authority to vote on such proposals.

  Under NASDAQ rules, assuming a quorum is present, the approval of the Share Issuance/Merger Proposal will require the affirmative vote of the holders of a majority of the shares of Washington Mutual Common Stock voting thereon. As described in "The Merger--Conditions to the Consummation of the Merger," such shareholder approval is a condition to consummation of the Merger.

  Approval of the Articles Amendment Proposal requires the affirmative vote of the holders of at least (i) two-thirds of the combined shares of Washington Mutual Common Stock and Washington Mutual Preferred Stock entitled to vote at the Washington Mutual Meeting voting together as a class and (ii) two-thirds of the shares of Washington Mutual Common Stock entitled to vote at the Washington Mutual Meeting voting as a class. Approval of the Articles Amendment Proposal is not a condition to consummation of the Merger.

  Ahmanson. For the vote on the Merger Proposal, the presence, in person or represented by proxy, of the holders of a majority of the shares of Ahmanson Common Stock issued and outstanding and entitled to vote at the Ahmanson Meeting will constitute a quorum.

  Under Delaware law and the Ahmanson Amended and Restated Certificate of Incorporation (the "Ahmanson Certificate") and the Bylaws of Ahmanson (the "Ahmanson Bylaws"), approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of Ahmanson Common Stock entitled to vote at the Ahmanson Meeting.

SOLICITATION OF PROXIES

  Each of Washington Mutual and Ahmanson will bear the cost of the solicitation of proxies from its own stockholders, except that Washington Mutual and Ahmanson will share equally the cost of printing this Joint Proxy Statement/Prospectus. In addition to solicitation by mail, the directors, officers and employees of Washington Mutual and Ahmanson and their subsidiaries may, without being additionally compensated, solicit proxies from stockholders of their respective companies by telephone, telegram, facsimile or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Washington Mutual and Ahmanson will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

  Washington Mutual has retained Georgeson & Company Inc. ("Georgeson") to assist Washington Mutual in connection with its communications with its shareholders with respect to, and to provide other services to Washington Mutual in connection with, the Washington Mutual Meeting. Georgeson will receive $12,500 for its services and reimbursement of out-of-pocket expenses in connection therewith. Washington Mutual has agreed to indemnify Georgeson against certain liabilities arising out of or in connection with its engagement.

  In addition, in connection with Lehman Brothers' engagement as financial advisor to the Washington Mutual Board, Washington Mutual anticipates that certain employees of Lehman Brothers may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are

Washington Mutual shareholders for the purpose of assisting in the solicitation of proxies in favor of the Share Issuance/Merger Proposal and the Articles Amendment Proposal. Lehman Brothers will not receive any fee for or in connection with such solicitation activities by its employees apart from the fee it is otherwise entitled to receive as described below. See "The Merger--Opinions of Financial Advisors--Opinion of Lehman Brothers Inc."

  Ahmanson has retained MacKenzie & Co. ("MacKenzie") to assist Ahmanson in connection with its communications with its stockholders with respect to, and to provide other services to Ahmanson in connection with, the Merger. MacKenzie will receive $10,000 for its services and reimbursement of out-of-pocket expenses in connection therewith. Ahmanson has agreed to indemnify MacKenzie against certain liabilities arising out of or in connection with its engagement.

  In addition, in connection with the engagement of CSFB as financial advisor to the Ahmanson Board, Ahmanson anticipates that certain employees of each of CSFB may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are Ahmanson Stockholders for the purpose of assisting in the solicitation of proxies in favor of the Merger Proposal. CSFB will not receive any fee for or in connection with such solicitation activities by its employees apart from the fee it is otherwise entitled to receive as described below. See "The Merger--Opinions of Financial Advisors--Opinion of CSFB."

  SHAREHOLDERS OF WASHINGTON MUTUAL AND AHMANSON STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

  SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS CONSUMMATED, AHMANSON STOCKHOLDERS WILL RECEIVE INSTRUCTIONS REGARDING THE PROPER PROCEDURES FOR THE EXCHANGE OF THEIR STOCK CERTIFICATES. SEE "THE MERGER--CONVERSION OF AHMANSON CAPITAL STOCK."

                                  THE MERGER

GENERAL

  The Boards of Directors of Washington Mutual and Ahmanson, by unanimous vote of all directors present, have approved the Merger Agreement, which provides for the merger, at the Effective Time, of Ahmanson with and into Washington Mutual, with Washington Mutual as the surviving corporation. This section of the Joint Proxy Statement/Prospectus describes certain aspects of the proposed Merger, including the principal terms of the Merger Agreement. A copy of the Merger Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix A and is incorporated in its entirety herein by reference. The description set forth below of the terms of the Merger Agreement is qualified in its entirety by reference thereto. All Washington Mutual shareholders and Ahmanson Stockholders are urged to read the Merger Agreement in its entirety.

  At the Effective Time, each outstanding share of Ahmanson Common Stock will be converted into the right to receive 1.68 shares of Washington Mutual Common Stock, with cash being paid in lieu of fractional shares. At the Effective Time, the separate corporate existence of Ahmanson will terminate and the surviving corporation of the merger will be Washington Mutual.

BACKGROUND OF THE MERGER

  The Ahmanson Board, in consultation with Ahmanson's senior executive management, has regularly considered a range of possible strategic options for Ahmanson in order to enhance value for the stockholders of Ahmanson and to remain competitive in a consolidating banking industry. The Ahmanson Board has also periodically reviewed presentations by investment bankers with regard to Ahmanson's strategic position, including possible business combinations involving Ahmanson. Such strategic options have generally included (i) pursuing acquisitions of other depository institutions, (ii) remaining independent and focusing on improving financial performance through increasing revenues from new business initiatives and continued reliance on share repurchase programs and (iii) seeking to merge with another depository institution. In furtherance of the first strategic option, in February 1997, Ahmanson proposed a merger transaction with Great Western. However, the Great Western Board of Directors rejected the proposal. In March 1997, Great Western announced an agreement to merge with Washington Mutual; in June 1997, Ahmanson withdrew its offer to merge with Great Western. Although Ahmanson completed the acquisition of Coast in February 1998, Ahmanson's executive management recognized that additional scale would be necessary in order to compete effectively and to maximize stockholder value.

  During the second half of February 1998, members of Ahmanson's senior management team began to examine in detail Ahmanson's strategic options, in particular a potential merger involving Ahmanson, and in connection therewith consulted with Ahmanson's outside counsel and reviewed, among other things, internally generated analytical, performance and valuation tools. In addition, during that period, Charles R. Rinehart, Chairman of the Board and Chief Executive Officer of Ahmanson, discussed Ahmanson's direction and strategic business policy with members of the Ahmanson Board; such discussions included the potential merger opportunities available to Ahmanson.

  On February 23, 1998, representatives of Ahmanson held an initial discussion with representatives of CSFB regarding the benefits that might be realized by Ahmanson and the stockholders of Ahmanson from a business combination, and the limitations inherent in Ahmanson's other strategic options. On February 26, 1998, representatives of Ahmanson's senior management met with representatives of CSFB to further discuss Ahmanson's strategic options, including the possibility of a merger of Ahmanson with another depository institution.

  At a special meeting of the Ahmanson Board on March 3, 1998, which was also attended by representatives of Ahmanson's outside counsel, representatives of CSFB gave a presentation to the Ahmanson Board and to the senior executive management of Ahmanson concerning the strategic alternatives available to Ahmanson. Prior to such meeting, CSFB had from time to time provided Ahmanson with financial advisory and related services, including acting as underwriter with respect to various issuances of securities of Ahmanson and advising Ahmanson with respect to possible strategic options. The presentations of CSFB at the March 3 meeting included a discussion of the difficulties Ahmanson would face over the long term in seeking to improve financial performance, and thus stockholder value, either through acquisitions of smaller depository institutions or through remaining independent and continuing to focus on Ahmanson's new business initiatives and its share repurchase programs. Such difficulties included the increasingly small number of viable acquisition targets, given the consolidation in the banking and thrift industries in recent years, the need for operational scale and greater financial resources in competing with the resulting large banking and thrift companies and the increasingly less efficient nature of the share repurchase programs in light of the rising market prices for Ahmanson Common Stock. In addition, CSFB reviewed the benefits to be achieved in a merger or other business combination involving Ahmanson, and identified those entities that CSFB believed to be the most attractive potential merger partners for Ahmanson. CSFB discussed with the Ahmanson Board the possible premium to be paid to Ahmanson Stockholders for their shares of Ahmanson Common Stock by such merger candidates and the financial strength and potential of a combination of Ahmanson with each of such merger candidates. CSFB explained to the Ahmanson Board that Ahmanson was likely to maximize the premium if the merger partner could account for the transaction as a pooling-of-interests, and the Ahmanson Board was further advised that the Ahmanson-Coast Merger had provided a unique opportunity for Ahmanson to account for a subsequent merger as a pooling-of-interests. After a discussion of such factors, and the options available to Ahmanson, the Ahmanson Board authorized CSFB to make contact with the most desirable merger candidates in order to solicit bids from such candidates, which bids were to be received within one week of such initial contact. In addition, the Ahmanson Board ratified and approved the retention on March 3, 1998 of CSFB as financial advisor to Ahmanson in connection with a possible merger or other business combination involving Ahmanson.

  As part of its business strategy, Washington Mutual continually examines acquisition proposals from various types of financial services companies. Following its acquisition of Great Western in July 1997, Washington Mutual examined several proposals for acquisitions, but did not agree to any. Although prior to the merger with Great Western various investment banks from time to time made presentations to Washington Mutual on the strategic fit and synergies of a combination with Ahmanson, prior to the contact from CSFB in March 1998, Washington Mutual had no acquisition discussions with Ahmanson.

  Representatives of CSFB first contacted Washington Mutual and one other merger candidate on March 4, 1998 to solicit from such entities an indication of their interest in a potential business combination with Ahmanson. At that time, Washington Mutual and the other merger candidate were informed that the final bids with respect to a merger with Ahmanson would be due on March 11, 1998. On March 5, 1998, each of Washington Mutual and the other merger candidate entered into confidentiality agreements with Ahmanson and each was then sent a package of due diligence materials. On March 5, 1998, the Corporate Development Committee of the Washington Mutual Board held a telephone meeting in which the possibility of a proposed transaction with Ahmanson was discussed, and management received authorization to continue its analysis of the transaction. Washington Mutual personnel and outside professional advisors commenced a review of such due diligence materials. Thereafter, Ahmanson from time to time provided additional due diligence materials to Washington Mutual and the other merger candidate upon their request.

  On March 11, 1998, Washington Mutual submitted a non-binding bid for Ahmanson. Also on March 11, 1998, the other merger candidate informed CSFB that it was interested in a merger with Ahmanson, but that it would not be in a position to formally submit a bid by the deadline. Because Ahmanson and the Ahmanson Board, in consultation with Ahmanson's financial and legal advisors, had determined that a short bidding period was in the best interest of Ahmanson and its stockholders and continued to believe that such strategy was the one most likely to maximize the premium to be paid to stockholders of Ahmanson, and because the other merger candidate represented to Ahmanson that the time frame and the deadline were not issues in its decision not to bid, Ahmanson decided not to extend the bidding period for the sake of the other merger candidate. After discussion among Ahmanson, its financial advisors and its outside counsel, it was determined that Washington Mutual's bid was not sufficiently near the range contemplated by the Ahmanson Board in determining to pursue a strategic merger, and Washington Mutual was requested to return the due diligence materials that had been sent to it. Following discussions between Ahmanson, Washington Mutual and their financial advisors on March 12 and 13, on March 13, Washington Mutual submitted a revised offer of 1.12 (subsequently adjusted to 1.68 following the Washington Mutual 3-for-2 stock split on June 1, 1998) shares of Washington Mutual Common

Stock for each share of Ahmanson Common Stock, for an aggregate consideration of approximately $9.9 billion (based on the closing sales price of Washington Mutual Common Stock on March 16, 1998). On the basis of that offer, Ahmanson determined to pursue negotiations with Washington Mutual.

  From March 14, 1998 until and including March 16, 1998, Washington Mutual and Ahmanson conducted due diligence of each other's operations and businesses, and representatives of Washington Mutual, Ahmanson and each of their respective outside counsel negotiated the terms and conditions of the Merger Agreement and the Option Agreement.

  On March 16, 1998, Ahmanson held a special meeting of the Ahmanson Board at which the terms of the Merger Agreement, including the Exchange Ratio, and of the Option Agreement were explained in detail to the Ahmanson Board by members of Ahmanson's senior executive management, CSFB and Ahmanson's outside counsel. At that special meeting, CSFB presented the reasons for and the potential benefits of the Merger and rendered its opinion to the Ahmanson Board that the Exchange Ratio was fair from a financial point of view to the Ahmanson Stockholders. After a discussion of the Merger Agreement and the transactions contemplated thereby and the Option Agreement, the Ahmanson Board then unanimously approved and authorized the Merger Agreement and the Option Agreement.

  On March 16, 1998, Washington Mutual also held a special meeting of the Washington Mutual Board, at which the terms of the Merger Agreement, including the Exchange Ratio, and of the Option Agreement were explained in detail to the Washington Mutual Board by members of Washington Mutual's senior executive management, Lehman Brothers and Washington Mutual's outside counsel. At that special meeting, Lehman Brothers presented the reasons for and the potential benefits of the Merger and rendered its opinion to the Washington Mutual Board that the Exchange Ratio was fair from a financial point of view to Washington Mutual. After a discussion of the Merger Agreement and the transactions contemplated thereby,the Washington Mutual Board then approved, by unanimous vote of all directors present, the Merger Agreement. Effective March 16, 1998, representatives of Washington Mutual and Ahmanson executed the Merger Agreement and the Option Agreement.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

  Washington Mutual. The Washington Mutual Board believes that the Merger will create a premier financial services company with the financial and managerial resources to compete effectively in the rapidly changing market for banking and financial services. The Combined Company will be the second largest banking company on the West Coast and the seventh largest banking company in the United States, based on pro forma total assets and total deposits as of December 31, 1997.

  The Washington Mutual Board determined that the Merger represents a unique strategic fit between two financially sound institutions with similar business strategies and complementary product capabilities. The Washington Mutual Board believes that the Combined Company will be a stronger financial services company than either Ahmanson or Washington Mutual is individually, with a market leadership position in residential mortgage origination and with a stronger, more competitive position from which to expand its consumer banking franchise and commercial banking activities.

  In reaching its conclusions, the Washington Mutual Board considered, among other things: (i) information concerning the financial performance and condition, business operations, capital levels, asset quality and prospects of each of Washington Mutual and Ahmanson and their projected future results and prospects as separate entities and on a combined basis; (ii) current industry, economic and market conditions and trends, including the likelihood of continuing consolidation and increasing competition in the banking and financial services industries (and corresponding decrease in the number of suitable merger partners for Washington Mutual), the growing importance of financial resources and market position and economies of scale to a banking institution's ability to compete successfully in this changing environment;
(iii) the structure of the transaction, including the ability to account for the transaction as a pooling-of-interests and the ability to merge WMBFA and Home Savings; (iv) the possibility of achieving significant cost savings and operating efficiencies as a result of the Merger; (v) the terms of the Merger Agreement, including the mutual covenants and conditions and the circumstances under which Washington Mutual would receive a termination fee;
(vi) the opinion of its financial advisor described below as to the fairness to Washington Mutual from a financial point of view of the Exchange Ratio (which was determined through arm's-length negotiations between Washington Mutual and Ahmanson) and the various analyses performed by its financial advisor in connection with rendering its opinion, considered as a whole (see "The Merger--Opinions of Financial Advisors--Opinion of Lehman Brothers Inc."); (vii) the likelihood of obtaining the Required Regulatory Approvals;
(viii) the changing regulatory environment for banking and other financial services; and (ix) the effect of the Merger on the depositors, employees, customers and communities served by Washington Mutual, including the effect of the proposed branch and loan office consolidations on WMBFA and the communities in which it operates. In reaching its decision to approve the Merger Agreement and recommend the Share Issuance/Merger Proposal to shareholders, the Washington Mutual Board did not assign any relative or specific weights to the various factors considered, and individual directors may have given differing weights to different factors. The Washington Mutual Board has not considered and evaluated any changes relevant to the Merger since March 16, 1998. Management of Washington Mutual does not believe that there have been any material adverse changes in the stock price, operating results or other aspects of the business of either Washington Mutual or Ahmanson since March 16, 1998, other than as set forth or incorporated by reference herein.

  The Washington Mutual Board believes that the Merger will further key elements of its strategic plan by: (i) further strengthening Washington Mutual's consumer banking franchise in California; (ii) providing an entry into the Texas banking market; and (iii) obtaining cost savings and efficiencies through consolidation of operations and facilities. In particular, the following benefits were considered by the Washington Mutual
Board:

    (i) The Merger will significantly increase Washington Mutual's share of the consumer banking market in California, thereby building on the base created by its recently completed acquisitions of ASB and Great Western. WMBFA already has a statewide presence in California, with over 450 consumer financial centers and home loan centers in the state, of which more than 150 are located in the Los Angeles and San Francisco areas. The merger with Ahmanson will add over 350 branches and loan offices (before consolidations) and substantially increase Washington Mutual's customer base in California. As a result of the Merger, the Combined Company will become the second largest depository institution in California (based on deposits as of December 31, 1997);

    (ii) Ahmanson has approximately 45 branches in Texas, providing Washington Mutual with an entry into the Texas consumer banking market, which has been a strategic objective of Washington Mutual; and

    (iii) The consolidation of certain head office functions, back office operations and retail branch and loan offices, together with cost savings from reduced aggregate marketing expenses and implementation of its technology platform, is expected to produce annual savings of operating costs currently estimated by Washington Mutual's management at $199 million in 1999 and $330 million in 2000 and each year thereafter (in each case pre-tax). In addition, the Combined Company will be one of the largest originators and servicers of residential mortgage loans in the United States (ranking first in California in residential loan originations based on combined 1997 origination volume). The Washington Mutual Board believes that the Merger will significantly enhance Washington Mutual's ability to achieve the economies of scale and efficiencies that are critical to compete effectively in these business lines.

  For additional details on anticipated cost savings from the Merger, see "Management and Operations of Washington Mutual Following the Merger-- Operations After the Merger--Cost Savings."

  The benefits described above are forward-looking statements, and actual results may vary materially from such statements. See "Risk Factors" for factors that may cause such variation.

  BASED ON THE FOREGOING, THE WASHINGTON MUTUAL BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF WASHINGTON MUTUAL AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF WASHINGTON MUTUAL COMMON STOCK VOTE "FOR" APPROVAL OF THE SHARE ISSUANCE/MERGER PROPOSAL.

  Ahmanson. In determining to approve the Merger Agreement and to recommend approval of the Merger Proposal by the Ahmanson Stockholders, the Ahmanson Board consulted with Ahmanson's senior executive management, as well as its financial and legal advisors, and considered a number of factors, including the following:

  . Ahmanson's Strategic Options. The Ahmanson Board considered, based in part on the presentations of Ahmanson's senior executive management and its financial advisor, the strategic options available to Ahmanson for enhancing stockholder value, including (a) pursuing additional acquisitions, (b) remaining independent and (c) seeking to merge with another depository institution. The Ahmanson Board concluded that the available options to merging with another depository institution were not likely to result in as great a value for the Ahmanson Stockholders as the value expected to be realized in such a merger. In particular, the Ahmanson Board took into account that the recent consolidation in the banking industry, which has limited Ahmanson's ability to enhance stockholder value through acquisitions, both by reducing the number of available targets and increasing the likelihood that such targets would generate significant interest from other potential acquirors. The Ahmanson Board also noted that Ahmanson's recent strong financial performance has been predicated upon, among other things, efficiency gains and its share repurchase programs. Such share repurchase programs have become increasingly less efficient as a result of the rise in market prices for Ahmanson Common Stock and the Ahmanson Board believed that additional efficiency gains would be more difficult to achieve. In addition, the Ahmanson Board took into account that Ahmanson's success in remaining independent and increasing revenue would depend upon the outcome of recently initiated business strategies designed to increase revenues, and would require meaningful capital investments over the next few years for Ahmanson to remain competitive. In contrast, the Ahmanson Board noted that a merger of Ahmanson with another depository institution could provide a meaningful premium to the Ahmanson Stockholders over current market prices for Ahmanson Common Stock, and could address certain of the business limitations on Ahmanson's growth noted immediately above. In addition, the Ahmanson Board also considered the fact that Ahmanson was likely to maximize the premium if the merger partner could account for the transaction as a pooling-of-interests, and that the Ahmanson-Coast Merger had provided a unique opportunity for Ahmanson to account for a subsequent merger as a pooling-of-interests.

  . Economic and Competitive Environment. The Ahmanson Board considered the operating environment for Ahmanson, including, but not limited to, the unprecedented consolidation and increasing competition in the thrift, banking and financial services industries both in California and nationally. The Ahmanson Board considered the prospect for further changes and consolidation in these industries and the difficulty Ahmanson would face in competing with the resulting large depository institutions. The Ahmanson Board noted the need for operational scale and financial resources in order to remain competitive in such an environment.

  . Financial and Other Terms of the Merger Agreement. The Ahmanson Board considered the terms of the Merger Agreement and the transactions contemplated thereby, including the Option Agreement. The Ahmanson Board took into account the fact that the Exchange Ratio reflects a 23% premium for the Ahmanson Stockholders based on the closing price of Ahmanson Common Stock on March 16, 1998 (the day immediately preceding the public announcement of the Merger) and that the Merger would be immediately and significantly accretive to Ahmanson's dividends per share. In addition, the Ahmanson Board was advised that the stock market had generally been receptive to "in-market" mergers, and that this factor could positively affect the market price of the Washington Mutual Common Stock. The Ahmanson Board also took into account that the dollar value of the merger consideration to be received by the Ahmanson Stockholders in the Merger would fluctuate with the value of the Washington Mutual Common Stock. The Ahmanson Board also noted that the Ahmanson Preferred Stock would be exchanged for a corresponding series of Washington Mutual preferred stock. With respect to the Option Agreement and the termination fees, the Ahmanson Board was aware that the existence of such an agreement and such fees might discourage third parties from seeking to acquire Ahmanson and that the Option Agreement might preclude any third party from being able to effect a merger with Ahmanson that would qualify for pooling-of-interests accounting treatment, but the Ahmanson Board was also advised that such arrangements were virtually standard in depository institution mergers and that Washington Mutual had insisted upon such arrangements as a condition of the transaction. See "--Termination of the Merger Agreement," "--Termination Fees" and "--Option Agreement."

  . Size and Competitiveness of Combined Company. The Ahmanson Board took into account its assessment that the Combined Company might, as compared to Ahmanson independently, better serve the convenience and needs of Ahmanson's customers and the communities Ahmanson serves as a result of being a substantially larger financial institution. The Ahmanson Board considered that the Combined Company would potentially have access to greater financial, managerial and technological resources and an ability to offer an expanded range of products and services. The Ahmanson Board noted that the Combined Company would rank second among depository institutions in California in terms of total assets and seventh nationally (based on deposits as of December 31, 1997).

  . Advice of Financial Advisor and Fairness Opinion. The Ahmanson Board considered the financial presentation of CSFB on March 16, 1998 and the opinion of CSFB rendered to the Ahmanson Board on March 16, 1998 that, as of such date, the Exchange Ratio was fair, from a financial point of view, to the Ahmanson Stockholders. See "--Opinions of Financial Advisors--Opinion of CSFB."

  . Opportunities for Efficiencies and Cost Savings. The Ahmanson Board took into account that, although no assurances can be given, there were likely to be significant cost savings, operating efficiencies and synergies available to the Combined Company from the Merger.

  . Certain Financial and Other Information Concerning Ahmanson. The Ahmanson Board took into account its familiarity with the business, operations, financial condition and earnings of Ahmanson both on a historical and a prospective basis.

  .  Certain Financial and Other Information Concerning the Combined
     Company. Based in part on presentations by Ahmanson's senior management and its financial advisor, the Ahmanson Board considered (a) the business, operations, financial condition and earnings of Washington Mutual and its long-term business strategies and direction and (b) the pro forma financial condition, earnings and prospects of Washington Mutual and Ahmanson on a combined basis after giving effect to the Merger and the anticipated cost savings and operating synergies expected to be achieved as a result of the Merger.

  . Due Diligence Review. The Ahmanson Board considered the results of the due diligence investigations of Washington Mutual conducted by Ahmanson management and its financial advisor, including, among other things, assessments of Washington Mutual's credit policies, asset quality, adequacy of loan loss reserves, interest rate risk and year 2000 compliance, as well as Washington Mutual's continuing integration of Great Western.

  . Tax and Pooling-of-Interests Treatment of the Transaction. The Ahmanson Board took into account the expectation that the Merger will generally be a tax-free transaction to Ahmanson and its stockholders and will be accounted for as a pooling-of-interests.

  . Impact on Other Constituencies. The Ahmanson Board considered the general impact that the Merger is expected to have on Ahmanson's various constituencies, including its customers, employees and communities. In this regard, the Ahmanson Board noted in particular the ability of Ahmanson, pursuant to the Merger Agreement, to establish a $15,000,000 bonus plan for employees of Ahmanson below the rank of first vice president to assist Ahmanson in the retention of employees important to the on-going business of Ahmanson, with the allocation, and all other terms and conditions of such bonuses, to be made by Ahmanson. The Ahmanson Board also took note of the expressed need of Washington Mutual for additional employees and staff in California. In addition, the Ahmanson Board noted the ability of Ahmanson to establish additional severance benefits for employees of Ahmanson to assist employees displaced by the expected consolidation of the operations of Ahmanson into Washington Mutual. Finally, the Ahmanson Board also considered Washington Mutual's ratings under the Community Reinvestment Act and its commitment to community needs in general.

  In reaching its determination to approve and recommend the Merger, the Ahmanson Board did not assign any relative or specific weights to the various factors considered by it, and individual directors may have given differing weights to different factors. The foregoing discussion of the information and factors considered by the Ahmanson Board is not intended to be exhaustive but is believed to include all material factors considered by the Ahmanson Board.

  BASED ON THE FOREGOING, THE AHMANSON BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF AHMANSON AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT AHMANSON STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER PROPOSAL.

OPINIONS OF FINANCIAL ADVISORS

  Opinion of Lehman Brothers Inc. The Washington Mutual Board has retained Lehman Brothers to act as its financial advisor in connection with the Merger. Lehman Brothers has rendered its written opinion to the Washington Mutual Board, dated March 16, 1998, to the effect that, based upon and subject to the factors and assumptions set forth in such opinion, and as of the date of such opinion, the Exchange Ratio was fair to Washington Mutual from a financial point of view. The full text of the Lehman Brothers Opinion, which sets forth assumptions made, procedures followed, matters considered and limits on the review undertaken by Lehman Brothers, is attached hereto as Appendix B. The summary set forth in this Joint Proxy Statement/Prospectus of the Lehman Brothers Opinion is qualified in its entirety by reference to the full text of the Lehman Brothers Opinion attached hereto.

  No limitations were imposed by Washington Mutual on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion. Lehman Brothers was not requested to and did not make any recommendation to the Washington Mutual Board as to the form or amount of consideration to be offered by Washington Mutual to the Ahmanson Stockholders in the Merger, which was determined through arm's-length negotiations between the parties. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to Washington Mutual or Ahmanson, but rather made its determination as to the fairness, from a financial point of view, of the Exchange Ratio to be offered by Washington Mutual to the Ahmanson Stockholders in the Merger on the basis of the financial and comparative analyses described below. The Lehman Brothers Opinion is for the use and benefit of the Washington Mutual Board and was rendered to the Washington Mutual Board in connection with its consideration of the Merger. The Lehman Brothers Opinion is not intended to be and does not constitute a recommendation to any holder of Washington Mutual Common Stock as to how such holder should vote on the Share Issuance/Merger Proposal. Lehman Brothers was not requested to opine as to, and its opinion does not address, Washington Mutual's underlying business decision to proceed with or effect the Merger.

  In arriving at its opinion, Lehman Brothers reviewed and analyzed: (1) the Merger Agreement and the specific terms of the Merger, (2) such publicly available information concerning Washington Mutual and Ahmanson that it believed to be relevant to its analysis including, without limitation, Form 10-K for the year ended December 31, 1996 and preliminary draft copies of Form 10-K for the year ended December 31, 1997, quarterly reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 1997 and recent press releases of Washington Mutual and Ahmanson, (3) financial and operating information with respect to the business, operations and prospects of Washington Mutual and Ahmanson furnished to it by Washington Mutual and Ahmanson, (4) a trading history of the common stocks of Washington Mutual and Ahmanson and a comparison of that trading history with those of other companies that it deemed relevant, (5) a comparison of the historical financial results and present financial condition of Washington Mutual and Ahmanson with those of other companies that it deemed relevant, (6) a comparison of the financial terms of the Merger with the financial terms of certain other recent transactions that it deemed relevant, (7) the potential pro forma impact of the Merger on Washington Mutual and (8) the relative contributions of Washington Mutual and Ahmanson to the Combined Company on a pro forma basis. In addition, Lehman Brothers had discussions with the management of Washington Mutual and Ahmanson concerning their respective businesses, operations, assets, liabilities, financial conditions and prospects, and the potential cost savings, operating synergies and strategic benefits expected to result from a combination of the businesses of Washington Mutual and Ahmanson, and undertook such other studies, analyses and investigations as it deemed appropriate.

  In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information, and further relied upon the assurances of management of Washington Mutual and Ahmanson that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of Washington Mutual and Ahmanson, upon advice of Washington Mutual, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective managements of Washington Mutual and Ahmanson, as to the future financial performance of Washington Mutual and Ahmanson including, without limitation, with respect to projected cost savings and operating synergies expected to result from a combination of the businesses of Washington Mutual and Ahmanson and that Washington Mutual and Ahmanson would perform, and that the Combined Company will perform, substantially in accordance with such projections. Upon advice of Washington Mutual and its legal and accounting advisors, Lehman Brothers assumed that the Merger will qualify for pooling-of-interests accounting treatment and as a reorganization within the meaning of Section 368(a) of the Code, and therefore as a tax-free transaction. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Ahmanson or Washington Mutual and did not make or obtain any evaluations or appraisals of the assets or liabilities of Ahmanson or Washington Mutual. In addition, Lehman Brothers noted that it is not expert in the evaluation of loan portfolios or allowances for loan and real estate owned losses and, upon advice of Washington Mutual, it assumed that Ahmanson's current allowances for loan and real estate owned losses (including for off-balance sheet items) were in the aggregate adequate to cover all such losses. The Lehman Brothers Opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its written opinion.

  The following is a summary of the analyses Lehman Brothers performed in arriving at its opinion. In connection with the preparation and delivery of its opinion to the Washington Mutual Board, Lehman Brothers performed a variety of financial and comparative analyses, as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Washington Mutual. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses did not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

  Purchase Price Analysis. Based upon the Exchange Ratio, the closing price of Washington Mutual Common Stock on March 13, 1998 of $46.92 represented a value to be received by holders of Ahmanson Common Stock of $78.82 per share. Based on this implied transaction value per share, Lehman Brothers calculated the price-to-market, price-to-book, price-to-tangible book, adjusted price-to-tangible book (wherein price and tangible book value were adjusted to reflect a tangible common equity to tangible assets ratio of 5.00%) and price-to-earnings ratios, and the implied core deposit premium paid, in the Merger. The implied transaction value per share yielded a premium to market price ratio of 24% over the closing price of Ahmanson Common Stock of $63.81 on March 13, 1998. This analysis also yielded a price-to-book ratio of 2.92x, a price-to-tangible book value ratio of 3.77x, an adjusted price-to-tangible book value ratio of 3.76x, a price to estimated 1998 earnings ratio of 19.7x and a price to estimated 1999 earnings ratio of 17.1x, (based on median estimates of Ahmanson's 1998 and 1999 earnings published by First Call as of March 13,
1998) and an implied core deposit premium of 21.3%. First Call is a data service that monitors and publishes a compilation of earnings estimates produced by selected research analysts regarding companies of interest to institutional investors.

  Comparable Transaction Analysis. Using publicly available information, Lehman Brothers reviewed certain terms and financial characteristics, including historical price-to-earnings ratios, the price-to-book ratio, the price-to-tangible book ratio, the adjusted price-to-tangible book ratio and the core deposit premium paid at the time of transaction announcement, of five savings institution pooling-of-interests transactions (the "Comparable Thrift Transactions Group") with values greater than $500 million publicly announced since June 30, 1997 which Lehman Brothers deemed to be comparable to the Merger. The Comparable Thrift Transactions Group considered by Lehman Brothers in its analysis consisted of the following transactions (identified by acquiror/acquiree): Commercial Federal Corp/First Colorado Bancorp, Inc., Fifth Third Bancorp/CitiFed Bancorp, Inc., Fifth Third Bancorp/State Savings Co., Peoples Heritage Financial Group/CFX Corp. and North Fork Bancorp./New York Bancorp, Inc. The median values for these transactions for the price to latest twelve months earnings ratio, price to estimated 1998 earnings ratio, price-to-book ratio, price-to-tangible book ratio and adjusted price-to-tangible book ratio were 25.6x, 22.3x, 3.34x, 3.34x and 4.71x, respectively. The range of values for these parameters were from 20.0x to 28.2x, 16.9x to 24.4x, 2.41x to 4.80x, 2.46x to 4.80x and 4.28x to 5.18x, respectively. These compared to transaction ratios of 23.4x, 19.7x, 2.92x, 3.77x and 3.76x for the Merger based on the closing price of Washington Mutual Common Stock on March 13, 1998. The range of core deposit premiums paid in these transactions was 27% to 44%, with a median value of 32% compared to an implied core deposit premium of 21% for the Merger based on the closing price of Washington Mutual Common Stock on March 13, 1998.

  Using publicly available information, Lehman Brothers also reviewed certain terms and financial characteristics, including historical price-to-earnings ratios, the price-to-book ratio, the price-to-tangible book ratio and the adjusted price-to-tangible book ratio and the core deposit premium paid at the time of transaction announcement, of eight banking company pooling-of-interests transactions (the "Comparable Bank Transactions Group") with values greater than $1 billion publicly announced since June 30, 1997 which Lehman Brothers deemed to be relevant to the Merger. The Comparable Bank Transactions Group considered by Lehman Brothers in its analysis consisted of the following transactions (identified by acquiror/acquiree): Union Planters Corp./Magna Group Inc., Regions Financial Corp./First Commercial Corp., First American Corp./Deposit Guaranty Corp., National City Corp./First of America Bank Corp., First Union Corp./CoreStates Financial Corp., Banc One Corp./First Commerce Corp., NationsBank Corp./Barnett Banks Inc. and First Union Corp./Signet Banking Corp. The median values for these transactions for the price to latest twelve months earnings ratio, price to estimated 1998 earnings, price-to-book ratio, price-to-tangible book ratio and adjusted price-to-tangible book were 25.7x, 21.6x, 3.91x, 4.26x and 5.66x, respectively. These compared to transaction multiples of 23.4x, 19.7x, 2.92x, 3.77x and 3.76x for the Merger based on the closing price of Washington Mutual Common Stock on March 13, 1998. The median value for the core deposit premium paid in these transactions was 40%, compared to an implied core deposit premium of 21% for Washington Mutual/Ahmanson based on the closing price of Washington Mutual Common Stock on March 13, 1998.

  Because the reasons for and circumstances surrounding each of the transactions analyzed were so diverse and because of the inherent differences in the businesses, operations, financial conditions and prospects of Washington Mutual, Ahmanson and the companies included in the Comparable Thrift Transactions Group and the Comparable Bank Transactions Group, Lehman Brothers believed that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the Merger. Lehman Brothers believed that the appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning the differences between the characteristics of these transactions and the Merger which would affect the acquisition values of the acquired companies and Ahmanson.

  Comparable Company Analysis. Using publicly available information, Lehman Brothers compared the financial performance and stock market valuation of Ahmanson with the following selected savings institutions (the "Comparable Thrift Group") deemed relevant by Lehman Brothers: Astoria Financial Corp., Bank United Corp., Bay View Capital Corp., Commercial Federal Corp., Charter One Financial, Dime Bancorp Inc., Downey Financial Corp., FirstFed Financial Corp., Golden West Financial Corp., GreenPoint Financial Corp., People's Bank
(MHC), Peoples Heritage Financial Group, Sovereign Bancorp Inc., St. Paul Bancorp Inc., Washington Federal Inc. and Webster Financial Corp. Indications of such financial performance and stock market valuation included profitability (return on average assets and return on average equity for the latest quarter ended

December 31, 1997 annualized, adjusted for non-recurring items, of 0.85% and 16.7%, respectively, for Ahmanson, and medians of 0.95% and 13.5%, respectively, for the Comparable Thrift Group); the ratio of tangible equity to tangible assets (4.56% for Ahmanson and a median of 5.67% for the Comparable Thrift Group); the ratio of price to estimated 1998 earnings (15.8x for Ahmanson and a median of 16.3x for the Comparable Thrift Group); the ratio of price-to-book (3.10x for Ahmanson and a median of 2.28x for the Comparable Thrift Group) and the ratio of price-to-tangible book (3.63x for Ahmanson and a median of 2.59x for the Comparable Thrift Group). These ratios for the Comparable Thrift Group are based on public financial statements as of December 31, 1997, closing stock market prices on March 13, 1998 and earnings per share are based on the most recent median estimates for 1998 and 1999 earnings published by the Institutional Broker Estimate System ("IBES"). IBES is a data service that monitors and publishes compilations of earnings estimates produced by selected research analysts regarding companies of interest to institutional investors. These ratios for Ahmanson are based on public financial statements as of December 31, 1997, First Call 1998 and 1999 earnings per share estimates as of March 13, 1998 and the closing price for Ahmanson Common Stock of $63.81 as of close of business on March 13, 1998.

  Because of the inherent differences in the businesses, operations, financial conditions and prospects of Ahmanson and the companies included in the Comparable Thrift Group, Lehman Brothers believed that a purely quantitative comparable company analysis would not be particularly meaningful in the context of the Merger. Lehman Brothers believed that the appropriate use of a comparable company analysis in this instance would involve qualitative judgments concerning the differences between Ahmanson and the companies included in the Comparable Thrift Group which would affect the trading values of the comparable companies and Ahmanson.

  Discounted Cash Flow Analysis. Lehman Brothers discounted four years of estimated cash flows of Ahmanson and an estimated terminal value of Ahmanson Common Stock, assuming a dividend rate sufficient to maintain a tangible capital ratio (defined as tangible common equity divided by tangible assets) of 5.50% and using a range of discount rates from 12% to 16%. Lehman Brothers derived an estimate of a range of terminal values by applying multiples ranging from 14x to 18x estimated year-end 2001 net income. These rates and values were chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of Ahmanson Common Stock. In connection with this analysis, Washington Mutual management provided Lehman Brothers with net income projections. This analysis, and its underlying assumptions, yielded a range of values for Ahmanson Common Stock from approximately $77.85 to $86.10 per share, as compared to a per share transaction value of $78.82, based on the closing price of Washington Mutual Common Stock on March 13, 1998.

  Pro Forma Merger Analysis. Lehman Brothers analyzed the impact of the Merger on Washington Mutual's estimated earnings per share based on the most recent estimates for the 1998 and 1999 earnings of Washington Mutual and Ahmanson published by First Call and assumed growth rates of 15.0% and 11.0% from 1999 to 2000 for Washington Mutual and Ahmanson, respectively. In connection with this analysis, management of each of Washington Mutual and Ahmanson provided Lehman Brothers with projections for cost savings and operational synergies from the Merger, which projections were incorporated in Lehman Brothers' analyses. Based on such First Call estimates, assumed growth rates and management projections of cost savings and operational synergies, Lehman Brothers concluded that the Merger would result in dilution of 1.0% to Washington Mutual's earnings per share in 1999 and accretion of 3.0% to Washington Mutual's earnings per share in 2000.

  Contribution Analysis. Lehman Brothers analyzed the respective contributions of Ahmanson and Washington Mutual to the Combined Company's pro forma balance sheet as of December 31, 1997 and pro forma historic net income for 1997, without giving effect to any cost savings or operational synergies resulting from the Merger. This analysis showed that Ahmanson would have contributed 35% of total assets, 35% of total gross loans, 38% of total equity and 37% of common equity on a pro forma basis as of December 31, 1997 and that Ahmanson's contribution to the Combined Company's pre-tax net income, adjusted for non-recurring items, and net income, adjusted for non-recurring items, would have been 31% and 32%, respectively. This analysis also showed that, based on First Call earnings estimates for 1998, without giving effect to any cost savings or operational synergies resulting from the Merger, Ahmanson's contribution to the Combined Company's net income would be 31% for 1998. Based upon the Exchange Ratio, Ahmanson Stockholders would own an estimated 35.4% of the Combined Company upon completion of the Merger.

  Lehman Brothers is an internationally recognized investment banking firm. Lehman Brothers, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Washington Mutual Board retained Lehman Brothers based upon Lehman Brothers' experience and expertise and its familiarity with Washington Mutual and transactions similar to the Merger. Pursuant to a letter agreement dated March 11, 1998, between Washington Mutual and Lehman Brothers, Washington Mutual has agreed to pay Lehman Brothers (i) a retainer of $400,000 paid upon signing of the letter agreement, (ii) a fee of $3,600,000 upon delivery of the Lehman Brothers Opinion and the signing of the Merger Agreement and (iii) a fee of $20 million (less any amounts paid to Lehman Brothers under (i) and (ii)) for its services in connection with the Merger upon consummation thereof. The letter agreement with Lehman Brothers also provides that Washington Mutual will reimburse Lehman Brothers for its out-of-pocket expenses and indemnify Lehman Brothers and certain related persons and entities against certain liabilities, including liabilities under securities laws, incurred in connection with its services thereunder. Lehman Brothers has performed various investment banking services for Washington Mutual and for Ahmanson in the past, and has received customary fees for such services. In the ordinary course of its business, Lehman Brothers and its affiliates actively trade in the debt and equity securities of the Washington Mutual and Ahmanson for their own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In connection with Lehman Brothers' engagement as financial advisor to Washington Mutual, Washington Mutual anticipates that certain employees of Lehman Brothers may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are Washington Mutual shareholders or Ahmanson Stockholders for the purpose of assisting in the solicitation of proxies in favor of the Share Issuance/Merger Proposal and the Articles Amendment Proposal (in the case of the Washington Mutual shareholders) and the Merger Proposal (in the case of the Ahmanson Stockholders). Lehman Brothers will not receive any fee for or in connection with such solicitation activities by its employees apart from the fee it is otherwise entitled to receive as described above.

  Opinion of CSFB. CSFB has acted as financial advisor to the Ahmanson Board in connection with the Merger. CSFB was selected by the Ahmanson Board based on CSFB's experience, expertise and familiarity with Ahmanson and its business. CSFB is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes.

  In connection with CSFB's engagement, the Ahmanson Board requested that CSFB evaluate the fairness of the Exchange Ratio to Ahmanson Stockholders from a financial point of view. On March 16, 1998, at a meeting of the Ahmanson Board held to review and consider the terms of the Merger, CSFB rendered to the Ahmanson Board an oral opinion (which was subsequently confirmed by delivery of a written opinion dated March 16, 1998) to the effect that, as of such date, and based upon and subject to various qualifications and assumptions described therein, the Exchange Ratio was fair to the Ahmanson Stockholders from a financial point of view. CSFB has confirmed its earlier opinion by delivery of the CSFB opinion dated the date of this Joint Proxy Statement/Prospectus. In connection with the CSFB opinion, CSFB updated certain of the analyses performed in connection with its earlier opinion (to the extent such analyses were based on trading multiples and earnings estimates of comparable companies that may have changed since the date of such earlier opinion) and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith. CSFB did not, as a result of such procedures, make any material changes in such analyses and assumptions.

  THE FULL TEXT OF CSFB OPINION, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. AHMANSON STOCKHOLDERS ARE URGED TO READ

THE CSFB OPINION CAREFULLY IN ITS ENTIRETY. CSFB HAS CONSENTED TO SUCH INCLUSION OF THE CSFB OPINION AND TO THE REFERENCES TO THAT OPINION IN THIS JOINT PROXY STATEMENT/PROSPECTUS, BUT BY SO DOING, CSFB DOES NOT ADMIT THAT IT COMES WITHIN THE CATEGORY OF PERSONS WHOSE CONSENT IS REQUIRED UNDER SECTION 7 OF THE SECURITIES ACT OR THE RULES AND REGULATIONS OF THE COMMISSION THEREUNDER, NOR DOES CSFB THEREBY ADMIT THAT IT IS AN "EXPERT" AS THAT TERM IS USED IN THE SECURITIES ACT OR THE RULES AND REGULATIONS OF THE COMMISSION THEREUNDER WITH RESPECT TO ANY PART OF THE REGISTRATION STATEMENT OF WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS FORMS A PART. THE CSFB OPINION IS DIRECTED TO THE AHMANSON BOARD AND RELATES ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO TO AHMANSON STOCKHOLDERS FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY AHMANSON STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE AHMANSON SPECIAL MEETING. THE SUMMARY OF THE CSFB OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In arriving at its opinion dated March 16, 1998, CSFB reviewed the Merger Agreement and certain publicly available business and financial information relating to Ahmanson and Washington Mutual. CSFB also reviewed certain other information relating to Ahmanson and Washington Mutual, including financial forecasts provided to CSFB by Ahmanson and Washington Mutual, and met with the managements of Ahmanson and Washington Mutual to discuss the businesses and prospects of Ahmanson and Washington Mutual. CSFB also considered certain financial and stock market data of Ahmanson and Washington Mutual and compared that data with similar data for other publicly held companies in businesses similar to those of Ahmanson and Washington Mutual, and considered the financial terms of certain other business combinations and other transactions which were recently effected. CSFB also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which CSFB deemed relevant.

  In connection with its review, CSFB did not assume any responsibility for independent verification of any of the information provided to or otherwise reviewed by CSFB and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts (including the estimates of future cost savings and operating synergies expected to be achieved as a result of the Merger), CSFB assumed that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Ahmanson and Washington Mutual. In addition, CSFB was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Ahmanson or Washington Mutual, nor was CSFB furnished with any such evaluations or appraisals. CSFB's opinion was necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. CSFB did not express any opinion as to the actual value of the Washington Mutual Common Stock when issued pursuant to the Merger or the prices at which the Washington Mutual Common Stock will trade subsequent to the Merger.

  In preparing its opinion dated March 16, 1998 to the Ahmanson Board, CSFB performed a variety of financial and comparative analyses, including those described below. The summary of CSFB's analyses set forth below does not purport to be a complete description of the analyses underlying CSFB's opinions, but, rather, sets forth a description of the material analyses performed by CSFB for purposes of such opinions. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinions, CSFB made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, CSFB believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinions. In its analyses, CSFB made numerous assumptions with respect to Ahmanson, Washington Mutual, industry performance, regulatory, general business, economic, market and financial conditions, and other matters, many of which are beyond the control of Ahmanson and Washington Mutual. No company, transaction or business used in such analyses as a comparison is identical to Ahmanson, Washington Mutual or the proposed Merger, nor is an evaluation of the results of such analyses entirely mathematical; rather, such analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. CSFB's opinion and financial analyses were only one of many factors considered by the Ahmanson Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Ahmanson Board or management with respect to the Exchange Ratio or the proposed Merger.

  The following is a summary of each of the material financial analyses performed by CSFB in connection with its opinion dated March 16, 1998:

  Calculation of Implied Value of Exchange Ratio. CSFB calculated the implied value of the Exchange Ratio based on the closing stock price of Washington Mutual Common Stock on March 16, 1998, which indicated an implied equity value for Ahmanson of approximately $80.36 per share. The implied equity value of $80.36 per share equated to implied multiples for Ahmanson's estimated calendar 1998 earnings per share, estimated calendar 1999 earnings per share and most recent book value and tangible book value of 20.0x, 17.4x, 3.0x and 3.8x, respectively, an implied premium to the closing price of Ahmanson Common Stock on March 16, 1998 of approximately 23% and an implied premium to Ahmanson's deposits of approximately 21%. CSFB then compared these results with those derived from the analyses described below.

  Selected Transactions Analysis. Using publicly available information, CSFB analyzed the purchase prices and implied transaction multiples paid in two sets of thrift transactions (collectively, the "Selected Transactions"). The first set includes 18 thrift transactions which were announced since
January 1, 1997 and had a transaction value at announcement in excess of $300 million (collectively, the "National Transactions"). The second set includes the following five largest thrift transactions in California which were announced since January 1, 1996: H. F. Ahmanson & Co./Coast Savings Financial, Inc.; Washington Mutual, Inc./Great Western Financial Corporation; First Nationwide Bank/Cal Fed Bancorp, Inc.; Washington Mutual, Inc./American Savings Bank; and Golden State Bancorp/First Nationwide Parent Holdings (collectively, the "California Transactions"). All multiples were based on information available at the time of announcement of the transaction. This analysis indicated a range of multiples for the National Transactions of estimated current-year earnings per share, estimated one-year forward earnings per share and most recent book value and tangible book value of 11.9x to 24.1x (with an average of 18.4x), 12.6x to 22.7x (with an average of 17.4x), 1.7x to 4.8x (with an average of 2.4x) and 1.7x to 4.8x (with an average of 2.5x), respectively. In addition, CSFB reviewed the premiums to deposits paid in the National Transactions, which indicated a range of premiums to deposits of approximately 7 percent to 49 percent (with an average of 30 percent). This analysis also indicated a range of multiples for the California Transactions of estimated current-year earnings per share, estimated one-year forward earnings per share and most recent book value and tangible book value of 11.0x to 17.8x (with a median of 16.1x), 8.3x to 15.7x (with a median of 14.4x), 1.5x to 2.7x (with a median of 1.9x) and 1.5x to 3.1x (with a median of 2.0x), respectively. In addition, CSFB reviewed the premiums to deposits paid in the California Transactions, which indicated a range of premiums to deposits of approximately 3% to 20% (with a median of 9%). CSFB then calculated an implied per-share equity reference range for Ahmanson by applying the range of multiples derived for the Selected Transactions to corresponding financial data of Ahmanson, which indicated an implied equity reference range for Ahmanson of approximately $70 to $80 per share based on the Selected Transactions.

  Discounted Cash Flow Analysis. CSFB estimated the present value of the future streams of after-tax free cash flows that Ahmanson could produce on a stand-alone basis through calendar year 2002 based on a projection of capital available for distribution to Ahmanson Stockholders in the form of dividends or share repurchases. CSFB also estimated the present value of the future streams of after-tax cash flows that Ahmanson could produce through calendar year 2002 based on a projection of capital available for distribution to the Ahmanson

Stockholders in the form of dividends or share repurchases after giving effect to, among other things, certain cost savings and revenue enhancements anticipated by the management of Washington Mutual to result from the Merger. The range of estimated terminal values was calculated by applying multiples ranging from 13x to 15x to the projected 2002 net income of Ahmanson. The free cash flow streams and estimated terminal values were then discounted to present values using discount rates ranging from 12% to 14%. This analysis indicated an implied equity reference range for Ahmanson of approximately $52 to $62 per share, without giving effect to certain cost savings and revenue enhancements anticipated by the management of Washington Mutual to result from the Merger, and approximately $63 to $76 per share after giving effect to such anticipated cost savings and revenue enhancements.

  Selected Companies Analysis. CSFB compared certain financial, operating and stock market data of Ahmanson to corresponding data of selected publicly traded companies in the thrift industry. Such companies included: Washington Mutual, Inc.; Golden West Financial Corporation; Charter One Financial, Inc.; Greenpoint Financial Corp.; and Dime Bancorp, Inc. (collectively, the "Selected Companies"). Earnings per share estimates for the Selected Companies and Ahmanson were based on estimates of selected investment banking firms as compiled by First Call. All multiples were based on closing stock prices on March 13, 1998. This analysis indicated a range of multiples for the Selected Companies of estimated calendar 1998 earnings per share, estimated calendar 1999 earnings per share and most recent book value and tangible book value of 14.1x to 17.5x (with a median of 14.8x), 12.5x to 15.5x (with a median of 13.1x), 1.7x to 3.4x (with a median of 2.4x) and 2.0x to 7.7x (with a median of 3.3x), respectively. CSFB then calculated an implied equity reference range for Ahmanson by applying these multiples to corresponding financial data of Ahmanson, which indicated an implied equity reference range for Ahmanson of approximately $60 to $70 per share.

  Contribution Analysis. CSFB analyzed the relative contributions of Ahmanson and Washington Mutual to, among other things, the estimated net income of the pro forma Combined Company for the year ended December 31, 1997 (before giving effect to certain cost savings and revenue enhancements which the management of Washington Mutual estimated could be achieved in the Merger), the total assets of the pro forma Combined Company as at December 31, 1997 and the tangible common equity of the pro forma Combined Company as at December 31, 1997. This analysis indicated that, without giving effect to such cost savings and revenue enhancements, Ahmanson would contribute approximately 32% of the net income, 35% of the total assets and 35% of the tangible common equity of the Combined Company. Based on the Exchange Ratio, current Ahmanson Stockholders and Washington Mutual shareholders would own approximately 36% and 64%, respectively, of the Combined Company upon consummation of the Merger.

  Pro Forma Merger Analysis. CSFB analyzed the potential pro forma effect of the Merger on Ahmanson's earnings per share during the calendar years 1999 and 2000 and on Ahmanson's tangible book value and dividends per share on a stand-alone basis. This analysis indicated that the proposed Merger would be accretive to earnings per share in each of the years analyzed, break-even to tangible book value per share and accretive to Ahmanson's dividends per share, assuming certain cost savings and revenue enhancements anticipated by the management of Washington Mutual to result from the Merger are achieved. CSFB also analyzed the potential pro forma effect of the Merger on Washington Mutual's earnings per share during the calendar years 1999 and 2000 relative to Washington Mutual on a stand-alone basis. This analysis indicated that the Merger would be dilutive to Washington Mutual's earnings per share in calendar year 1999, and accretive in calendar year 2000, assuming the cost savings and revenue enhancements anticipated by the management of Washington Mutual to result from the Merger are achieved and before taking into account any one-time charges associated with the Merger.

  Miscellaneous. Pursuant to the terms of CSFB's engagement, Ahmanson has agreed to pay CSFB for its services in connection with the proposed Merger an aggregate financial advisory fee of 0.25% of the fair market value of the consideration to be received by the holders of Ahmanson Common Stock (which would be approximately $25 million based on the aggregate transaction value of $9.9 billion as of the date the Merger was announced, although the actual fee payable will depend upon the value of the Washington Mutual Common Stock as of the Effective Time), of which $2 million was payable upon execution of the Merger Agreement, $2 million will be payable upon mailing of a proxy statement to Ahmanson Stockholders describing the Merger, and the balance will be payable upon consummation of the Merger. Ahmanson also has agreed to reimburse CSFB for all reasonable out-of-pocket expenses and to indemnify CSFB and certain related individuals and entities against certain liabilities, including liabilities under the federal securities laws, arising out of CSFB's engagement.

  CSFB has in the past provided financial services to Ahmanson and Washington Mutual unrelated to the Merger, for which CSFB has received compensation. In the ordinary course of business, CSFB and its affiliates may actively trade the debt and equity securities of both Ahmanson and Washington Mutual for their own accounts and for the accounts of customers, and accordingly, may at any time hold a long or short position in such securities.

CONVERSION OF AHMANSON CAPITAL STOCK

  Conversion of Ahmanson Common Stock. At the Effective Time, each outstanding share of Ahmanson Common Stock, other than shares held in Ahmanson's treasury, will automatically be converted into the right to receive 1.68 shares of Washington Mutual Common Stock, with cash being paid in lieu of fractional shares.

  Treasury Stock. Each outstanding share of Ahmanson Common Stock held in Ahmanson's treasury would be canceled at the Effective Time and would be retired, and no securities of Washington Mutual or other consideration would be delivered in exchange therefor.

  Conversion of Common Stock Options. At the Effective Time, each Ahmanson Common Stock Option that is outstanding and unexercised immediately prior to the Effective Time (whether or not vested) would be converted automatically into a Replacement Option with (i) the number of shares of Washington Mutual Common Stock subject to the Replacement Option being equal to the product of the number of shares of Ahmanson Common Stock subject to the Ahmanson Common Stock Option multiplied by the Exchange Ratio and rounded down to the nearest share and (ii) the exercise price per share of Washington Mutual Common Stock subject to such Replacement Option being equal to the aggregate exercise price for the shares of Ahmanson Common Stock which were purchasable pursuant to such Ahmanson Common Stock Option divided by the number of full shares of Washington Mutual Common Stock subject to the Replacement Option (rounded up to the nearest cent). Each Replacement Option will have the same terms as the Ahmanson Common Stock Option from which it was converted. See "--Interests of Certain Persons in the Merger."

EFFECTIVE TIME

  The Effective Time will be the date and time when the Merger becomes effective, which shall be upon the occurrence of the filing of a certificate of merger with the Secretary of State of the State of Delaware and the filing of articles of merger with the Secretary of State of the State of Washington, or such later date and time as may be set forth in such certificate and articles. The parties shall cause the Effective Time to occur on (i) the first day between the 15th and 29th calendar days of a month which is at least five business days after the last of the closing conditions has been satisfied or
(ii) such other date as Washington Mutual and Ahmanson may agree in writing. The Merger Agreement may be terminated by either party if, among other reasons, the Merger has not have been consummated on or before March 31, 1999. See "--Conditions to the Consummation of the Merger" and "--Termination of the Merger Agreement" below.

REPRESENTATIONS AND WARRANTIES

  In the Merger Agreement, each of Washington Mutual and Ahmanson has made certain representations and warranties to the other regarding, among other things, (i) its corporate organization and existence; (ii) its capitalization;
(iii) its subsidiaries; (iv) its corporate power and authority to carry on its business and to enter into, and its due authorization, execution and delivery of, the Merger Agreement; (v) required governmental and third party approvals;
(vi) that neither the Merger Agreement nor the transactions contemplated therein violates its charter and bylaws, applicable law and certain material agreements; (vii) timely filing, compliance with applicable form and accuracy of required regulatory reports; (viii) its financial statements and filings with the Commission; (ix) the conduct of its business since December 31, 1996;
(x) the absence of certain material legal proceedings or regulatory actions; (xi) the absence of certain materially adverse changes in its business since December 31, 1996; (xii) its compliance with applicable law; (xiii) its investment banking arrangements; (xiv) its employee benefit plans and related matters; (xv) environmental liabilities;
(xvi) the filing and accuracy of its tax returns; (xvii) the accuracy of books and records; and (xviii) the accurateness and completeness of its representations and warranties.

  In addition, Ahmanson has made certain other representations and warranties to Washington Mutual regarding, among other things, (i) the absence of certain defaults under material contracts; (ii) labor matters; (iii) that neither the Merger Agreement, the Merger, the Option Agreement nor the exercise of the Option results or will result in the grant of any rights to any person under the Ahmanson Rights Plan; (iv) insurance coverage; and (v) year 2000 software compliance issues.

CONDUCT OF BUSINESS PENDING THE MERGER AND OTHER AGREEMENTS

  Except as expressly contemplated by the Merger Agreement or in a disclosure schedule thereto or consented to in writing by the other party, Washington Mutual and Ahmanson have each agreed to, and to cause their respective subsidiaries to, prior to the Effective Time, (i) conduct its business in the ordinary and usual course and (ii) refrain from taking any action reasonably likely to have an adverse effect upon its ability to perform its material obligations under the Merger Agreement.

  In addition, except as expressly contemplated by the Merger Agreement or specified in a schedule thereto, Ahmanson has agreed that it and its subsidiaries will not, without the prior written consent of Washington Mutual, among other things: (i) fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates or take any action reasonably likely to have an adverse effect on Ahmanson's ability to perform any of its material obligations under the Merger Agreement; (ii) except upon conversion of outstanding Ahmanson Common Stock Options, issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Ahmanson Common Stock or Ahmanson Preferred Stock or Ahmanson Rights; (iii) adjust, split, combine, reclassify, redeem, purchase or otherwise acquire any capital stock, declare or pay dividends (except cash dividends on Ahmanson Common Stock not greater than the dividend paid during the fiscal quarter preceding the date of the Merger Agreement, regular dividends on the Ahmanson Preferred Stock and certain other permitted dividends); (iv) subject to certain exceptions, issue new Ahmanson Common Stock Options or increase compensation or fringe benefits of any of its employees or enter into or modify any employee benefit plans or employment agreements or hire any new employees above the rank of senior vice president;
(v) sell, transfer, mortgage or encumber or otherwise dispose of any of its properties or assets except for nonmaterial transactions in the ordinary course of business consistent with past practice; (vi) except for nonmaterial transactions in the ordinary course of business consistent with past practice, make any acquisition of any property or assets of any other entity (other than a wholly owned subsidiary); (vii) amend its certificate of incorporation or bylaws; (viii) enter into, renew or terminate any contract or agreement, other than loans made in the ordinary course of business, that calls for aggregate annual payments of $1,000,000 or more and which either is not terminable at will on 60 days or less notice without payment of a penalty or has a term of less than one year, or make any material change in any of its leases or contracts of the type specified in the immediately preceding clause other than certain renewals of contracts and leases for a term of one year or less without material adverse changes to their terms; (ix) make any changes in its accounting methods unless required to under generally accepted accounting principles; (x) settle any material litigation; (xi) make or acquire loans or issue commitments for any loans except in the ordinary course of business consistent with past practice or issue or agree to issue any letters of credit or otherwise guarantee the obligation of other persons except in the ordinary course of business in order to facilitate the sale of real estate owned; (xii) take any action that would prevent or impede the Merger from qualifying (A) as a reorganization within the meaning of Section 368 of the Code or (B) for pooling-of-interests accounting treatment; (xiii) take any action intended or reasonably expected to result in any of its representations or warranties being or becoming untrue in any material respect, or any closing condition not being satisfied or in a violation of any provision of the Merger Agreement;
(xiv) subject to certain
exceptions, make capital expenditures in excess of specified amounts; (xv) except in compliance with its environmental policy, foreclose on or otherwise acquire any real property other than 1-to-4 family residential properties;
(xvi) subject to certain exceptions, open, relocate or close any branch or loan production office or make any application therefor; (xvii) enter into any agreements or contracts or amendments or supplements thereto pertaining to any further development of specialized software, subject to certain exceptions; (xviii) change any of its material banking policies in any material manner; or
(xix) take any action that would cause or result in Washington Mutual becoming an "Acquiring Person" under the Ahmanson Rights Plan.

  In addition, except as expressly contemplated by the Merger Agreement or specified in a disclosure schedule thereto, Washington Mutual has agreed that it and its subsidiaries will not, without the prior written consent of Ahmanson, among other things (i) make, declare, pay or set aside for payment any dividend other than (A) regular quarterly dividends on Washington Mutual Common Stock at a rate equal to the rate paid by Washington Mutual during the fiscal quarter immediately preceding the date of the Merger Agreement as such dividends may be increased at the rate of $.01 per share per quarter, (B) regular quarterly dividends on Washington Mutual Preferred Stock and (C) certain other permitted dividends; (ii) acquire the assets, business, deposits or properties of any other entity except for nonmaterial transactions in the ordinary course of business, provided that Washington Mutual may enter into an agreement for, and may consummate, business combination transactions subject to, in the case of savings associations or savings bank or branches thereof, certain size limitations and subject to the requirement that such transactions not materially delay or materially adversely affect consummation of the Merger; (iii) subject to certain exceptions, amend its articles of incorporation or bylaws in a manner that would materially and adversely affect the ability of Washington Mutual to consummate the Merger; (iv) take any action that would prevent or impede the Merger from qualifying (A) as a reorganization within the meaning of Section 368 of the Code or (B) for pooling-of-interests accounting treatment; or (v) take any action intended or reasonably expected to result in any of its representations or warranties being or becoming untrue in any material respect, in any condition to consummation of the Merger not being satisfied or in a violation of any provision of the Merger Agreement.

  In the Merger Agreement, Ahmanson has agreed not to, and has agreed to cause its subsidiaries and its subsidiaries' officers, directors, employees, agents, advisors and affiliates (collectively, "Representatives") not to, solicit or encourage any inquiries or proposals or participate in any negotiations regarding, or provide any confidential information to, or have any discussions with, any person relating to any Acquisition Proposal. However, at any time prior to the time the Ahmanson Stockholders shall have voted to approve the Merger Agreement, Ahmanson may, and may authorize and permit its Representatives to, provide third parties with nonpublic information, otherwise facilitate any effort or attempt by any third party to make or implement any Acquisition Proposal, recommend or endorse any Acquisition Proposal with or by any third party, and participate in discussions and negotiations with any third party relating to any Acquisition Proposal, if the Ahmanson Board has determined in good faith upon written advice of outside counsel that such action is legally necessary for it to act in a manner consistent with its fiduciary duties under applicable law. Prior to providing any information or data to any third party or entering into discussions or negotiations with any third party, Ahmanson shall advise Washington Mutual immediately of any such inquiry or proposal. Ahmanson may not furnish any nonpublic information to any third party except pursuant to the terms of a confidentiality agreement containing terms substantially identical to the terms contained in the confidentiality agreement between Ahmanson and Washington Mutual. As used herein, "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Ahmanson or any of its subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Ahmanson or any of its subsidiaries, other than the transactions contemplated or permitted by the Merger Agreement.

  Washington Mutual and Ahmanson have also agreed to use their reasonable best efforts to promptly prepare all documentation, to effect all filings, and to obtain and to cooperate in obtaining permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the Merger Agreement. Washington Mutual and Ahmanson have, subject to the restrictions set forth in the Merger Agreement, each agreed, upon request, to furnish to the other party all information concerning themselves and their subsidiaries, directors, officers and shareholders and such other matters as may be necessary in furtherance of the Merger. Washington Mutual and Ahmanson have also agreed, subject to the terms and conditions of the Merger Agreement, to use their reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries and to consummate the Merger. Washington Mutual has further agreed to use its reasonable best efforts to cause the shares of Washington Mutual Common Stock to be issued in the Merger to be approved for listing on NASDAQ, subject to official notice of issuance.

  Washington Mutual also will be obligated to indemnify the officers and directors of Ahmanson and its subsidiaries for any liabilities incurred in connection with any matters existing or occurring at or prior to the Effective Time and to provide directors' and officers' liability insurance with respect to such matters for six years. See "--Interests of Certain Persons in the Merger."

CONDITIONS TO THE CONSUMMATION OF THE MERGER

  Each party's obligation to consummate the Merger is subject, among other things, to satisfaction, at or prior to the Effective Time, of the following conditions: (i) the Merger Proposal shall have been approved by the requisite affirmative votes of the Ahmanson Stockholders and the Share Issuance/Merger Proposal shall have been approved by the requisite affirmative vote of the shareholders of Washington Mutual; (ii) the Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired; (iii) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the transactions contemplated by the Merger Agreement shall be in effect and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered or promulgated which prohibits, restricts or makes illegal consummation of the Merger; (iv) the Registration Statement shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission and not withdrawn; (v) the shares of Washington Mutual Common Stock to be issued in the Merger shall have been authorized for listing on NASDAQ, subject to official notice of issuance; and
(vi) each of Washington Mutual and Ahmanson shall each have received a letter from Washington Mutual's independent public accountants that the Merger will qualify for pooling-of-interests accounting treatment.

  Washington Mutual's obligation to consummate the Merger is also subject to, among other things, the satisfaction or waiver by Washington Mutual at or prior to the Effective Time of, among others, the following conditions: (i) the representations and warranties of Ahmanson set forth in the Merger Agreement shall be true and correct in all respects as of the date of the Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as though made on and as of the Effective Time; provided, however, that for purposes of determining the satisfaction of the condition described in this clause (i), such representations and warranties (other than certain representations regarding capitalization and related matters) shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Ahmanson and its subsidiaries taken as a whole; (ii) Ahmanson shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time;
(iii) Washington Mutual shall have received an opinion of Foster Pepper & Shefelman PLLC, addressed to Washington Mutual, substantially to the effect that the Merger will qualify as a "reorganization" under Section 368 of the Code; (iv) Washington Mutual shall have received a comfort letter from Ahmanson's independent accountants; (v) the Ahmanson Rights issued pursuant to the Ahmanson Rights Plan shall not have become nonredeemable, exercisable, distributed or triggered pursuant to the terms of such plan; and (vi) none of the Requisite Regulatory Approvals shall contain any restriction, term or conditions which would be reasonably expected to have a Material Adverse Effect on Washington Mutual after the Effective Time. "Material Adverse Effect" means, with respect to Washington Mutual or Ahmanson, any effect that
(a) is material and adverse to the financial condition, results of operations or business of Washington Mutual and its subsidiaries taken as a whole or Ahmanson and its subsidiaries taken as a whole, respectively, or

(b) would materially impair the ability of either Washington Mutual or Ahmanson to consummate the Merger and the other transactions contemplated by the Merger Agreement on a timely basis, provided that a Material Adverse Effect will not be deemed to have occurred as a result of (i) a change in general economic conditions, (ii) changes in the institutions that are used to calculate COFI (the Federal Home Loan Bank Eleventh District Cost of Funds Index) or changes in the calculation of COFI, (iii) a change in law or regulation or (iv) developments in the goodwill litigation of Ahmanson.

  Ahmanson's obligation to effect the Merger is also subject to, among other things, the satisfaction or waiver by Ahmanson, at or prior to the Effective Time of, among others, the following conditions: (i) the representations and warranties of Washington Mutual set forth in the Merger Agreement shall be true and correct in all respects as of the date of the Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as though made on and as of the Effective Time, and provided, however, that, for purposes of the provision described in this clause (i), such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Washington Mutual and its subsidiaries taken as a whole; (ii) Washington Mutual shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time; (iii) Ahmanson shall have received an opinion of Sullivan & Cromwell, addressed to Ahmanson, substantially to the effect that the Merger will qualify as a "reorganization" under Section 368 of the Code; and (iv) Ahmanson shall have received a comfort letter from Washington Mutual's independent accountants.

  Washington Mutual and Ahmanson each has the right to waive the receipt of the tax opinion referenced above from their respective counsel. If this condition to the Merger is waived because the applicable tax opinion could not be rendered, the party waiving the condition will schedule and hold another special shareholders meeting and resubmit its Merger-related proposal to its shareholders for approval.

REGULATORY APPROVALS REQUIRED

  Under the Merger Agreement, the obligations of both Washington Mutual and Ahmanson to consummate the Merger are conditioned upon the receipt of all Requisite Regulatory Approvals. See "Conditions to the Consummation of the Merger." Each of Washington Mutual and Ahmanson has agreed to use its reasonable best efforts to obtain the Requisite Regulatory Approvals.

  The Merger and the Bank Merger are subject to the approval of the OTS under the HOLA and the Federal Deposit Insurance Act, respectively, and related OTS regulations. These approvals require consideration by the OTS of various factors, including assessments of the competitive effect of the contemplated transactions, the managerial and financial resources and future prospects of the resulting institutions and the effect of the contemplated transactions on the convenience and needs of the communities to be served. The Community Reinvestment Act of 1977, as amended ("CRA"), also requires that the OTS, in deciding whether to approve the Merger and the Bank Merger, assess the records of performance of Home Savings and the bank subsidiaries of Washington Mutual in meeting the credit needs of the communities they serve, including low and moderate income neighborhoods. As part of the review process under the CRA, it is not unusual for the OTS to receive protests and other adverse comments from community groups and others. Each of Home Savings, WMB, WMBFA and WMBfsb currently has an "outstanding" CRA rating from its primary regulator. The regulations of the OTS require publication of notice of, and an opportunity for public comment with respect to, the applications filed in connection with the Merger and the Bank Merger and authorize the OTS to hold an informal meeting in connection therewith upon the request of a commenter or on its own initiative, and a formal meeting in connection therewith upon the request of any participant to an informal meeting or on its own initiative. Any such meeting or comments provided by third parties could prolong the period during which the Merger and the Bank Merger are subject to review by the OTS.

  Washington Mutual has filed applications and notices seeking the requisite OTS and other state agency approvals. On July 20, 1998, the OTS deemed Washington Mutual's application complete. To date, Washington Mutual has not received any approvals or notices of disapprovals. It is anticipated that the OTS review of this application will involve an analysis of the status of the systems integrations of Great Western into WMBFA and the proposed timetable for the integration of Ahmanson as well as the readiness of the Combined Company's electronic systems, programs and processes to prevent major system failures or miscalculations relating to their ability to recognize properly the year 2000. There can be no assurance that OTS or other state agency approvals will be granted, and if granted there can be no assurance as to the dates of such approvals or as to what conditions to such grants of approval, if any, may be imposed. In addition, there can be no assurance that the United States Department of Justice or the Attorney General of the State of California or any other state will not challenge the Merger or, if challenged, what the result of such a challenge would be.

  Washington Mutual and Ahmanson are not aware of any other significant governmental approvals that are required for consummation of the Merger except as described above. Should any other approval or action be required, it is presently contemplated that such approval would be sought. There can be no assurance whether or when any such approval, if required, could be obtained.

TERMINATION OF THE MERGER AGREEMENT

  The Merger Agreement may be terminated by mutual consent of the Washington Mutual Board and the Ahmanson Board. The Merger Agreement may also be terminated by either the Washington Mutual Board or the Ahmanson Board (i) if the approval of any governmental authority required for the consummation of the Merger and the other transactions contemplated by the Merger Agreement is denied by final nonappealable action, (ii) if the Merger does not occur on or before March 31, 1999, (iii) in certain events involving a material breach by the other party of any of its representations, warranties, covenants or agreements in the Merger Agreement, (iv) if the requisite approval of either the holders of Washington Mutual Common Stock or the Ahmanson Stockholders is not obtained at their respective Special Meetings, or (v) prior to the Ahmanson Special Meeting if the Ahmanson Board fails to recommend that the Ahmanson Stockholders vote to approve the Merger Agreement or withdraws, modifies or changes its recommendation of the Merger Agreement in a manner adverse in any respect to the interests of Washington Mutual. The Merger Agreement may also be terminated by the Washington Mutual Board if (i) a Subsequent Triggering Event has occurred or (ii) a tender offer or exchange offer for 25% or more of the Ahmanson Common Stock is commenced and the Ahmanson Board recommends that the Ahmanson Stockholders tender their shares in such offer or otherwise fails to recommend that the Ahmanson Stockholders reject such offer. The term "Subsequent Triggering Event" means either (i) the acquisition by any person of beneficial ownership of 25% or more of the then outstanding shares of Ahmanson Common Stock or (ii) Ahmanson or any of its significant subsidiaries shall have entered into an agreement to engage in an Acquisition Transaction (other than with Washington Mutual or any of its subsidiaries) or the Ahmanson Board shall have recommended that the Ahmanson Stockholders approve or accept any Acquisition Transaction (other than with Washington Mutual or any of its subsidiaries). As used in the definition of Subsequent Triggering Event, the term "Acquisition Transaction" means (x) a merger or consolidation, or any similar transaction, involving Ahmanson or a significant subsidiary of Ahmanson, (y) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of Ahmanson or any significant subsidiary of Ahmanson or (z) a purchase or other acquisition of securities representing 25% or more of the voting power of all outstanding Ahmanson securities.

TERMINATION FEES

  Pursuant to the Merger Agreement, Ahmanson has agreed to pay an $85 million fee to Washington Mutual if (a) Washington Mutual terminates the Merger Agreement because the Ahmanson Board fails to recommend that the Ahmanson Stockholders vote to approve the Merger Agreement or withdraws, modifies or changes in a manner adverse to Washington Mutual its recommendation of the Merger Agreement, (b) Washington Mutual terminates the Merger Agreement because the Ahmanson Board either recommends a third party tender or exchange offer for 25% or more of the outstanding shares of Ahmanson Common Stock or fails to recommend that Ahmanson Stockholders reject such tender or exchange offer, (c) either Washington Mutual or Ahmanson terminates the Merger Agreement because the Ahmanson Stockholders fail to approve the Merger Proposal, but only if at the time of such failure, an alternative proposal to acquire Ahmanson has been publicly disclosed (or any person shall have publicly disclosed an intention (whether or not conditional) to make such an alternative proposal), or (d) Washington Mutual terminates the Merger Agreement as a result of the willful breach by Ahmanson of any material representation, warranty, covenant or other agreement in the Merger Agreement, but only if at or prior to the time of termination, an alternative proposal to acquire Ahmanson has been made known to Ahmanson or has been publicly disclosed, whether or not such alternative proposal is rejected by Ahmanson or withdrawn prior to the time of termination. An additional $190 million fee is payable by Ahmanson to Washington Mutual if, within 18 months after termination of the Merger Agreement under any of the circumstances described above, Ahmanson enters into a definitive agreement with respect to or consummates an alternative proposal for an acquisition of Ahmanson by a third party. In addition, if the Merger Agreement is terminated by Washington Mutual because of a material breach by Ahmanson, because the Ahmanson Stockholders fail to approve the Merger Proposal or because there occurs an event described in clause (a) or (b) of the first sentence of this paragraph, then Ahmanson shall reimburse Washington Mutual for its documented, reasonable out-of-pocket expenses, up to a maximum of $15 million in the aggregate. If the Merger Agreement is terminated by Ahmanson because of a material breach thereof by Washington Mutual, then Washington Mutual shall reimburse Ahmanson for its documented, reasonable out-of-pocket expenses, up to a maximum of $15 million in the aggregate.

OPTION AGREEMENT

  After entering into the Merger Agreement, Ahmanson and Washington Mutual entered into the Option Agreement, pursuant to which Ahmanson granted to Washington Mutual an option to purchase up to 21,796,426 shares of Ahmanson Common Stock at a price of $79.86 per share. The number of Option Shares was equal to approximately 19.9% of the shares of Ahmanson Common Stock issued and outstanding on the date of the Option Agreement. A copy of the Option Agreement is attached hereto as Appendix D and is incorporated in its entirety herein by reference.

  The Option may be exercised in whole or in part if both an Initial Triggering Event and a Subsequent Triggering Event occur prior to an Exercise Termination Event. The term "Exercise Termination Event" means: (i) the Effective Time; (ii) termination of the Merger Agreement in accordance with its terms if such termination is prior to the occurrence of an Initial Triggering Event; (iii) 18 months after the termination of the Merger Agreement if such termination follows an Initial Triggering Event; or (iv) delivery of a written request for payment of Termination Fees under the Merger Agreement provided such Termination Fees are paid. The term "Initial Triggering Event" means: (i) Ahmanson or any of its significant subsidiaries shall have entered into an agreement with a third party to engage in an Acquisition Transaction or the Ahmanson Board shall have recommended that the Ahmanson Stockholders approve or accept a third party's Acquisition Transaction; (ii) Ahmanson or any of its subsidiaries shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose an Acquisition Transaction; (iii) Ahmanson's Board shall have failed to make, or shall have publicly withdrawn or modified (or publicly announced its intent to withdraw or modify) in a manner adverse to Washington Mutual, its recommendation that Ahmanson Stockholders approve the Merger Proposal; (iv) any person (other than Washington Mutual or any of its subsidiaries or any Ahmanson subsidiary acting in a fiduciary duty in the ordinary course of business) shall have acquired beneficial ownership of 10% or more of the outstanding shares of Ahmanson Common Stock; (v) after any person (other than Washington Mutual or any of its subsidiaries) shall have made a bona fide proposal to Ahmanson by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction, the Ahmanson Stockholders fail to approve the Merger Agreement; (vi) after an overture is made by a third party to Ahmanson or the Ahmanson Stockholders to engage in an Acquisition Transaction (whether or not such overture becomes the subject of public disclosure), Ahmanson shall have willfully breached any covenant, obligation, representation or warranty in the Merger Agreement, such breach would entitle Washington Mutual to terminate the Merger Agreement and such breach is not cured by the time Washington Mutual sends a written notice exercising the Option; (vii) any person

(other than Washington Mutual or any of its subsidiaries) shall have filed an application or notice with any federal or state bank regulatory authority for approval to engage in an Acquisition Transaction; or (viii) any person (other than Washington Mutual or a subsidiary) commences or publicly announces its intention to commence a tender offer or exchange offer for securities representing 10% or more of the voting power of all outstanding Ahmanson securities. As used in the definition of "Initial Triggering Event," the term "Acquisition Transaction" has the same meaning as the term "Acquisition Transaction" in the definition of "Subsequent Triggering Event" except that the percentage referred to in clause (z) is 10%.

  Generally, the total profit that Washington Mutual can make pursuant to the Option Agreement is limited to $275 million before taxes. In addition, Washington Mutual is not entitled to exercise the Option if it has made a request for payment of termination fees, and is not entitled to receive termination fees if it has exercised all or any part of the Option.

  The termination fees and Option described above, which Washington Mutual and Ahmanson believe are customary and typical for transactions such as the proposed Merger, are intended, among other things, to increase the likelihood that the Merger will be consummated on the terms set forth in the Merger Agreement and, if the Merger is not consummated under certain circumstances involving an acquisition or potential acquisition of Ahmanson by a third party, to compensate Washington Mutual for its efforts undertaken, expenses incurred and business opportunities lost in connection with the proposed Merger. These agreements may have the effect of discouraging offers by third parties to acquire Ahmanson prior to the Merger, even if such persons were prepared to offer to pay consideration to Ahmanson Stockholders that has a then higher current market price than the shares of Washington Mutual Common Stock to be received by the holders of Ahmanson Common Stock pursuant to the Merger Agreement at the Effective Time. See "--Background of the Merger."

EXTENSION, WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

  At any time prior to the Effective Time, any provision of the Merger Agreement may be (a) waived by the party benefited by the provision, or (b) amended or modified by an agreement in writing between the parties, except that (i) after the Ahmanson Meeting, the Merger Agreement may not be amended if it would violate Delaware corporate law or reduce the consideration to be received by stockholders of Ahmanson in the Merger and (ii) after the Washington Mutual Meeting, the Merger Agreement may not be amended if it would violate Washington law.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain members of Ahmanson management and the Ahmanson Board may be deemed to have certain interests in the Merger and the transactions contemplated thereby in addition to their interests as Ahmanson Stockholders. The Ahmanson Board was aware of these interests in approving the Merger Agreement.

  Ahmanson Board of Directors. As described above, the Merger Agreement provides that Washington Mutual will cause three directors of Ahmanson to be elected or appointed as directors of Washington Mutual at the Effective Time. Such directors are to be selected mutually by Washington Mutual and Ahmanson.

  Ahmanson Stock Options. All unvested Ahmanson Common Stock Options will vest automatically either upon approval of the Merger by the Ahmanson Stockholders or upon consummation of the Merger under the terms of the Ahmanson stock option plan or the stock option agreements evidencing such options. As a result of the Merger being deemed a change of control, the 15,197, 25,000, 8,773, 4,468 and 5,389 shares of restricted Ahmanson Common Stock currently held by executive officers Rinehart, Willison, Twomey, Kleiner and Anderson, respectively, and an aggregate of approximately 22,000 shares of restricted Ahmanson Common Stock currently held by Ahmanson's other six executive officers will become unrestricted. Finally, all unvested Ahmanson Common Stock Options will vest automatically upon, in the case of directors, approval of the Merger or, in the case of Ahmanson executive officers, consummation of the Merger pursuant to stock option agreements evidencing such options. Currently, three Ahmanson executive officers hold an aggregate of 60,000 unvested

Ahmanson Common Stock Options which will vest as a result of the Merger, but it is not anticipated that any of the other executive officers of Ahmanson will hold any unvested options at the Effective Time. In addition, the Merger Agreement provides that all options to acquire Ahmanson Common Stock outstanding at the Effective Time, including those held by management and members of the Ahmanson Board, will be assumed by Washington Mutual. Each stock option will thereafter constitute an option to acquire shares of Washington Mutual Common Stock as set forth above under "--Conversion of Ahmanson Capital Stock--Conversion of Common Stock Options."

  Indemnification and Insurance. The Merger Agreement provides that following the date on which the Effective Time occurs, Washington Mutual will indemnify, defend and hold harmless the present directors and officers of Ahmanson and its subsidiaries against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities as incurred, in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time to the fullest extent that Ahmanson and its subsidiaries are permitted to indemnify (and advance expenses to) their directors and officers by law, under their respective charters and by-laws and under any agreements entered into by Ahmanson or any of its subsidiaries and such directors and officers. The Merger Agreement also provides that Washington Mutual will use its reasonable best efforts for six years after the Effective Time to provide directors' and officers' liability insurance that serves to reimburse the present and former officers and directors of Ahmanson or any of its subsidiaries with respect to claims against such directors and officers arising from facts or events which occurred at or prior to the Effective Time. Such insurance is to contain at least the same coverage and amounts, and is to contain terms and conditions no less advantageous, as the coverage currently provided by Ahmanson; provided, however, that in no event will Washington Mutual be required to expend more than 250% of the current amount expended by Ahmanson to maintain such insurance and that if Washington Mutual is unable to maintain or obtain such insurance, Washington Mutual will use its reasonable best efforts to obtain as much comparable insurance as is available for such 250% amount.

 Ahmanson Executive Agreements and Plans.

  Change of Control. The Merger will constitute a "change of control" within the meaning of the agreements and plans described below.

  Employment Agreements. Ahmanson currently has employment agreements with its Chief Executive Officer, President and Executive Vice Presidents, as well as certain other officers of Ahmanson and its subsidiaries. The agreements with Messrs. Rinehart, Bruce G. Willison, Kevin M. Twomey and Mesdames Madeleine A. Kleiner and Anne-Drue M. Anderson provide for three year "evergreen" terms.

  In the event that Ahmanson elects to terminate any of the executives' employment without cause (as defined therein), or if the executive elects to terminate his or her employment (i) due to Ahmanson's failure to comply with certain conditions of service (including certain additional conditions following a change in control of Ahmanson) or (ii) within the 30-day period immediately following the one year anniversary of a change in control of Ahmanson, the affected executive will be entitled to receive an amount equal to the aggregate of the pro rata target bonus payments for existing bonus cycles under both Ahmanson's Executive Short-Term Incentive Plan and Ahmanson's Executive Long-Term Incentive Plan (using assumed performance multipliers of 125%) and the base salary and target bonus under such Executive Short-Term Incentive Plan (using an assumed performance multiplier of 125%) due under the agreement for the balance of its term, and an amount equal to three times the base salary and target bonus amount under Ahmanson's Executive Short-Term Incentive Plan. Such amount is payable in one lump sum within 10 days after termination, if termination occurs after a change in control. In addition, the executives will be entitled to receive, among other things, medical, dental, life and directors' and officers' liability insurance benefits, as well as continued crediting of years of service under Ahmanson's Supplemental Executive Retirement Plan for a period of up to 36 months. In the event of a change in control, each executive will also receive a gross-up payment if the payments and benefits under the agreement and all other contracts or arrangements, in the aggregate, exceed 110% of the maximum amount that may be paid to the executive without triggering golden parachute penalties under
Section 280G of the Code and related provisions. Such gross-up payment will be an amount which equals the excise taxes the executive must pay under Section 4999 of the Code with respect to the payments and benefits for which the executive is receiving the gross-up payment plus all income and excise taxes on the gross-up payment. Assuming the Merger were consummated and the employment of Ahmanson's executive officers were terminated on September 30, 1998, pursuant to the employment agreements described above, the severance payments required to be made to executive officers Rinehart, Willison, Twomey, Kleiner and Anderson would be approximately $9,185,903, $5,283,631, $5,283,631, $2,969,333 and $2,385,655, respectively, and an aggregate of approximately $12 million for Ahmanson's other six executive officers, in each case as a result of the Merger being deemed a change in control under such employment agreements, plus any gross-up payments as described above, if necessary.

  Supplemental Executive Retirement Plan of Ahmanson. Ahmanson currently has a non-qualified supplemental executive retirement plan (the "Supplemental Plan") to provide supplemental retirement benefits to its executive officers and certain other senior officers of Ahmanson and its subsidiaries. Monthly benefits are based upon a percentage of such participant's average monthly earnings during the three highest paid consecutive years in the ten years preceding retirement. Monthly benefits payable under the Supplemental Plan are reduced (but not below a specified percentage of such average monthly earnings) by the sum of the benefit payable to the executive under Ahmanson's qualified pension plan, Social Security and certain other payments. In general, benefits payable under the Supplemental Plan are reduced if a participant retires prior to attaining age 65. The annual benefit payable to a participant under the Supplemental Plan is equal to four percent of the participant's average annual earnings multiplied by the participant's years of cumulative service, subject to a maximum of 15 years of cumulative service except for determination of whether a participant is entitled to benefits upon early retirement. Service must generally continue to at least the participant's normal retirement date for a participant to receive full benefits under the Supplemental Plan. However, a participant may retire early and receive reduced benefits upon early retirement if the sum of the participant's age and years of service equals at least 75 and the participant is at least 55. The Supplemental Plan provides for accelerated accrual and vesting of participants' interests in the event of a change in control of Ahmanson. Benefits generally commence under the Supplemental Plan upon the participant's retirement and are paid on a modified joint and survivor basis, which provides for a lesser annual benefit to the participant's designated beneficiary upon the death of the participant. The Supplemental Plan provides for a pre-retirement survivor benefit equal to the survivor benefits a participant's spouse would have received if the participant had elected early retirement, offset by executive life insurance. The Supplemental Plan permits participants to elect to receive a lump sum benefit, equal to 90% of the present value of the participant's accrued benefits at any time after retirement or 100% of the present value of the participant's accrued benefits upon retirement if the election is made in a timely manner before retirement. Mr. Rinehart was granted additional years of service for purposes of the Supplemental Executive Retirement Plan and has more than the maximum 15 full years of cumulative service. Mr. Willison was granted seven years of service for purposes of the Supplemental Executive Retirement Plan in connection with his joining Ahmanson. Mr. Twomey and Mesdames Kleiner and Anderson were granted 5, 4 and 2 years of service, respectively, for purposes of the Supplemental Plan effective February, 2001 or earlier upon termination of employment without cause. As of February 28, 1998, the full years of cumulative service for Messrs. Willison and Twomey and Mesdames Kleiner and Anderson were 8, 4, 2 and 4, respectively.

  Deferred Compensation Plans. Ahmanson currently has unfunded deferred compensation plans (the "Deferred Compensation Plans") that allow certain designated employees and directors of Ahmanson to defer for receipt in a later year a portion of their annual compensation. Each participant who elects to defer compensation must also elect a time and manner for its receipt in a later year in accordance with the terms of the Deferred Compensation Plan and generally will not be permitted to receive such deferred compensation prior to the elected time. Any such deferred compensation will be credited to an account on behalf of a participant and will be credited with earnings based upon a designated interest rate. Under certain plans, the interest rate applicable to such amount is enhanced by 25% for participants with more than five years of service and otherwise, upon a change in control. In the event a participant's employment with Ahmanson is terminated before his or her normal or early retirement date, Ahmanson must pay the participant a lump sum distribution of such participant's account unless the plan permitted the participant to defer such payment by making a timely election prior to a change in control. Assuming termination of the employment of Ahmanson's executive officers, lump sum distributions of their accounts would be made to the executive officers. However, if the plan permitted participants to elect to receive their accounts under the Deferred Compensation Plan over time after a change of control and the executive made a timely election to do so, such amounts will be paid out in accordance with the terms of such election as a result of the Merger being deemed a change of control under the Deferred Compensation Plan. A lump sum penalty equal to 5% of the account will apply in certain circumstances after a change in control.

  Contingent Deferred Compensation Plan. Ahmanson has a deferred compensation plan (the "Contingent Deferred Compensation Plan") that was partially terminated in 1994. Before its partial termination, Ahmanson would make discretionary deferred awards to eligible officers in an amount equal to 10% of the officer's base salary. Awards under the Contingent Deferred Compensation Plan vested in equal annual installments over 10 years. Participants were permitted to elect a time and manner for its receipt after 10 years in accordance with the terms of the plan. Deferred compensation awards are invested in variable insurance policies. Upon a change in control, participants will become 100% vested in their accounts under the Contingent Deferred Compensation Plan. In the event a participant's employment with Ahmanson is terminated before his or her normal or early retirement date, Ahmanson must pay the participant a lump sum distribution of the vested portion of such participant's account, payable one year after the date of termination or earlier at the discretion of the committee administering the plan. As a result of the Merger being deemed a change in control under the Contingent Deferred Compensation Plan, Ahmanson's executive officers would become 100% vested in their awards under the Contingent Deferred Compensation Plan and, assuming termination of their employment, would receive their entire account balance in one lump sum distribution no later than one year after the date of such termination. A lump sum penalty equal to 5% of the account will apply in certain circumstances after a change in control.

  Outside Director Retirement Plan. Ahmanson's Outside Director Retirement Plan is a nonqualified retirement plan for directors of Ahmanson who are not also employees of Ahmanson or any of its subsidiaries. Under the Outsider Director Retirement Plan, a participating director receives an annual retirement benefit equal to the director's annual fee during the 12 month period immediately preceding the participant's retirement from the Ahmanson Board. Benefits under the Outsider Director Retirement Plan generally are payable in equal monthly installments for a period equal to the participant's aggregate years and months of service on the Ahmanson Board plus time spent in certain governmental service, with a lifetime benefit payable to participants with 15 or more years of service. Benefit payments commence within 30 days after the participant ceases being a director. Upon the death of the participant, the participant's designated beneficiary is entitled to 50% of the benefits otherwise payable to the participant. Such death benefits commence one month after the participant's death and continue for the payment period applicable to the participant or, if the participant had already begun receiving benefits under the Plan, for the participant's remaining payment period with a maximum of 15 years of payment. The Plan permits participants and beneficiaries to elect to receive a lump sum benefit equal to 90% (95% after a change in control) of the present value of the participant's accrued benefits at any time after retirement or 100% of the present value of the participant's accrued benefits upon retirement if the election is made in a timely manner before retirement. No survivor benefit is payable if a deceased director received a lump sum benefit.

  Other Interests. Finally, pursuant to the Merger Agreement, Ahmanson and Washington Mutual will mutually agree upon stay bonuses for certain of Ahmanson's senior executives. The terms and conditions of such bonuses have not yet been determined.

EMPLOYEE MATTERS

  Benefit Plans. Pursuant to the Merger Agreement, Washington Mutual has agreed from and after the Effective Time, to (i) comply with the Ahmanson compensation and benefit plans in accordance with their terms, (ii) provide former employees of Ahmanson who remain as employees of Washington Mutual with employee benefit plans no less favorable in the aggregate than those provided to similarly situated employees of Washington Mutual, (iii) provide employees of Ahmanson or any of its subsidiaries who remain as employees of Washington Mutual credit for years of service with Ahmanson or any of its subsidiaries prior to the Effective Time for the purpose of eligibility and vesting, (iv) provide employees of Ahmanson who are terminated after the Effective Time with health and dental benefits until the earlier of (A) six months after the end of the applicable severance pay period and (B) such time as the relevant employee obtains health and dental benefits under another employer-sponsored plan and (v) cause any and all pre-existing condition limitations (to the extent such limitations did not apply to the pre-existing condition under comparable Ahmanson compensation and benefit plans) and eligibility waiting periods under group health plans of Washington Mutual to be waived with respect to former employees of Ahmanson who remain as employees of Washington Mutual (and their eligible dependents) and who become participants in such group health plans under all Ahmanson compensation and benefit plans, provided that Washington Mutual and its subsidiaries will be entitled to amend, modify or terminate any Ahmanson compensation and benefit plans, or other contracts, arrangements, commitments or understandings, in a manner consistent with their terms and applicable law.

  Retention Bonuses. Pursuant to the Merger Agreement, Ahmanson may agree to pay up to $15,000,000 as bonuses, to be allocated among employees of Ahmanson below the rank of first vice president; provided, however, that Ahmanson may agree to pay up to $500,000 of such $15,000,000 to employees as bonuses for their work in connection with the acquisition of Coast. The allocation, and all other terms and conditions, of all such payments shall be determined by Ahmanson except that no bonuses shall be payable until the earlier of the first anniversary of the Effective Time to eligible employees still employed by Washington Mutual on such date and the date the employment of the eligible employee is terminated by Ahmanson or Washington Mutual.

  In consideration for continuing as officers of Ahmanson through the Effective Time, certain executive officers of Ahmanson will receive bonuses in an amount equal to a percentage of such officer's 1998 salary, except for one executive officer who will receive a flat amount. Mr. Rinehart will receive a bonus equal to 100% of his 1998 salary. Executive officers Willison, Twomey, Kleiner and Anderson will each receive a bonus of 55% of their respective 1998 salaries. Finally, three other Ahmanson executive officers will receive a bonus of 50% of their respective 1998 salaries, one executive officer will receive a bonus of 30% of his 1998 salary and one executive officer will receive a bonus of $12,500.

  In addition, pursuant to a contract to be entered into between Mr. Rinehart and Washington Mutual, Mr. Rinehart will serve as an officer of the Combined Company for one year following the closing of the Merger, in exchange for which he will receive $4,000 per month for services rendered to the Combined Company.

  Special Severance Plan. Ahmanson has adopted a severance plan (the "Special Severance Plan") which provides for payments to persons who are employees of Ahmanson or any of its subsidiaries (but who are not of a type compensated primarily by commission, including loan and multi-family loan consultants) on the date of the Merger Agreement ("Special Severance Employees") of two weeks severance pay for each year of service with Ahmanson or any of its subsidiaries for (i) a minimum of 6 months and a maximum of 18 months severance pay for employees of grades 48 to 58 on the date of the Merger Agreement and (ii) a minimum of 3 months and a maximum of 12 months of severance pay for employees of grade 47 or below on the date of the Merger Agreement (the "Special Severance Payments"). Special Severance Payments shall become due and payable within five business days after (x) the termination of employment of a Special Severance Employee without cause by Washington Mutual at any time prior to the one year anniversary of the Effective Time or (y) the voluntary termination of a Special Severance Employee's employment with Washington Mutual for certain specific reasons.

ACCOUNTING TREATMENT

  The Merger is intended to be treated as a pooling-of-interests for accounting purposes. Accordingly, under generally accepted accounting principles, the assets and liabilities of Ahmanson will be recorded on the books of Washington Mutual at their values on the books of Ahmanson at the Effective Time. If completed as proposed, no goodwill will be created as a result of the Merger.

  Pursuant to the Merger Agreement, each of Ahmanson and Washington Mutual is required to use its reasonable best efforts to cause each person who may be deemed to be an "affiliate" of such party (collectively, the "Affiliates") for the purposes of Commission Accounting Series Release No. 130, as amended by Release No. 135, to deliver to the other party an affiliate letter, pursuant to which, among other things, each Affiliate will agree, with certain limited exceptions, not to sell or otherwise dispose of any interest in the Ahmanson Common Stock, Ahmanson Preferred Stock, the Washington Mutual Common Stock or the Series G Preferred Stock during the period commencing 30 days preceding the Effective Time until such time as consolidated financial results covering at least 30 days of Combined Company operations have been published.

NO APPRAISAL OR DISSENTERS' RIGHTS

  Ahmanson. Ahmanson Stockholders do not have any appraisal rights under Delaware law in connection with the Merger Proposal or the consummation of the transactions contemplated by the Merger Agreement.

  Washington Mutual. Washington Mutual shareholders do not have dissenters' rights under Washington law in connection with the Merger, the Share Issuance/Merger Proposal or the Articles Amendment Proposal.

EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

  Ahmanson. At or prior to the Effective Time, Washington Mutual will deposit, or cause to be deposited, with an exchange agent (the "Exchange Agent"), for the benefit of the holders of shares of Ahmanson Common Stock, certificates representing the shares of Washington Mutual Common Stock, to be issued in the Merger (and cash in lieu of fractional shares of Washington Mutual Common Stock, if applicable).

  Promptly after the Effective Time, the Exchange Agent will mail a form of transmittal letter to the holders of certificates representing shares of Ahmanson Common Stock. The form of transmittal letter will contain instructions with respect to the surrender of such certificates in exchange for shares of Washington Mutual Common Stock (and cash in lieu of fractional shares of Washington Mutual Common Stock, if applicable).

  AHMANSON COMMON STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY CARD AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT EXCEPT WITH A TRANSMITTAL FORM, WHICH WILL BE PROVIDED TO HOLDERS FOLLOWING THE EFFECTIVE TIME.

  No dividends or other distributions declared with respect to Washington Mutual Common Stock with a record date after the Effective Time will be paid to the holder of any certificate representing shares of Ahmanson Common Stock until such certificate has been surrendered for exchange. Holders of shares of Ahmanson Common Stock will be paid the amount of dividends or other distributions with a record date after the Effective Time after surrender of the certificates representing such shares, without any interest thereon.

  No fractional shares of Washington Mutual Common Stock will be issued to any holder of Ahmanson Common Stock upon consummation of the Merger. In lieu of each fractional share that would otherwise be issued, Washington Mutual will pay cash in an amount equal to such fraction multiplied by the average of the closing sale prices of Washington Mutual Common Stock on NASDAQ for the five trading days immediately preceding the Effective Time. No interest will be paid or accrued on the cash in lieu of fractional shares payable to holders of such certificates. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share of Washington Mutual Common Stock that such holder otherwise would have been entitled to receive.

  None of Washington Mutual, Ahmanson, the Exchange Agent, or any other person will be liable to any former holder of Ahmanson Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  If a certificate representing Ahmanson Common Stock has been lost, stolen or destroyed, the Exchange Agent will issue the consideration properly payable in accordance with the Merger Agreement upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate or receipt by the claimant, and appropriate and customary indemnification.

  For a description of the differences between the rights of the holders of Washington Mutual Common Stock and Ahmanson Common Stock, see "Comparison of Rights of Washington Mutual Shareholders and Ahmanson Stockholders." For a description of Washington Mutual's capital stock, see "Description of Washington Mutual Capital Stock."

  Shares of Washington Mutual Common Stock and Washington Mutual Preferred Stock issued and outstanding immediately prior to the Effective Time will remain issued and outstanding and be unaffected by the Merger, and holders of such stock will not be required to exchange the certificates representing such stock or take any other action by reason of the consummation of the Merger.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

  THE FOLLOWING IS A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THE SHAREHOLDERS OF WASHINGTON MUTUAL AND THE STOCKHOLDERS OF AHMANSON. THIS SUMMARY DOES NOT ADDRESS ALL THE TAX CONSEQUENCES OF THE MERGER. EACH HOLDER'S INDIVIDUAL CIRCUMSTANCES MAY AFFECT THE TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER. THIS SUMMARY MAY NOT APPLY TO CERTAIN CLASSES OF TAXPAYERS, INCLUDING, WITHOUT LIMITATION, NON-RESIDENT ALIENS, INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, FINANCIAL INSTITUTIONS, DEALERS IN SECURITIES, TRADERS IN SECURITIES THAT ELECT TO MARK TO MARKET, PERSONS WHO ACQUIRED OR ACQUIRE SHARES PURSUANT TO THE EXERCISE OF DIRECTOR OR EMPLOYEE STOCK OPTIONS OR RIGHTS OR OTHERWISE AS COMPENSATION AND PERSONS WHO HOLD SHARES IN A HEDGING TRANSACTION OR AS PART OF A STRADDLE OR CONVERSION TRANSACTION. IN ADDITION, NO INFORMATION IS PROVIDED HEREIN WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER TO HOLDERS UNDER APPLICABLE FOREIGN, STATE OR LOCAL LAWS. CONSEQUENTLY, EACH HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER.

 Washington Mutual Shareholders

  There will be no federal income tax consequences to Washington Mutual shareholders as a result of either voting on the proposals described herein or the consummation of the Merger.

 Stockholders of Ahmanson

  In the opinions of Foster Pepper & Shefelman PLLC and Sullivan & Cromwell, which are based on certain factual assumptions and written representations to be received, the Merger will constitute a "reorganization" within the meaning of Section 368 of the Code. Consummation of the Merger is conditioned upon, among other things, the receipt of the opinions of counsel outlined below. Such opinions will not, however, be binding upon the Internal Revenue Service (the "IRS") or the courts. No ruling from the IRS will be applied for with respect to the federal income tax consequences of the Merger. Accordingly, there can be no assurance that the IRS will agree with the conclusions set forth in this Joint Proxy Statement/Prospectus.

  Under the reorganization provisions of the Code, no gain or loss will be recognized by holders of Ahmanson Common Stock who exchange such stock solely for Washington Mutual Common Stock, pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Washington Mutual Common Stock). The aggregate tax basis of the Washington Mutual Common Stock received in the Merger will equal the aggregate tax basis of the Ahmanson Common Stock surrendered in exchange therefor, reduced by the amount of tax basis of the Ahmanson Common Stock allocable to any fractional share of Washington Mutual Common Stock in lieu of which cash is received. Provided that the Ahmanson Common Stock so surrendered is held as a capital asset as of the Effective Time, the holding period of the Washington Mutual Common Stock received will include the holding period of the Ahmanson Common Stock surrendered in exchange therefor.

  Each Ahmanson Stockholder who receives cash in lieu of a fractional share of Washington Mutual Common Stock will be treated as receiving a distribution in redemption of such share interest. In general, such distribution in redemption will be treated as a payment in exchange for such fractional share interest, subject to the provisions and limitations of Code Section 302 (which in certain circumstances could result in the receipt of cash being treated as a dividend). If treated as a payment in exchange for such fractional share interest, gain or loss will be measured by the difference between the tax basis allocable to the fractional share and the amount of cash received therefor. Such gain or loss will be a capital gain or loss if the Ahmanson Common Stock was held as a capital asset as of the Effective Time. Such capital gain or loss will be treated as long-term capital gain or loss if the Ahmanson Common Stock for which the fractional share interest is deemed received was held for more than one year as of the Effective Time.

  The obligation of Washington Mutual to consummate the Merger is conditioned on the receipt by Washington Mutual of an opinion of Foster Pepper & Shefelman PLLC, counsel to Washington Mutual, to the effect that for federal income tax purposes the Merger constitutes a "reorganization" within the meaning of
Section 368 of the Code.

  The obligation of Ahmanson to consummate the Merger is conditioned on the receipt by Ahmanson of an opinion of Sullivan & Cromwell, special counsel to Ahmanson, to the effect that the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and that, accordingly, (i) no gain or loss will be recognized by Ahmanson as a result of the Merger and (ii) no gain or loss will be recognized by a holder of Ahmanson Common Stock who receives shares of Washington Mutual Common Stock in exchange for shares of Ahmanson Common Stock, except with respect to cash received in lieu of fractional share interests.

  The above-described tax opinions will be based upon certain factual assumptions and written representations referred to in the opinion letters.

 Backup Withholding

  The cash payments, if any, due holders of Ahmanson Common Stock (other than certain exempt entities and persons) pursuant to the Merger will be subject to a 31% backup withholding tax by the Exchange Agent under federal income tax law unless certain requirements are met. Generally, the Exchange Agent will be required to deduct and withhold the tax if (i) the stockholder fails to furnish a taxpayer identification number ("TIN") to the Exchange Agent or fails to certify under penalty of perjury that such TIN is correct, (ii) the IRS notifies the Exchange Agent that the stockholder has failed to report interest, dividends or original issue discount in the past, or (iii) there has been a failure by the stockholder to certify under penalty of perjury that such stockholder is not subject to the 31% backup withholding tax. Any amounts withheld by the Exchange Agent in collection of the 31% backup withholding tax will generally be allowed as a credit against the federal income tax liability of the stockholder from whom such tax was withheld. The TIN of an individual stock holder is the stockholder's Social Security Number.

  THE FOREGOING CONSTITUTES ONLY A GENERAL DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO STOCKHOLDERS OF AHMANSON UNDER CURRENTLY EXISTING FEDERAL INCOME TAX LAWS, WITHOUT CONSIDERATION OF THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH STOCKHOLDER'S SITUATION. EACH STOCKHOLDER OF AHMANSON IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISOR WITH REGARD TO THE EFFECT OF THE MERGER ON SUCH STOCKHOLDER'S OWN SITUATION, INCLUDING ANY ESTATE, GIFT, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES ARISING OUT OF THE MERGER AND/OR ANY SALE THEREAFTER OF WASHINGTON MUTUAL COMMON STOCK RECEIVED IN THE MERGER.

DIVIDEND POLICY

 Washington Mutual

  Dividends may be paid on the Washington Mutual Common Stock as and when declared by the Washington Mutual Board out of funds legally available for the payment of dividends. The factors affecting this determination include Washington Mutual's long-term interests, current and projected earnings, adequacy of capitalization, expected asset and deposit growth as well as other financial conditions, legal, regulatory and contractual restrictions, and tax considerations.

  According to Washington law, Washington Mutual dividends may be paid only if, after giving effect to the dividend, Washington Mutual will be able to pay its debts as they become due in the ordinary course of business and Washington Mutual's total assets will not be less than the sum of its total liabilities plus the amount that would be needed, if Washington Mutual were to be dissolved at the time of the dividend, to satisfy the preferential rights of persons whose right to payment is superior to those receiving the dividend. Because Washington Mutual is a holding company, its ability to pay dividends to its shareholders is also dependent on the ability of WMBFA, WMB and other subsidiary operations to pay dividends to Washington Mutual.

  The outstanding Washington Mutual Preferred Stock ranks prior to the Washington Mutual Common Stock and to all other classes and series of equity securities of Washington Mutual, other than any classes or series of equity securities of Washington Mutual ranking on a parity with the Washington Mutual Preferred Stock.

  The rights of holders of Washington Mutual Preferred Stock to receive dividends is noncumulative. Accordingly, if the Washington Mutual Board fails to declare a dividend on any dividend payment date, the holders of Washington Mutual Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date and Washington Mutual will have no obligation to pay the dividend accrued for such period, whether or not dividends are declared payable on any future dividend payment dates.

  Full dividends on Washington Mutual Preferred Stock must be declared and paid or set apart for payment for the most recent dividend period ended before
(i) any dividend (other than in Washington Mutual Common Stock) on stock junior to the Washington Mutual Preferred Stock ("Junior Stock") may be declared or paid or set aside for payment or other distribution made upon the Washington Mutual Common Stock or on any other Junior Stock or (ii) Junior Stock is redeemed (or any moneys are paid to or made available for a sinking fund for the redemption of any share of any such stock) or any Junior Stock or stock on a parity with Preferred Stock ("Parity Stock") is purchased or otherwise acquired by Washington Mutual for any consideration except by conversion into or exchange for Junior Stock.

  The Washington Mutual Board may issue Washington Mutual Preferred Stock that is entitled to such dividend rights as the Washington Mutual Board may determine, including priority over Washington Mutual Common Stock in the payment of dividends.

 Ahmanson

  Holders of shares of Ahmanson Common Stock are entitled to receive dividends from funds legally available therefor when, as and if declared by the Ahmanson Board. Each quarter, the Ahmanson Board considers the payment of dividends. The factors affecting this determination include Ahmanson's long-term interests, current and projected earnings, adequacy of capitalization, expected asset and deposit growth, as well as other financial conditions, legal, regulatory and contractual restrictions, and tax considerations.

RESALE OF WASHINGTON MUTUAL COMMON STOCK RECEIVED BY AHMANSON COMMON
STOCKHOLDERS

  The shares of Washington Mutual Common Stock to be issued to Ahmanson Stockholders upon consummation of the Merger have been registered under the Securities Act and may be traded freely without restriction by those stockholders who are not deemed to be "affiliates" of Ahmanson or Washington Mutual, as that term is defined in rules promulgated under the Securities Act.

  Shares of Washington Mutual Common Stock received by those Ahmanson Stockholders who are deemed to be "affiliates" of Ahmanson at the time of the Ahmanson Meeting may be resold without registration under the Securities Act only as permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act.

                               WASHINGTON MUTUAL

GENERAL

  Washington Mutual is a financial services company committed to serving consumers and small to mid-sized businesses throughout the Western United States. Through its subsidiaries, Washington Mutual engages in the following activities:

  . Mortgage Lending and Consumer Banking Activities. Through its principal subsidiaries, Washington Mutual Bank, FA, Washington Mutual Bank, and Washington Mutual Bank fsb, at December 31, 1997, Washington Mutual operated approximately 1,100 consumer financial centers and home loan centers offering a full complement of mortgage lending and consumer banking products and services. In 1997 Washington Mutual's banking subsidiaries were the leading originators of one-to-four family residential loans in California, Washington and Oregon. These activities accounted for approximately 83% of Washington Mutual's 1997 consolidated revenues.

  . Consumer Finance Activities. Through Aristar, Inc. and its subsidiaries, Washington Mutual makes direct consumer installment loans and purchases retail installment contracts from local retail establishments through a network of approximately 500 branch offices located in 22 states, primarily in the southeastern United States. It also accepts deposits through its industrial banks in Colorado and Utah. Aristar's business is generally conducted under the names Blazer, City Finance and First Community. These activities accounted for approximately 9% of Washington Mutual's 1997 consolidated revenues.

  . Commercial Banking Activities. Through the commercial banking division of WMB, at December 31, 1997, Washington Mutual operated 47 financial centers under the name Western Bank and 23 business banking centers offering a range of commercial banking products and services to small and mid-sized businesses. These activities accounted for approximately 3% of Washington Mutual's 1997 consolidated revenues.

  . Securities and Insurance Activities. Washington Mutual offers a broad range of securities brokerage services, including the distribution of mutual funds, and acts as the investment advisor to and the distributor of mutual funds. It also sells various insurance products, including property and casualty, mortgage life and annuities. These activities accounted for approximately 5% of Washington Mutual's 1997 consolidated revenues.

  Washington Mutual operates principally in California, Washington, Oregon, Florida and Utah, but has operations in a total of 36 states. At December 31, 1997, Washington Mutual had consolidated assets of $96.98 billion, deposits of $50.99 billion and stockholders' equity of $5.31 billion. Based on assets, Washington Mutual was at that date the third largest banking organization in California.

PRINCIPAL HOLDERS OF WASHINGTON MUTUAL COMMON STOCK

  The following table sets forth information regarding beneficial ownership of Washington Mutual Common Stock by each person known to Washington Mutual to have owned more than 5% of the outstanding shares of the Washington Mutual Common Stock on May 14, 1998. The following is based solely on statements filed with the Commission or other information believed by Washington Mutual to be reliable. Each of the named shareholders has sole voting and investment power with respect to the shares shown, except as noted below.

    NAME AND ADDRESS OF BENEFICIAL      SHARES OF COMMON STOCK
    OWNER                                 BENEFICIALLY OWNED   PERCENT OF CLASS
    ------------------------------      ---------------------- ----------------
FMR Corp...............................       36,790,473(/1/)        9.5%
 82 Devonshire Street
 Boston, Massachusetts 02109
Group of partners of Keystone Holdings
 Partners, L.P.........................       26,783,795(/2/)        6.9%
 201 Main Street
 Fort Worth, Texas 76102

    NAME AND ADDRESS OF BENEFICIAL   SHARES OF COMMON STOCK
    OWNER                              BENEFICIALLY OWNED   PERCENT OF CLASS
    ------------------------------   ---------------------- ----------------
Putnam Investments, Inc.............       21,751,203/(3)/        5.6%
 One Post Office Box Square
 Boston, Massachusetts 02109

---------------------
/(1)/ Includes 33,066,102 shares of Washington Mutual Common Stock owned by
      Fidelity Management & Research Company and 3,500,421 shares owned by Fidelity Management Trust Company, each a wholly-owned subsidiary of FMR Corp. Edward C. Johnson 3d, members of his family and trusts for their benefit, through ownership of voting common stock of FMR Corp. and the execution of shareholders' voting agreements, may be deemed, under the Investment Company Act of 1940, to form a controlling group with FMR Corp. The number of shares set forth opposite FMR's name in the table also includes 223,950 shares owned by Fidelity International Limited ("Fidelity International"), a corporation operated independently of FMR Corp. Mr. Johnson is the Chairman of FMR Corp. and Fidelity International and, through a partnership controlled by Mr. Johnson and members of his family, owns shares of Fidelity International voting stock with the right to cast 39.9% of the total votes that may be cast. FMR Corp. and Fidelity International may be deemed to constitute a "group" within the meaning of
      Section 13(d)(3) of the Securities Exchange Act of 1934, although each disclaims that any such "group" exists.

/(2)/ A Schedule 13D was filed by Robert M. Bass; Acadia Partners, L.P., a
      Delaware limited partnership ("Acadia"); Acadia FW Partners, L.P., a Delaware limited partnership ("Acadia FW"); Acadia MGP, Inc., a Texas corporation ("Acadia MGP"); J. Taylor Crandall; Capital Partnership, a Texas general partnership ("Capital"); Margaret Lee Bass 1980 Trust, a trust existing under the laws of Texas ("MLBT"); Panther City Investment Company, a Texas corporation ("Panther City"); W. Robert Cotham; KH Carl Partners, L.P., a Delaware limited partnership ("KH Carl"); Bernard J. Carl; Rosecliff-New American 1988 Partners, L.P., a Delaware limited partnership ("Rosecliff"); and Daniel J. Doctoroff ("Mr. Doctoroff"). The
      Schedule 13D indicated that, based on overlapping employment and investment relationships, Mr. Bass, Acadia, Acadia FW, Acadia MGP, Mr. Crandall, Capital, MLBT, Panther City, Mr. Cotham, KH Carl, Mr. Carl, Rosecliff and Mr. Doctoroff may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act, although the foregoing persons expressly disclaim that any such "group" exists.

  Mr. Bass beneficially owns 19,109,022 shares, approximately 4.9% of the Washington Mutual Common Stock outstanding. This number includes 2,851,914 of the shares held in escrow for the benefit of Keystone Holdings Partners, L.P. ("KH Partners") and its transferees pursuant to that certain agreement for merger dated as of July 21, 1996; as amended November 1, 1996, by and among Washington Mutual, KH Partners, Keystone Holdings, and certain of its subsidiaries (the "Keystone Merger Agreement"). Pursuant to the Keystone Merger Agreement, shares of Washington Mutual Common Stock received by KH Partners and a governmental entity were placed in escrow pending the outcome of certain litigation between Keystone Holdings and the United States of America (the "Litigation Escrow Shares"). Pursuant to the escrow, KH Partners and its transferees have the sole right to vote the Litigation Escrow Shares received by KH Partners while those shares are in escrow, KH Partners has distributed such voting rights to its partners in accordance with their sharing percentages, and Mr. Bass, as a limited partner of KH Partners, may therefore be deemed to be the beneficial owner of such 2,851,914 Litigation Escrow Shares as to which voting rights have been distributed to him. The shares beneficially owned by Mr. Bass also include 7,448,210 shares held by WAMU Partners, a Texas general partnership ("WAMU Partners"), of which Mr. Bass and Mr. Crandall may be deemed to share voting and investment power with respect to such shares; 1,098,936 shares held by Keystone, Inc., a Texas corporation, of which Mr. Bass is the sole stockholder; and 683 shares held by Group Holdings, Inc., a Delaware corporation, of which Keystone, Inc., is the sole stockholder. Acadia beneficially owns 1,726,974 shares of the Washington Mutual Common Stock including 1,558,337 Litigation Escrow Shares, and based on their relationship to Acadia, each of Acadia FW, Acadia MGP and Mr. Crandall, as President and sole stockholder of Acadia MGP, may also be deemed the beneficial owner of these 1,726,974 Shares. Capital owns 1,863,797 shares of the Washington Mutual Common Stock, including 283,178 Litigation Escrow Shares, and based on their relationship to Capital, each of MLBT,

  Panther City and Mr. Cotham may also be deemed to be the beneficial owner of these 1,863,797 shares. Rosecliff owns 266,289 Litigation Escrow Shares and Mr. Doctoroff, as sole general partner of Rosecliff, is also deemed to beneficially own these 266,289 shares. Mr. Doctoroff also beneficially owns an additional 159,930 shares of the Washington Mutual Common Stock. Mr. Cotham also beneficially owns an additional 1,857 shares of the Washington Mutual Common Stock. Mr. Carl beneficially owns 3,447,243 shares of the Washington Mutual Common Stock, of which 833,271 shares are owned by KH Carl. Of the total of 3,447,243 shares beneficially owned by Mr. Carl, 575,958 are Litigation Escrow Shares. Acadia MGP also beneficially owns an additional 21,183 shares of the Washington Mutual Common Stock and, based on his relationship to Acadia MGP, Mr. Crandall may also be deemed the beneficial owner of these 21,183 shares. Mr. Crandall also beneficially owns an additional 187,500 shares of the Washington Mutual Common Stock (including 1,500 shares issuable upon exercise of options granted by Washington Mutual to Mr. Crandall) and, based on his relationship to WAMU Partners, Mr. Crandall may also be deemed the beneficial owner of the 7,448,210 shares of the Washington Mutual Common Stock held by WAMU Partners.

/(3)/ Putnam Investments, Inc. ("Putnam"), a wholly-owned subsidiary of Marsh &
      McLennan Companies., Inc. ("M&MC"), wholly owns Putnam Investment Management, Inc. ("PIMI"), a registered investment adviser to certain mutual funds, and The Putnam Advisory Company, Inc. ("PACI"), a registered investment adviser to certain institutional clients. Both subsidiaries have depository power over the shares as investment managers, but each of the mutual funds' trustees has voting power over the shares held by each fund, and PACI has shared voting power over the shares held by the institutional clients. Pursuant to Exchange Act Rule 13d-4, M&MC and Putnam, for purposes of Sections 13(d) and 13(g) of the Exchange Act, disclaim beneficial ownership of the shares set forth opposite Putnam's name in the table.

PRINCIPAL HOLDERS OF WASHINGTON MUTUAL PREFERRED STOCK

  Washington Mutual knows of no person that owned more than 5% of the outstanding shares of the Washington Mutual Preferred Stock as of July 23, 1998.

SECURITY OWNERSHIP OF WASHINGTON MUTUAL BY DIRECTORS AND EXECUTIVE OFFICERS

  The following table provides a summary of the beneficial ownership of the Washington Mutual Common Stock and Washington Mutual Preferred Stock as of March 6, 1998, including options to acquire shares of Washington Mutual Common Stock which are exercisable within 60 days of such date, by (i) directors,
(ii) Washington Mutual's Chief Executive Officer, (iii) the four highest compensated executive officers other than the Chief Executive Officer and (iv) the directors and executive officers as a group. The following summary is based on information furnished by the respective directors and officers. Each of the named directors and officers has sole voting and investment power with respect to the shares shown, except as noted below.

                                        NUMBER                          PERCENT
  NAME                              OF SHARES/(1)/    OPTIONS   TOTAL   OF CLASS
  ----                              --------------    ------- --------- --------
Douglas P. Beighle.................      16,875         6,000    22,875     *
David Bonderman....................   3,009,632/(2)/    1,500 3,011,132     *
J. Taylor Crandall.................   9,382,367/(3)/    1,500 9,383,867   2.4%
Craig S. Davis.....................      29,466        10,001    39,467     *
Roger H. Eigsti....................       5,000         6,000    10,500     *
John W. Ellis......................      39,750         6,000    45,750     *
Anne V. Farrell....................       3,000         4,500     7,500     *
Stephen E. Frank...................       2,700        16,875    19,575     *
William P. Gerberding..............       5,753         6,000    11,753     *
Enrique Hernandez, Jr. ............         675        16,875    17,550     *
Kerry K. Killinger.................     922,460       853,374 1,775,834     *
William A. Longbrake...............     466,586        40,001   506,587     *
Samuel B. McKinney.................       6,375         3,000     9,375     *
Michael K. Murphy..................       6,375         6,000    12,375     *

                                 NUMBER                          PERCENT
  NAME                       OF SHARES(/1/)  OPTIONS    TOTAL    OF CLASS
  ----                       -------------- --------- ---------- --------
William G. Reed, Jr. ......        36,563       6,000     42,563     *
James H. Stever............        11,700       6,000     17,700     *
Craig E. Tall..............       227,726     181,499    409,225     *
S. Liane Wilson............       154,550     164,249    318,799     *
William B. Wood, Jr. ......           675      27,000     27,675     *
All directors and executive
 officers as a group
 (25 persons)..............    14,736,369   1,629,773 16,365,642   4.2%

---------------------
 *    Less than 1%.
/(1)/ None of the above named officers and directors owned any shares of the Washington Mutual Preferred Stock as of March 6, 1998. All officers and directors as a group owned 200 shares of the Washington Mutual Preferred Stock on such date, representing less than 1% of the class outstanding.
/(2)/ Includes 455,787 shares held by KH Group Management, Inc. ("KH Group"), of which Mr. Bonderman is president and sole stockholder, and 91,428 Litigation Escrow Shares held for the benefit of KH Partners and its transferees pursuant to the Keystone Merger Agreement and as to which voting rights have been distributed to KH Group as a limited partner of KH Partners in accordance with its sharing percentage. Also includes 383,276 Litigation Escrow Shares as to which voting rights have been distributed to Mr. Bonderman in accordance with his sharing percentage as a limited partner of KH Partners. Also includes 167,090 shares owned by Bondo FTW, Inc., of which Mr. Bonderman is president and sole stockholder, 300 shares held by the Bonderman Family Limited Partnership, of which Mr. Bondernan is general partner.
/(3)/ Includes 7,448,210 shares beneficially owned by WAMU Partners, a Texas general partnership of which Mr. Crandall is the managing partner. Includes 168,638 shares owned by Acadia, and 1,558,337 Litigation Escrow Shares held for the benefit of KH Partners and its transferees pursuant to the Keystone Merger Agreement, as to which voting rights have been distributed to Acadia in accordance with its sharing percentage as a limited partner of KH Partners. Includes 21,183 shares owned by Acadia MGP and an additional 83,142 Litigation Escrow Shares held for the benefit of KH Partners and its transferees, as to which voting rights have been distributed to Mr. Crandall in accordance with his sharing percentage as a limited partner of KH Partners.

                                   AHMANSON

GENERAL

  H. F. Ahmanson & Company is one of the largest residential real estate and consumer and business financial services companies in the United States, owning subsidiaries principally engaged in consumer and small business banking and related financial services activities. Ahmanson was originally organized in 1928 in California and changed its state of incorporation from California to Delaware in 1985. Approximately 98% of Ahmanson's consolidated revenues in 1997 were derived from the operations of Home Savings, which is wholly-owned by Ahmanson. Home Savings represented over 99% of Ahmanson's consolidated assets at December 31, 1997. Home Savings is one of the largest savings institutions in the United States and conducts the majority of its business in California. Home Savings currently conducts certain of its savings and lending operations outside California under the name "Savings of America, a division of Home Savings of America, FSB." Home Savings also conducts certain of its consumer lending operations under the name "Home Consumer Finance of America" and certain of its real estate lending operations outside California through Ahmanson Mortgage Company, a wholly-owned subsidiary. At December 31, 1997, Home Savings had total deposits of $32.27 billion, substantially all of which were retail deposits. At December 31, 1997, Ahmanson had 370 retail branches located in California, Texas and Florida and 126 loan offices in nine other states.

  Ahmanson's principal business is attracting funds from the general public and institutions and originating and investing in residential real estate mortgage loans, consumer and small business loans, mortgage-backed securities ("MBS") and investment securities. Ahmanson's primary sources of revenues are interest earned on loans and MBS, income from investment securities, gains on sales of loans and MBS, fees earned in connection with loans and deposits, and income earned on its portfolio of loans and MBS serviced for investors. Its principal expense is interest incurred on interest-accruing liabilities, including deposits and borrowings. Ahmanson's primary sources of funds are deposits, principal and interest payments on loans and MBS, proceeds from sales of loans and MBS and borrowings.

  Over the past several years, Ahmanson has focused on enlarging its presence and enhancing its market share in its key market of California and has recognized that there are markets where Ahmanson cannot economically achieve sufficient market share to be an effective competitor. Such focus resulted in, among other things, the sale of three retail branches in Texas in 1996 and in 1997, the sale of four retail branches in Arizona and 12 retail branches in west Florida. On December 4, 1997, Ahmanson announced a definitive agreement to sell its remaining 27 retail branches in Florida with deposits at December 31, 1997 totalling approximately $3.28 billion. Such focus on California has also resulted in the acquisition by Ahmanson of additional branches in California and, on February 13, 1998, the consummation of the Ahmanson-Coast Merger. At December 31, 1997, Coast had deposits of $6.42 billion and total assets of $8.84 billion and operated 90 retail banking offices, all in the State of California. Each holder of Coast common stock received 0.8082 of a share of Ahmanson Common Stock for each share of Coast common stock. In addition, immediately prior to the merger, each holder of the common stock of Coast also received one Contingent Payment Right Certificate ("CPR Certificate"), issued by the Coast Federal Litigation Contingent Payment Rights Trust ("CPR Trust"), for each share of the common stock of Coast. The CPR Certificates represent assignable and transferable undivided beneficial interests in the assets of the CPR Trust, including a commitment by Ahmanson to pay to the CPR Trust an amount equal to any proceeds (net of taxes and expenses, computed under certain assumptions) that Coast Federal Bank, Federal Savings Bank ("Coast Federal") (formerly a wholly-owned subsidiary of Coast), or its successors, may receive from pending litigation claims against the United States government relating to the government's alleged breach of its agreement with respect to Coast Federal's regulatory capital. Coast Federal was merged into Home Savings following the Ahmanson-Coast Merger.

  Ahmanson is deeply committed to the principles embodied in the Equal Credit Opportunity and Community Reinvestment Acts. It is the goal of Ahmanson to effectively penetrate, without bias, each ethnic and income market segment. Home Savings' strategy for penetrating these markets is to make capital available and deliver it to underserved communities in the form of consumer, small business, multi-family and home loans. Ahmanson has established an organizational discipline to undertake activities that support its Community Reinvestment Act philosophy as a normal course of its business, the results of which are monitored and reported to management.

PRINCIPAL HOLDERS OF AHMANSON COMMON STOCK

  The following table sets forth information regarding beneficial ownership of Ahmanson Common Stock by each person known to Ahmanson to have been the beneficial owners of more than 5% of Ahmanson's equity securities on May 14, 1998. This information is based solely on statements filed with the Commission or other information believed by Ahmanson to be reliable.

                                                                   PERCENT OF
                                            AMOUNT AND NATURE OF   OUTSTANDING
                                           BENEFICIAL OWNERSHIP OF   COMMON
   NAME AND ADDRESS OF BENEFICIAL OWNER    SHARES OF COMMON STOCK     STOCK
   ------------------------------------    ----------------------- -----------
   Princeton Services, Inc. ..............     6,154,867/(1)/         6.61%
    800 Scudders Mill Road
    Plainsboro, NJ 08536
   Putnam Investments, Inc. ..............     8,150,210/(2)/         8.75%
    One Post Office Box Square
    Boston, MA 02109

---------------------
/(1)/ Princeton Services, Inc. ("PSI") is deemed to be the beneficial owner of these shares because it serves as the corporate managing general partner of Merrill Lynch Asset Management L.P. and Fund Asset Management L.P., both of which are registered investment advisers. The number of shares reported includes 410 shares resulting from the assumed conversion of 200 Ahmanson Depositary Shares representing interests in the Ahmanson Preferred Stock. PSI has shared voting and dispositive power in all of the shares, and disclaims beneficial ownership of the shares.
/(2)/ Putnam is deemed to be the beneficial owner of these shares by virtue of the direct or indirect investment and/or voting discretion that its subsidiaries possess pursuant to the provisions of investment advisory agreements with various clients, none of whom is known by Ahmanson to own beneficially more than 5% of the outstanding shares of Ahmanson Common Stock. PIMI holds shared dispositive power in 7,784,546 shares, sole dispositive power in none of the shares and voting power in none of the shares, and PACI holds shared voting power in 218,120 shares, sole voting power in none of the shares, sole dispositive power in none of the shares and shared dispositive power in 365,664 shares. Putnam and M&MC, of which Putnam is a wholly-owned subsidiary, have both disclaimed beneficial ownership of the shares.

SECURITY OWNERSHIP OF AHMANSON BY DIRECTORS AND EXECUTIVE OFFICERS

  The following table and accompanying footnotes provide a summary of the beneficial ownership of Ahmanson Common Stock as of March 31, 1998, including Ahmanson Common Stock Options exercisable within 60 days of March 31, 1998, by
(i) directors, (ii) Ahmanson's Chief Executive Officer, (iii) the four highest compensated executive officers other than the Chief Executive Officer and (iv) the directors and executive officers as a group (24 persons). Beneficial ownership is defined in accordance with the rules of the Commission and means generally the power to vote or dispose of securities, regardless of any economic interest. The following information is based on information furnished by the respective directors and officers. Each of the named directors and officers has sole voting and investment power with respect to the shares shown, except as noted below.


       NAME              NUMBER OF SHARES OPTIONS VOTING POWER ONLY TOTAL  PERCENT OF CLASS
       ----              ---------------- ------- ----------------- ------ ----------------
Byron Allumbaugh........       4,500      17,000         --         21,500         *
Anne-Drue M. Anderson...       5,589      93,436         --         99,025         *
Harold A. Black.........         --        5,000         --          5,000         *
Richard M. Bressler.....      22,000      17,000         --         39,000         *

       NAME               NUMBER OF SHARES  OPTIONS  VOTING POWER ONLY   TOTAL   PERCENT OF CLASS
       ----               ---------------- --------- ----------------- --------- ----------------
John E. Bryson...........         --             --           --             --           *
David R. Carpenter.......         290          8,301          --           8,591          *
Madeleine A. Kleiner.....       4,468        104,028          --         108,496          *
Ray Martin...............      79,000            --           --          79,000          *
Phillip D. Matthews......       6,000          8,301          --          14,301          *
Richard L. Nolan.........       1,000          4,000          --           5,000          *
Delia M. Reyes...........         --          11,149          --          11,149          *
Charles R. Rinehart......      80,848        421,334      837,454/(1)/ 1,339,636       1.22%
Frank M. Sanchez.........       2,000          4,485          --           6,485          *
Elizabeth A. Sanders.....       3,000         14,000          --          17,000          *
Arthur W. Schmutz........       5,000          9,000          --          14,000          *
William D. Schulte.......       2,500         13,000          --          15,500          *
Kevin M. Twomey..........      12,010        253,706          --         265,716          *
Bruce G. Willison........      35,000        162,071          --         197,071          *
All directors and
 executive officers as a
 group (24 persons)........   289,564      1,397,265      837,454      2,445,283       2.23%

---------------------
*  Less than 1%
/(1)/ Mr. Rinehart has disclaimed beneficial ownership of such shares because his interest in such shares is limited to an irrevocable proxy from Wells Fargo Bank, as trustee. The trust instruments covering such shares provide that the trustee shall grant to the Chairman of the Board of Ahmanson upon request a proxy to vote such shares, and the trustee has granted an irrevocable proxy for a term of seven years, expiring in January 2001, to Mr. Rinehart as Chairman of the Board and his successors as Chairman of the Board.

                MANAGEMENT AND OPERATIONS OF WASHINGTON MUTUAL
                             FOLLOWING THE MERGER

  The estimates of cost savings and transaction-related and other expenses described below are forward-looking statements that, while prepared on the basis of Washington Mutual's best judgments and currently available information regarding Ahmanson's business and the future operating performance of the two companies, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of either company, and upon assumptions with respect to future business decisions that are subject to change. Accordingly, there can be no assurance that such cost-savings will be realized in the amounts or within the time periods currently estimated, or that such charges for transaction-related expenses will be as estimated. See "Risk Factors."

GENERAL

  The Merger Agreement provides for the merger of Ahmanson with and into Washington Mutual, with Washington Mutual as the surviving corporation. The separate existence of Ahmanson will cease upon completion of the Merger and stockholders of Ahmanson will become shareholders of Washington Mutual as described herein.

BOARD OF DIRECTORS

  At the Effective Time, three directors of Ahmanson mutually agreeable to Washington Mutual and Ahmanson will be added to the existing Washington Mutual Board to form the Board of Directors of the Combined Company. Information regarding the existing Washington Mutual Board is set forth in the 1997 Washington Mutual 10-K and information regarding the existing Ahmanson Board is set forth in the 1997 Ahmanson 10-K, which are incorporated herein by reference. See "Incorporation of Certain Documents by Reference" and "Available Information."

OPERATIONS AFTER THE MERGER

  General. After consummation of the Merger, it is anticipated that Home Savings will be merged with and into WMBFA, with WMBFA as the surviving corporation.

  Operations. The Combined Company intends to utilize the Washington Mutual products and sales and marketing systems which it has been introducing through the WMBFA system and to provide these same products and systems to Ahmanson. Washington Mutual also intends to consolidate and coordinate the operations, sales, marketing and product selection of its broker-dealer subsidiaries and those of Ahmanson. Washington Mutual will convert Ahmanson branches to Washington Mutual's information and data processing systems for certain major functions, including deposit operations, loan servicing and item processing. Washington Mutual will also introduce its LoanWorks system for loan origination throughout the Ahmanson network.

  Cost Savings. Although no assurances can be given that any specific level of expense savings will be realized or as to the timing thereof, Washington Mutual currently expects to achieve substantial savings in the Combined Company's operating expense base, primarily through consolidation of back office operations, elimination of redundant corporate overhead and staff positions, consolidation of retail branches and loan offices, reduction of aggregate marketing expenses and implementation of integrated technology platforms into Ahmanson's operations in order to reduce loan origination, servicing and other operational costs. The following table provides details of the estimated cost savings by business division and period in which they are expected to be realized. All calculations are based on Ahmanson's 1998 budgeted expenses. The divisional cost savings are shown as a percentage of Ahmanson's gross divisional operating expenses.

                                       % OF             % OF
                                     AHMANSON         AHMANSON
                               1999  OPERATING  2000  OPERATING
                              AMOUNT EXPENSES  AMOUNT EXPENSES
                              ------ --------- ------ ---------
                                    (DOLLARS IN MILLIONS)
Administration/Finance......   $26      37%     $37       54%
Lending.....................    46      50%      58       63%
Corporate...................    88      25%     166       47%
Retail banking..............    39      13%      69       22%
                               ---              ---
    Total pretax cost
     savings................   199              330
Total pretax cost savings as
 a percentage of:
  Net estimated operating
   expenses.................            24%               40%

  The cost savings estimated above are based on information provided by Ahmanson during Washington Mutual's due diligence investigation, the knowledge and experience that Washington Mutual has accumulated from its prior acquisitions and the following significant assumptions: (i) the consolidation of approximately 160-170 branch offices of the Combined Company in California;
(ii) the consolidation of other bank premises and facilities and the outsourcing of the corporate properties management function; (iii) the adoption of a common branch operating system for the Combined Company, with an attendant reduction in per deposit account origination and maintenance costs;
(iv) the reduction of aggregate advertising expenditures due to market overlap between WMBFA and Ahmanson branch locations and elimination of duplicative staff functions in marketing and research; (v) the elimination of duplicative back office functions, particularly in the accounting, finance and human resources areas; (vi) a reduction in Ahmanson's current cost to originate a loan (which brings such costs to a level that more closely approximates the industry average and is still above the comparable cost of such originations at Washington Mutual); and (vii) a reduction in the cost of servicing loans, again to a level that is below the current Ahmanson cost but still above the current cost at Washington Mutual.

  The projected cost savings were determined by first identifying (i) all back office functions of the two companies that are duplicative and can be consolidated in a single location and (ii) all other potential office consolidations. Subsequently, all fixed costs associated with consolidated back office functions and other consolidated offices (such as occupancy expense and management salaries and benefits) were identified as potential cost savings. In addition, variable costs were identified and adjusted to more closely approximate Washington Mutual's cost levels. This analysis involved both per unit cost comparisons (e.g., servicing costs per loan) and productivity comparisons (e.g., loans serviced per employee). This analysis resulted in additional projected cost savings. The phase-in of all cost savings was then projected based on Washington Mutual's estimates of the transaction closing date, the various system conversion dates and its estimated transition plan for systems integration.

  Transaction-Related Expenses. Washington Mutual expects to accrue, at the Effective Time, incremental transaction-related expenses of $373 million (pre-tax). These expenses represent: (1) $165 million related to anticipated severance and benefit expense for employee terminations identified as of the Effective Time for which specific severance plans are in place; (2) $141 million related to anticipated impairment of premises and equipment as the result of planned branch consolidations and the elimination of other duplicate facilities; (3) $16 million related to contract termination fees associated with contracts for duplicate services which will be terminated; and (4) $51 million in other expenses, primarily investment banking and professional fees.

  Washington Mutual expects to incur other transaction-related expenses after the Effective Time in order to combine operations and systems, train employees and to provide severance for employees, which expenses are not accruable at the Effective Time. Washington Mutual cannot presently estimate the amount of these other expenses.

  Management After the Merger. Washington Mutual is undertaking a review of its management needs following the Merger and intends to retain those personnel which it believes will contribute to the implementation of its business strategy.

                   PRO FORMA COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)

  The following pro forma combined unaudited consolidated statement of financial position as of March 31, 1998 and the pro forma combined unaudited consolidated statements of income for the quarters ended March 31, 1998 and 1997 and the three years ended December 31, 1997 are based upon the historical consolidated financial statements of Washington Mutual, Ahmanson and Coast as previously filed with the Commission under the Exchange Act, and incorporated by reference in this Joint Proxy Statement/Prospectus, and should be read in conjunction with those consolidated financial statements and related notes. These combined unaudited pro forma financial statements are not necessarily indicative of the operating results that would have been achieved had the Merger been consummated as of the beginning of the periods presented and should not be construed as representative of future operating results. These combined unaudited pro forma financial statements give effect to the Merger by combining the results of operations of Washington Mutual and Ahmanson using the "pooling-of-interests" method of accounting.

              PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME

                                      QUARTER ENDED MARCH 31, 1998
                           --------------------------------------------------------
                                                                      PRO FORMA
                              WASHINGTON                              INCLUDING
                                MUTUAL                AHMANSON         AHMANSON
                           -----------------      ---------------- ----------------
                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                              (UNAUDITED)
INTEREST INCOME
Loans....................  $      1,357,305       $        632,892 $      1,990,197
Investment and mortgage-
 backed securities.......           440,498                256,661          697,159
Cash equivalents and
 other...................            28,849                 13,664           42,513
                           ----------------       ---------------- ----------------
 Total interest income...         1,826,652                903,217        2,729,869
INTEREST EXPENSE
Deposits.................           515,901                387,895          903,796
Borrowings...............           597,878                174,472          772,350
                           ----------------       ---------------- ----------------
 Total interest expense..         1,113,779                562,367        1,676,146
                           ----------------       ---------------- ----------------
 Net interest income.....           712,873                340,850        1,053,723
Provision for loan
 losses..................            45,343                  8,066           53,409
                           ----------------       ---------------- ----------------
 Net interest income
  after provision for
  loan losses............           667,530                332,784        1,000,314
OTHER INCOME
Depositor and other
 retail banking fees.....            92,308                 27,709          120,017
Loan servicing fees......            29,946                 21,675           51,621
Securities fees and
 commissions.............            38,582                  1,700           40,282
Insurance fees and
 commissions.............            11,849                  3,315           15,164
Other operating income...             9,645                 15,124           24,769
Gain on sale of loans and
 leases..................            15,444                 11,771           27,215
Gain on sale of other
 assets..................             3,321                    --             3,321
Write down of loans
 securitized and
 retained................            (7,266)                   --            (7,266)
                           ----------------       ---------------- ----------------
 Total other income......           193,829                 81,294          275,123
OTHER EXPENSE
Salaries and employee
 benefits................           189,439                 97,698          287,137
Occupancy and equipment..            72,296                 28,692          100,988
Regulatory assessments...             9,477                  6,779           16,256
Other operating expense..           147,655                 83,216          230,871
Transaction-related
 expense.................             8,650                    --             8,650
Amortization of goodwill
 and other intangibles...            14,701                  8,883           23,584
REO operations...........               --                   8,007            8,007
                           ----------------       ---------------- ----------------
 Total other expense.....           442,218                233,275          675,493
 Income before income
  taxes..................           419,141                180,803          599,944
Income taxes.............           158,469                 66,500          224,969
Provision for payments in
 lieu of taxes...........             4,201                    --             4,201
                           ----------------       ---------------- ----------------
Net Income...............  $        256,471       $        114,303 $        370,774
                           ================       ================ ================
Net Income Attributable
 to Common Stock.........  $        254,733       $        107,317 $        362,050
                           ================       ================ ================
Net income per common
 share:
 Basic...................             $0.68 /(1)/            $1.06            $0.66 /(1)/
 Diluted.................              0.68 /(1)/             0.97             0.64 /(1)/
Average number of common
 shares used to calculate
 net income per common
 share:
 Basic...................       374,562,468 /(1)/      101,512,046      545,102,705 /(1)/
 Diluted.................       376,088,015 /(1)/      115,015,982      569,314,864 /(1)/

---------------------
/(1)/ Net income per common share and average number of common shares for the period presented have been adjusted for the June 1, 1998 3-for-2 stock split.

              PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME

                                      QUARTER ENDED MARCH 31, 1997
                           --------------------------------------------------------
                                                                      PRO FORMA
                              WASHINGTON                              INCLUDING
                                MUTUAL                AHMANSON         AHMANSON
                           -----------------      ---------------- ----------------
                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                              (UNAUDITED)
INTEREST INCOME
Loans....................  $      1,236,568       $        577,533 $      1,814,101
Investment and mortgage-
 backed securities.......           342,977                267,808          610,785
Cash equivalents and
 other...................            35,871                 16,762           52,633
                           ----------------       ---------------- ----------------
 Total interest income...         1,615,416                862,103        2,477,519
INTEREST EXPENSE
Deposits.................           537,488                375,139          912,627
Borrowings...............           418,386                169,345          587,731
                           ----------------       ---------------- ----------------
 Total interest expense..           955,874                544,484        1,500,358
                           ----------------       ---------------- ----------------
 Net interest income.....           659,542                317,619          977,161
Provision for loan
 losses..................            53,810                 24,223           78,033
                           ----------------       ---------------- ----------------
 Net interest income
  after provision for
  loan losses............           605,732                293,396          899,128
OTHER INCOME
Depositor and other
 retail banking fees.....            82,673                 29,334          112,007
Loan servicing fees......            35,684                 16,748           52,432
Securities fees and
 commissions.............            36,381                  1,273           37,654
Insurance fees and
 commissions.............            12,599                  3,698           16,297
Other operating income...            11,204                 13,871           25,075
Gain on sale of loans and
 leases..................             8,795                  7,989           16,784
Gain on sale of retail
 deposit branch systems..               --                  15,956           15,956
Gain on sale of other
 assets..................             7,165                    --             7,165
Write down of loans
 securitized and
 retained................            (6,250)                   --            (6,250)
                           ----------------       ---------------- ----------------
 Total other income......           188,251                 88,869          277,120
OTHER EXPENSE
Salaries and employee
 benefits................           203,267                 95,468          298,735
Occupancy and equipment..            80,584                 26,712          107,296
Regulatory assessments...             8,643                  6,549           15,192
Other operating expense..           153,118                 59,903          213,021
Transaction-related
 expense.................            33,721                     -            33,721
Amortization of goodwill
 and other intangibles...            15,763                  6,390           22,153
REO operations...........               --                  22,108           22,108
                           ----------------       ---------------- ----------------
 Total other expense.....           495,096                217,130          712,226
Income before income
 taxes...................           298,887                165,135          464,022
Income taxes.............           114,803                 62,042          176,845
Provision for payments in
 lieu of taxes...........             4,309                    --             4,309
                           ----------------       ---------------- ----------------
Net Income...............  $        179,775       $        103,093 $        282,868
                           ================       ================ ================
Net Income Attributable
 to Common Stock.........  $        173,847       $         94,685 $        268,532
                           ================       ================ ================
Net income per common
 share:
 Basic...................             $0.48 /(1)/            $0.94            $0.50 /(1)/
 Diluted.................              0.47 /(1)/             0.87             0.49 /(1)/
Average number of common
 shares used to calculate
 net income per common
 share:
 Basic...................       362,814,533 /(1)/      100,605,693      531,832,097 /(1)/
 Diluted.................       367,776,258 /(1)/      114,123,176      559,503,194 /(1)/

---------------------
/(1)/ Net income per common share and average number of common shares for the period presented have been adjusted for the June 1, 1998 3-for-2 stock split.

              PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME

                                       YEAR ENDED DECEMBER 31, 1997
                            --------------------------------------------------------
                                                                       PRO FORMA
                               WASHINGTON                              INCLUDING
                                 MUTUAL                AHMANSON         AHMANSON
                            -----------------      ---------------- ----------------
                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                               (UNAUDITED)
INTEREST INCOME
Loans.....................  $      5,205,507       $      2,315,253 $      7,520,760
Investment and mortgage-
 backed securities........         1,507,825              1,021,157        2,528,982
Cash equivalents and
 other....................            97,632                 66,962          164,594
                            ----------------       ---------------- ----------------
  Total interest income...         6,810,964              3,403,372       10,214,336
INTEREST EXPENSE
Deposits..................         2,166,104              1,479,438        3,645,542
Borrowings................         1,988,387                689,049        2,677,436
                            ----------------       ---------------- ----------------
  Total interest expense..         4,154,491              2,168,487        6,322,978
                            ----------------       ---------------- ----------------
  Net interest income.....         2,656,473              1,234,885        3,891,358
Provision for loan losses.           207,139                 67,091          274,230
                            ----------------       ---------------- ----------------
Net interest income after
 provision for loan
 losses...................         2,449,334              1,167,794        3,617,128
OTHER INCOME
Depositor and other retail
 banking fees.............           365,883                115,431          481,314
Loan servicing fees.......            89,824                 63,534          153,358
Securities fees and
 commissions..............           132,071                  5,958          138,029
Insurance fees and
 commissions..............            47,759                 13,929           61,688
Other operating income....           136,275                 54,646          190,921
Gain (loss) on sale of
 loans and leases.........           (60,343)                18,274          (42,069)
Gain on sale of retail
 deposit branch systems...               --                  57,566           57,566
Gain on sale of other
 assets...................            39,423                    232           39,655
Write down of loans
 securitized and retained.           (27,621)                   --           (27,621)
Write off of consulting
 fees.....................            (9,871)                   --            (9,871)
                            ----------------       ---------------- ----------------
  Total other income......           713,400                329,570        1,042,970
OTHER EXPENSE
Salaries and employee
 benefits.................           821,446                355,744        1,177,190
Occupancy and equipment...           322,441                104,217          426,658
Regulatory assessments....            34,873                 25,014           59,887
Other operating expense...           577,557                261,718          839,275
Transaction-related
 expense..................           431,125                    --           431,125
Amortization of goodwill
 and other intangibles....            63,588                 25,763           89,351
REO operations............            10,578                 70,126           80,704
                            ----------------       ---------------- ----------------
  Total other expense.....         2,261,608                842,582        3,104,190
                            ----------------       ---------------- ----------------
Income before income
 taxes....................           901,126                654,782        1,555,908
Income taxes..............           402,116                241,000          643,116
Provision for payments in
 lieu of taxes............            17,232                    --            17,232
                            ----------------       ---------------- ----------------
  Net income..............  $        481,778       $        413,782 $        895,560
                            ================       ================ ================
  Net income attributable
   to common stock........  $        460,346       $        380,183 $        840,529
                            ================       ================ ================
Net income per common
 share:
  Basic...................             $1.25 /(1)/            $3.91            $1.58 /(1)/
  Diluted.................              1.24 /(1)/             3.59             1.54 /(1)/
Average number of common
 shares used to calculate
 net income per common
 share:
  Basic...................       369,179,469 /(1)/       97,162,327      532,412,178 /(1)/
  Diluted.................       370,568,009 /(1)/      110,827,985      556,759,023 /(1)/

---------------------
(1) Net income per common share and average number of common shares for the period presented have been adjusted for the June 1, 1998 3-for-2 stock split.

              PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME

                                       YEAR ENDED DECEMBER 31, 1996
                            --------------------------------------------------------
                                                                       PRO FORMA
                               WASHINGTON                              INCLUDING
                                 MUTUAL                AHMANSON         AHMANSON
                            -----------------      ---------------- ----------------
                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                               (UNAUDITED)
INTEREST INCOME
Loans.....................  $      4,621,153       $      2,296,786 $      6,917,939
Investment and mortgage-
 backed securities........         1,677,373              1,161,891        2,839,264
Cash equivalents and
 other....................            88,564                 56,118          144,682
                            ----------------       ---------------- ----------------
  Total interest income...         6,387,090              3,514,795        9,901,885
INTEREST EXPENSE
Deposits..................         2,240,302              1,523,873        3,764,175
Borrowings................         1,573,841                738,408        2,312,249
                            ----------------       ---------------- ----------------
  Total interest expense..         3,814,143              2,262,281        6,076,424
                            ----------------       ---------------- ----------------
  Net interest income.....         2,572,947              1,252,514        3,825,461
Provision for loan losses.           392,435                144,924          537,359
                            ----------------       ---------------- ----------------
Net interest income after
 provision for loan
 losses...................         2,180,512              1,107,590        3,288,102
OTHER INCOME
Depositor and other retail
 banking fees.............           282,468                 78,061          360,529
Loan servicing fees.......            86,987                 68,365          155,352
Securities fees and
 commissions..............           131,066                  6,965          138,031
Insurance fees and
 commissions..............            44,417                  9,858           54,275
Other operating income....            88,836                 49,955          138,791
Gain on sale of loans and
 leases...................            45,708                 28,346           74,054
Gain on sale of retail
 deposit branch systems...               --                   6,861            6,861
Gain on sale of other
 assets...................            17,021                  3,387           20,408
Write down of loans
 securitized and retained.           (38,339)                   --           (38,339)
                            ----------------       ---------------- ----------------
  Total other income......           658,164                251,798          909,962
OTHER EXPENSE
Salaries and employee
 benefits.................           819,965                369,264        1,189,229
Occupancy and equipment...           321,142                122,740          443,882
Regulatory assessments....           108,271                 60,641          168,912
SAIF special assessment...           312,552                243,862          556,414
Restructuring expense.....            68,293                    --            68,293
Other operating expense...           556,556                257,601          814,157
Transaction-related
 expense..................           158,121                    --           158,121
Amortization of goodwill
 and other intangibles....            65,394                 18,842           84,236
REO operations............            18,305                105,880          124,185
                            ----------------       ---------------- ----------------
  Total other expense.....         2,428,599              1,178,830        3,607,429
                            ----------------       ---------------- ----------------
Income before income taxes
 and minority interest....           410,077                180,558          590,635
Income taxes..............           141,220                 35,300          176,520
Provision for payments in
 lieu of taxes............            25,187                    --            25,187
                            ----------------       ---------------- ----------------
  Income before minority
   interest...............           243,670                145,258          388,928
Minority interest in
 earnings of consolidated
 subsidiaries.............            13,570                    --            13,570
                            ----------------       ---------------- ----------------
  Net income..............  $        230,100       $        145,258 $        375,358
                            ================       ================ ================
  Net income attributable
   to common stock........  $        191,386       $        100,337 $        291,723
                            ================       ================ ================
Net income per common
 share:
  Basic...................             $0.54 /(1)/            $0.92            $0.55 /(1)/
  Diluted.................              0.54 /(1)/             0.92             0.54 /(1)/
Average number of common
 shares used to calculate
 net income per common
 share:
  Basic...................       352,673,475 /(1)/      108,650,585      535,206,458 /(1)/
  Diluted.................       356,525,121 /(1)/      108,650,585      539,058,104 /(1)/

---------------------
/(1)/ Net income per common share and average number of common shares for the period presented have been adjusted for the June 1, 1998 3-for-2 stock split.

              PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME

                                       YEAR ENDED DECEMBER 31, 1995
                            --------------------------------------------------------
                                                                       PRO FORMA
                               WASHINGTON                              INCLUDING
                                 MUTUAL               AHMANSON          AHMANSON
                            -----------------     ----------------  ----------------
                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                               (UNAUDITED)
INTEREST INCOME
Loans.....................  $      4,449,738      $      2,405,820  $      6,855,558
Investment and mortgage-
 backed securities........         1,577,611             1,158,461         2,736,072
Notes receivable..........            58,841                   --             58,841
Cash equivalents and oth-
 er.......................            72,181               134,810           206,991
                            ----------------      ----------------  ----------------
  Total interest income...         6,158,371             3,699,091         9,857,462
INTEREST EXPENSE
Deposits..................         2,351,903             1,835,590         4,187,493
Borrowings................         1,508,115               636,746         2,144,861
                            ----------------      ----------------  ----------------
  Total interest expense..         3,860,018             2,472,336         6,332,354
                            ----------------      ----------------  ----------------
  Net interest income.....         2,298,353             1,226,755         3,525,108
Provision for loan losses.           251,424               119,111           370,535
                            ----------------      ----------------  ----------------
  Net interest income af-
   ter provision for loan
   losses.................         2,046,929             1,107,644         3,154,573
OTHER INCOME
Depositor and other retail
 banking fees.............           233,879                55,766           289,645
Loan servicing fees.......            84,474                60,490           144,964
Securities fees and com-
 missions.................           135,655                 5,396           141,051
Insurance fees and commis-
 sions....................            33,284                 6,657            39,941
Other operating income....            71,932                37,959           109,891
Gain on sale of loans and
 leases...................            25,933                 5,364            31,297
Gain on sale of retail de-
 posit branch systems.....               --                514,671           514,671
Gain on sale of other as-
 sets.....................            19,830                12,106            31,936
Write down of loans
 securitized and retained.           (19,651)                  --            (19,651)
FDIC assistance on covered
 assets...................            55,630                   --             55,630
Loss on sale of covered
 assets...................           (37,399)                  --            (37,399)
                            ----------------      ----------------  ----------------
  Total other income......           603,567               698,409         1,301,976
OTHER EXPENSE
Salaries and employee ben-
 efits....................           793,971               378,851         1,172,822
Occupancy and equipment...           309,368               148,250           457,618
Regulatory assessments....           121,274                86,909           208,183
Other operating expense...           490,516               254,050           744,566
Transaction-related ex-
 pense....................             2,000                   --              2,000
Amortization of goodwill
 and other intangibles....            68,592                26,559            95,151
REO operations............            17,165                86,788           103,953
                            ----------------      ----------------  ----------------
  Total other expense.....         1,802,886               981,407         2,784,293
                            ----------------      ----------------  ----------------
Income before income
 taxes, accounting change
 and minority interest....           847,610               824,646         1,672,256
Income taxes..............           273,006               373,700           646,706
Provision for payments in
 lieu of taxes............             7,887                   --              7,887
Cumulative effect of
 change in accounting for
 goodwill.................               --               (234,742)         (234,742)
                            ----------------      ----------------  ----------------
  Income before minority
   interest...............           566,717               216,204           782,921
Minority interest in earn-
 ings of consolidated sub-
 sidiaries................            15,793                   --             15,793
                            ----------------      ----------------  ----------------
  Net income..............  $        550,924      $        216,204  $        767,128
                            ================      ================  ================
  Net income attributable
   to common stock........  $        507,325      $        165,774  $        673,099
                            ================      ================  ================
Net income per common
 share:
  Basic...................             $1.46/(1)/            $1.41             $1.23/(1)/
  Diluted.................              1.44/(1)/             1.41              1.21/(1)/
Average number of common
 shares used to calculate
 net income per common
 share
  Basic...................       348,157,265/(1)/      117,204,021       545,060,020/(1)/
  Diluted.................       366,832,998/(1)/      129,888,329       585,045,391/(1)/

---------------------
/(1)/ Net income per common share and average number of common shares for the period presented have been adjusted for the June 1, 1998 3-for-2 stock split.

        PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

                                                MARCH 31, 1998
                          ------------------------------------------------------------------
                                                     PRO FORMA ADJUSTMENTS       PRO FORMA
                           WASHINGTON                ----------------------      INCLUDING
                             MUTUAL      AHMANSON      DEBIT      CREDIT          AHMANSON
                          ------------  -----------  ---------- -----------     ------------
                                            (DOLLARS IN THOUSANDS)
                                                  (UNAUDITED)
ASSETS
Cash....................  $  1,037,192  $   732,599    $    --  $  232,000/(1)/ $  1,537,791
Cash equivalents........        27,015      236,964         --         --            263,979
Trading securities......       130,912          --          --         --            130,912
Available for sale secu-
 rities:
 Mortgage-backed securi-
  ties..................    15,057,318   10,030,865         --         --         25,088,183
 Investment securities..     1,189,932       14,685         --         --          1,204,617
Held to maturity securi-
 ties:
 Mortgage-backed securi-
  ties..................    12,368,181    4,317,084         --         --         16,685,265
 Investment securities..       124,375        2,418         --         --            126,793
Loans:
 Loans held in portfo-
  lio...................    68,188,583   35,592,939         --         --        103,781,522
 Loans held for sale....     1,286,547      875,889         --         --          2,162,436
 Reserve for loan loss-
  es....................      (673,172)    (480,749)        --         --         (1,153,921)
                          ------------  -----------  ---------- ----------      ------------
  Total loans...........    68,801,958   35,988,079         --         --        104,790,037
Investment in FHLBs.....     1,103,629      521,493         --         --          1,625,122
Foreclosed assets.......       198,597      183,174         --         --            381,771
Premises and equipment..       966,237      420,017         --     141,000/(1)/    1,245,254
Intangible assets aris-
 ing from
 acquisitions...........       341,939      784,731         --         --          1,126,670
Mortgage servicing
 rights.................       221,695      129,077         --         --            350,772
Other assets............     1,554,928    1,158,160         --         --          2,713,088
                          ------------  -----------  ---------- ----------      ------------
  Total assets..........  $103,123,908  $54,519,346  $      --  $  373,000      $157,270,254
                          ============  ===========  ========== ==========      ============

                                                MARCH 31, 1998
                          ----------------------------------------------------------------------
                                                    PRO FORMA ADJUSTMENTS            PRO FORMA
                           WASHINGTON               ----------------------------     INCLUDING
                             MUTUAL     AHMANSON       DEBIT          CREDIT          AHMANSON
                          ------------ -----------  -----------      -----------    ------------
                                            (DOLLARS IN THOUSANDS)
                                                  (UNAUDITED)
LIABILITIES
Deposits:/(3)/
 Checking accounts......  $  8,382,782 $ 4,270,248  $       --       $     --       $ 12,653,030
 Savings accounts and
  money market deposit
  accounts..............    15,404,138   9,093,452          --             --         24,497,590
 Time deposit accounts..    27,526,132  24,999,549          --             --         52,525,681
                          ------------ -----------  -----------      ---------      ------------
  Total deposits........    51,313,052  38,363,249          --             --         89,676,301
Federal funds purchased
 and commercial paper...     4,208,718     794,000          --             --          5,002,718
Securities sold under
 agreements to
 repurchase.............    14,414,500   2,025,000          --             --         16,439,500
Advances from FHLBs.....    20,858,731   5,394,714          --             --         26,253,445
Trust preferred
 securities.............       800,000     148,507          --             --            948,507
Other borrowings........     2,714,490   3,041,547          --             --          5,756,037
Other liabilities.......     3,377,418   1,497,796      116,000/(1)/       --          4,759,214
                          ------------ -----------  -----------      ---------      ------------
  Total liabilities.....    97,686,909  51,264,813      116,000            --        148,835,722
STOCKHOLDERS' EQUITY
Preferred stock-
 liquidation preference.        49,250     283,694          --             --            332,944
Common stock............           --        1,218        1,218/(2)/       --                --
Capital surplus-common
 stock..................     1,957,552   1,080,073                       1,218/(2)/    3,038,843
Valuation reserve for
 available-for-sale
 securities.............       137,128      77,244          --             --            214,372
Retained earnings.......     3,293,069   2,211,882      257,000/(1)/       --          5,247,951
Common stock held in
 treasury, at cost......           --     (399,578)                                     (399,578)
                          ------------ -----------  -----------      ---------      ------------
 Total stockholders'
  equity................     5,436,999   3,254,533      258,218          1,218         8,434,532
                          ------------ -----------  -----------      ---------      ------------
 Total liabilities and
  stockholders' equity..  $103,123,908 $54,519,346  $   374,218      $   1,218      $157,270,254
                          ============ ===========  ===========      =========      ============

                   NOTES TO PRO FORMA COMBINED CONSOLIDATED
                       STATEMENTS OF FINANCIAL POSITION

  Statements of Financial Position. The pro forma adjustments reflected in the pro forma combined unaudited consolidated statement of financial position of Washington Mutual including Ahmanson as of March 31, 1998 give effect to the following adjustments:

/(1)/ Transaction-related expenses anticipated to be recorded by Washington
      Mutual are included in the pro forma including Ahmanson statement of financial position as of March 31, 1998. Such transaction-related expenses are summarized in the following table (dollars in thousands):

            Investment banking and profes-
             sional fees...................... $  51,000
            Severance and benefits............   165,000
            Premises and equipment............   141,000
            Contract termination fees.........    16,000
                                               ---------
              Total expenses..................   373,000
            Tax benefit.......................  (116,000)
                                               ---------
                Net expenses.................. $ 257,000
                                               =========

/(2)/ Conversion of Ahmanson Common Stock to Washington Mutual Common Stock (no par value).

/(3)/ On December 4, 1997, Ahmanson announced a definitive agreement to sell its remaining 27 retail branches in Florida with deposits at December 31, 1997 totaling approximately $3.28 billion. This transaction has not been included in the preceding pro forma adjustments.

  On February 13, 1998, the Ahmanson-Coast Merger was consummated. The tables below set forth pro forma combined unaudited financial statements for the quarter ended March 31, 1998 and the year ended December 31, 1997, to give effect to the Merger and to the Ahmanson-Coast Merger and to give effect to the purchase accounting adjustments and other assumptions described in the accompanying notes. The following pro forma combined unaudited consolidated statements of income for the quarter ended March 31, 1998 and the year ended December 31, 1997 are based upon the historical consolidated financial statements of Washington Mutual, Ahmanson and Coast as previously filed with the Commission under the Exchange Act, and incorporated by reference in this Joint Proxy Statement/Prospectus, and should be read in conjunction with those consolidated financial statements and related notes. These combined unaudited pro forma condensed financial statements give effect to the Merger by combining the results of operations of Washington Mutual and Ahmanson using the "pooling-of-interests" method of accounting. The Ahmanson-Coast Merger was accounted for using the purchase method. The pro forma amounts in the table below are presented for informational purposes and are not necessarily indicative of the financial position or the results of operations of the Combined Company that actually would have occurred had the Merger been consummated as of the dates or for the periods presented. The pro forma amounts are also not necessarily indicative of the future financial position or future results of operations of the Combined Company.

              PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME

                                          QUARTER ENDED MARCH 31, 1998
                          -----------------------------------------------------------------------------
                                                                                             PRO FORMA
                                                                                             INCLUDING
                          WASHINGTON                                                         AHMANSON
                            MUTUAL           AHMANSON   COAST/(1)/  DEBIT       CREDIT       AND COAST
                          -----------       ----------- ----------  ------      ------      -----------
                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                  (UNAUDITED)
INTEREST INCOME
Loans...................  $ 1,357,305       $   632,892 $   58,202  $  --       $  --       $ 2,048,399
Investment and mortgage-
 backed securities......      440,498           256,661     16,677     --          --           713,836
Cash equivalents and
 other..................       28,849            13,664      2,347     --          --            44,860
                          -----------       ----------- ----------  ------      ------      -----------
 Total interest income..    1,826,652           903,217     77,226     --          --         2,807,095
INTEREST EXPENSE
Deposits................      515,901           387,895     34,302     --          696 (2a)     937,402
Borrowings..............      597,878           174,472     17,997     --          287 (2b)     790,060
                          -----------       ----------- ----------  ------      ------      -----------
 Total interest expense.    1,113,779           562,367     52,299     --          983        1,727,462
                          -----------       ----------- ----------  ------      ------      -----------
 Net interest income....      712,873           340,850     24,927     --          983        1,079,633
Provision for loan
 losses.................       45,343             8,066      2,000     --          --            55,409
                          -----------       ----------- ----------  ------      ------      -----------
 Net interest income
  after provision.......      667,530           332,784     22,927     --          983        1,024,224
OTHER INCOME
Depositor and other
 retail banking fees....       92,308            27,709      2,397     --          --           122,414
Loan servicing fees.....       29,946            21,675      1,411     --          --            53,032
Securities fees and
 commissions............       38,582             1,700      1,885     --          --            42,167
Insurance fees and
 commissions............       11,849             3,315        322     --          --            15,486
Other operating income..        9,645            15,124         90     --          --            24,859
Gain (loss) on sale of
 loans..................       15,444            11,771        (15)    --          --            27,200
Gain (loss) on sale of
 other assets...........        3,321               --          (8)    --          --             3,313
Write down of loans
 securitized and
 retained...............       (7,266)              --         --      --          --            (7,266)
                          -----------       ----------- ----------  ------      ------      -----------
 Total other income.....      193,829            81,294      6,082     --          --           281,205
OTHER EXPENSE
Salaries and employee
 benefits...............      189,439            97,698     25,547     --          --           312,684
Occupancy and equipment.       72,296            28,692      5,506     --          --           106,494
Regulatory assessments..        9,477             6,779        718     --          --            16,974
Other operating
 expenses...............      147,655            83,216     16,339     --          --           247,210
Transaction-related
 expense................        8,650               --         --      --          --             8,650
Amortization of goodwill
 and other intangibles..       14,701             8,883        126   3,875 (2c)    126 (2d)      27,459
REO operations..........          --              8,007        558     --          --             8,565
                          -----------       ----------- ----------  ------      ------      -----------
 Total other expense....      442,218           233,275     48,794   3,875         126          728,036
 Income (loss) before
  income taxes..........      419,141           180,803    (19,785)  3,875       1,109          577,393
Income taxes (benefit)..      158,469            66,500     (4,670)    --          278 (2c)     220,021
Provision for payments
 in lieu of taxes.......        4,201               --         --      --          --             4,201
                          -----------       ----------- ----------  ------      ------      -----------
Net income (loss) ......  $   256,471       $   114,303 $  (15,115) $3,875      $1,387      $   353,171
                          ===========       =========== ==========  ======      ======      ===========
Net income (loss)
 attributable to common
 stock..................  $   254,733       $   107,317 $  (15,115) $3,875      $1,387      $   344,447
                          ===========       =========== ==========  ======      ======      ===========
Net income (loss) per
 common share
                                $0.68
 Basic..................        /(3)/             $1.06     $(0.81)                               $0.60 /(3)/
                                 0.68
 Diluted................        /(3)/              0.97      (0.81)                                0.59 /(3)/
Average number of common
 shares used to
 calculate net income
 per common share:
 Basic..................  374,562,468 /(3)/ 101,512,046 18,584,717                          570,336,588 /(3)/
 Diluted................  376,088,015 /(3)/ 115,015,982 18,584,717                          595,308,731 /(3)/

              PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME

                                             YEAR ENDED DECEMBER 31, 1997
                          ------------------------------------------------------------------------------------
                                                                         PRO FORMA                 PRO FORMA
                                                                        ADJUSTMENTS                INCLUDING
                           WASHINGTON                                 ---------------------         AHMANSON
                             MUTUAL            AHMANSON      COAST     DEBIT        CREDIT         AND COAST
                          ------------       ------------ ----------- -------       -------       ------------
                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                     (UNAUDITED)
INTEREST INCOME
Loans...................  $  5,205,507       $  2,315,253 $   478,641 $   --        $   --        $  7,999,401
Investment and mortgage-
 backed securities......     1,507,825          1,021,157     136,619     --            --           2,665,601
Cash equivalents and
 other..................        97,632             66,962      17,321     --            --             181,915
                          ------------       ------------ ----------- -------       -------       ------------
 Total interest income..     6,810,964          3,403,372     632,581     --            --          10,846,917
INTEREST EXPENSE
Deposits................     2,166,104          1,479,438     294,095     --          5,562/(2a)/    3,934,075
Borrowings..............     1,988,387            689,049     116,045     --          2,297/(2b)/    2,791,184
                          ------------       ------------ ----------- -------       -------       ------------
 Total interest expense.     4,154,491          2,168,487     410,140     --          7,859          6,725,259
                          ------------       ------------ ----------- -------       -------       ------------
 Net interest income....     2,656,473          1,234,885     222,441     --          7,859          4,121,658
Provision for loan
 losses.................       207,139             67,091      25,000     --            --             299,230
                          ------------       ------------ ----------- -------       -------       ------------
 Net interest income
  after provision.......     2,449,334          1,167,794     197,441     --          7,859          3,822,428
OTHER INCOME
Depositor and other
 retail banking fees....       365,883            115,431      20,730     --            --             502,044
Loan servicing fees.....        89,824             63,534      11,702     --            --             165,060
Securities fees and
 commissions............       132,071              5,958       6,114     --            --             144,143
Insurance fees and
 commissions............        47,759             13,929      11,643     --            --              73,331
Other operating income..       136,275             54,646         651     --            --             191,572
Gain (loss) on sale of
 loans..................       (60,343)            18,274         257     --            --             (41,812)
Gain on sale of retail
 deposit branch systems.           --              57,566         --      --            --              57,566
Gain (loss) on sale of
 other assets...........        39,423                232       (211)     --            --              39,444
Write down of loans
 securitized and
 retained...............       (27,621)               --          --      --            --             (27,621)
Write off of consulting
 fees...................        (9,871)               --          --      --            --              (9,871)
                          ------------       ------------ ----------- -------       -------       ------------
 Total other income.....       713,400            329,570      50,886     --            --           1,093,856
OTHER EXPENSE
Salaries and employee
 benefits...............       821,446            355,744      80,119     --            --           1,257,309
Occupancy and equipment.       322,441            104,217      37,626     --            --             464,284
Regulatory assessments..        34,873             25,014       5,884     --            --              65,771
Other operating expense.       577,557            261,718      37,232     --            --             876,507
Transaction-related
 expense................       431,125                --          --      --            --             431,125
Amortization of goodwill
 and other intangibles..        63,588             25,763       1,056  30,997/(2c)/   1,056/(2d)/      120,348
REO operations..........        10,578             70,126       3,260     --            --              83,964
                          ------------       ------------ ----------- -------       -------       ------------
 Total other expense....     2,261,608            842,582     165,177  30,997         1,056          3,299,308
                          ------------       ------------ ----------- -------       -------       ------------
Income before income
 taxes..................       901,126            654,782      83,150  30,997         8,915          1,616,976
Income taxes............       402,116            241,000      25,923     --          2,225/(2c)/      666,814
Provision for payments
 in lieu of taxes.......        17,232                --          --      --            --              17,232
                          ------------       ------------ ----------- -------       -------       ------------
 Net income.............  $    481,778       $    413,782 $    57,227 $30,997       $11,140       $    932,930
                          ============       ============ =========== =======       =======       ============
 Net income attributable
  to common stock.......  $    460,346       $    380,183 $    57,227 $30,997       $11,140       $    877,899
                          ============       ============ =========== =======       =======       ============
Net income per common
 share:
  Basic.................         $1.25 /(3)/        $3.91       $3.06                                    $1.57 /(3)/
  Diluted...............          1.24 /(3)/         3.59        2.97                                     1.53 /(3)/
Average number of common
 shares used to
 calculate net income
 per common share:
  Basic.................   369,179,469 /(3)/   97,162,327  18,672,000                              557,764,572 /(3)/
  Diluted...............   370,568,009 /(3)/  110,827,985  19,268,000                              582,920,652 /(3)/

                   NOTES TO PRO FORMA COMBINED CONSOLIDATED

                        STATEMENT OF FINANCIAL POSITION

  Statements of Income. The pro forma adjustments reflected in the pro forma combined unaudited consolidated statements of income of Washington Mutual including Ahmanson and Coast for the quarter ended March 31, 1998 and the year ended December 31, 1997 give effect to the following purchase accounting adjustments related to the Ahmanson-Coast Merger:

  /(1)/ Coast financial information prior to its purchase by Ahmanson (January 1, 1998--February 13, 1998).
  /(2a)/ Annual reduction of interest expense on deposits by $5.6 million due to amortization of purchase accounting adjustment. The amortization period is based on the expected life of deposits, not to exceed four years. Assumes no tax effect.
  /(2b)/ Annual reduction of interest expense on borrowings by $2.3 million due to amortization of purchase accounting adjustment. The amortization period is based on the expected life of borrowings, not to exceed three years. Assumes no tax effect.
  /(2c)/ Assumes purchased goodwill is amortized over 25 years and purchased core deposit intangibles ("CDI") is amortized over 10 years. The CDI amortization was tax deductible.
  /(2d)/ Coast's CDI amortization will be eliminated. Assumes no tax effect. /(3)/ Net income per common share and average number of common shares for the periods presented have been adjusted for the June 1, 1998 3-for-2 stock split.

            COMPARISON OF RIGHTS OF WASHINGTON MUTUAL SHAREHOLDERS
                           AND AHMANSON STOCKHOLDERS

  Washington Mutual is incorporated under the laws of the State of Washington and Ahmanson is incorporated under the laws of the State of Delaware. Upon consummation of the Merger, the Ahmanson Stockholders, whose rights as stockholders are currently governed by the Delaware General Corporation Law ("DGCL"), the Ahmanson Certificate of Incorporation and the Ahmanson Bylaws will, upon the exchange of their Ahmanson Common Stock, become holders of shares of Washington Mutual Common Stock and their rights as such will be governed by the Washington Business Corporation Act ("WBCA"), the Washington Mutual Articles, and the Washington Mutual Bylaws. The material differences between the rights of holders of Ahmanson Common Stock and Washington Mutual Common Stock, resulting from the differences in their governing documents and the application of the DGCL or the WBCA thereto, are summarized below.

  The following summary does not purport to be a complete summary and is qualified in its entirety by reference to the governing corporate documents of each of Washington Mutual and Ahmanson and applicable law. See "Incorporation of Certain Documents by Reference."

CAPITAL STOCK

  The Washington Mutual Articles currently authorize 800,000,000 shares of Washington Mutual Common Stock and 10,000,000 shares of Washington Mutual preferred stock. See "Description of Washington Mutual Capital Stock." If the Articles Amendment Proposal is approved at the Washington Mutual Meeting, the number of authorized shares of Washington Mutual Common Stock will be increased to 1,600,000,000.

  The Ahmanson Certificate currently authorizes 220,000,000 shares of Ahmanson Common Stock and 10,000,000 shares of Ahmanson Preferred Stock.

BOARD OF DIRECTORS

  The Washington Mutual Articles provide that the number of directors comprising the Washington Mutual Board shall be as stated in the Washington Mutual Bylaws, provided that the number of directors shall not be less than five. The Washington Mutual Board can amend the Washington Mutual Bylaws to change the number of directors without shareholder approval. The Washington Mutual Bylaws currently provide that the Washington Mutual Board shall consist of fifteen directors. The Washington Mutual Board is divided into three classes of as equal a number of directors as possible. The term of office of each different class is three years, each term expiring in a different year. Upon consummation of the Merger, the Washington Mutual Bylaws will be amended to increase the number of directors of the Combined Company to 18.

  The Ahmanson Certificate provides that the number of directors comprising the Ahmanson Board shall be fixed from time to time in the manner provided in the Ahmanson Bylaws which, in turn, provide that the number of directors comprising the Ahmanson Board shall be as determined from time to time by a resolution adopted by the Ahmanson Board. The Ahmanson Certificate does not provide for a classified board.

MONETARY LIABILITY OF DIRECTORS

  The Washington Mutual Articles and the Ahmanson Certificate each provide for the elimination of personal monetary liability of directors to the fullest extent permissible under the laws of Washington and Delaware, respectively. The provision in the Washington Mutual Articles and the provision in the Ahmanson Certificate incorporate future amendments to Washington law and Delaware Law, respectively, with respect to the elimination of such liability.

VOTING RIGHTS

  Neither the Washington Mutual Articles nor the Ahmanson Certificate provides for cumulative voting in the election of directors. Upon consummation of the Merger, based on the capitalization of Washington Mutual and Ahmanson on July 23, 1998, Washington Mutual common shareholders and the Ahmanson Stockholders will hold shares of common stock of the Combined Company constituting approximately 65% and 35%, respectively, of the Combined Company's voting power. Consequently, following the Merger, neither Washington Mutual nor the Ahmanson Stockholders will possess the same relative voting power in the Combined Company as they possessed with respect to Washington Mutual and Ahmanson, respectively, prior to the Merger.

INTERESTED SHAREHOLDERS

  The Washington Mutual Articles prohibit, except under certain circumstances, Washington Mutual (or any subsidiary of Washington Mutual) from engaging in certain significant business transactions with a "Major Stockholder" (defined as a person who, without the prior approval of the Washington Mutual Board, acquires beneficial ownership of five percent or more of the votes held by the holders of the outstanding shares of Washington Mutual's voting stock). Prohibited transactions include, among others, any merger with, disposition of assets to, acquisition by Washington Mutual of the assets of, issuance of securities of Washington Mutual to, or acquisition by Washington Mutual of securities of a Major Stockholder, or any reclassification of the voting stock of Washington Mutual or of any subsidiary beneficially owned by a Major Stockholder, or any partial or complete liquidation, spin off, split off or split up of Washington Mutual or any subsidiary. The above prohibitions do not apply, in general, if the specific transaction is approved by the Washington Mutual Board prior to the involvement of the Major Stockholder; a vote of at least 80% of the Continuing Directors (defined as those members of the Washington Mutual Board prior to the involvement of the Major Stockholder); a vote of 95% of the outstanding shares of Washington Mutual voting stock other than shares held by the Major Stockholder; or a supermajority vote of either the Washington Mutual Board or the holders of voting stock owned other than by any Major Stockholder. The Washington Mutual Articles also provide that during the time a Major Stockholder exists, Washington Mutual may voluntarily dissolve only upon the unanimous consent of the Washington Mutual shareholders or an affirmative vote of at least two-thirds of the Washington Mutual Board and the holders of at least two-thirds of both the shares entitled to vote on such a dissolution and of each class of shares entitled to vote on such a dissolution as a class, if any.

  The Ahmanson Certificate provides that certain transactions between Ahmanson and a substantial stockholder (generally a person or group holding capital stock representing 10% or more of the outstanding voting power of Ahmanson) require the approval of the holders of 80% of the capital stock of Ahmanson entitled to vote for the election of directors, including (i) the repurchase by Ahmanson of capital stock representing 10% or more of the total voting power of Ahmanson from such a substantial stockholder under certain circumstances, (ii) certain mergers, consolidations, combinations or reorganizations of Ahmanson or the sale of all or a substantial part of the assets of Ahmanson or its subsidiaries where such a substantial stockholder or its affiliates are parties to the transaction and (iii) certain other exchanges of securities, cash or other property or assets of Ahmanson involving such a substantial stockholder or its affiliates, except, in the case of (ii) or (iii), for any transaction which has been approved by the Ahmanson Board, including by the vote of at least two-thirds of the directors unaffiliated with the substantial stockholder and its affiliates.

REMOVAL OF DIRECTORS AND FILLING VACANCIES ON THE BOARD OF DIRECTORS

  The Washington Mutual Articles provide that directors may only be removed for "good cause" (which is not defined). Under the Washington Mutual Bylaws a director may be removed by the vote of the holders of a majority of the shares entitled to vote at an election of the director whose removal is sought. The Washington Mutual Bylaws also provide that a vacancy on the Washington Mutual Board arising through resignation, removal or death of an existing director, or by reason of an authorized increase in the number of directors, may be filled by the affirmative vote of four-fifths of the remaining directors, though less than a quorum.

  Under the DGCL, any or all directors of a corporation which does not have cumulative voting or a classified board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at the election of directors, unless such corporation's certificate of incorporation provides otherwise. The Ahmanson

Certificate does not limit the right of the Ahmanson Stockholders to remove directors with or without cause. Under the DGCL, unless otherwise provided in a corporation's certificate of incorporation or by-laws, vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors in office. Neither the Ahmanson Certificate nor the Ahmanson Bylaws provides for vacancies or newly-created directorships to be filled by stockholder vote.

WASHINGTON MUTUAL RIGHTS PLAN

  Washington Mutual has adopted a shareholder rights plan (the "Washington Mutual Rights Plan") which provides that one right to purchase an additional share of Washington Mutual Common Stock (the "Washington Mutual Rights") is attached to each outstanding share of Washington Mutual Common Stock. The Washington Mutual Rights have certain anti-takeover effects and are intended to discourage coercive or unfair takeover tactics and to encourage any potential acquiror to negotiate a price fair to all shareholders. The Washington Mutual Rights may cause substantial dilution to an acquiring party that attempts to acquire Washington Mutual on terms not approved by the Washington Mutual Board, but they will not interfere with any merger or other business combination that is approved by the Washington Mutual Board.

  The Washington Mutual Rights are not exercisable until the tenth day after a party acquires beneficial ownership of 20% or more of the outstanding shares of Washington Mutual Common Stock or commences or publicly announces for the first time a tender offer to do so. Each Washington Mutual Right entitles the holder to purchase one share of Washington Mutual Common Stock for an exercise price that is currently $17.78 per share. In the event, among certain other specified events, that an acquiring party thereafter gains control of 30% or more of the outstanding shares of Washington Mutual Common Stock, any Washington Mutual Rights held by that party will be void and, for the next 60 days, all other holders of Washington Mutual Rights are entitled to receive that number of shares of Washington Mutual Common Stock having a market value of two times the exercise price of the Washington Mutual Right. The Washington Mutual Rights, which expire on October 26, 2000, may be redeemed by Washington Mutual prior to becoming exercisable for $0.0044 per right. Until a Washington Mutual Right is exercised, the holder of that Washington Mutual Right will have no rights as a shareholder of Washington Mutual, including, without limitation, the right to vote or receive dividends.

AHMANSON RIGHTS PLAN

  On November 7, 1997, the Ahmanson Board declared a dividend distribution of one preferred stock purchase right (an "Ahmanson Right") to holders of Ahmanson Common Stock outstanding on November 17, 1997 pursuant to the Ahmanson Rights Agreement, dated as of November 7, 1997, between Ahmanson and First Chicago Trust Company of New York, as rights agent (the "Ahmanson Rights Agent"), as amended on March 16, 1998 (the "Ahmanson Rights Plan").

  In the event that any person of affiliated group becomes the beneficial owner of 15% or more of the outstanding shares of Ahmanson Common Stock, each holder of an Ahmanson Right (other than Ahmanson Rights beneficially owned by the 15% beneficial owner) will thereafter have the right to purchase from Ahmanson that number of shares of Ahmanson Common Stock having a market value equal to two times the exercise price of the Ahmanson Right. If Ahmanson thereafter is acquired in a merger or other business combination transaction or 50% or more its consolidated assets or earning power is sold, proper provision will be made so that each holder of an Ahmanson Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Ahmanson Right (currently, $240), that number of shares of common stock of the acquiring person which at the time of such transaction will have a market value of two times the exercise price of the Right. On March 16, 1998, Ahmanson and the Rights Agent entered into an amendment of the Ahmanson Rights Plan providing that no person would be deemed to be a 15% beneficial owner by virtue, among other things, the beneficial ownership of (i) shares of Ahmanson Common Stock pursuant to the grant or exercise of an option granted to such person by Ahmanson in connection with an agreement to merge with, or acquire, Ahmanson, (ii) shares of Ahmanson Common Stock beneficially owned by such option holder or its affiliates at the time of grant of such option or (iii) the right to acquire shares of Ahmanson Common Stock as a result of entering into any such agreement to merge or the acquisition of shares of Ahmanson Common Stock upon consummation of any such merger.

                    CERTAIN DIFFERENCES BETWEEN WASHINGTON
                          AND DELAWARE CORPORATE LAWS

  The WBCA governs the rights of Washington Mutual shareholders and will govern the rights of stockholders of Ahmanson who become shareholders of the Combined Company upon consummation of the Merger. The WBCA and the DGCL differ in many respects. Certain of the significant differences between the provisions of the WBCA and the DGCL that could materially affect the rights of stockholders of Ahmanson are discussed below.

AMENDMENT OF ARTICLES/CERTIFICATES OF INCORPORATION

  Under the WBCA, with certain exceptions, amendments to a corporation's articles of incorporation must be recommended to the shareholders by the board of directors, unless the board of directors determines that because of a conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment. All amendments to the Washington Mutual Articles must be approved by a majority of all the votes entitled to be cast by any voting group entitled to vote thereon unless another proportion is specified in the articles of incorporation, by the board of directors as a condition to its recommendation or by provision of the WBCA. The Washington Mutual Articles require an amendment to the articles to receive the affirmative vote of the shareholders representing at least two-thirds of Washington Mutual's issued capital stock at any regular meeting or special meeting duly called for that purpose. See "--Class Voting" below.

  Under the DGCL, amendments to a corporation's certificate of incorporation require the approval of stockholders holding a majority of the outstanding shares entitled to vote on such amendment, and if a class vote on such amendment is required by the DGCL, a majority of the outstanding stock of such class, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL. The Ahmanson Certificate provides that the affirmative vote of the holders of not less than 80% of the total voting power of all outstanding securities entitled to vote is required for an amendment to the Ahmanson Certificate that would (i) alter those provisions of the Ahmanson Certificate that require the stockholders of Ahmanson to take action at an annual or special meeting only, (ii) alter those provisions of the Ahmanson Certificate that limit the authority to call special meetings of the stockholders of Ahmanson to the Ahmanson Board, (iii) alter those provisions of the Ahmanson Certificate that provide for appraisal rights to the fullest extent permitted by Delaware law with respect to any transaction described above under "--Comparison of Rights of Washington Mutual Shareholders and Ahmanson Stockholders--Interested Shareholders" or (iv) reduce or diminish in any manner any requirement for stockholder or director approval for (A) amendments to the Ahmanson Bylaws or (B) transactions described above under "--Comparison of Rights of Washington Mutual Shareholders and Ahmanson Stockholders--Interested Shareholders."

RIGHT TO CALL SPECIAL MEETING OF SHAREHOLDERS

  The WBCA provides that a special meeting of shareholders of a corporation may be called by its board of directors, by holders of at least 10 percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, or by other persons authorized to do so by the articles of incorporation or bylaws of the corporation. However, the WBCA allows the right of shareholders to call a special meeting to be limited or denied entirely by provision of the corporation's articles of incorporation. The Washington Mutual Articles provide that the Washington Mutual Board or any person authorized by the Washington Mutual Bylaws may call a special meeting. However, authority to call a special meeting is limited to holders of at least twenty-five percent of all the votes entitled to be cast on any issue to be considered at the proposed meeting. The Washington Mutual Bylaws extend authority to call a special meeting to the chairman of the Washington Mutual Board and to any one director making a written request to call such a meeting.

  Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. Pursuant to the Ahmanson Certificate, only the Ahmanson Board may call special meetings of the stockholders of Ahmanson.

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

INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

  Under the WBCA, if authorized by its articles of incorporation, a bylaw adopted or ratified by its shareholders, or a resolution adopted or ratified, before or after the event, by its shareholders, a corporation has the power to indemnify a director, officer or employee made a party to a proceeding, or advance or reimburse expenses incurred in a proceeding, under any circumstances, except that no such indemnification shall be allowed for: (a) acts or omissions of a director, officer or employee finally adjudged to have engaged in intentional misconduct or a knowing violation of the law; (b) conduct of a director, officer or employee finally adjudged to be an unlawful distribution; or (c) any transaction with respect to which it was finally adjudged that such director, officer or employee personally received a benefit in money, property or services to which the director, officer or employee was not legally entitled. The WBCA's legislative history suggests that a corporation may indemnify its directors, officers and employees for amounts paid in settlement of derivative actions, provided that the director's, officer's or employee's conduct does not fall within one of the categories set forth above. Generally, the Washington Mutual Bylaws provide that Washington Mutual shall indemnify its directors, officers and employees to the fullest extent permitted by the WBCA, including indemnification of persons seeking to enforce indemnification rights through a proceeding authorized by the Washington Mutual Board and initiated by such person.

  Under the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if the director, officer or employee acted in good faith and in a manner the director, officer or employee reasonably believed to be in, or not opposed to, the best interests, of the corporation, and, with respect to a criminal action or proceeding, if the director, officer or employee had no reasonable cause to believe that his or her conduct was unlawful. The Ahmanson Bylaws provide for the indemnification of its directors and officers to the fullest extent authorized by the DGCL.

PROVISIONS AFFECTING CONTROL SHARE ACQUISITIONS AND BUSINESS COMBINATIONS

  The WBCA prohibits a "target corporation," with certain exceptions, from engaging in certain "significant business transactions" with a person or group of persons who or which beneficially owns 10% or more of the voting securities of a target corporation (an "Acquiring Person") for a period of five years after the acquisition of such securities, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the date of the acquisition. A significant business transaction includes, among other transactions, a merger or consolidation with, disposition of assets to or with, or issuance or redemption of stock to or from, the Acquiring Person, termination of 5% or more of the employees of the target corporation employed in Washington State as a result of the Acquiring Person's acquisition of 10% or more of the shares or allowing the Acquiring Person to receive any disproportionate benefit as a shareholder. Target corporations include domestic corporations with their principal executive offices in Washington and either a majority or over 1,000 of their employees resident in Washington. Washington Mutual believes it currently meets these standards and is subject to the statute. A corporation may not "opt out" of this statute.

  Section 203 of the DGCL prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or group who or which owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years (each, an "Interested Stockholder").

  For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the Interested Stockholder; sales or other dispositions to the Interested Stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the Interested Stockholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or receipt by the Interested Stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

  The three-year moratorium imposed on business combinations by Section 203 does not apply if: (i) prior to the date at which such stockholder becomes an Interested Stockholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an Interested Stockholder; (ii) the Interested Stockholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him or her an Interested Stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the date such person becomes an Interested Stockholder, the board approves the business combination and it is also approved at a shareholder meeting by 66 2/3% of the voting stock not owned by the Interested Stockholder. Section 203 does not apply if the business combination is proposed prior to the consummation or abandonment, and subsequent to the earlier of the public announcement or the notice required under Section 203, of the proposed transaction which (i) constitutes certain (x) mergers or consolidations, (y) sales or other transfers of assets having an aggregate market value equal to 50% or more of the aggregate market value of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation or (z) proposed tender or exchange offers for 50% or more of the corporation's outstanding voting stock; (ii) is with or by a person who was either not an Interested Stockholder during the last three years or who became an Interested Stockholder with the approval of the corporation's board of directors; and
(iii) is approved or not opposed by a majority of the board members elected prior to any person becoming an Interested Stockholder during the previous three years (or their chosen successors).

  A Delaware corporation may elect to "opt out" of, and not be governed by,
Section 203 through a provision in either its original certificate of incorporation or its bylaws, or an amendment to its original certificate or bylaws, which amendment must be approved by majority stockholder vote. With a limited exception, such an amendment would not become effective until 12 months following its adoption. Ahmanson has not opted out of Section 203.

MERGERS, SALES OF ASSETS AND OTHER TRANSACTIONS

  Under the WBCA, a merger, share exchange or dissolution of a corporation must be approved by the affirmative vote of a majority of directors when a quorum is present, and by each voting group entitled to vote separately on the plan by two-thirds of all votes entitled to be cast on the plan by that voting group, unless another proportion is specified in the articles of incorporation. The Washington Mutual Articles provide for the affirmative vote of shareholders holding a majority of the outstanding voting shares to approve such a transaction.

  The WBCA also provides that, in general, a corporation may sell, lease, exchange or otherwise dispose of all, or substantially all, of its property, other than in the usual and regular course of business, or dissolve if the board of directors recommends the proposed transaction to the shareholders and the shareholders approve the transaction by two-thirds of all the votes entitled to be cast, unless another proportion is specified in the articles of incorporation. The Washington Mutual Articles provide for the affirmative vote of shareholders holding a majority of the outstanding voting shares to approve such a transaction.

  Under the DGCL, a merger, consolidation or sale of all, or substantially all, of the assets of a corporation must be approved by the board of directors and by a majority (unless the certificate of incorporation requires a higher percentage) of outstanding stock of the corporation entitled to vote thereon, provided that no vote of stockholders of a constituent corporation surviving a merger is required (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the surviving corporation's certificate of incorporation, (b) each share of stock of the surviving corporation outstanding immediately prior to the merger is to be an identical outstanding or treasury share of the surviving corporation after the merger, and (c) the number of shares to be issued by the surviving corporation in the merger does not exceed twenty percent of the shares outstanding immediately prior to the merger. The Ahmanson Certificate does not require a higher percentage, except as set forth under "--Comparison of Rights of Washington Mutual Shareholders and Ahmanson Stockholders--Interested Shareholders" above.

ACTION WITHOUT A MEETING

  Under the WBCA, shareholder action that may be taken at a shareholders' meeting may be taken without a meeting if written consents describing such action are signed by all shareholders entitled to vote thereon.

  Under the DGCL, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize such action, consent in writing. The Ahmanson Certificate provides that the stockholders of Ahmanson may only take action at an annual or special meeting.

CLASS VOTING

  Under the WBCA, a corporation's articles of incorporation may authorize one or more classes of shares that have special, conditional or limited voting rights, including the right to vote on certain matters as a group. The articles of incorporation may not limit the rights of holders of a class to vote as a group with respect to certain amendments to the articles of incorporation and certain extraordinary transactions that adversely affect the rights of holders of that class. The Washington Mutual Articles authorize for issuance four series of preferred stock, no par value. Generally, each series is vested with class voting rights limited to (i) issuance or authorization of any additional class of equity stock ranking prior to the series affected and
(ii) any amendment of the Washington Mutual Articles which would adversely affect the powers, preferences or other rights or privileges of the series. Shares of only one series of preferred stock are presently outstanding.

  The DGCL generally does not require class voting, except for amendments to the certificate of incorporation that change the number of authorized shares or the par value of shares of a specific class or that adversely affect such class of shares. The Ahmanson Preferred Stock votes as a separate class on the matters set forth under "Description of Washington Mutual Capital Stock-- Washington Mutual 6% Cumulative Preferred Stock, Series G--Voting Rights" below. In addition, the Ahmanson Preferred Stock is vested with class voting rights with respect to (i) the authorization or issuance, or increase in the authorized amount, of any class of stock ranking senior to the Ahmanson Preferred Stock or (ii) the approval of any amendment to the Ahmanson Certificate that would materially and adversely change the specific terms of the Ahmanson Preferred Stock.

TRANSACTIONS WITH OFFICERS OR DIRECTORS

  The WBCA sets forth a safe harbor for transactions between a corporation and one or more of its directors. A conflicting interest transaction may not be enjoined, set aside or give rise to damages if: (i) it is approved by a majority of qualified directors (but no fewer than two); (ii) it is approved by the affirmative vote of the majority of all qualified shares after notice and disclosure to the shareholders; or (iii) at the time of commitment, the transaction is established to have been fair to the corporation. For purposes of this provision, a "qualified director" is one who does not have either: (a) a conflicting interest respecting the transaction or (b) a familial, financial, professional or employment relationship with a second director who does have a conflicting interest respecting the transaction, which relationship would, in the circumstances, reasonably be expected to exert an influence on the first director's judgment when voting on the transaction. "Qualified shares" are defined generally as shares other than those beneficially owned, or the voting of which is controlled, by a director (or an affiliate of the director) who has a conflicting interest respecting the transaction.

  Under the DGCL, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under the DGCL, either (a) the stockholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts or (b) the contract or transaction must have been "fair" as to the corporation at the time it was approved. If board approval is sought, the contract or transaction must be approved by a majority of disinterested directors (even though less than a majority of quorum).

DISSENTERS' RIGHTS

  Under the WBCA, a shareholder is entitled to dissent from and, upon perfection of the shareholder's appraisal right, to obtain the fair value of his or her shares in the event of certain corporate actions, including certain mergers, share exchanges, sales of substantially all assets of the corporation, and certain amendments to the corporation's articles of incorporation that materially and adversely affect shareholder rights. However, shareholders generally will not have such dissenters' rights if shareholder approval is not required to effect the corporate action.

  Under the DGCL, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Unless a corporation's certificate of incorporation provides otherwise, such appraisal rights are not available (a) with respect to the sale, lease or exchange of all or substantially all of the assets of the corporation, (b) with respect to a merger or consolidation by the corporation the shares of which are either listed on a national securities exchange or NASDAQ or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or on NASDAQ or held of record by more than 2,000 holders, plus cash in lieu of fractional shares, or (c) to stockholders of the corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate or incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

DIVIDENDS

  Under the WBCA, a corporation may make a distribution in cash or in property to its shareholders upon the authorization of its board of directors unless, after giving effect to such distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business or
(ii) the corporation's total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights of shareholders whose preferential rights are superior to those receiving the distribution.

  The DGCL permits a corporation to declare and pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

                DESCRIPTION OF WASHINGTON MUTUAL CAPITAL STOCK

  The Washington Mutual Articles authorize the issuance of up to 800,000,000 shares of Washington Mutual Common Stock and up to 10,000,000 shares of preferred stock, no par value per share, issuable in one or more series with such terms and at such times and for such consideration as the Washington Mutual Board determines. As described later herein, the Washington Mutual Board is recommending that Washington Mutual shareholders approve an amendment to the Washington Mutual Articles to increase the number of authorized shares of Washington Mutual Common Stock from 800,000,000 shares to 1,600,000,000 shares. As of July 23, 1998, there were issued and outstanding 387,316,400 shares of Washington Mutual Common Stock and 1,970,000 shares of Washington Mutual Preferred Stock. In the Merger, Washington Mutual will issue up to 209,014,406 shares of Washington Mutual Common Stock (including the conversion of all shares of Ahmanson Preferred Stock prior to redemption and shares of Washington Mutual Common Stock reserved for issuance upon exercise of Replacement Options). See "Proposed Amendment to Washington Mutual Articles of Incorporation--Increase in Authorized Shares."

  The following description contains a summary of material features of the capital stock of Washington Mutual but does not purport to be complete and is subject in all respects to the applicable provisions of the WBCA, and is qualified on its entirety by reference to the Washington Mutual Articles and the terms of Washington Mutual Rights Agreement.

WASHINGTON MUTUAL COMMON STOCK

  Each holder of Washington Mutual Common Stock is entitled to one vote for each share held on all matters voted upon by shareholders. Shareholders are not permitted to cumulate their votes for the election of directors.

  In the event of the liquidation, dissolution or distribution of assets of Washington Mutual, holders of Washington Mutual Common Stock will be entitled to share ratably in any remaining assets of Washington Mutual legally available for distribution to the shareholders after payment of all liabilities and amounts owed with respect to Washington Mutual Preferred Stock.

  Holders of Washington Mutual Common Stock are not entitled to preemptive rights with respect to any additional shares of capital stock that may be issued.

  The authorized but unissued and unreserved shares of Washington Mutual Common Stock will be available for general corporate purposes, including but not limited to possible issuance in exchange for capital notes, as stock dividends or stock splits, in future mergers or acquisitions, under a cash dividend reinvestment plan, for employee benefit plans, or in a future underwritten or other public offering. Except as described above or as otherwise required to approve the transactions in which the additional authorized shares of Washington Mutual Common Stock would be issued, no shareholder approval will be required for the issuance of these shares.

  At July 23, 1998, options to purchase 4,956,733 shares of Washington Mutual Common Stock under Washington Mutual's stock option plans had been granted, but not exercised or terminated, leaving 7,963,955 shares available for further grants under such plans.

WASHINGTON MUTUAL PREFERRED STOCK

  Under the Washington Mutual Articles, the Washington Mutual Board is authorized without further shareholder action to provide for the issuance of up to 10,000,000 shares of Washington Mutual preferred stock in one or more series with such voting powers, designations, preferences or relative, participating, optional or other special rights, qualifications, limitations and restrictions, as shall be set forth in resolutions providing for the issue thereof adopted by the Washington Mutual Board. As of the date of this Joint Proxy Statement/Prospectus, the only series of Washington Mutual preferred stock outstanding is the Washington Mutual Preferred Stock.

  The Washington Mutual Preferred Stock has a liquidation preference of $25.00 per share plus dividends accrued and unpaid for the then-current dividend period, and is not convertible into any other Washington Mutual securities. Dividends on the Washington Mutual Preferred Stock, if and when declared by the Washington Mutual Board, are at an annual rate of $1.90 per share, are noncumulative and payable quarterly. On or after September 15, 1998, Washington Mutual may at its option redeem the Washington Mutual Preferred Stock. The Washington Mutual Preferred Stock is prior to the Washington Mutual Common Stock as to dividends and liquidation. The Washington Mutual Preferred Stock does not confer general voting rights, except as provided by Washington law, or when any dividends in the Washington Mutual Preferred Stock are not declared and paid for six full quarterly dividend periods. If such dividends are not declared and paid, holders of Washington Mutual Preferred Stock, together with holders of Washington Mutual preferred stock ranking on parity with the Washington Mutual Preferred Stock, voting separately as a class, shall have the right to elect an additional two directors to the Washington Mutual Board to serve until the dividends have been declared and paid for four consecutive dividend periods. The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Washington Mutual Preferred Stock, voting as a separate class, will be required for any amendment of the Washington Mutual Articles (including any certificate of designation or any similar document relating to any new series of preferred stock of Washington Mutual) that (a) provides for the authorization or issuance of any additional class of equity stock ranking prior to the Washington Mutual Preferred Stock as to dividends, liquidations or dissolution or is convertible into an additional class of equity stock; or (b) amends, repeals, changes or adversely affects the powers, preferences, privileges or rights of the Washington Mutual Preferred Stock; provided, however, that amending the Washington Mutual Articles to increase the number of authorized shares of Washington Mutual Common Stock or Washington Mutual preferred stock is not within the scope of (b) above.

                     DESCRIPTION OF AHMANSON COMMON STOCK

  The holders of the outstanding shares of Ahmanson Common Stock have full voting rights, one vote for each share held of record. Subject to the rights of holders of preferred stock of Ahmanson, holders of Ahmanson Common Stock are entitled to receive such dividends as may be declared by the Ahmanson Board out of funds legally available therefor. Upon liquidation, dissolution, or winding up of Ahmanson (but subject to the rights of holders of preferred stock of Ahmanson), the assets legally available for distribution to holders of Ahmanson Common Stock shall be distributed ratably among such holders. Holders of Ahmanson Common Stock have no preemptive or other subscription or conversion rights, and no liability for further calls upon shares. The Ahmanson Common Stock is not subject to assessment.

  The Transfer Agent and Registrar for the Ahmanson Common Stock is First Chicago Trust Company of New York.

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

      PROPOSED AMENDMENT TO WASHINGTON MUTUAL ARTICLES OF INCORPORATION--
                         INCREASE IN AUTHORIZED SHARES

  The Washington Mutual Board has adopted a resolution, and is seeking the approval of the Washington Mutual shareholders, for an amendment to the Washington Mutual Articles to increase the authorized shares of Washington Mutual Common Stock from 800,000,000 shares to 1,600,000,000. Article II of Washington Mutual's Articles currently provides that Washington Mutual has authority to issue 800,000,000 shares of Washington Mutual Common Stock and 10,000,000 shares of Preferred Stock. The Washington Mutual Board has approved and recommends that the shareholders adopt an amendment to Article II of the Washington Mutual Articles to increase the number of authorized shares of Washington Mutual Common Stock to 1,600,000,000. The amendment will not increase or otherwise affect the number of authorized shares of Washington Mutual preferred stock that may be issued. The proposed amendment to the Washington Mutual Articles would amend and restate the first sentence of
Article II A. to read as follows:

       The total number of shares of capital stock which the Company has authority to issue is 1,610,000,000 shares of which 1,600,000,000 shares shall be shares of common stock with no par value per share and 10,000,000 shares shall be shares of preferred stock with no par value per share.

  If approved, the amendment to Article II would be effective upon the filing of articles of amendment to the Washington Mutual Articles with the Washington Secretary of State, which would occur promptly after the Washington Mutual Meeting. Approval of the Articles Amendment Proposal is not a condition of the Merger. If approved by the Washington Mutual shareholders, the Articles Amendment Proposal would become effective even if the Merger is not consummated.

CURRENT CAPITALIZATION

  The primary reasons for the proposed increase in the number of authorized shares are to provide additional available shares for use in future transactions and to have available shares to give effect to the Washington Mutual Rights Plan. As of the Washington Mutual Record Date, Washington Mutual had a total of 387,302,429 shares of Washington Mutual Common Stock issued and outstanding and an aggregate of 4,956,733 shares reserved for issuance upon the exercise of outstanding stock options and upon the issuance of additional stock options under Washington Mutual's 1994 Stock Option Plan. Consequently, 407,740,838 shares of Washington Mutual Common Stock are authorized, unissued and not reserved for issuance ("Available Common Shares"). In addition, Washington Mutual must have available sufficient shares for issuance to give effect to the Washington Mutual Rights Plan.

  Assuming shareholder approval of the Share Issuance/Merger Proposal, Washington Mutual will issue up to 209,014,406 shares of Washington Mutual Common Stock in connection with the Merger including the conversion of all shares of Ahmanson Preferred Stock prior to redemption, and shares of Washington Mutual Common Stock reserved for issuance upon the exercise of Ahmanson Stock Options converted to Washington Mutual Stock Options in the Merger. Accordingly, following the Merger, 198,726,432 shares of Washington Mutual Common Stock will be authorized, unissued and not reserved for issuance and Washington Mutual will also need to have additional shares available to give effect to the Washington Mutual Rights Plan.

  The Washington Mutual Board believes that having additional shares of Washington Mutual Common Stock authorized and available for issuance at the Washington Mutual Board's discretion is in the best interest of Washington Mutual and its shareholders and would provide several long-term advantages to Washington Mutual and its shareholders. Washington Mutual would have greater flexibility in considering future actions involving the issuance of stock and in determining the Company's proper capitalization, such as through stock dividends or splits and other employee and shareholder distributions. Additional authorized shares could also be used to raise cash through sales of stock to public and private investors. The Washington Mutual Board also would have greater flexibility to authorize the Company to pursue additional acquisitions that involve the issuance of stock and that the Washington Mutual Board believes provide the potential for growth and profit.

  Under the Washington Mutual Rights Plan, each share of Washington Mutual Common Stock has attached to it the right to buy an additional share of Washington Mutual Common Stock upon the occurrence of certain triggering events. The rights have certain antitakeover effects and are intended to discourage coercive or unfair takeover tactics and to encourage any potential acquiror to negotiate a price fair to all shareholders. In order for the Washington Mutual Rights Plan to have its intended effect, Washington Mutual must have a sufficient number of Available Common Shares so that the rights can be fully exercised by Washington Mutual shareholders. Upon consummation of the Merger, Washington Mutual estimates that approximately 431,729,000 Available Common Shares will be required for the Washington Mutual Rights Plan to have its intended effect and that at that time, Washington Mutual will have only 198,726,432 Available Common Shares. Accordingly, the Washington Mutual Board is recommending that Washington Mutual shareholders approve the increase in the number of authorized shares of Common Stock, in part to provide the additional shares necessary to give full effect to the Shareholder Rights Plan.

CERTAIN EFFECTS OF THE PROPOSED AMENDMENT

  In certain circumstances, an increase in the authorized shares of Washington Mutual Common Stock could be used to enhance the Washington Mutual Board's bargaining capability on behalf of Washington Mutual's shareholders in a takeover situation and could render more difficult or discourage a merger, tender offer or proxy contest. Similarly, an increase in the authorized shares of Washington Mutual Common Stock could have an anti-takeover effect in that such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of Washington Mutual. Washington Mutual is not aware of any present efforts to gain control of Washington Mutual or to organize a proxy contest. If such proposal was presented, management would make a recommendation based upon the best interests of Washington Mutual's shareholders.

  In the event the Articles Amendment Proposal is approved, further shareholder approval of the issuance of the 1.2 billion additional shares of Washington Mutual Common Stock will not be sought prior to such issuance unless such issuance relates to a merger, consolidation or other transaction that otherwise requires shareholder approval. Upon issuance, such shares will have the same rights as the outstanding shares of Washington Mutual Common Stock. Holders of Washington Mutual Common Stock have no preemptive rights.

  Other than the 209,014,406 shares to be issued and reserved for issuance pursuant to the Merger and except as otherwise described in this Joint Proxy Statement/Prospectus, Washington Mutual has no present plans to issue additional shares of Washington Mutual Common Stock. The proposed increase in the number of authorized shares will not change the number of shares currently outstanding or the rights of the holders of such stock.

  THE WASHINGTON MUTUAL BOARD, BY UNANIMOUS VOTE OF ALL DIRECTORS PRESENT, APPROVED THE AMENDMENT TO THE WASHINGTON MUTUAL ARTICLES TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF WASHINGTON MUTUAL COMMON STOCK AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AMENDMENT.

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

                                 LEGAL MATTERS

  The validity of the shares of Washington Mutual Common Stock which will be issued in connection with the Merger and certain legal matters in connection with the Merger will be passed upon for Washington Mutual by Foster Pepper & Shefelman PLLC, Seattle, Washington.

                                    EXPERTS

  The consolidated financial statements of Washington Mutual as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of Deloitte & Touche LLP, independent auditors. Insofar as the report of Deloitte & Touche LLP relates to the amounts included for: (i) Great Western Financial Corporation and subsidiaries for 1996 and 1995, it is based solely on the report of Price Waterhouse LLP, independent accountants; and (ii) Keystone Holdings, Inc. and subsidiaries for 1995, it is based solely on the report of KPMG Peat Marwick LLP, independent auditors; such reports being incorporated by reference herein, and given on the authority of said firms as experts in auditing and accounting.

  The consolidated financial statements of Ahmanson incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance on the report of KPMG Peat Marwick LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

  The consolidated financial statements of Coast incorporated in this Prospectus by reference to Ahmanson's Current Report on Form 8-K dated April 23, 1998 for the year ended December 31, 1997, have been so incorporated in reliance on the report of KPMG Peat Marwick LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

                             STOCKHOLDER PROPOSALS

  Any Washington Mutual shareholder who wishes to submit a proposal for presentation to the 1999 Annual Meeting of Shareholders must submit the proposal to Washington Mutual, 1201 Third Avenue, Seattle, Washington 98101,
Attention: Office of the Secretary, not later than December 18, 1998, for inclusion, if appropriate, in Washington Mutual's proxy statement and the form of proxy relating to the 1999 Annual Meeting.

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                           dated as of March 16, 1998

                                 by and between

                            WASHINGTON MUTUAL, INC.

                                      and

                            H. F. AHMANSON & COMPANY


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                   ARTICLE I
                              Certain Definitions

 1.01 Certain Definitions.................................................    1

                                   ARTICLE II
                                   The Merger

 2.01 The Merger..........................................................    5
 2.02 Effective Date and Effective Time...................................    6

                                  ARTICLE III
                       Consideration; Exchange Procedures

 3.01 Merger Consideration................................................    6
 3.02 Rights as Stockholders; Stock Transfers.............................    7
 3.03 Fractional Shares...................................................    7
 3.04 Exchange Procedures.................................................    7
 3.05 Anti-Dilution Provisions............................................    8
 3.06 Options.............................................................    8

                                   ARTICLE IV
                          Actions Pending Acquisition

 4.01 Forebearances of Ahmanson...........................................    8
 4.02 Forebearances of Washington Mutual..................................   11

                                   ARTICLE V
                         Representations and Warranties

 5.01 Disclosure Schedules................................................   12
 5.02 [Reserved]..........................................................   12
 5.03 Representations and Warranties of Ahmanson..........................   12
 5.04 Representations and Warranties of Washington Mutual.................   20

                                   ARTICLE VI
                                   Covenants

 6.01 Reasonable Best Efforts.............................................   25
 6.02 Stockholder Approval................................................   25
 6.03 Registration Statement and Joint Proxy Statement....................   26
 6.04 Press Releases......................................................   26
 6.05 Access; Information.................................................   27
 6.06 Acquisition Proposals...............................................   27
 6.07 Affiliate Agreements................................................   27
 6.08 Takeover Laws.......................................................   28
 6.09 Nasdaq Listing......................................................   28
 6.10 Regulatory Applications.............................................   28
 6.11 Indemnification.....................................................   28
 6.12 Benefit Plan; Retention Bonuses.....................................   29
 6.13 Accountants' Letters................................................   30

                                                                            PAGE
                                                                            ----
 6.14 Notification of Certain Matters.....................................   30
 6.15 Officers and Directors..............................................   30
 6.16 Financial Statements................................................   31
 6.17 Management Consultation Meetings and Distribution of Information....   31
 6.18 Year 2000 Plan......................................................   31
 6.19 Stock Option Agreement..............................................   31

                                  ARTICLE VII
                    Conditions to Consummation of the Merger

 7.01 Conditions to Each Party's Obligation to Effect the Merger..........   31
 7.02 Conditions to Obligation of Ahmanson................................   32
 7.03 Conditions to Obligation of Washington Mutual.......................   32

                                  ARTICLE VIII
                                  Termination

 8.01 Termination.........................................................   33
 8.02 Effect of Termination and Abandonment...............................   34

                                   ARTICLE IX
                                 Miscellaneous

 9.01 Survival............................................................   35
 9.02 Waiver; Amendment...................................................   35
 9.03 Counterparts........................................................   35
 9.04 Governing Law.......................................................   35
 9.05 Expenses............................................................   35
 9.06 Notices.............................................................   35
 9.07 Entire Understanding; No Third Party Beneficiaries..................   36
 9.08 Interpretation; Effect..............................................   36


                                                                            PAGE
                                                                            ----
 EXHIBIT A Form of Stock Option Agreement [INCLUDED AS APPENDIX D]........
 EXHIBIT B Form of Ahmanson Affiliate Agreement...........................   38
 EXHIBIT C Form of Washington Mutual Affiliate Agreement..................   40

  AGREEMENT AND PLAN OF MERGER, dated as of March 16, 1998 (this "Agreement"), by and between Washington Mutual, Inc. ("Washington Mutual") and H. F. Ahmanson & Company ("Ahmanson").

                                   RECITALS

  A. Washington Mutual. Washington Mutual, Inc. is a Washington corporation, having its principal place of business in Seattle, Washington.

  B. Ahmanson. H. F. Ahmanson & Company is a Delaware corporation, having its principal place of business in Irwindale, California.

  C. Stock Option Agreement. As an inducement to the willingness of Washington Mutual to continue to pursue the transactions contemplated by this Agreement, Ahmanson will grant to Washington Mutual an option pursuant to the Stock Option Agreement, substantially in the form of Exhibit A (the "Stock Option Agreement").

  D. Intentions of the Parties. It is the intention of the parties to this Agreement that the business combination contemplated hereby be treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and be accounted for as a pooling-of-interests.

  E. Board Action. The respective Boards of Directors of each of Washington Mutual and Ahmanson have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein.

  NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

  1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

    "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Ahmanson or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Ahmanson or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

    "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

    "Ahmanson" has the meaning set forth in the preamble to this Agreement.

    "Ahmanson Affiliate" has the meaning set forth in Section 6.07(a).

    "Ahmanson Board" means the Board of Directors of Ahmanson.

    "Ahmanson By-Laws" means the By-laws of Ahmanson.

    "Ahmanson Certificate" means the Certificate of Incorporation of Ahmanson.

    "Ahmanson Common Stock" means the common stock, par value $.01 per share, of Ahmanson.

    "Ahmanson Compensation and Benefit Plans" has the meaning set forth in
  Section 5.03(m).

    "Ahmanson Draft 10-K" has the meaning set forth in Section 5.03(g).

    "Ahmanson ERISA Affiliate" has the meaning set forth in Section 5.03(m).

    "Ahmanson ERISA Affiliate Plan" has the meaning set forth in Section
  5.03(m).

    "Ahmanson FSB" means Home Savings of America, FSB, a federally chartered savings bank.

    "Ahmanson Meeting" has the meaning set forth in Section 6.02.

    "Ahmanson Pension Plan" has the meaning set forth in Section 5.03(m).

    "Ahmanson Preferred Stock" means the outstanding shares of 6% Cumulative Convertible Series D Preferred Stock, par value $.01 per share, of Ahmanson.

    "Ahmanson Rights" means the preferred share purchase rights issued under the Ahmanson Rights Agreement.

    "Ahmanson Rights Agreement" means the Rights Agreement, dated as of November 7, 1997, between Ahmanson and First Chicago Trust Company of New York, as rights agent, as amended.

    "Ahmanson SEC Documents" has the meaning set forth in Section 5.03(g).

    "Ahmanson Stock" means, collectively, Ahmanson Common Stock and Ahmanson Preferred Stock.

    "Ahmanson Stock Option" has the meaning set forth in Section 3.06.

    "Ahmanson Stock Plans" means Ahmanson's 1996 Nonemployee Directors' Stock Incentive Plan, Ahmanson's 1993 Stock Incentive Plan, Ahmanson's 1998 Directors' Stock Incentive Plan and Ahmanson" 1984 Stock Incentive Plan.

    "Code" has the meaning set forth in the recitals.

    "COFI" means the Federal Home Loan Bank Eleventh District Cost of Funds
  Index.

    "Confidentiality Letter" has the meaning set forth in Section 6.05(b).

    "Consultants" has the meaning set forth in Section 5.03(m).

    "Costs" has the meaning set forth in Section 6.11(a).

    "Delaware Secretary" has the meaning set forth in Section 2.01(b).

    "DGCL" means the Delaware General Corporation Law.

    "Directors" has the meaning set forth in Section 5.03(m).

    "Disclosure Schedule" has the meaning set forth in Section 5.01.

    "Effective Time" means the date on which the Effective Time occurs.

    "Effective Time" means the effective time of the Merger, as provided for in Section 2.02.

    "Employees" has the meaning set forth in Section 5.03(m).

    "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

    "Exchange Agent" has the meaning set forth in Section 3.04(a).

    "Exchange Ratio" has the meaning set forth in Section 3.01(a).

    "Expense Reimbursement" has the meaning set forth in Section 8.02.

    "FDIC" means the Federal Deposit Insurance Corporation.

    "FHLBSF" means the Federal Home Loan Bank of San Francisco.

    "GAAP" means generally accepted accounting principles applied on a consistent basis.

    "Good Reason" has the meaning set forth in Section 6.12(c).

    "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

    "HOLA" means the Home Owners' Loan Act, as amended.

    "Indemnified Party" has the meaning set forth in Section 6.11(a).

    "Initial Termination Fee" has the meaning set forth in Section 8.02(b).

    "Insurance Amount" has the meaning set forth in Section 6.11(b).

    "IRS" has the meaning set forth in Section 5.03(m).

    "Joint Proxy Statement" has the meaning set forth in Section 6.03(a).

    "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

    "Material Adverse Effect" means, with respect to Washington Mutual or Ahmanson, any effect that (a) is material and adverse to the financial condition, results of operations or business of Washington Mutual and its Subsidiaries taken as a whole or Ahmanson and its Subsidiaries taken as a whole, respectively, or (b) would materially impair the ability of either Washington Mutual or Ahmanson to consummate the Merger and the other transactions contemplated by this Agreement on a timely basis, provided that a Material Adverse Effect shall not be deemed to have occurred as a result of (i) a change in general economic conditions, (ii) changes in the institutions that are used to calculate COFI or changes in the calculation of COFI, (iii) a change in law or regulation or (iv) developments in the goodwill litigation of Ahmanson.

    "Merger" has the meaning set forth in Section 2.01(a).

    "Multiemployer Plans" has the meaning set forth in Section 5.03(m).

    "Nasdaq" means the Nasdaq Stock Market.

    "New Certificate" has the meaning set forth in Section 3.04(a).

    "NYSE" means the New York Stock Exchange, Inc.

    "Old Certificate" has the meaning set forth in Section 3.04(a).

    "OTS" means the Office of Thrift Supervision.

    "PBGC" means the Pension Benefit Guaranty Corporation.

    "Person" means any individual, savings association, bank, corporation, limited liability company, partnership, association, joint-stock company, business trust or unincorporated organization.

    "Previously Disclosed" by a party means information set forth in its Disclosure Schedule.

    "Registration Statement" has the meaning set forth in Section 6.03(a).

    "Regulatory Authorities" has the meaning set forth in Section 5.03(i).

    "Replacement Option" has the meaning set forth in Section 3.06.

    "Representatives" means, with respect to any Person, such Person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

    "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any other Person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such first Person.

    "SAIF" means the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation.

    "SEC" means the Securities and Exchange Commission.

    "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

    "Special Severance Employees" has the meaning set forth in Section
  6.12(c).

    "Special Severance Payments" has the meaning set forth in Section
  6.12(c).

    "Special Severance Plan" has the meaning set forth in Section 6.12(c).

    "Stock Option Agreement" has the meaning set forth in Recital C.

    "Subsidiary" has the meaning ascribed to it in Rule 1-02 of Regulation S-X of the SEC.

    "Subsequent Termination Fee" has the meaning set forth in Section
  8.02(b).

    "Surviving Corporation" has the meaning set forth in Section 2.01(a).

    "Takeover Laws" has the meaning set forth in Section 5.03(o).

    "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Time.

    "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

    "Termination Fee" has the meaning set forth in Section 8.02(b).

    "Treasury Stock" shall mean shares of Ahmanson Stock held by Ahmanson or any of its Subsidiaries or by Washington Mutual or any of its Subsidiaries, in each case other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith.

    "Washington Mutual" has the meaning set forth in the preamble to this Agreement.

    "Washington Mutual Affiliate" has the meaning set forth in Section
  6.07(a).

    "Washington Mutual Articles" means the Articles of Incorporation of Washington Mutual.

    "Washington Mutual Articles of Amendment" has the meaning set forth in
  Section 2.01(c).

    "Washington Mutual Board" means the Board of Directors of Washington
  Mutual.

    "Washington Mutual By-Laws" means the By-laws of Washington Mutual.

    "Washington Mutual Common Stock" means the common stock, no par value per share, of Washington Mutual.

    "Washington Mutual Compensation and Benefit Plans" has the meaning set forth in Section 5.04(k).

    "Washington Mutual Depositary Shares" has the meaning set forth in
  Section 3.01(a).

    "Washington Mutual Draft 10-K" has the meaning set forth in Section
  5.04(g).

    "Washington Mutual ERISA Affiliate" has the meaning set forth in Section 5.04(k).

    "Washington Mutual ERISA Affiliate Plan" has the meaning set forth in
  Section 5.04(k).

    "Washington Mutual Meeting" has the meaning set forth in Section 6.02.

    "Washington Mutual Pension Plan" has the meaning set forth in Section
  5.04(k).

    "Washington Mutual Preferred Stock" has the meaning set forth in Section 3.01(a).

    "Washington Mutual Rights" means the common share purchase rights issued under the Washington Mutual Rights Agreement.

    "Washington Mutual Rights Agreement" means the Rights Agreement, dated as of October 16, 1990, between Washington Mutual and First Interstate Bank of Washington, as rights agent, as amended.

    "Washington Mutual SEC Documents" has the meaning set forth in Section 5.04(g).

    "Washington Mutual Stock" means, collectively, Washington Mutual Common Stock and Washington Mutual Preferred Stock.

    "Washington Mutual Subsidiary Depository Institution" means Washington Mutual Bank, FA.

    "Washington Secretary" has the meaning set forth in Section 2.01(b).

    "WBCA" means the Washington Business Corporation Act.

    "Year 2000 Plan" has the meaning set forth in Section 5.03(u).

                                  ARTICLE II

                                  THE MERGER

  2.01 The Merger. (a) At the Effective Time, Ahmanson shall merge with and into Washington Mutual (the "Merger"), the separate corporate existence of Ahmanson shall cease and Washington Mutual shall survive and continue to exist as a Washington corporation (Washington Mutual, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation"). Washington Mutual, prior to the mailing of the Joint Proxy Statement, may change the method of effecting the combination with Ahmanson to that of a merger of a Subsidiary of Washington Mutual with Ahmanson if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Ahmanson Stock as provided for in this Agreement, (ii) adversely affect the tax treatment of Ahmanson's stockholders as a result of the transactions contemplated hereby or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

  (b) Subject to the satisfaction or waiver of the conditions set forth in
Article VII, the Merger shall become effective upon the occurrence of the filing in the office of the Secretary of State of Delaware (the "Delaware Secretary") of a certificate of merger in accordance with the DGCL and the filing in the office of the Secretary of State of the State of Washington (the "Washington Secretary") of articles of merger in accordance with the WBCA, or such later date and time as may be set forth in such certificate. The Merger shall have the effects prescribed in the WBCA and the DGCL.

  (c) Articles of Incorporation and By-Laws. The articles of incorporation and by-laws of Washington Mutual immediately after the Merger shall be those of Washington Mutual as in effect immediately prior to the Effective Time. At or prior to the Effective Time, Washington Mutual shall execute and file with the Washington

Secretary articles of amendment (the "Washington Mutual Articles of Amendment") establishing the Washington Mutual Preferred Stock in form and substance satisfactory to Ahmanson.

  (d) Directors and Officers of the Surviving Corporation. Subject to Section 6.15, the directors and officers of Washington Mutual immediately after the Merger shall be the directors and officers of Washington Mutual immediately prior to the Effective Time, until such time as their successors shall be duly elected and qualified.

  2.02 Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII (other than those relating to the physical delivery of documents or similar matters to occur on the Effective Date), the parties shall cause the effective date of the Merger (the "Effective Date") to occur on (i) the first day between the 15th and 29th calendar days of a month which is at least five business days after the last of the conditions set forth in Section 7.01 shall have been satisfied or waived in accordance with the terms of this Agreement or (ii) such other date to which the parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the "Effective Time."

                                  ARTICLE III

                      CONSIDERATION; EXCHANGE PROCEDURES

  3.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, and except in the case of the second paragraph of (a) below, automatically by virtue of the Merger and without any action on the part of any Person:

  (a) Outstanding Ahmanson Stock and Ahmanson Rights.

    (i) Each share (excluding Treasury Stock) of Ahmanson Common Stock issued and outstanding immediately prior to the Effective Time, together with each associated Ahmanson Right, shall become and be converted into the right to receive 1.12 shares of Washington Mutual Common Stock (the "Exchange Ratio") (with the appropriate number of Washington Mutual Rights as provided in the Washington Mutual Rights Agreement, whether or not such Washington Mutual Rights shall still be attached to such shares). The Exchange Ratio shall be subject to adjustment as set forth in Section 3.05.

    (ii) Each share (excluding Treasury Stock) of Ahmanson Series D Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of 6% Cumulative Convertible Series G Preferred Stock of Washington Mutual (the "Washington Mutual Preferred Stock"). The terms of the Washington Mutual Preferred Stock shall be substantially the same as the terms of the Ahmanson Preferred Stock.

    (iii) At the Effective Time, Washington Mutual shall assume the obligations of Ahmanson under the Deposit Agreement, dated as of August 5, 1993, between Ahmanson and Chase Trust Company of California (formerly Chemical Trust Company of California), as depositary (relating to the Ahmanson Preferred Stock). Washington Mutual shall instruct the applicable depositary to treat the shares of Washington Mutual Preferred Stock received by such depositary in exchange for and upon conversion of the shares of Ahmanson Preferred Stock as new deposited securities under the deposit agreement. In accordance with the terms of the deposit agreement, the depositary receipts then outstanding shall thereafter represent the shares of Washington Mutual Preferred Stock so received upon conversion and exchange for the shares of Ahmanson Preferred Stock. Washington Mutual shall request that such depositary call for the surrender of all outstanding receipts to be exchanged for new receipts (the "Washington Mutual Depositary Shares") specifically describing the series of Washington Mutual Preferred Stock.

  (b) Outstanding Washington Mutual Stock. Each share of Washington Mutual Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.

  (c) Treasury Shares. Each share of Ahmanson Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

  3.02 Rights as Stockholders; Stock Transfers. At the Effective Time, holders of Ahmanson Stock shall cease to be, and shall have no rights as, stockholders of Ahmanson, other than to receive any dividend or other distribution with respect to such Ahmanson Stock with a record date occurring prior to the Effective Date and the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of Ahmanson or the Surviving Corporation of shares of Ahmanson Stock.

  3.03 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Washington Mutual Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Washington Mutual shall pay to each holder of Ahmanson Common Stock who would otherwise be entitled to a fractional share of Washington Mutual Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the average of the closing sale prices of Washington Mutual Common Stock quoted on Nasdaq (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the five Nasdaq trading days immediately preceding the Effective Time.

  3.04 Exchange Procedures.

  (a) At or prior to the Effective Time, Washington Mutual shall deposit, or shall cause to be deposited, with Washington Mutual's transfer agent or a depository or trust institution of recognized standing selected by Washington Mutual (in such capacity, the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of Ahmanson Stock ("Old Certificates") to be exchanged in accordance with this Article III, certificates representing the shares of Washington Mutual Stock ("New Certificates") to which the holders of the Old Certificates are entitled pursuant to this Agreement, together with an estimated amount of cash to be paid pursuant to this Article III in lieu of fractional shares of Ahmanson Common Stock.

  (b) Promptly after the Effective Time, Washington Mutual shall send or cause to be sent to each former holder of record of shares of Ahmanson Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. Washington Mutual shall cause the New Certificates and/or any check in respect of any fractional share interests or dividends or distributions which such Person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Ahmanson Stock (or indemnity reasonably satisfactory to Washington Mutual and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such Person shall be entitled to receive pursuant to this Article III upon such delivery.

  (c) Neither the Exchange Agent nor any party hereto shall be liable to any former holder of Ahmanson Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  (d) No dividends or other distributions with respect to Washington Mutual Stock with a record date occurring after the Effective Date shall be paid in respect of any unsurrendered Old Certificate representing shares of Ahmanson Stock converted in the Merger into the right to receive shares of Washington Mutual Stock. Upon surrender of Old Certificates (or indemnity reasonably satisfactory to Washington Mutual and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) in accordance with this Section 3.04, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Washington Mutual Stock such holder had the right to receive upon surrender of Old Certificates (or delivery of such indemnity).

  3.05 Anti-Dilution Provisions. In the event Washington Mutual changes (or establishes a record date for changing) the number or kind of shares of Washington Mutual Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Washington Mutual Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted in such manner as Ahmanson and Washington Mutual shall agree, which adjustment may include, as appropriate, the issuance of securities, property or cash on the same basis as that on which any of the foregoing shall have been issued, distributed or paid to the holders of Washington Mutual Common Stock generally.

  3.06 Options. At the Effective Time, each outstanding option to purchase shares of Ahmanson Common Stock under the Ahmanson Stock Plans (each, a "Ahmanson Stock Option"), whether vested or unvested, shall be converted into an option (a "Replacement Option") to acquire, on the same terms and conditions as were applicable under such Ahmanson Stock Option, the number of shares of Washington Mutual Common Stock equal to (a) the number of shares of Ahmanson Common Stock subject to the Ahmanson Stock Option, multiplied by (b) the Exchange Ratio (such product rounded down to the nearest whole number), at an exercise price per share (rounded up to the nearest whole cent) equal to
(i) the aggregate exercise price for the shares of Ahmanson Common Stock which were purchasable pursuant to such Ahmanson Stock Option divided by (ii) the number of full shares of Washington Mutual Common Stock subject to such Replacement Option in accordance with the foregoing. At the Effective Time, Washington Mutual shall assume the Ahmanson Stock Plans; provided, that such assumption shall be only in respect of the Replacement Options and that Washington Mutual shall have no obligation with respect to any awards under the Ahmanson Stock Plans other than the Replacement Options and shall have no obligation to make any additional grants or awards under such assumed Ahmanson Stock Plans.

                                  ARTICLE IV

                          ACTIONS PENDING ACQUISITION

  4.01 Forebearances of Ahmanson. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement or as set forth in paragraph 4.01 of Ahmanson's Disclosure Schedule, without the prior written consent of Washington Mutual (which consent shall not be unreasonably withheld and a determination with respect thereto shall be made as promptly as practicable under the circumstances), Ahmanson will not, and will cause each of its Subsidiaries not to:

    (a) Ordinary Course. Except as Previously Disclosed, conduct the business of Ahmanson and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to have an adverse effect upon Ahmanson's ability to perform any of its material obligations under this Agreement.

    (b) Capital Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Ahmanson Stock or any Rights, (ii) enter into any agreement with respect to the foregoing or (iii) permit any additional shares of Ahmanson Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

    (c) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend (other than (A) dividends from wholly owned Subsidiaries to Ahmanson or another wholly owned Subsidiary of Ahmanson, (B) regular quarterly dividends on Ahmanson Common Stock at a rate equal to the rate paid by Ahmanson during the fiscal quarter immediately preceding the date hereof, (C) in the case of Ahmanson Preferred Stock for regular quarterly or semiannual dividends thereon at the rate set forth in the certificate of designation for such securities and (D) regular quarterly or semi-annual dividends payable by each of Ahmanson Capital Trust I and Ahmanson Obligation Company (in each case in accordance with its governing documents) on or in respect of, or declare or make any distribution on any shares of Ahmanson Stock or (ii) except as Previously Disclosed, directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

    (d) Compensation; Employment Agreements; Etc. Except as Previously Disclosed, enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Ahmanson or its Subsidiaries, or hire any new employees above the rank of senior vice president, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees (other than any employees ranking above senior vice president) in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, (iv) for grants to newly hired employees consistent with past practice of Ahmanson Stock Options exercisable for 5,000 shares of Ahmanson Common Stock or less to any individual and Ahmanson Stock Options exercisable for 50,000 shares of Ahmanson Common Stock in the aggregate for all such newly hired employees, in all cases such Ahmanson Stock Options to have an exercise price equal to the fair market value of Ahmanson Common Stock at the time of grant, (v) agreements to provide retention bonuses or other bonuses to employees made pursuant to Section 6.12(b) or severance plans or arrangements contemplated by Section 6.12(c), (vi) agreements to provide aggregate bonuses to employees who remain employees through the Effective Time for the 1998 calendar year or portion thereof preceding the date of termination of the employment of any such employee at an assumed 125% of the target bonus, payable on the earlier of February 1, 1999 and the date of termination of the employment of such employee, based on an allocation of the amount of such bonuses made by Ahmanson in its sole discretion or (vii) agreements to pay and payments in cash of the cash equivalents (determined in the manner set forth in paragraph 4.01(d) of Ahmanson's Disclosure Schedule) of Ahmanson Stock Options that would have been granted to employees pursuant to annual grants in November 1998 and February 1999, consistent with past practice at the time such grants would have been awarded, and amendments to any existing agreements to permit such cash payments in lieu of the grant of additional shares. There shall be no acceleration in the payment of commissions owing to or accrued by employees, agents or independent contractors by Ahmanson or any of its Subsidiaries.

    (e) Benefit Plans. Enter into, establish, adopt or amend (except (i) as may be required by applicable law, (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof or (iii) as otherwise provided herein) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Ahmanson or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

    (f) Dispositions. Except as Previously Disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except for sales, transfers, mortgages, encumbrances or other dispositions or discontinuances (which include periodic dispositions of real estate investments) in the ordinary course of business consistent with past practice and in a transaction that, together with other such transactions, is not material to it and its Subsidiaries taken as a whole.

    (g) Acquisitions. Except as Previously Disclosed, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity except in the ordinary course of business consistent with past practice and in a transaction that, together with other such transactions, is not material to it and its Subsidiaries taken as a whole.

    (h) Governing Documents. Amend the Ahmanson Certificate, Ahmanson By-laws or the certificate of incorporation or by-laws (or similar governing documents) of any of Ahmanson's Subsidiaries.

    (i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles or regulatory accounting requirements.

    (j) Contracts. Except as Previously Disclosed, (i) enter into, renew or terminate, or make any payment not then required under, any contract or agreement, other than loans made in the ordinary course of business, that calls for aggregate annual payments of $1,000,000 or more and which is not either (A) terminable at will on 60 days or less notice without payment of a penalty or (B) has a term of less than one year; or (ii) make any material change in any of its leases or contracts of a type described in clause (i), other than renewals of contracts or leases for a term of one year or less without materially adverse changes to the terms thereof.

    (k) Claims. Settle any claim, action or proceeding against it, except for any claim, action or proceeding in an amount or for such consideration, individually or in the aggregate for all such settlements, that is not material to Ahmanson and its Subsidiaries, taken as a whole and would not impose any material restriction on the business of the Surviving Corporation.

    (l) Adverse Actions. (i) Notwithstanding anything herein to the contrary, take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of
  Section 368 of the Code or qualifying for pooling-of-interests accounting treatment or (ii) take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article VII not being satisfied or (C) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

    (m) Capital Expenditures. Make any capital expenditures in excess of (A) $500,000 per project or related series of projects or (B) $3,000,000 in the aggregate, other than expenditures deemed necessary or desirable for any of Ahmanson or its Subsidiaries to be Year 2000 compliant consistent with the Year 2000 Plan as in effect from time to time or expenditures deemed necessary or desirable to maintain existing assets in good repair or conduct its business as presently conducted.

    (n) Branch Offices. Make application for the opening, relocation or closing of any, or open, relocate or close any, branch or loan production office except for any closings or relocations resulting from (i) the expiration of any lease, which lease has been Previously Disclosed, (ii) the integration of Coast Savings Financial, Inc. and its Subsidiaries and
  (iii) previously agreed upon sales Previously Disclosed.

    (o) Loans. Make or acquire any loan other than loans committed as of the date hereof or issue a commitment for any loan except for loans and commitments that are made in the ordinary course of business consistent with past practice or issue or agree to issue any letters of credit or otherwise guarantee the obligations of any other Persons except in the ordinary course of business in order to facilitate the sale of real estate owned.

    (p) Foreclosures. Except after having followed the Ahmanson FSB Environmental Policy, foreclose upon or otherwise acquire (whether by deed in lieu of foreclosure or otherwise) any real property (other than 1-to-4 family residential properties in the ordinary course of business).

    (q) Software Development Contracts. Enter into any contracts or agreements or amendments or supplements thereto pertaining to any further development of specialized software for Ahmanson or its Subsidiaries other than any contracts or agreements deemed necessary or desirable for Ahmanson or any of its Subsidiaries to be Year 2000 compliant, consistent with the Year 2000 Plan as in effect from time to time, and those necessary or desirable to operate the business of Ahmanson or its Subsidiaries as such businesses are currently conducted.

    (r) Banking Policies. Change in any material manner its lending or pricing policies or approval policies for making loans, its investment policies, its deposit pricing policies, its asset/liability management policies, its environmental policies or any other material banking policies.

    (s) Rights Agreement. Take any action that would cause or that would result in Washington Mutual becoming an "Acquiring Person" (as defined in the Ahmanson Rights Agreement).

    (t) Commitments. Agree or commit to do any of the foregoing.

  4.02 Forebearances of Washington Mutual. Forebearances of Washington Mutual. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement or as set forth in paragraph 4.02 of Washington Mutual's Disclosure Schedule, without the prior written consent of Ahmanson (which consent shall not be unreasonably withheld and a determination with respect thereto shall be made as promptly as practicable under the circumstances), Washington Mutual will not, and will cause each of its Subsidiaries not to:

    (a) Ordinary Course. Conduct the business of Washington Mutual and its Subsidiaries other than in the ordinary and usual course or take any action reasonably likely to have an adverse effect upon Washington Mutual's ability to perform any of its material obligations under this Agreement.

    (b) Dividends. Make, declare, pay or set aside for payment any dividend other than regular quarterly dividends on Washington Mutual Common Stock at a rate equal to the rate paid by Washington Mutual during the fiscal quarter immediately preceding the date hereof as such dividends may be increased at the rate of $.01 per share per quarter thereafter and other than (i) dividends from wholly owned Subsidiaries of Washington Mutual to Washington Mutual or another wholly owned Subsidiary of Washington Mutual,
  (ii) in the case of the Washington Mutual 7.60% Noncumulative Perpetual Preferred Stock, Series E, for regular quarterly dividends thereon at the rate set forth in the Washington Mutual Articles with respect to such securities and at a rate of declaration of such dividends in the ordinary course of business consistent with past practice and (iii) regular quarterly or semi-annual dividends payable by each of Great Western Financial Trust I, Great Western Financial Trust II and Washington Mutual Capital I, in each case in accordance with its governing documents.

    (c) Acquisitions. Except as Previously Disclosed, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity except in the ordinary course of business and in a transaction that is not material to it and its Subsidiaries taken as a whole; provided, however, that Washington Mutual may enter into an agreement or agreements for, and may consummate, business combination transactions with other companies provided that (i) any business combination transactions involving the acquisition of a savings association or savings bank or branches thereof shall not, on or prior to the date which is 60 days after completion of the systems conversion in connection with the acquisition of Great Western Financial Corporation, involve acquired assets in excess of $1,000,000,000 in any one transaction or $3,000,000,000 in the aggregate for all such transactions, and after completion of the systems conversion in connection with the acquisition of Great Western Financial Corporation, involve acquired assets in excess of $1,000,000,000 in any one transaction or $5,000,000,000 in the aggregate for all such transactions and (ii) such transaction or transactions would not materially delay or materially adversely affect consummation of the Merger.

    (d) Governing Documents. (i) Amend the Washington Mutual Articles, other than (A) as set forth in Section 2.01(c), (B) any amendment which would not require the approval of the Washington Mutual shareholders under the WBCA or (C) any amendment to increase the authorized shares of Washington Mutual's capital stock, or (ii) amend the Washington Mutual By-Laws or the certificate of incorporation or by-laws (or similar governing documents) of any of Washington Mutual's Subsidiaries, in each of cases (i) and (ii) in a manner that would materially and adversely affect the ability of Washington Mutual to consummate the Merger.

    (e) Adverse Actions. (a) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code or qualifying for pooling-of-interests accounting treatment; (b) take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

    (f) Commitments. Agree or commit to do any of the foregoing.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

  5.01 Disclosure Schedules. On or prior to the date hereof, Washington Mutual has delivered to Ahmanson a schedule and Ahmanson has delivered to Washington Mutual a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV; provided, that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item was required to be disclosed therein.

  5.02 [Reserved].

  5.03 Representations and Warranties of Ahmanson. Subject to Section 5.01 and except as Previously Disclosed in the applicable paragraph of its Disclosure Schedule, or any other paragraph of its Disclosure Schedule so long as it is clear from the context of the disclosure that the disclosure in such other paragraph of its Disclosure Schedule is also applicable to the paragraph of this Section 5.03 in question, Ahmanson hereby represents and warrants to Washington Mutual as follows:

    (a) Organization, Standing and Authority. Ahmanson is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Ahmanson is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except for such jurisdictions where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Ahmanson and its Subsidiaries. Ahmanson is duly registered as a savings and loan holding company under HOLA. Ahmanson FSB is a qualified thrift lender pursuant to Section 10(m) of HOLA and qualifies as a savings and loan holding company of the type described in Section 10(c)(3)(A) of HOLA. Its deposits are insured by the FDIC to the fullest extent permitted by law. Ahmanson FSB is a member in good standing of the FHLBSF.

    (b) Ahmanson Stock. As of the date hereof, the authorized capital stock of Ahmanson consists solely of 220,000,000 shares of Ahmanson Common Stock, of which 109,529,780 shares plus any additional shares issued upon exercise or conversion of outstanding Rights since February 28, 1998 were outstanding, and 10,000,000 shares of Ahmanson preferred stock, of which 567,388 shares less any shares with respect to which conversion rights were exercised since February 28, 1998 were outstanding. Since February 28, 1998, the only shares of Ahmanson Common Stock that have been issued have been upon exercise or conversion of Ahmanson Rights outstanding on February 28, 1998 in accordance with their terms. Except as Previously Disclosed, as of the date hereof, no shares of Ahmanson Common Stock and no shares of Ahmanson Preferred Stock were held in treasury by Ahmanson or otherwise owned by Ahmanson or its Subsidiaries. The outstanding shares of Ahmanson Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, except as Previously Disclosed, there are no shares of Ahmanson Stock authorized and reserved for issuance, Ahmanson does not have any Rights issued or outstanding with respect to Ahmanson Stock, and Ahmanson does not have any commitment to authorize, issue or sell any Ahmanson Stock or Rights. The number of shares of Ahmanson Common Stock which are issuable and reserved for issuance upon exercise of Ahmanson Stock Options as of the date hereof (and the exercise price thereof) are Previously Disclosed in Ahmanson's Disclosure Schedule.

    (c) Subsidiaries. (i)(A) Ahmanson has Previously Disclosed in its Disclosure Schedule a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) except as Previously Disclosed, it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) all the equity securities of each Subsidiary held by Ahmanson or its Subsidiaries are fully paid and nonassessable and are owned by Ahmanson or its Subsidiaries free and clear of any Liens. Each Subsidiary of Ahmanson is an investment permitted pursuant to HOLA for a unitary savings and loan holding company and, for those owned by Ahmanson FSB, for a federal savings association or its subsidiaries.

    (ii) Except as Previously Disclosed, Ahmanson does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person (other than in a fiduciary capacity or in connection with the foreclosure of security interests or as a result of similar enforcement remedies in connection with loans made in the ordinary course of business), or any interest in a partnership or joint venture of any kind, other than in its Subsidiaries. Except as Previously Disclosed, and except for its ownership of Ahmanson FSB, Ahmanson does not own any stock or equity interest in any depository institution (as defined in 12 U.S.C.
  (S) 1813(c)(1)).

    (iii) Each of Ahmanson's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except for such jurisdictions where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Ahmanson and its Subsidiaries.

    (d) Powers. Ahmanson and each of its Subsidiaries has the corporate or trust power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Ahmanson has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

    (e) Corporate Authority. Subject in the case of this Agreement to receipt of the requisite approval of the agreement of merger set forth in this Agreement by the holders of a majority of the outstanding shares of Ahmanson Common Stock entitled to vote thereon (which is the only stockholder vote required thereon), this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Ahmanson and the Ahmanson Board on or prior to the date hereof. This Agreement is a valid and legally binding obligation of Ahmanson, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). The Ahmanson Board has directed that the agreement of merger (within the meaning of Section 251 of the DGCL) contained in this Agreement and the transactions hereby be submitted to Ahmanson's stockholders for approval at a meeting of such stockholders. The Ahmanson Board has received the written opinion of Credit Suisse First Boston Corporation to the effect that, as of the date hereof, the Exchange Ratio is fair to the holders of Ahmanson Common Stock from a financial point of view.

    (f) Approvals; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority are required to be made or obtained by Ahmanson or any of its Subsidiaries in connection with the execution, delivery or performance by Ahmanson of this Agreement or to consummate the Merger except for (A) filings and approvals of applications with and by the OTS, the Department of

  Justice and the Federal Trade Commission, (B) filings with the SEC and state securities authorities and the approval of this Agreement by the stockholders of Ahmanson and the approval of the issuance of shares of Washington Mutual Stock contemplated by this Agreement by the shareholders of Washington Mutual, and (C) the filing of articles of merger with the Washington Secretary pursuant to the WBCA and a certificate of merger with the Delaware Secretary pursuant to the DGCL. As of the date hereof, Ahmanson is not aware of any reason why the approvals set forth in Section 7.01(b) will not be promptly received without the imposition of any restriction, term or condition that would entitle Washington Mutual not to consummate the Merger.

    (ii) Subject to receipt of the regulatory approvals referred to in the preceding paragraph, and expiration of related waiting periods, and required filings under federal and state securities laws, and except as Previously Disclosed, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Ahmanson or of any of its Subsidiaries or to which Ahmanson or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Ahmanson Certificate or the Ahmanson By-Laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

    (iii) If Washington Mutual determines to merge Ahmanson FSB with and into Washington Mutual Subsidiary Depository Institution following the Merger (the "Bank Merger"), subject to receipt of the regulatory approvals referred to in paragraph (i) of this Section 5.03(f), and expiration of related waiting periods, and required filings under federal and state securities laws, and except as Previously Disclosed, the consummation of the Bank Merger will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule, or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Ahmanson or of any of its Subsidiaries or to which Ahmanson or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the charter or bylaws of Ahmanson FSB or under the Commitment Agreement dated as of February 13, 1998 between Ahmanson and the Coast Federal Litigation Contingent Payment Rights Trust, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

    (g) Financial Reports and SEC Documents. (i) Ahmanson's Annual Reports on Form 10-K for the fiscal years ended December 31, 1994, 1995 and 1996, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 1996 under the Securities Act or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed with the SEC, as of the date filed, and the draft of Ahmanson's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 delivered to Washington Mutual on the date hereof (the "Ahmanson Draft 10-K") as of the date hereof (collectively, "Ahmanson SEC Documents"), (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the consolidated balance sheets contained in or incorporated by reference into any such Ahmanson SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of Ahmanson and its Subsidiaries as of its date, and each of the consolidated statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Ahmanson SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of Ahmanson and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the lack of complete footnote disclosure in the case of unaudited statements.

    (ii) Except as Previously Disclosed or as set forth in the Ahmanson SEC Documents filed prior to the date hereof or in the Ahmanson Draft 10-K, since December 31, 1996, Ahmanson and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice (other than (A) liabilities with respect to expenses and charges related to this Agreement, the transactions contemplated hereby and other acquisitions, (B) liabilities incurred in acquisitions by operation of law or as expressly contemplated by the agreements relating to such acquisitions and (C) liabilities which in the aggregate are not material to Ahmanson and its Subsidiaries).

    (iii) Except as Previously Disclosed or as set forth in the Ahmanson SEC Documents filed prior to the date hereof or in the Ahmanson Draft 10-K, since December 31, 1996, (A) Ahmanson and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of (A) liabilities with respect to expenses and charges related to this Agreement, the transactions contemplated hereby and other acquisitions and (B) liabilities incurred in acquisitions by operation of law or as expressly contemplated by the agreements relating to such acquisitions) and no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Ahmanson.

  (h) Litigation. No litigation, claim or other proceeding before any court or governmental agency is pending against Ahmanson or any of its Subsidiaries and, to Ahmanson's knowledge, no such litigation, claim or other proceeding has been threatened, other than for any litigation, claims or proceedings that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Ahmanson and its Subsidiaries.

    (i) Regulatory Matters. (i) Except as Previously Disclosed, neither Ahmanson nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, the OTS and the FDIC) or the supervision or regulation of it or any of its Subsidiaries (collectively, the "Regulatory Authorities").

    (ii) Neither Ahmanson nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

    (iii) Neither Ahmanson nor any of its Subsidiaries has received any written communication from a Regulatory Authority expressing concern about the ability of Ahmanson or any of its Subsidiaries to be compliant with requirements relating to "Year 2000" computer problems.

  (j) Compliance with Laws. Ahmanson and each of its Subsidiaries:

    (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting their businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory lending or other business practices, except for any such non-compliances that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Ahmanson and its Subsidiaries;

    (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses substantially as presently conducted, except in each case as could not reasonably be expected to have a Material Adverse Effect on Ahmanson and its Subsidiaries; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to Ahmanson's knowledge, no suspension or cancellation of any of them is threatened, except in each case as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Ahmanson and its Subsidiaries; and

    (iii) except as Previously Disclosed, has not received any outstanding notification or communication from any federal or state (not including local) Governmental Authority (A) asserting that Ahmanson or any of its Subsidiaries is not in compliance with, or may not be in compliance with, any of the statutes, regulations, or ordinances referred to in clause (i) which such federal or state (not including local) Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Ahmanson's knowledge, do any grounds for any of the foregoing exist).

  (k) Material Contracts; Defaults. Except for those agreements and other documents filed as exhibits to the Ahmanson SEC Documents, neither Ahmanson nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that materially restricts the conduct of business by it or any of its Subsidiaries. Except as Previously Disclosed, neither Ahmanson nor any of its Subsidiaries is a party to or is bound by any contract, arrangement, commitment or understanding (whether written or oral) which limits the freedom of Ahmanson or any of its Subsidiaries to compete in any line of business, in any geographic area or with any Person. Neither Ahmanson nor any of its Subsidiaries is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument and all contracts which involved payments by Ahmanson or any of its Subsidiaries in 1997 of more than $1,000,000 or which could reasonably be expected to involve payments during 1998 of more than $1,000,000 to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, or under any other contract if such default could reasonably be expected to have a Material Adverse Effect on Ahmanson, and in either case there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

  (l) No Brokers. No action has been taken by Ahmanson that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a fee to be paid to Credit Suisse First Boston Corporation.

  (m) Employee Benefit Plans. (i) Section 5.03(m)(i) of Ahmanson's Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants") or director or former director (the "Directors") of Ahmanson or any of its Subsidiaries participates or to which any such Employees, Consultants or Directors are a party (the "Ahmanson Compensation and Benefit Plans"). Except as Previously Disclosed, neither Ahmanson nor any of its Subsidiaries has any commitment to create any additional Ahmanson Compensation and Benefit Plan or to modify or change any existing Ahmanson Compensation and Benefit Plan.

    (ii) Each Ahmanson Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Ahmanson Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (an "Ahmanson Pension

  Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Ahmanson Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the Internal Revenue Service ("IRS") for "TRA" (as defined in Rev. Proc. 93-
  39), or will file for such determination letter prior to the expiration of the remedial amendment period for such Ahmanson Compensation and Benefit Plan, and Ahmanson is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of Ahmanson, threatened legal action, suit or claim relating to the Ahmanson Compensation and Benefit Plans. Neither Ahmanson nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Ahmanson Compensation and Benefit Plan that would reasonably be expected to subject Ahmanson or any of its Subsidiaries to any material tax or penalty imposed by either
  Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of
  Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

    (iii) No material liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Ahmanson or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "Ahmanson ERISA Affiliate") which is considered one employer with Ahmanson under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "Ahmanson ERISA Affiliate Plan"). None of Ahmanson, any of its Subsidiaries or any Ahmanson ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA during the preceding five calendar years. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Ahmanson Compensation and Benefit Plan or by any Ahmanson ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Ahmanson Pension Plan or Ahmanson ERISA Affiliate Plan and, to Ahmanson's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of Ahmanson, there is no pending investigation or enforcement action by the PBGC, the Department of Labor or IRS or any other governmental agency with respect to any Ahmanson Compensation and Benefit Plan, except for any such investigations or actions as are not, individually or in the aggregate, material to Ahmanson and its Subsidiaries. Except as Previously Disclosed, under each Ahmanson Pension Plan and Ahmanson ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Ahmanson Pension Plan or Ahmanson ERISA Affiliate Plan), did not exceed the then current value of the assets of such Ahmanson Pension Plan or Ahmanson ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Ahmanson Pension Plan or Ahmanson ERISA Affiliate Plan nor any amendment or other change to such Ahmanson Pension Plan or Ahmanson ERISA Affiliate Plan that would increase the amount of benefits thereunder which in either case reasonably could be expected to change such result.

    (iv) All contributions required to be made under the terms of any Ahmanson Compensation and Benefit Plan or Ahmanson ERISA Affiliate Plan have been timely made or have been reflected on Ahmanson's financial statements to the extent required by GAAP. Neither any Ahmanson Pension Plan nor any Ahmanson ERISA Affiliate Plan has an material "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Ahmanson Pension Plan or Ahmanson ERISA Affiliate Plan have been made on or before their due dates. None of Ahmanson, any of its Subsidiaries or any Ahmanson ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Ahmanson Pension Plan or to any Ahmanson ERISA Affiliate Plan pursuant to Section 401(a)(29) of the

  Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a material lien under Section 412(n) of the Code or pursuant to ERISA.

    (v) Except as Previously Disclosed, neither Ahmanson nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Ahmanson Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such Ahmanson Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder. There has been no written (or, to the knowledge of Ahmanson, oral) communication to Employees by Ahmanson or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

    (vi) Ahmanson and its Subsidiaries do not maintain any Ahmanson Compensation and Benefit Plans covering foreign Employees.

    (vii) With respect to each Ahmanson Compensation and Benefit Plan, if applicable, Ahmanson has provided or made available to Washington Mutual, true and complete copies of its existing (A) Ahmanson Compensation and Benefit Plan documents and amendments thereto and (B) trust instruments and insurance contracts.

    (viii) Except as Previously Disclosed, neither Ahmanson nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

    (ix) Except as Previously Disclosed, neither Ahmanson nor any of its Subsidiaries has any Ahmanson Compensation and Benefit Plan which provides for or could result in the payment to any Ahmanson employee of any money or other property or rights or accelerate the vesting or payment of such amounts or rights to any employee as a result of the transactions contemplated by this Agreement, whether or not such payment or acceleration would constitute a parachute payment within the meaning of Code section 280G. Except as Previously Disclosed, since December 31, 1997, neither Ahmanson nor any of its Subsidiaries has taken any action that would result in the payment of any amounts, or the accelerated vesting of any rights or benefits, under the Ahmanson Compensation and Benefit Plans set forth in the Ahmanson Disclosure Schedule.

  (n) Labor Matters. Neither Ahmanson nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Ahmanson or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Ahmanson or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other material labor dispute or disputes involving it or any of its Subsidiaries pending or, to Ahmanson's knowledge, threatened, nor, except as Previously Disclosed, is Ahmanson aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

  (o) Rights Agreement; Takeover Laws. Ahmanson has taken all action necessary, including amending the Rights Agreement, to ensure that neither the entering into of this Agreement, the consummation of the Merger, the entering into of the Stock Option Agreement nor the exercise of the Option (as defined therein) will cause Rights to be granted to any Person under the Ahmanson Rights Agreement, enable or require Ahmanson's Rights issued under the Ahmanson Rights Agreement to be exercised, distributed or triggered or cause Washington Mutual to become an "Acquiring Person" (as defined in the Ahmanson Rights Agreement). Ahmanson has taken all action required to be taken by it in order to exempt this Agreement, and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws"), including, without limitation, the State of Delaware, and including, without limitation, Section 203 of the DGCL.

  (p) Environmental Matters. To the best knowledge of Ahmanson, neither the conduct, participation in management nor operation by Ahmanson or its Subsidiaries nor any condition of any property presently or previously owned, leased, managed (including participation in management) or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated any Environmental Law and no condition has existed or event has occurred with respect to any of them or any such property that, in either case, with notice or the passage of time, or both, is reasonably likely to result in any material liability under any Environmental Law, which is not reflected in the consolidated financial statements of Ahmanson. Neither Ahmanson nor any of its Subsidiaries has received any notice from any Person that Ahmanson or its Subsidiaries or the operation or condition of any property ever owned, leased, managed (including participation in management), operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have any material liability under any Environmental Law, which is reasonably likely to result in any material liability under any Environmental Law or which is not reflected in the consolidated financial statements of Ahmanson, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

  (q) Tax Matters. Except as Previously Disclosed, (i)(A) all federal, state, local and foreign Tax Returns (including information returns) required to be filed by or on behalf of Ahmanson or its Subsidiaries have been prepared in good faith and duly and timely filed, and all such filed Tax Returns are complete and accurate in all material respects; (B) Ahmanson and each of its Subsidiaries have paid in full all Taxes due (including interest and penalties) or have provided adequate reserves for any such Taxes in the financial statements of Ahmanson in accordance with GAAP, whether or not shown as being due on any of the Tax Returns referred to in clause (i)(A), except for such Taxes as could not reasonably be expected to be material to Ahmanson and its Subsidiaries; (C) neither Ahmanson nor any of its Subsidiaries has received any memorandum or opinion from legal counsel that was sought in order to satisfy the reasonable cause exception (set forth in Section 6664(c) of the Code) applicable to the penalties for certain underpayments of Taxes set forth in Sections 6662 through 6664 of the Code with respect to any year for which the statute of limitations has not run; (D) there are no pending or threatened audits, examinations, assessments or proposed assessments of a deficiency, or refund litigations with respect to any Taxes of Ahmanson or its Subsidiaries, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Ahmanson and its Subsidiaries; (E) all Taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to Taxes of Ahmanson or its Subsidiaries have been paid in full or adequate provision has been made for any such Taxes (in accordance with GAAP) on the financial statements of Ahmanson; (F) neither Ahmanson nor its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect; (G) no power of attorney has been granted by or with respect to Ahmanson or any of its Subsidiaries with respect to any matter relating to Taxes; (H) neither Ahmanson nor any of its Subsidiaries has made or will make a material election as to Taxes during the period from January 1, 1997 through the Effective Time, other than elections made on tax returns filed for the year ended on December 31, 1996;

  (ii)(A) no liens or other security interests have been imposed on any assets of Ahmanson or its Subsidiaries in connection with any failure (or alleged failure) to pay any Tax, except for such liens and security interests that are not, individually or in the aggregate, material to Ahmanson and its Subsidiaries; (B) Ahmanson and its Subsidiaries have timely withheld, and paid over to the relevant governmental authority or other appropriate payee, all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other person, except for such Taxes as could not reasonably be expected to be material to Ahmanson and its Subsidiaries; (C) neither Ahmanson nor any of its Subsidiaries is a party to any tax allocation or sharing agreement under which it has obligations to a party other than Ahmanson or its Subsidiaries, is or has been a member of an affiliated group filing consolidated or combined tax returns (other than a group the common parent of which is or was Ahmanson) or otherwise has any liability for the Taxes of any person (other than Ahmanson or its Subsidiaries); (D) Ahmanson is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code;

    (iii) as of the date hereof, Ahmanson has no reason to believe that any conditions exist that could reasonably be expected to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

    (r) Books and Records. The books and records of Ahmanson and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of Ahmanson and its Subsidiaries.

    (s) Insurance. Ahmanson and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Ahmanson reasonably has determined to be prudent in accordance with industry practices. All their insurance policies are in full force and effect; Ahmanson and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

    (t) Disclosure. The representations and warranties contained in this
  Section 5.03 as modified by Ahmanson's Disclosure Schedule do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make statements and information contained in Section
  5.03 not misleading.

    (u) Year 2000 Plan and Compliance. Ahmanson has formulated a plan for addressing Year 2000 software issues that has been initially reviewed by the OTS (the "Year 2000 Plan"). Except as Previously Disclosed, Ahmanson has been and is in material compliance with the Year 2000 Plan as in effect on the date hereof.

  5.04 Representations and Warranties of Washington Mutual. Subject to Section 5.01, except as Previously Disclosed in the applicable paragraph of its Disclosure Schedule, or any other paragraph of its Disclosure Schedule so long as it is clear from the context of the disclosure that the disclosure in such other paragraph of its Disclosure Schedule is also applicable to the paragraph of this Section 5.04 in question, Washington Mutual hereby represents and warrants to Ahmanson as follows:

    (a) Organization, Standing and Authority. Washington Mutual is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Washington Mutual is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except for such jurisdictions where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Washington Mutual and its Subsidiaries. Washington Mutual is duly registered as a savings and loan holding company under HOLA. Washington Mutual Subsidiary Depository Institution is a qualified thrift lender pursuant to Section 10(m) of HOLA and its deposits are insured by the FDIC to the fullest extent permitted by law. Washington Mutual Subsidiary Depository Institution is a member in good standing of the FHLBSF.

    (b) Washington Mutual Stock. (i) As of the date hereof, the authorized capital stock of Washington Mutual consists solely of 800,000,000 shares of Washington Mutual Common Stock, of which 257,958,669 shares plus any additional shares issued upon exercise or conversion of outstanding Rights since March 13, 1998 were outstanding, and 10,000,000 shares of preferred stock of which 1,970,000 were outstanding. Since March 13, 1998, the only shares of Washington Mutual Common Stock that have been issued have been upon exercise or conversion of Rights outstanding on March 13, 1998 in accordance with their terms. The outstanding shares of Washington Mutual Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, except as set forth in its Disclosure Schedule, Washington Mutual does not have any Rights issued or outstanding with respect to Washington Mutual Stock and Washington Mutual does not have any commitment to authorize, issue or sell any Washington Mutual Stock or Rights, except pursuant to this Agreement.

    (ii) The shares of Washington Mutual Stock to be issued in exchange for shares of Ahmanson Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and not subject to pre-emptive rights.

  (c) Subsidiaries. Each of Washington Mutual's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except for such jurisdictions where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Washington Mutual and its Subsidiaries, and it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries.

  (d) Corporate Power. Washington Mutual and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Washington Mutual has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

  (e) Corporate Authority. Subject in the case of this Agreement to receipt of the requisite approval by the shareholders of Washington Mutual of the issuance of shares of Washington Mutual Stock as contemplated by this Agreement, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Washington Mutual and the Washington Mutual Board on or prior to the date hereof. This Agreement is a valid and legally binding agreement of Washington Mutual enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). The Washington Mutual Board has received the written opinion of Lehman Brothers Inc. to the effect that, as of the date hereof, the Exchange Ratio is fair to Washington Mutual from a financial point of view.

  (f) Approvals; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority are required to be made or obtained by Washington Mutual or any of its Subsidiaries in connection with the execution, delivery or performance by Washington Mutual of this Agreement or to consummate the Merger except for (A) the filings and approvals of applications with and by the OTS, the Department of Justice and the Federal Trade Commission; (B) approval of the quotation on Nasdaq of Washington Mutual Stock to be issued in the Merger; (C) the filing and declaration of effectiveness of the Registration Statement; (D) the filing of articles of merger with the Washington Secretary pursuant to the WBCA and of a certificate of merger with the Delaware Secretary pursuant to the DGCL and the filing of the Washington Mutual Articles of Amendment with the Washington Secretary; (E) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Washington Mutual Stock in the Merger and (F) those Previously Disclosed. As of the date hereof, Washington Mutual is not aware of any reason why the approvals set forth in Section 7.01(b) will not be promptly received without the imposition of any restriction, term or condition that would entitle Washington Mutual not to consummate the Merger.

    (ii) Subject to receipt of the regulatory approvals referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, and except as Previously Disclosed, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Washington Mutual or of any of its Subsidiaries or to which Washington Mutual or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws (or similar governing documents) of Washington Mutual or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

  (g) Financial Reports and SEC Documents; Material Adverse Effect. (i) Washington Mutual's Annual Reports on Form 10-K for the fiscal years ended December 31, 1994, 1995 and 1996, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1996 under the Securities Act or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed with the SEC, as of the date hereof, and the draft of Washington Mutual's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 delivered to Ahmanson on the date hereof (the "Washington Mutual Draft 10-K") as of the date hereof (collectively, "Washington Mutual SEC Documents"), (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Washington Mutual SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Washington Mutual and its Subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such Washington Mutual SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of Washington Mutual and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the lack of complete footnote disclosure in the case of unaudited statements.

    (ii) Except as Previously Disclosed or as set forth in the Washington Mutual SEC Documents filed prior to the date hereof or in the Washington Mutual Draft 10-K, since December 31, 1996, Washington Mutual and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice (other than (A) liabilities with respect to expenses and charges related to this Agreement, the transactions contemplated hereby and other acquisitions, (B) liabilities incurred in acquisitions by operation of law or as expressly contemplated by the agreements relating to such acquisitions and
  (C) liabilities which in the aggregate are not material to Washington Mutual and its Subsidiaries).

    (iii) Except as Previously Disclosed or as set forth in the Washington Mutual SEC Documents filed prior to the date hereof or in the Washington Mutual Draft 10-K, since December 31, 1996, (A) Washington Mutual and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of (A) liabilities with respect to expenses and charges related to this Agreement, the transactions contemplated hereby and other acquisitions and (B) liabilities incurred in acquisitions by operation of law or as expressly contemplated by the agreements relating to such acquisitions) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to it.

  (h) Litigation; Regulatory Matters. (i) Other than as set forth in the Washington Mutual SEC Documents filed on or before the date hereof, no litigation, claim or other proceeding before any court or Governmental Authority is pending against Washington Mutual or any of its Subsidiaries and, to the best of Washington Mutual's knowledge, no such litigation, claim or other proceeding has been threatened, other than litigation, claims and proceedings that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Washington Mutual and its Subsidiaries.

    (ii) Except as Previously Disclosed, neither Washington Mutual nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has Washington Mutual or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

    (iii) Except as Previously Disclosed, neither Washington Mutual nor any of its Subsidiaries has received any written communication from a Regulatory Authority expressing concern about the ability of Washington Mutual or any of its Subsidiaries to be compliant with requirements relating to "Year 2000" computer problems.

  (i) Compliance with Laws. Washington Mutual and each of its Subsidiaries:

    (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory lending or other business practices, except for such non-compliances that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Washington Mutual and its Subsidiaries;

    (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted, except in each case as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Washington Mutual and its Subsidiaries; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened, except in each case as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Washington Mutual and its Subsidiaries; and

    (iii) has not received any outstanding notification or communication from any federal or state (but not local) Governmental Authority (A) asserting that Washington Mutual or any of its Subsidiaries is not in compliance with, or may not be in compliance with, any of the statutes, regulations, or ordinances referred to in clause (i) which such federal or state (but not local) Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Washington Mutual's knowledge, do any grounds for any of the foregoing exist).

  (j) No Brokers. No action has been taken by Washington Mutual that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a fee to be paid to Lehman Brothers Inc.

  (k) Employee Benefit Plans.

    (i) Each existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all other similar practices, policies and arrangements in which any employee or former employee, consultant or former consultant or director or former director of Washington Mutual or any of its Subsidiaries participates or to which such current or former employees, consultants or directors are a party (the "Washington Mutual Compensation and Benefit Plans") has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made.

    (ii) There is no material pending or, to the knowledge of Washington Mutual, threatened legal action, suit or claim relating to the Washington Mutual Compensation and Benefit Plans. Neither Washington Mutual nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Washington Mutual Compensation and Benefit Plan that would reasonably be expected to subject Washington Mutual or any of its Subsidiaries to any material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

    (iii) No material liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Washington Mutual or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (a "Washington Mutual ERISA Affiliate") which is considered one employer with Washington Mutual under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (a "Washington Mutual ERISA Affiliate Plan"). None of Washington Mutual, any of its Subsidiaries or any Washington Mutual ERISA Affiliate has contributed, or has been obligated to contribute, to a multi-employer plan under Subtitle E of Title IV of ERISA during the preceding five calendar years. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Washington Mutual Compensation and Benefit Plan or by any Washington Mutual ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Washington Mutual Pension Plan or Washington Mutual ERISA Affiliate Plan and, to Washington Mutual's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of Washington Mutual, there is no pending investigation or enforcement action by the PBGC, the Department of Labor or IRS or any other governmental agency with respect to any Washington Mutual Compensation and Benefit Plan, except for any such investigation or actions as are not material to Washington Mutual and its Subsidiaries. Under each Washington Mutual Pension Plan and Washington Mutual ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Washington Mutual Pension Plan or Washington Mutual ERISA Affiliate Plan), did not exceed the then current value of the assets of such Washington Mutual Pension Plan or Washington Mutual ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Washington Mutual Pension Plan or Washington Mutual ERISA Affiliate Plan nor any amendment or other change to such Washington Mutual Pension Plan or Washington Mutual ERISA Affiliate Plan that would increase the amount of benefits thereunder which in either case reasonably could be expected to change such result.

  (l) Environmental Matters. To the best knowledge of Washington Mutual, neither the conduct, participation in management nor operation of Washington Mutual or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated any Environmental Law and no condition has existed or event has occurred with respect to any of them or any such property that, in either case, with notice or the passage of time, or both, is reasonably likely to result in any material liability under any Environmental Law or which is not reflected in the consolidated financial statements of Washington Mutual. Neither Washington Mutual nor any of its Subsidiaries has received any notice from any Person that Washington Mutual or its Subsidiaries or the operation or condition of any property ever owned, leased, managed (including participation in management), operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, which is reasonably likely to result in any material liability under any Environmental Law or which is not reflected in the consolidated financial statements of Washington Mutual, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

  (m) Tax Matters. Except as Previously Disclosed, (i)(A) all federal, state, local and foreign Tax Returns (including information returns) required to be filed by or on behalf of Washington Mutual or its Subsidiaries have been prepared in good faith and duly and timely filed, and all such filed Tax Returns are complete and accurate in all material respects; (B) Washington Mutual and each of its Subsidiaries have paid in full all Taxes due (including interest and penalties) or have provided adequate reserves for any such Taxes in the financial statements of Washington Mutual in accordance with GAAP, whether or not shown as being due on any of the Tax Returns referred to in clause (i)(A), except for such Taxes as, individually or in the aggregate, could not reasonably be expected to be material to Washington Mutual and its Subsidiaries. (ii) As of the date hereof, Washington Mutual has no reason to believe that any conditions exist that could reasonably be expected to prevent or impede the Merger from qualifying as a reorganization within the meaning of
Section 368 of the Code.

  (n) Books and Records. The books and records of Washington Mutual and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of Washington Mutual and its Subsidiaries.

  (o) Disclosure. The representations and warranties contained in this Section
5.04 as modified by Washington Mutual's Disclosure Schedule do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements and information contained in Section 5.04 not misleading.

                                  ARTICLE VI

                                   COVENANTS

  6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Washington Mutual and Ahmanson agrees to use its respective reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end. Ahmanson understands that Washington Mutual has the current intention of merging Ahmanson FSB with and into Washington Mutual Subsidiary Depositary Institution, and Ahmanson agrees to take such steps prior to the Effective Time as reasonably requested by Washington Mutual to effect such merger as soon as practicable after the Effective Time.

  6.02 Stockholder Approval. Each of Washington Mutual and Ahmanson agrees to take in accordance with applicable law and its respective articles or certificate of incorporation and by-laws all action necessary to convene a meeting of its respective stockholders to consider and vote upon (i) in the case of Washington Mutual, the approval of the issuance of shares of Washington Mutual Stock as contemplated by this Agreement and any other matter required to be approved by Washington Mutual's shareholders for consummation of the Merger (including any adjournment or postponement, the "Washington Mutual Meeting") and, (ii) in the case of Ahmanson, the approval and adoption of this Agreement and any other matters required to be approved by Ahmanson's stockholders for consummation of the Merger (including any adjournment or postponement, the "Ahmanson Meeting"), in each case as promptly as practicable after the Registration Statement is declared effective. The Washington Mutual Board shall recommend such approval, and Washington Mutual shall take all reasonable, lawful action to solicit such approval by its shareholders; subject to Section 6.06, the Ahmanson Board shall recommend such approval, and Ahmanson shall take all reasonable, lawful action to solicit such approval by its stockholders.

  6.03 Registration Statement and Joint Proxy Statement. (a) Washington Mutual agrees to prepare a registration statement on Form S-4 or other applicable form (the "Registration Statement") to be filed by Washington Mutual with the SEC in connection with the issuance of Washington Mutual Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of Washington Mutual and Ahmanson constituting a part thereof (the "Joint Proxy Statement") and all related documents). Ahmanson agrees to cooperate, and to cause its Subsidiaries to cooperate, with Washington Mutual, its counsel and its accountants, in the preparation of the Registration Statement and the Joint Proxy Statement; and provided that Ahmanson and its Subsidiaries have cooperated as required above, Washington Mutual agrees to file the Joint Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable, and to file the Registration Statement with the SEC as soon as reasonably practicable after any SEC comments with respect to the preliminary Joint Proxy Statement are resolved. Each of Washington Mutual and Ahmanson agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Washington Mutual also agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Ahmanson agrees to furnish to Washington Mutual all information concerning Ahmanson, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

  (b) Each of Washington Mutual and Ahmanson agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Washington Mutual Meeting or the Ahmanson Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading. Each of Washington Mutual and Ahmanson further agrees that if it shall become aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Joint Proxy Statement or the Registration Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Joint Proxy Statement or the Registration Statement.

  (c) Washington Mutual agrees to advise Ahmanson, promptly after Washington Mutual receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Washington Mutual Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

  6.04 Press Releases. Washington Mutual and Ahmanson shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public statement as may upon the advice of outside counsel be required by law or the rules and regulations of the NYSE (in the case of Ahmanson) or Nasdaq (in the case of Washington Mutual). Without limiting the reach of the preceding sentence, Washington Mutual and Ahmanson shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other party. In addition, Ahmanson and its Subsidiaries shall (a) consult with Washington Mutual regarding communications with customers, stockholders, prospective investors and employees related to the transactions contemplated hereby and (b) provide Washington Mutual with stockholder lists of Ahmanson.

  6.05 Access; Information. (a) Each of Washington Mutual and Ahmanson agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party, and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

  (b) Each of Washington Mutual and Ahmanson shall hold all information furnished by the other party or any of such party's Subsidiaries or representatives pursuant to this Section 6.05 in confidence to the extent required by, and in accordance with, the provisions of the letter, dated March 5, 1998, between Washington Mutual and Ahmanson (the "Confidentiality Letter"). No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

  6.06 Acquisition Proposals. Ahmanson agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any Person relating to, any Acquisition Proposal or waive any provision of or amend the terms of the Ahmanson Rights Agreement in respect of an Acquisition Proposal; provided, however, that, at any time prior to the time its stockholders shall have voted to approve this Agreement, Ahmanson may, and may authorize and permit its officers, directors, employees, representatives or agents to, provide third parties with nonpublic information, otherwise facilitate any effort or attempt by any third party to make or implement an Acquisition Proposal, recommend or endorse any Acquisition Proposal with or by any third party, and participate in discussions and negotiations with any third party relating to any Acquisition Proposal, if the Ahmanson Board determines in good faith upon the written advice of outside counsel that such action is legally necessary for it to act in a manner consistent with its fiduciary duties under applicable law; and prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, the Ahmanson Board notifies Washington Mutual immediately of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with Ahmanson or any Subsidiary thereof. Ahmanson shall not furnish any nonpublic information to any other Person pursuant to this Section 6.06 except pursuant to the terms of a confidentiality agreement containing terms substantially identical to the terms contained in the Confidentiality Letter. Ahmanson shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any Persons other than Washington Mutual with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Ahmanson shall promptly (within 24 hours) advise Washington Mutual following the receipt by Ahmanson of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise Washington Mutual of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof.

  6.07 Affiliate Agreements. (a) Not later than the 15th day prior to the mailing of the Joint Proxy Statement, (i) Washington Mutual shall deliver to Ahmanson a schedule of each Person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Washington Mutual Meeting or if there is no Washington Mutual Meeting, the Ahmanson Meeting, deemed to be an "affiliate" of Washington Mutual (each, a "Washington Mutual Affiliate"), as that term is used in SEC Accounting Series Releases 130 and 135; and
(ii) Ahmanson shall deliver to Washington Mutual a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Ahmanson Meeting, deemed to be an "affiliate" of Ahmanson (each, an "Ahmanson Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

    (b) Each of Washington Mutual and Ahmanson shall use its respective reasonable best efforts to cause each Person who may be deemed to be a Washington Mutual Affiliate or a Ahmanson Affiliate to execute and deliver to Washington Mutual and Ahmanson on or before the date of mailing of the Joint Proxy Statement an agreement in substantially the form attached hereto as Exhibit B or Exhibit C, respectively.

  6.08 Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

  6.09 Nasdaq Listing. Washington Mutual agrees to use its reasonable best efforts to list, prior to the Effective Time, on Nasdaq, subject to official notice of issuance, the shares of Washington Mutual Common Stock to be issued in the Merger and the Washington Mutual Depositary Shares.

  6.10 Regulatory Applications. (a) Washington Mutual and Ahmanson and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare as promptly as possible all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement and Washington Mutual shall make all necessary regulatory filings as soon as practicable and shall use its best efforts to make such filings no later than 30 days of the date hereof. Each of Washington Mutual and Ahmanson shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party appraised of the status of material matters relating to completion of the transactions contemplated hereby.

    (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries with or to any third party or Governmental Authority.

  6.11 Indemnification. (a) Following the Effective Time, Washington Mutual shall indemnify, defend and hold harmless the present directors and officers of Ahmanson and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") as incurred, in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that Ahmanson and its Subsidiaries are permitted to indemnify (and advance expenses to) their respective directors and officers under the laws of their respective jurisdictions of incorporation, their respective charters, their respective by-laws and any agreements entered into between Ahmanson or any of its Subsidiaries and such directors and officers.

    (b) For a period of six years from the Effective Time, Washington Mutual shall use its reasonable best efforts to provide director's and officer's liability insurance that serves to reimburse the present and former officers and directors of Ahmanson or any of its Subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by Ahmanson; provided, however, that in no event shall Washington Mutual be required to expend more than 250% of the Previously Disclosed current amount expended by Ahmanson (the "Insurance Amount") to maintain or procure such directors and officers insurance coverage; provided, further, that if Washington Mutual is unable to maintain or obtain the insurance called for by this Section 6.11(b), Washington Mutual shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of Ahmanson or any Subsidiary may be required to make application and provide customary representations and warranties to Washington Mutual's insurance carrier for the purpose of obtaining such insurance.

  (c) Any Indemnified Party wishing to claim indemnification under Section 6.11(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Washington Mutual thereof; provided that the failure so to notify shall not affect the obligations of Washington Mutual under Section 6.11(a) unless and to the extent that Washington Mutual is actually and materially prejudiced as a result of such failure.

  (d) If Washington Mutual or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, Washington Mutual shall cause proper provision to be made so that the successors and assigns of Washington Mutual shall assume the obligations set forth in this Section 6.11.

  (e) The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

  6.12 Benefit Plan; Retention Bonuses. (a) Washington Mutual shall, from and after the Effective Time, (i) comply with the Ahmanson Compensation and Benefit Plans in accordance with their terms, (ii) provide former employees of Ahmanson who remain as employees of Washington Mutual with employee benefit plans no less favorable in the aggregate than those provided to similarly situated employees of Washington Mutual, (iii) provide employees of Ahmanson who remain as employees of Washington Mutual credit for years of service with Ahmanson or any of its Subsidiaries prior to the Effective Time for the purpose of eligibility and vesting, (iv) provide employees of Ahmanson who are terminated after the Effective Time with health and dental benefits until the earlier of (A) six months after the end of the applicable severance pay period and (B) such time as the relevant employee obtains health and dental benefits under another employer-sponsored plan and (v) cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under comparable Ahmanson Compensation and Benefit Plans) and eligibility waiting periods under group health plans of Washington Mutual to be waived with respect to former employees of Ahmanson who remain as employees of Washington Mutual (and their eligible dependents) and who become participants in such group health plans under all Ahmanson Compensation and Benefit Plans. Nothing in this Section 6.12 shall be interpreted as preventing Washington Mutual or its Subsidiaries from amending, modifying or terminating any Ahmanson Compensation and Benefit Plans, or other contracts, arrangements, commitments or understandings, in a manner consistent with their terms and applicable law.

  (b) Notwithstanding anything to the contrary herein, prior to the Effective Time, Ahmanson may agree to pay up to $15,000,000 as bonuses, to be allocated among employees of Ahmanson below the rank of first vice president; provided, however, that Ahmanson may agree to pay up to $500,000 of such $15,000,000 to employees as bonuses for their work in connection with the acquisition of Coast Savings Financial, Inc. The allocation, and all other terms and conditions, of all such payments shall be determined by Ahmanson in its sole discretion, provided that no such payment shall be made to any employee whose employment is terminated for cause. Such bonuses shall be payable on the earlier of the first anniversary of the Effective Time to eligible employees still employed by the Surviving Corporation on such date and the date the employment of the eligible employee is terminated by Ahmanson or the Surviving Corporation.

  (c) Notwithstanding anything to the contrary herein, prior to the Effective Time, Ahmanson may adopt a severance plan (the "Special Severance Plan") which provides for payments to persons who are employees of Ahmanson or any of its Subsidiaries (but who are not of a type compensated primarily by commission, including loan and multi-family loan consultants) on the date hereof ("Special Severance Employees") of two weeks severance pay for each year of service with Ahmanson or any of its Subsidiaries for (i) a minimum of 6 months and a maximum of 18 months severance pay for employees of grades 48 to 58 on the date hereof and (ii) a minimum of 3 months and a maximum of 12 months of severance pay for employees of grade 47 or below on the date hereof (the "Special Severance Payments"). Special Severance Payments shall become due and payable within five business days after (x) the termination of employment of a Special Severance Employee without cause by the Surviving Corporation at any time prior to the one year anniversary of the Effective Time or (y) the voluntary termination of a Special Severance Employee's employment with the Surviving Corporation for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, with respect to a Special Severance Employee, (i) the Surviving Corporation changes such employee's duties, which new duties, taken as a whole, are not within the employee's scope of knowledge and experience as of the Effective Time, (ii) any reduction of such employee's base salary plus target incentive compensation, provided that in the case of incentive compensation for which a "target" is not defined, such as sales commissions, the pay opportunity of the incentive component shall be the average incentive compensation of employees in the same job classification, and provided further, that changes in the allocation of such employee's compensation between salary and incentive compensation, and changes to the criteria or method for determining incentive compensation amounts actually earned, shall not constitute "Good Reason" for such employee's resignation, or (iii) if (x) such employee's work location on the date hereof and on the Effective Time is Ahmanson's Irwindale "campus" and the Surviving Corporation designates a new work location for such employee which is greater than 35 air miles from such employee's primary residence on the date hereof set forth in Ahmanson's records or (y) the Surviving Corporation designates a new work location for such employee which is greater than 40 air miles from such employee's work location prior to the Effective Time; provided, however, that notwithstanding the foregoing, "Good Reason" shall exist only if the Surviving Corporation shall fail to cure any event set forth in clause (i), (ii) or (iii) giving rise to the Good Reason within 15 days after its receipt of a written demand for cure specifying the circumstances constituting "Good Reason"; provided further, that such employee shall be treated as having resigned for "Good Reason" only if the effective date of his or her resignation is within 60 days after the effective date of the circumstance constituting "Good Reason". Notwithstanding anything to the contrary herein, prior to the Effective Time, Washington Mutual and Ahmanson shall mutually agree upon a "stay bonus" for the top 10 Ahmanson executives.

  (d) Ahmanson agrees to amend its 401(k) plan prior to the Effective Time and effective immediately prior to the Effective Time so that participant loans are no longer available, and may amend its 401(k) plan to allow partial repayment of existing loans thereunder.

  6.13 Accountants' Letters. Each of Washington Mutual and Ahmanson shall use its respective reasonable best efforts to cause to be delivered to the other party a letter of Deloitte & Touche LLP and KPMG Peat Marwick LLP, respectively, independent auditors, dated (i) the date on which the Registration Statement shall become effective and (ii) a date shortly prior to the Effective Time, and addressed to such other party, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

  6.14 Notification of Certain Matters. Each of Washington Mutual and Ahmanson shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

  6.15 Officers and Directors. Washington Mutual agrees to cause to be elected or appointed as directors of Washington Mutual at the Effective Time three directors of Ahmanson at the Effective Time, such directors to be selected mutually by Washington Mutual and Ahmanson.

  6.16 Financial Statements. Washington Mutual shall file as promptly as practicable, and in any event within 30 days after the end of the first full calendar month following the Effective Time, financial statements containing at least 30 days of combined operations in form and substance sufficient to enable Ahmanson Affiliates to sell Washington Mutual Stock within the requirements of Accounting Series Releases 130 and 135 and Staffing Accounting Bulletin 65.

  6.17 Management Consultation Meetings and Distribution of Information. From the date of this Agreement until the Effective Time, senior management responsible for the integration of Washington Mutual and Ahmanson shall confer on a regular basis regarding the business and operations of Ahmanson and Washington Mutual. The parties shall agree upon a mutually convenient time and place for such meetings which shall occur no less frequently than weekly unless otherwise mutually agreed. Washington Mutual and Ahmanson will mutually agree on communications to be made and information to be distributed to employees of Washington Mutual and Ahmanson concerning the matters contemplated by this Agreement, including transition matters and the business of the Surviving Corporation.

  6.18 Year 2000 Plan. Except as required by any Governmental Authority, Ahmanson shall not make any material change in the Year 2000 Plan that would have an adverse impact on the conversion plans relating to integration of Ahmanson with Washington Mutual. Ahmanson shall on a regular (but no less than monthly) basis provide Washington Mutual with reasonably detailed written updates with respect to Ahmanson's compliance with the Year 2000 Plan and any changes thereto.

  6.19 Stock Option Agreement. Ahmanson shall, on or before March 17, 1998 (but after the execution and delivery hereof), execute and deliver the Stock Option Agreement.

                                  ARTICLE VII

                   CONDITIONS TO CONSUMMATION OF THE MERGER

  7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of Washington Mutual and Ahmanson to consummate the Merger is subject to the fulfillment or written waiver by Washington Mutual and Ahmanson prior to the Effective Time of each of the following conditions:

  (a) Stockholder Approvals. This Agreement and the Merger shall have been duly adopted by the requisite votes of the stockholders of Ahmanson and the issuance of shares of Washington Mutual Stock as contemplated by this Agreement shall have been duly approved by the shareholders of Washington Mutual.

  (b) Regulatory Approvals. Any consents, waivers, clearances, approvals and authorizations of Governmental Authorities that are necessary to permit consummation of the Merger shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

  (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Merger. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits or makes illegal the consummation of the Merger.

  (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.

  (e) Listing. The shares of Washington Mutual Stock to be issued in the Merger and the Washington Mutual Depositary Shares shall have been approved for listing on the Nasdaq, subject to official notice of issuance.

  (f)Pooling-of-Interests. Each of Washington Mutual and Ahmanson shall have received a letter from Washington Mutual's independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory to Washington Mutual and Ahmanson, respectively, to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

  7.02 Conditions to Obligation of Ahmanson. The obligation of Ahmanson to consummate the Merger is also subject to the fulfillment or written waiver by Ahmanson prior to the Effective Time of each of the following conditions:

  (a) Representations and Warranties. The representations and warranties of Washington Mutual set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or a Material Adverse Effect, and provided, further, however, that, for purposes of this condition, such representations and warranties (other than the representations and warranties contained in Section 5.03(b), which shall be true and correct in all material respects) shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Washington Mutual and its Subsidiaries taken as a whole. Ahmanson shall have received a certificate signed on behalf of Washington Mutual by the Chief Executive Officer and Chief Financial Officer of Washington Mutual to the foregoing effect.

  (b) Performance of Obligations of Washington Mutual. Washington Mutual shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Ahmanson shall have received a certificate, dated the Effective Time, signed on behalf of Washington Mutual by the Chief Executive Officer and the Chief Financial Officer of Washington Mutual to such effect.

  (c) Opinion of Ahmanson's Counsel. Ahmanson shall have received an opinion of Sullivan & Cromwell, special counsel to Ahmanson, dated the Effective Time, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and that, accordingly, (i) no gain or loss will be recognized by Ahmanson as a result of the Merger and (ii) no gain or loss will be recognized by a stockholder of Ahmanson who receives shares of Washington Mutual Stock in exchange for shares of Ahmanson Stock, except with respect to cash received in lieu of fractional share interests. In rendering its opinion, such counsel may require and rely upon representations contained in letters from Ahmanson, Washington Mutual and stockholders of Ahmanson. The foregoing opinion will not apply to stockholders or persons receiving Washington Mutual Common Stock as compensation.

  (d) Accountants' Letters. Ahmanson shall have received the letters referred to in Section 6.13 from Deloitte & Touche LLP, Washington Mutual's independent auditors.

  7.03 Conditions to Obligation of Washington Mutual. The obligation of Washington Mutual to consummate the Merger is also subject to the fulfillment or written waiver by Washington Mutual prior to the Effective Time of each of the following conditions:

  (a) Representations and Warranties. The representations and warranties of Ahmanson set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or a Material Adverse Effect, and provided, further, however, that, for purposes of this condition, such representations and warranties (other than the representations and warranties contained in Section 5.03(b), which shall be true and correct in all material respects) shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Ahmanson and its Subsidiaries taken as a whole. Washington Mutual shall have received a certificate signed on behalf of Ahmanson by the Chief Executive Officer and Chief Financial Officer of Ahmanson to the foregoing effect.

  (b) Performance of Obligations of Ahmanson. Ahmanson shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Washington Mutual shall have received a certificate, dated the Effective Time, signed on behalf of Ahmanson by the Chief Executive Officer and the Chief Financial Officer of Ahmanson to such effect.

  (c) Opinion of Washington Mutual's Counsel. Washington Mutual shall have received an opinion of Foster Pepper & Shefelman PLLC, counsel to Washington Mutual, dated the Effective Time, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization within the meaning of Section 368(a)(1)(A) of the Code. In rendering its opinion, Foster Pepper & Shefelman PLLC may require and rely upon written representations from Ahmanson, Washington Mutual and stockholders of Ahmanson.

  (d) Accountants' Letters. Washington Mutual shall have received the letters referred to in Section 6.13 from KPMG Peat Marwick LLP, Ahmanson's independent auditors.

  (e) Ahmanson Rights Agreement. The rights issued pursuant to the Ahmanson Rights Agreement shall not have become nonredeemable, exercisable, distributed or triggered pursuant to the terms of such agreement.

  (f) Restriction, Term or Condition. None of the consents, waivers, clearances, approvals or authorizations referred to in Section 7.01(b) shall contain any restriction, term or condition which would reasonably be expected to, following the Effective Time, have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries taken as a whole.

                                 ARTICLE VIII

                                  TERMINATION

  8.01 Termination. This Agreement may be terminated, and the Merger may be abandoned:

  (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Washington Mutual and Ahmanson, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

  (b) Breach. At any time prior to the Effective Time, by Washington Mutual or Ahmanson, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within 30 calendar days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 calendar days after the giving of written notice to the breaching party of such breach, provided that such breach would entitle the non-breaching party not to consummate the Merger under Article VII hereof.

  (c) Delay. At any time prior to the Effective Time, by Washington Mutual or Ahmanson, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by March 31, 1999, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c), which action or inaction is in violation of its obligations under this Agreement.

  (d) No Approval. By Ahmanson or Washington Mutual, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or (ii) the stockholder approval required by Section 7.01(a) hereof is not obtained at the Washington Mutual Meeting or the Ahmanson Meeting.

    (e) Failure to Recommend, Etc. (i) At any time prior to the Ahmanson Meeting, by Washington Mutual or Ahmanson if the Ahmanson Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Washington Mutual; or (ii) by the Washington Mutual Board if a tender offer or exchange offer for 25% or more of the outstanding shares of Ahmanson Common Stock is commenced (other than by Washington Mutual) and the Ahmanson Board recommends that the stockholders of Ahmanson tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender offer or exchange offer within ten business days after the commencement thereof (which, in the case of an exchange offer, shall be the effective date of the registration statement relating to such exchange offer).

    (f) Subsequent Triggering Event. By the Board of Directors of Washington Mutual, if a Subsequent Triggering Event (as defined in the Stock Option Agreement) has occurred.

  8.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation hereunder to the other party hereto except as set forth below and except that termination will not relieve a breaching party from liability for any breach of this Agreement giving rise to such termination and except that Sections 8.02 and 9.05 shall survive any termination of this Agreement.

    (a) If this Agreement is terminated by Washington Mutual pursuant to
  Section 8.01(b), 8.01(d)(ii) (but only if Ahmanson stockholders have failed to approve the Merger) or 8.01(e), or by Ahmanson pursuant to Section 8.01(b), then the other party shall, at the written request of the terminating party, reimburse the terminating party for its documented, reasonable out-of-pocket expenses (including fees and expenses of legal, financial and accounting advisors), up to a maximum of $15 million in the aggregate (the "Expense Reimbursement").

    (b) If this Agreement is terminated (i) by Washington Mutual pursuant to
  Section 8.01(e), (ii) by Washington Mutual or Ahmanson pursuant to Section 8.01(d)(ii) because of a failure to obtain the required approval of the stockholders of Ahmanson after an Acquisition Proposal for Ahmanson shall have been publicly disclosed, or any Person shall have publicly disclosed an intention (whether or not conditional) to make an Acquisition Proposal, or (iii) by Washington Mutual pursuant to Section 8.01(b) if the breach by Ahmanson giving rise to such termination was willful and, at or prior to such termination, an Acquisition Proposal shall have been made known to Ahmanson or any of its Subsidiaries or shall have been publicly disclosed to Ahmanson's stockholders, or any Person shall have made known to Ahmanson or any of its Subsidiaries or otherwise publicly disclosed an intention (whether or not conditional) to make an Acquisition Proposal, and regardless of whether such Acquisition Proposal shall have been rejected by Ahmanson or withdrawn prior to the time of such termination, then in any such case Ahmanson shall pay to Washington Mutual a termination fee of $85 million (the "Initial Termination Fee"). In addition, if, within 18 months after any such termination described in the preceding sentence that gave rise to an obligation to pay the Initial Termination Fee, Ahmanson enters into a definitive agreement with respect to, or consummates a transaction contemplated, in any Acquisition Proposal with any Person, Ahmanson shall pay to Washington Mutual an additional termination fee equal to $190 million (the "Subsequent Termination Fee" and together with the Initial Termination Fee, the "Termination Fee"). Notwithstanding the foregoing, Washington Mutual shall not be entitled to either the Initial Termination Fee or the Subsequent Termination Fee if Washington Mutual has exercised all or any part of the Option (as defined in the Stock Option Agreement).

    (c) Any Termination Fee or Expense Reimbursement that becomes payable pursuant to Section 8.02(a) and/or 8.02(b) shall be paid promptly following the receipt of a written request for Termination Fee and/or Expense Reimbursement (including documentation supporting the Expense Reimbursement fees and expenses). Notwithstanding the foregoing, in no event shall either party be obligated to pay any Termination Fee or Expense Reimbursement if such party shall be entitled to terminate this Agreement pursuant to Section 8.01(b).

    (d) Ahmanson and Washington Mutual agree that the agreements contained in Sections 8.02(a) and 8.02(b) above are an integral part of the transactions contemplated by this Agreement, and that without such agreements Washington Mutual would not have entered into this Agreement.

                                  ARTICLE IX

                                 MISCELLANEOUS

  9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 6.11 and 6.12 and this Article IX which shall survive the Effective
Time).

  9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (a) waived by the party benefitted by the provision, or (b) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that (i) after the Ahmanson Meeting, this Agreement may not be amended if it would violate the DGCL or reduce the consideration to be received by Ahmanson stockholders in the Merger and (ii) after the Washington Mutual Meeting, this Agreement may not be amended if it would violate Washington law.

  9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

  9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law or of the DGCL or WBCA are applicable).

  9.05 Expenses. Except as provided in Section 8.02, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses and SEC fees shall be shared equally between Ahmanson and Washington Mutual.

  9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

  If to Washington Mutual, to:

    Washington Mutual, Inc.
    1201 Third Avenue
    Seattle, Washington 98101
    Attention: Marc R. Kittner
    Facsimile: (206) 554-2790

  With a copy to:

    Gibson, Dunn & Crutcher LLP
    One Montgomery Street, 31st Floor
    San Francisco, California 94104
    Attention: Todd H. Baker, Esq.
    Facsimile: (415) 986-5309
  and a copy to:

    Foster Pepper & Shefelman PLLC
    1111 Third Avenue, Suite 3400
    Seattle, Washington 98101
    Attention: Bernard Russell, Esq.
    Facsimile: (206) 447-9700

  If to Ahmanson, to:

    H. F. Ahmanson & Company
    4900 Rivergrade Road
    Irwindale, California 91706
    Attention: Madeleine Kleiner
    Facsimile: (626) 814-6750

  With a copy to:

    Sullivan & Cromwell
    444 S. Flower Street, 12th Floor
    Los Angeles, California 90071
    Attention: Alison S. Ressler
    Facsimile: (213) 683-0457

  9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement, including the Exhibits and Schedules to this Agreement, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made except for the Confidentiality Letter. Except for Sections 6.11 and 6.12, nothing in this Agreement expressed or implied is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

  9.08 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require Washington Mutual, Ahmanson or any of their respective Subsidiaries, affiliates or directors to take any action or omit to take any action which action or omission would violate applicable law (whether statutory or common law), rule or regulation.

                                     * * *

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                          WASHINGTON MUTUAL, INC.


                                          By      /s/ Fay L. Chapman
                                            -----------------------------------
                                             Name: Fay L. Chapman
                                             Title: Executive Vice President

                                          H. F. AHMANSON & COMPANY


                                          By     /s/ Bruce G. Willison
                                            -----------------------------------
                                             Name: Bruce G. Willison
                                             Title: President and Chief
                                              Operating Officer

                                                                      EXHIBIT B

                                                 , 1998

H.F. Ahmanson & Company
4900 Rivergrade Road
Irwindale, California 91706

Washington Mutual, Inc.
1201 Third Avenue
Seattle, Washington 98101

Ladies and Gentlemen:

  I have been advised that I might be considered to be an "affiliate" of Washington Mutual, Inc., a Washington corporation ("Washington Mutual"), for purposes of generally accepted accounting principles ("GAAP"), as such term relates to pooling-of-interests accounting treatment for certain business combinations under GAAP and the interpretations of the Securities and Exchange Commission (the "SEC") or its staff, including, without limitation, Section
201.01 of the SEC's Codification of Financial Reporting Policies
("Section 201.01") and the SEC's Staff Accounting Bulletin No. 65.

  Washington Mutual and H.F. Ahmanson & Company, a Delaware corporation ("Ahmanson"), have entered into an Agreement and Plan of Merger, dated as of March 16, 1998 (the "Merger Agreement"), pursuant to which, among other things, Ahmanson will merge with and into Washington Mutual (the "Merger"). This agreement is hereinafter referred to as this "Letter Agreement."

  A. I represent and warrant to, and agree with, Ahmanson and Washington Mutual as follows:

    1. I have read this Letter Agreement and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, pledge, transfer or otherwise dispose of shares of the common stock, no par value, of Washington Mutual ("Washington Mutual Common Stock") and/or shares of the 6% Cumulative Convertible Series G Preferred Stock of Washington Mutual (together with the Washington Mutual Common Stock, the "Washington Mutual Stock") and shares of common stock, par value $0.01 per share, of Ahmanson ("Ahmanson Common Stock") and/or 6% Cumulative Convertible Series D Preferred Stock, par value $0.01 per share, of Ahmanson (together with the Ahmanson Common Stock, the "Ahmanson Stock") to the extent I felt necessary, with my counsel or counsel for Washington Mutual.

    2. Notwithstanding any other agreements on my part in connection with Washington Mutual Stock and Ahmanson Stock, I hereby agree that I will not, without the prior written consent of Washington Mutual, pledge, sell or otherwise reduce my risk relative to any shares of Washington Mutual Stock or Ahmanson Stock during the period commencing 30 days prior to the effective date of the Merger and continuing until financial results covering at least thirty (30) days of combined operations have been published following the effective date of the Merger within the meaning of
  Section 201.01; provided, however, that this paragraph shall not prevent me from selling, transferring, or disposing of (in each case with prior written approval of Washington Mutual) such number of shares of Washington Mutual Stock or Ahmanson Stock as will not, in the reasonable judgment of accountants to Washington Mutual, interfere with or prevent the Merger from being accounted for as a "pooling-of-interests."

    3. I understand that Washington Mutual and Ahmanson may give stop transfer instructions to the transfer agents of Washington Mutual and Ahmanson, with respect to the shares of Washington Mutual Stock and the shares of Ahmanson Stock, respectively, in connection with the restrictions set forth herein.

    4. Execution of this Letter Agreement should not be construed as an admission on my part that I am an "affiliate" of Washington Mutual as described in the first paragraph of this Letter Agreement or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this Letter Agreement.

  It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated in accordance with its terms. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect when financial results covering at least thirty (30) days of combined operations following the effective date of the Merger have been published within the meaning of
Section 201.01.

  This Letter Agreement shall be binding on my heirs, legal representatives and successors.

                                          Very truly yours,

                                          _____________________________________
                                          Name:

ACCEPTED this     day of     , 1998

H.F. AHMANSON & COMPANY

By:
    --------------------------------
  Name:
        ----------------------------
  Title:
         ---------------------------


ACCEPTED this     day of     , 1998

WASHINGTON MUTUAL, INC.

By:
    --------------------------------
  Name:
        ----------------------------
  Title:
         ---------------------------

                                                                      EXHIBIT C

                                      , 1998

Washington Mutual, Inc.
1201 Third Avenue
Seattle, Washington 98101

Gentlemen:

  I have been advised that I might be considered to be an "affiliate" of H.F. Ahmanson & Company, a Delaware corporation ("Ahmanson"), for purposes of paragraphs (c) and (d) of Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), and for purposes of generally accepted accounting principles ("GAAP") as such term relates to pooling-of-interests accounting treatment for certain business combinations under GAAP and the interpretations of the SEC or its staff, including, without limitation, Section 201.01 of the SEC's Codification of Financial Reporting Policies ("Section 201.01") and the SEC's Staff Accounting Bulletin No. 65.

  Washington Mutual, Inc., a Washington corporation ("Washington Mutual"), and Ahmanson have entered into an Agreement and Plan of Merger, dated as of March 16, 1998 (the "Merger Agreement"), pursuant to which, among other things, Ahmanson will merge with and into Washington Mutual (the "Merger"). Upon consummation of the Merger, I will be entitled to receive shares of common stock, no par value, of Washington Mutual ("Washington Mutual Common Stock") and shares of the 6% Cumulative Convertible Series G Preferred Stock of Washington Mutual (together with the Washington Mutual Common Stock, the "Washington Mutual Stock") in exchange for my shares of common stock, par value $0.01 per share, of Ahmanson ("Ahmanson Common Stock") and shares of 6% Cumulative Convertible Series D Preferred Stock, par value $0.01 per share, of Ahmanson (together with the Ahmanson Common Stock, the "Ahmanson Stock"), respectively. This agreement is hereinafter referred to as this "Letter Agreement."

  A. I represent and warrant to, and agree with, Washington Mutual as follows;

  1. I have read this Letter Agreement and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, pledge, transfer or otherwise dispose of shares of Washington Mutual Stock and Ahmanson Stock, to the extent I felt necessary, with my counsel or counsel for Ahmanson.

  2. I have been advised that any issuance of shares of Washington Mutual Common Stock to me pursuant to the Merger will be registered with the SEC. I have also been advised, however, that, because I may be an "affiliate" of Ahmanson at the time the Merger will be submitted for a vote of the shareholders of Washington Mutual and my offer, sale, transfer or other disposition of shares of Washington Mutual Stock has not been registered under the Act, I shall not make any offer, sale, pledge, transfer or other disposition of such shares unless (i) such offer, sale, transfer or other disposition of such shares is subject to an effective registration statement and to the availability of a prospectus under the Act, (ii) a sale of such shares is make in conformity with the provisions of Rule 145(d) under the Act (and I agree to provide those representations as Washington Mutual may reasonably request in order to determine such conformity) or (iii) in an opinion of counsel, in form and substance reasonably satisfactory to Washington Mutual, some other exemption from registration is available with respect to any such proposed disposition of such shares.

  3. Notwithstanding the foregoing and any other agreements on my part in connection with Washington Mutual Stock and any other capital stock of Washington Mutual and Ahmanson Stock and any other capital stock of Ahmanson, I hereby agree that I will not, without the prior written consent of Washington Mutual, pledge, sell or otherwise reduce my risk relative to any shares of Ahmanson Stock or Washington Mutual Stock (whether received in the Merger or otherwise) during the period commencing 30 days prior to the effective date of the Merger and continuing until financial results covering at least thirty (30) days of combined operations have been published following the effective date of the Merger within the meaning of Section 201.01; provided, however, that this paragraph shall not prevent me from selling, transferring or disposing (in each case, with prior written approval of Washington Mutual) of such number of shares of Washington Mutual Stock or Ahmanson Stock as will not, in the reasonable judgment of accountants to Washington Mutual, interfere with or prevent the Merger from being accounted for as a "pooling-of-interests."

  4. Stop transfer instructions may be given to the transfer agent of Ahmanson with respect to the shares of Ahmanson Stock and to the transfer agent of Washington Mutual with respect to the shares of Washington Mutual Stock in connection with the restrictions set forth herein, and there will be placed on the certificate representing shares of Washington Mutual Stock I receive pursuant to the Merger, or any certificates delivered in substitution therefor, a legend stating in substance:

  The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement between the registered holder hereof and Washington Mutual, a copy of which agreement is on file at the principal offices of Washington Mutual. A copy of such agreement shall be provided to the holder hereof without charge upon receipt by Washington Mutual of a written request.

  5. Unless a transfer of my shares of Washington Mutual Stock is a sale made in conformity with the provisions of Rule 145(d) under the Act, or made pursuant to any effective registration statement under the Act, Washington Mutual reserves the right to put an appropriate legend on the certificates issued to my transferee.

  6. I recognize and agree that the foregoing provisions also apply to (i) my spouse, (ii) any relative of mine or my spouse occupying my home, (iii) any trust or estate in which I, my spouse or any such relative owns at least a 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporation or other organization in which I, my spouse or any such relative owns at least a 10% of any class of equity securities or of the equity interest.

  7. I further recognize that in the event I become a director or officer of Washington Mutual upon consummation of the Merger, any purchase of sale of the capital stock of Washington Mutual by me may be subject to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

  8. Execution of this letter should not be construed as an admission on my part that I am an "affiliate" of Ahmanson as described in the first paragraph of this Letter Agreement or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after that date of this Letter Agreement.

  It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated in accordance with its terms. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect and the stop transfer instructions set forth in Paragraph 4 above shall be lifted forthwith upon the later of (i) such time as financial results covering at least thirty
(30) days of combined operations following the effective date of the Merger have been published within the meaning of Section 201.01 and (ii) delivery by the undersigned to Washington Mutual of a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to Washington Mutual, or representations or other evidence reasonably satisfactory to Washington Mutual, to the effect that a transfer of my shares of Washington Mutual Stock will not violate the Act or any of the rules and regulations of the SEC thereunder. In addition, it is understood and agreed that the legend set forth in Paragraph 4 above shall be removed forthwith from the certificate or certificates representing my shares of Washington Mutual Stock if I shall have delivered to Washington Mutual a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to Washington Mutual or other representations or evidence reasonably satisfactory to Washington Mutual that a transfer of my shares of Washington Mutual Stock represented by such certificate or certificates will be a sale made in conformity with the provisions of Rule 145(d) under the Act, or made pursuant to an effective registration statement under the Act, or that such legend is not required for purposes of the Securities Act or the rules and regulation promulgated thereunder.

  This Letter Agreement shall be binding on my heirs, legal representative and successors.

                                          Very truly yours,

                                          _____________________________________

Accepted this   day
of     , 1998

WASHINGTON MUTUAL, INC.

By:
    -------------------
Name:
Title:

                                                                     APPENDIX B

                                LEHMAN BROTHERS

                                                                 March 16, 1998

Board of Directors
Washington Mutual, Inc.
1201 Third Avenue
Seattle, WA 98101

Members of the Board:

  We understand that Washington Mutual, Inc. (the "Company") and H.F. Ahmanson & Company ("Ahmanson") have entered into a definitive merger agreement pursuant to which Ahmanson will be merged with and into the Company and each share of common stock of Ahmanson will be converted into the right to receive
1.12 shares (the "Exchange Ratio") of common stock of the Company (the "Merger"). The terms and conditions of the Merger are set forth in more detail in the Agreement and Plan of Merger dated as of March 16, 1998 by and between the Company and Ahmanson (the "Merger Agreement").

  We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the Exchange Ratio to be offered by the Company to the stockholders of Ahmanson in the Merger. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Merger.

  In arriving at our opinion, we reviewed and analyzed: (1) the Merger Agreement and the specific terms of the Merger, (2) such publicly available information concerning the Company and Ahmanson that we believe to be relevant to our analysis including, without limitation, the Forms 10-K for the year ended December 31, 1996 and preliminary draft copies of Forms 10-K for the year ended December 31, 1997, quarterly reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 1997 and recent press releases for the Company and Ahmanson, (3) financial and operating information with respect to the business, operations and prospects of the Company and Ahmanson furnished to us by the Company and Ahmanson, (4) a trading history of the common stock of the Company and Ahmanson and a comparison of that trading history with those of other companies that we deemed relevant, (5) a comparison of the historical financial results and present financial condition of the Company and Ahmanson with those of other companies that we deemed relevant, (6) a comparison of the financial terms of the Merger with the financial terms of certain other recent transactions that we deemed relevant,
(7) the potential pro forma impact of the Merger on the Company, and (8) the relative contributions of the Company and Ahmanson to the combined company on a pro forma basis. In addition, we have had discussions with the management of the Company and Ahmanson concerning their respective businesses, operations, assets, liabilities, financial conditions and prospects, and the potential cost savings, operating synergies and strategic benefits expected to result from a combination of the businesses of the Company and Ahmanson, and have undertaken such other studies, analyses and investigations as we deemed appropriate.

  In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company and Ahmanson that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company and Ahmanson, upon advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective managements of the Company and of Ahmanson, as to the future financial performance of the Company and Ahmanson including, without limitation, with respect to projected cost savings and operating synergies expected to result from a combination of the businesses of the Company and Ahmanson and that the Company and Ahmanson would perform, and that the combined company will perform, substantially in accordance with such projections. Upon advice of the Company and its legal and accounting advisors, we have assumed that the Merger will qualify for pooling accounting treatment and as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and therefore as a tax-free transaction. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of Ahmanson or the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of Ahmanson or the Company. In addition, we are not experts in the evaluation of loan portfolios or allowances for loan and real estate owned losses and, upon advice of the Company, we have assumed that Ahmanson's current allowances for loan and real estate owned losses (including for off-balance sheet items) are in the aggregate adequate to cover all such losses. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

  Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be offered by the Company to the stockholders of Ahmanson in the Merger is fair to the Company.

  We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company and for Ahmanson in the past, and have received customary fees for such services. In the ordinary course of our business, we actively trade in the debt and equity securities of the Company and Ahmanson for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

  This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Merger. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger.

                                          Very truly yours,

                                          Lehman Brothers

                                            /s/ Philip R. Erlanger
                                          By___________________________________
                                            Philip R. Erlanger
                                            Managing Director

                                                                      APPENDIX C

CREDIT   FIRST                    CREDIT SUISSE FIRST BOSTON CORPORATION
SUISSE   BOSTON
                                  Eleven Madison Avenue   Telephone 212 325 2000
                                  New York, NY 10010-3629

March 16, 1998

Board of Directors
H.F. Ahmanson & Co.
4900 Rivergrade Road
Irwindale, CA 91706

Dear Members of the Board:

  You have asked us to advise you with respect to the fairness to the stockholders of H.F. Ahmanson & Co. (the "Company") from a financial point of view of the Exchange Ratio pursuant to the terms of the Merger Agreement, dated as of March 16, 1998 (the "Merger Agreement"), between the Company and Washington Mutual, Inc. (the "Acquiror"). The Merger Agreement provides for the merger (the "Merger") of the Company with the Acquiror pursuant to which each outstanding share of common stock, $0.01 par value per share, of the Company will be converted into 1.12 shares of common stock, (the "Exchange Ratio") no par value per share, of the Acquiror.

  In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company and the Acquiror, as well as the Merger Agreement. We have also reviewed certain other information, including financial forecasts, provided to us by the Company and the Acquiror, and have met with the Company's and the Acquiror's managements to discuss the business and prospects of the Company and the Acquiror.

  We have also considered certain financial and stock market data of the Company and the Acquiror, and we have compared those data with similar data for other publicly held companies in businesses similar to the Company and the Acquiror and we have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

  In connection with our review, we have not assumed any responsibility for Independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts (including the estimates of future cost savings, operating synergies and revenue enhancements expected to be achieved as a result of the Merger), we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's and the Acquiror's managements. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Acquiror, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to the actual value of the common stock of the Acquiror when issued to the Company's stockholders pursuant to the Merger or the prices at which such common stock of the Acquiror will trade subsequent to the Merger.

  We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger.

  In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of both the Company and the Acquiror for our own and such affiliate's accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

  It is understood that this letter is for the information of the Board of Directors in connection with its consideration of the Merger, does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger, and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent.

  Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the stockholders of the Company from a financial point of view.

Very truly yours,

CREDIT SUISSE FIRST BOSTON CORPORATION

  /s/ Michael E. Martin
By___________________________________
  Michael E. Martin
  Managing Director

                                                                     APPENDIX D

        THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO CERTAIN PROVISIONS
       CONTAINED HEREIN AND TO RESALE RESTRICTIONS UNDER THE SECURITIES
                            ACT OF 1933, AS AMENDED

  STOCK OPTION AGREEMENT, dated March 16, 1998, between H.F. Ahmanson & Company, a Delaware corporation ("Issuer"), and Washington Mutual, Inc., a Washington corporation ("Grantee").

                                  WITNESSETH:

  WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto immediately prior to this Stock Option Agreement (this "Agreement"); and

  WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

  1. Grant of Option.

  (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 21,796,426 fully paid and nonassessable shares of Issuer's Common Stock, par value $.01 per share ("Common Stock"), at a price of $79.86 per share (the "Option Price"); provided, however, that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

  (b) In the event that any shares of Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5 hereof) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of this Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance or such redemption, repurchase, retirement or other action, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this
Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to issue, redeem, repurchase or retire shares in breach of any provision of the Merger Agreement.

  2. Exercise of Option.

  (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within ninety days following such Subsequent Triggering Event (or such longer period as provided in Section 10), provided further, however, that if the Option cannot be exercised on any day because of any injunction, order or similar restraint issued by a court of competent jurisdiction, the period during which the Option may be exercised shall be extended so that the Option shall expire no earlier than on the tenth business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be. Each of the following shall be an "Exercise Termination Event": (i) the Effective Time (as defined in the Merger Agreement); (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; (iii) the passage of 18 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event; or (iv) delivery of a written request for payment of Termination Fees pursuant to
Section 8.02 of the Merger Agreement (provided that no such Exercise Termination Event shall be deemed to have occurred unless such Termination Fees are paid in accordance with such Section 8.02). The term "Holder" shall mean the holder or holders of the Option. Notwithstanding anything to the contrary herein, (i) the Option may not be exercised at any time when Grantee shall be in breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement such that Issuer would be entitled to terminate the Merger Agreement pursuant to Section 8.01(b) thereof and (ii) this Agreement shall automatically terminate upon the termination of the Merger Agreement pursuant to Section 8.01(b) thereof as a result of the breach by Grantee of its representations, warranties, covenants or agreements contained in the Merger Agreement.

  (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

    (i) Issuer or any of its Significant Subsidiaries, as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or a Subsidiary of Grantee. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary, (y) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of Issuer or any Issuer Subsidiary or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer; provided, however, that in no event shall any merger, consolidation, purchase or similar transaction involving only the Issuer and one or more of Issuer Subsidiaries or involving only two or more of Issuer Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement;

    (ii) (A) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or (B) the Board of Directors of Issuer shall have failed to make its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement, or
  (C) the Board of Directors of Issuer shall have publicly withdrawn or modified, or publicly announced its interest to withdraw or modify, in any manner adverse to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement.

    (iii) Any person, other than Grantee, any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity in the ordinary course of its business, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

    (iv) After any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction, the stockholder approval required by Section 7.01(a) of the Merger Agreement is not obtained at the Ahmanson Meeting;

    (v) After an overture is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction (whether such overture becomes the subject of public disclosure or not), Issuer shall have willfully breached any covenant or obligation contained in the Merger Agreement or willfully breached any representation or warranty contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date (as defined below);

    (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Office of Thrift Supervision ("OTS"), the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction; or

    (vii) Any person other than Grantee or any Grantee Subsidiary commences or publicly announces its intention to commence a tender offer or exchange offer for securities representing 10% or more of the voting power of Issuer.

  (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

    (i) The acquisition by any person of beneficial ownership of 25% or more of the then outstanding shares of Common Stock; or

    (ii) The occurrence of the Initial Triggering Event described in Section 2(b)(i) hereof, except that the percentage referred to in clause (z) thereof shall be 25%.

  (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event of which it has notice, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

  (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or the OTS or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

  (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

  (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Agreement for an Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

  (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

  "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and H.F. Ahmanson & Company and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of H.F. Ahmanson & Company and will be provided to the holder hereof without charge upon receipt by H.F. Ahmanson & Company of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of counsel, in form and substance reasonably satisfactory to Issuer; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

    (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

  3. Certain Issuer Actions. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. (S)18a and regulations promulgated thereunder and (y) in the event, under any federal or state banking law, prior approval of or notice to the Federal Reserve Board, the OTS or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board, the OTS or such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

  4. Exchange. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it or the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

  5. Adjustment of Shares. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock that would be prohibited under the terms of the Merger Agreement, or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

  6. Registration Rights. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto) delivered within six months of such Subsequent Triggering Event (or such longer period as provided in Section 10), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and thereafter to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for Issuer.

  Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than three registrations pursuant to this Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

  7. Repurchase Right.

  (a) (i) Following the occurrence of a Repurchase Event (as defined below), and following a request of the Holder delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised; and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days of such occurrence (or such longer period as provided in Section 10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated.

  The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or a substantial portion of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

  (b) The Holder or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option or any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office, this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

  (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation or through commencement of regulatory enforcement action from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

  (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any purchase, lease or other acquisition of all or a substantial portion of the assets of Issuer, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the provisos to the final sentence of Section 2(b)(i) hereof or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Common Stock, provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event.

  8. Substitute Option.

  (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

  (b) The following terms have the meanings indicated;

    (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets.

    (2) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

    (3) "Assigned Value" shall mean the Market/Offer Price, as defined in
  Section 7.

    (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

  (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which shall be applicable to the Substitute Option.

  (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute

Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

  (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option.

  In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Acquiring Corporation.

  (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

  9. Repurchase of Substitute Option.

  (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder") delivered prior to an Exercise Termination Event, the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

  (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or, in either case, the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

  (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation or through commencement of regulatory enforcement action from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation or through commencement of regulatory enforcement action from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Shares it is then so prohibited from repurchasing.

  10. Extension of Certain Periods. The 90-day or six-month period for exercise of certain rights under each of Sections 2, 6, 7 and 14 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using its reasonable best efforts to obtain such regulatory approval) and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

  11. Issuer Representations and Warranties. Issuer hereby represents and warrants to Grantee as follows:

  (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

  (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

  (c) Issuer has taken all action (including, if required, redeeming all of the Rights or amending or terminating the Ahmanson Rights Agreement) so that the entering into of this Option Agreement, the acquisition of shares of Common Stock hereunder and the other transactions contemplated hereby do not and will not result in the grant of any rights to any person under the Ahmanson Rights Agreement or enable or require the Ahmanson Rights to be exercised, distributed or triggered.

  12. Grantee Representations and Warranties. Grantee hereby represents and warrants to Issuer that:

  (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

  (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the 1933 Act.

  13. Limitation on Total Profit.

  (a) Notwithstanding anything to the contrary contained herein, in no event shall Grantee's Total Profit (as defined below in Section 13(c) hereof) exceed $275 million.

  (b) Notwithstanding anything to the contrary contained herein, the Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below in Section 13(d) hereof) of more than $275 million.

  (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to
Section 7 hereof, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares pursuant to Section 7 hereof, less (y) Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares shall be converted or exchanged) to any unaffiliated party, less (y) Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party, (v) any equivalent amount with respect to the Substitute Option, including pursuant to Section 8(e); and (vi) the amount of any Termination Fee actually received by Grantee pursuant to Section 8.02 of the Merger Agreement. For purposes of this Section 13, references to Grantee shall be deemed to include references to any affiliate of the Grantee.

  (d) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of such proposed exercise assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

  14. Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 90 days following such Subsequent Triggering Event (or such longer period as provided in Section 10); provided, however, that until the date 15 days following the date on which the Federal Reserve Board or the OTS, as applicable, approves an application by Grantee to acquire the shares of Common Stock subject to the Option (if such approval is required by law), Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one person acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single person (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board or the OTS, as applicable.

  15. Filings. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the New York Stock Exchange upon official notice of issuance and applying to the Federal Reserve Board and/or the OTS, as applicable, for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

  16. Equitable Remedies. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

  17. Validity. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as maybe permissible, without any amendment or modification hereof.

  18. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

  19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

  20. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  21. Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

  22. Entire Agreement. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions, contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

  23. Capitalized Terms. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          H.F. AHMANSON & COMPANY


                                          By:     /s/ Bruce G. Willison
                                              ----------------------------------
                                          Name: Bruce G. Willison
                                          Title:President and Chief
                                          Operating Officer

                                          WASHINGTON MUTUAL, INC.


                                          By:      /s/ Fay L. Chapman
                                              ----------------------------------
                                          Name: Fay L. Chapman
                                          Title:Executive Vice President

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 23B.08.320 of the Washington Business Corporation Act (the "Corporation Act") provides that the personal liability of directors to a corporation imposed by Section 23B.08.310 of the Corporation Act may be eliminated by the articles of incorporation of the corporation, except in the case of acts or omissions involving certain types of conduct. At Article XIII of its Restated Articles of Incorporation, the Registrant has elected to eliminate the liability of directors to the Registrant to the extent permitted by law. Thus, a director of the Registrant is not personally liable to the Registrant or its shareholders for monetary damages for conduct as a director, except for liability of the director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If Washington law is amended to authorize corporate action that further eliminates or limits the liability of directors, then the liability of Washington Mutual directors will be eliminated or limited to the fullest extent permitted by Washington law, as so amended.

  Section 23B.08.560 of the Corporation Act provides that if authorized by (i) the articles of incorporation, (ii) a bylaw adopted or ratified by the shareholders, or (iii) a resolution adopted or ratified, before or after the event, by the shareholders, a corporation will have the power to indemnify directors made party to a proceeding, or to obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations on indemnification contained in Sections 23B.08.510 through 23B.08.550 of the Corporation Act, provided that no such indemnity shall indemnify any director
(i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating
Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

  Pursuant to Article X of Washington Mutual's Restated Articles of Incorporation and Article VIII of Washington Mutual's Bylaws, Washington Mutual must, subject to certain exceptions, indemnify and defend its directors against any expense, liability or loss arising from or in connection with any actual or threatened action, suit or proceeding relating to service for or at the request of Washington Mutual, including without limitation, liability under the Securities Act. Washington Mutual is not permitted to indemnify a director from or on account of acts or omissions of such director which are finally adjudged to be intentional misconduct, or from or on account of conduct in violation of RCW 23B.08.310, or a knowing violation of the law from or on account of any transaction with respect to which it is finally adjudged that such director received a benefit in money, property or services to which he or she was not entitled. If Washington law is amended to authorize further indemnification of directors, then Washington Mutual directors shall be indemnified to the fullest extent permitted by Washington law, as so amended. Also, pursuant to Article X of Washington Mutual's Restated Articles of Incorporation and Article VIII of Washington Mutual's Bylaws, Washington Mutual may, by action of the Washington Mutual Board, provide indemnification and pay expenses to officers, employees and agents of Washington Mutual or another corporation, partnership, joint venture, trust or other enterprise with the same scope and effect as above described in relation to directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Washington Mutual pursuant to the provisions described above, Washington Mutual has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
   2.1       Agreement and Plan of Merger between the Registrant and Ahmanson, dated March 16, 1998 (incorporated by reference to Appendix A of the Joint Proxy Statement/Prospectus included in this Registration
             Statement). Registrant agrees to furnish supplementally to the
             Commission upon request a copy of any omitted schedule to the
             Agreement and Plan of Merger.

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
   3.1*      Restated Articles of Incorporation of the Registrant, as amended
             (the "Washington Mutual Articles").
   3.2*      Bylaws of the Registrant (incorporated by reference to the
             Registrant's Annual Report to the Securities and Exchange
             Commission on Form 10-K for the year ended December 31, 1995.
             (File No. 0-25188)).
   4.1*      Article II, Sections D(2), D(3), and D(4) of the Washington Mutual
             Articles, which define the rights of holders of the Series E
             Preferred Stock (filed together with Exhibit 3.1 hereto).
   4.2**     Rights Agreement, dated October 16, 1990.
   4.3**     Amendment No. 1 to the Rights Agreement, dated October 31, 1994.
   4.4**     Supplement to Rights Agreement, dated November 29, 1994.
   4.5       The Registrant agrees to furnish the Securities and Exchange
             Commission, upon request, with copies of all instruments defining rights of holders of long-term debt of the Registrant and its consolidated subsidiaries.
   5.1***    Opinion of Foster Pepper & Shefelman PLLC.
   8.1       Tax Opinion of Foster Pepper & Shefelman PLLC (filed herewith).
   8.2***    Tax Opinion of Sullivan & Cromwell.
  10.1       Stock Option Agreement between the Registrant and Ahmanson, dated
             March 16, 1998 (incorporated by reference to Appendix D of the
             Joint Proxy Statement/Prospectus included in this Registration
             Statement).
  21.1*      List of Subsidiaries of the Registrant.
  23.1***    Consent of Deloitte & Touche LLP.
  23.2***    Consent of PricewaterhouseCoopers LLP.
  23.3***    Consent of KPMG Peat Marwick LLP (for incorporation by reference of its report on the financial statements of Keystone Holdings,
             Inc.).
  23.4***    Consent of KPMG Peat Marwick LLP (for incorporation by reference of its report on the Financial Statements of Coast Savings
             Financial, Inc.).
  23.5***    Consent of KPMG Peat Marwick LLP (for incorporation by reference of its report on the Financial Statements of H. F. Ahmanson &
             Company).
  23.6       Consent of Foster Pepper & Shefelman PLLC (included in its opinions filed herewith as Exhibit 5.1 and Exhibit 8.1).
  23.7***    Consent of Lehman Brothers Inc..
  23.8       Consent of Credit Suisse First Boston Corporation (filed
             herewith).
  23.9       Consent of Sullivan & Cromwell (included in its opinion as Exhibit
             8.2).
  24.1       Powers of Attorney (included on the signature page of this
             Registration Statement).
  99.1***    Form of Washington Mutual Proxy Card (Common).
  99.2***    Form of Washington Mutual Proxy Card (Preferred).
  99.3       Form of Ahmanson Proxy Card (filed herewith).

---------------------
* Incorporated by reference to the Registrant's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 1997, as Amended April 1, 1998 (File No. 0-25188).
** Incorporated by reference to the Registrant's Current Report on Form 8-K dated November 29, 1994 (File No. 0-25188).

*** Previously filed.

ITEM 22. UNDERTAKINGS

  The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on July 24, 1998.

                                          Washington Mutual, Inc.

                                          By:        /s/ Fay L. Chapman
                                             __________________________________
                                                      Fay L. Chapman
                                              Title: Executive Vice President
                                                    and General Counsel

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on the 24th day of July, 1998.

                  *                                         *
_____________________________________     _____________________________________
         Kerry K. Killinger                       William A. Longbrake
    Chairman, President and Chief          Executive Vice President and Chief
     Executive Officer; Director              Financial Officer (Principal
    (Principal Executive Officer)                  Financial Officer)

                                                            *
                                          _____________________________________
                                                     Richard M. Levy
                                          Senior Vice President and Controller
                                             (Principal Accounting Officer)

                  *                                         *
_____________________________________     _____________________________________
         Douglas P. Beighle                       William P. Gerberding
              Director                                  Director

                  *                                         *
_____________________________________     _____________________________________
           David Bonderman                       Enrique Hernandez, Jr.
              Director                                  Director

                  *                                         *
_____________________________________     _____________________________________
         J. Taylor Crandall                      Dr. Samuel B. McKinney
              Director                                  Director

                  *                                         *
_____________________________________     _____________________________________
           Roger H. Eigsti                          Michael K. Murphy
              Director                                  Director

                  *                                         *
_____________________________________     _____________________________________
            John W. Ellis                         William G. Reed, Jr.
              Director                                  Director

                  *                                         *
_____________________________________     _____________________________________
           Anne V. Farrell                           James H. Stever
              Director                                  Director

                  *                                         *
_____________________________________     _____________________________________
          Stephen E. Frank                         Willis B. Wood, Jr.
              Director                                  Director

*By:       /s/ Fay L. Chapman
    _________________________________
             Fay L. Chapman
            Attorney-in-Fact

                                  EXHIBIT INDEX

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
   2.1       Agreement and Plan of Merger between the Registrant and Ahmanson, dated March 16, 1998. (incorporated by reference to Appendix A of the Joint Proxy Statement/Prospectus included in this Registration
             Statement.) Registrant agrees to furnish supplementally to the
             Commission upon request a copy of any omitted schedule.
   3.1*      Restated Articles of Incorporation of the Registrant, as amended
             (the "Washington Mutual Articles").
   3.2*      Bylaws of the Registrant (incorporated by reference to the
             Registrant's Annual Report to the Securities and Exchange
             Commission on Form 10-K for the year ended December 31, 1995.
             (File No. 0-25188)).
   4.1*      Article II, Sections D(2), D(3), and D(4) of the Washington Mutual
             Articles, which define the rights of holders of the Series E
             Preferred Stock (filed together with Exhibit 3.1 hereto).
   4.2**     Rights Agreement, dated October 16, 1990.
   4.3**     Amendment No. 1 to the Rights Agreement, dated October 31, 1994.
   4.4**     Supplement to Rights Agreement, dated November 29, 1994.
   4.5       The Registrant agrees to furnish the Securities and Exchange
             Commission, upon request, with copies of all instruments defining rights of holders of long-term debt of the Registrant and its consolidated subsidiaries.
   5.1***    Opinion of Foster Pepper & Shefelman PLLC.
   8.1       Tax Opinion of Foster Pepper & Shefelman PLLC (filed herewith).
   8.2***    Tax Opinion of Sullivan & Cromwell.
  10.1       Stock Option Agreement between the Registrant and Ahmanson, dated
             March 16, 1998 (incorporated by reference to Appendix D of the
             Joint Proxy Statement/Prospectus included in this Registration
             Statement).
  21.1*      List of Subsidiaries of the Registrant.
  23.1***    Consent of Deloitte & Touche LLP.
  23.2***    Consent of PricewaterhouseCoopers LLP.
  23.3***    Consent of KPMG Peat Marwick LLP (for incorporation by reference of its report on the financial statements of Keystone Holdings,
             Inc.).
  23.4***    Consent of KPMG Peat Marwick LLP (for incorporation by reference of its report on the Financial Statements of Coast Savings
             Financial, Inc.).
  23.5***    Consent of KPMG Peat Marwick LLP (for incorporation by reference of its report on the Financial Statements of H. F. Ahmanson &
             Company).
  23.6       Consent of Foster Pepper & Shefelman PLLC (included in its opinions filed herewith as Exhibit 5.1 and Exhibit 8.1).
  23.7***    Consent of Lehman Brothers Inc.
  23.8       Consent of Credit Suisse First Boston Corporation (filed
             herewith).
  23.9       Consent of Sullivan & Cromwell (included in its opinion as Exhibit
             8.2).
  24.1       Powers of Attorney (included on the signature page of this
             Registration Statement).

 EXHIBIT NO.                    DESCRIPTION
 -----------                    -----------
  99.1***    Form of Washington Mutual Proxy Card (Common).
  99.2***    Form of Washington Mutual Proxy Card (Preferred).
  99.3       Form of Ahmanson Proxy Card (filed herewith).

---------------------
* Incorporated by reference to the Registrant's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 1997, as Amended April 1, 1998 (File No. 0-25188).
** Incorporated by reference to the Registrant's Current Report on Form 8-K dated November 29, 1994 (File No. 0-25188).

*** Previously filed.